                                                                     EXHIBIT 6


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                            JOINT VENTURE AGREEMENT

                           DATED AS OF JUNE 22, 1995

                                     AMONG

                              SPRINT CORPORATION,

                          SPRINT GLOBAL VENTURE, INC.,

                                 FRANCE TELECOM

                                      AND

                              DEUTSCHE TELEKOM AG


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

                               TABLE OF CONTENTS


ARTICLE 1. DEFINITIONS AND CONSTRUCTION.......................    2
     Section 1.1. Certain Definitions.........................    2
     Section 1.2. Additional Definitions......................   28
     Section 1.3. Interpretation and Construction of this
                  Agreement...................................   30

ARTICLE 2. THE JOINT VENTURE..................................   31
     Section 2.1. Purpose and Scope...........................   31
     Section 2.2. Structure of the Joint Venture..............   32

ARTICLE 3. THE GLOBAL VENTURE BOARD, THE GLOBAL VENTURE
           COMMITTEE AND THE GLOBAL VENTURE OFFICE............   33
     Section 3.1. Composition and Responsibilities of the
                  Global Venture Board........................   33
     Section 3.2. Responsibility for Global and Regional
                  Functions...................................   36
     Section 3.3. Global Staff................................   36
     Section 3.4. Delegation of Authority by the Global
                  Venture Board...............................   36
     Section 3.5. Formation of Regional Networks..............   36
     Section 3.6. Composition and Responsibilities of the
                  Global Venture Committee....................   37
     Section 3.7. Composition and Responsibilities of the
                  Global Venture Office.......................   38
     Section 3.8. Senior Strategic Planning Officer...........   38
     Section 3.9. Expenses of Global Venture Board, Global
                  Venture Committee and Global Venture
                  Office, Etc.................................   38
     Section 3.10 General Governance Provisions...............   38

ARTICLE 4. THE ROW GROUP......................................   39
     Section 4.1. Purpose and Scope of the ROW Group..........   39
     Section 4.2. Formation of the ROW Parent Entity..........   40
     Section 4.3. Composition of the ROW Board................   41
     Section 4.4. Actions Requiring Unanimous Vote............   41
     Section 4.5. ROW Officers................................   43
     Section 4.6. Other ROW Entities..........................   43

ARTICLE 5. THE ROE GROUP......................................   44
     Section 5.1. Purpose and Scope of the ROE Group..........   44
     Section 5.2. Formation of the ROE Parent Entity..........   45
     Section 5.3. Composition of the ROE Board................   45
     Section 5.4. Actions Requiring Unanimous Vote............   46
     Section 5.5. ROE Officers................................   47
     Section 5.6. Other ROE Entities..........................   48

ARTICLE 6. THE GLOBAL BACKBONE NETWORK........................   48
     Section 6.1. Purpose and Scope of the GBN Group..........   48
     Section 6.2. Formation of the GBN Parent Entity..........   49
     Section 6.3. Composition of the GBN Board................   50
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     Section 6.4. Actions Requiring Unanimous Vote............   50
     Section 6.5. GBN Officers................................   52
     Section 6.6. Other GBN Entities..........................   52

ARTICLE 7. GOVERNANCE PROVISIONS..............................   53
     Section 7.1. Meetings; Quorum; Notice....................   53
     Section 7.2. Removal; Resignation; Vacancies.............   55
     Section 7.3. No Remuneration.............................   55

ARTICLE 8. SPECIAL MATTERS, PLAN ACTIONS AND DEADLOCKS........   56
     Section 8.1. GBN Special Matters.........................   56
     Section 8.2. NAFTA Plan Actions..........................   57
     Section 8.3. ROE Plan Actions............................   60
     Section 8.4. Closing of Purchase of Project..............   63
     Section 8.5. Deadlocks...................................   65
     Section 8.6. No Impasse Period...........................   70

ARTICLE 9. HOME COUNTRY ACTIVITIES............................   71
     Section 9.1. General.....................................   71
     Section 9.2. Conformity to Venture Policies..............   71

ARTICLE 10. OTHER ACTIVITIES BY THE PARTIES AND THE JOINT
            VENTURE...........................................   71
     Section 10.1. In General.................................   71
     Section 10.2. Non-Competition Obligations................   71
     Section 10.3. National Operations; Public
                   Telephone Operators........................   73
     Section 10.4  Non-Competition Exceptions.................   75
     Section 10.5  Review of Excluded Businesses..............   80
     Section 10.6  Passive Sales; Customer Preferences, Etc...   81
     Section 10.7  Home Country Activities....................   82

ARTICLE 11. CONTRIBUTIONS TO JV ENTITIES; ASSUMED
            LIABILITIES.......................................   82
     Section 11.1. Initial Capital Contributions; Assumed
                   Liabilities................................   82
     Section 11.2. Contributions of Venture Interests to
                   Sprint Sub and Atlas.......................   83
     Section 11.3. Additional Capital of the Venture..........   83
     Section 11.4  Failure to Make Additional Capital
                   Contributions..............................   84

ARTICLE 12. CLOSING...........................................   86
     Section 12.1. Closing....................................   86
     Section 12.2. Termination Prior to Closing...............   87

ARTICLE 13. CONDITIONS TO CLOSING.............................   88
     Section 13.1. Conditions to Each Party's Obligations.....   88
     Section 13.2. Conditions to the Obligations of Sprint
                   and Sprint Sub.............................   92
     Section 13.3. Conditions to the Obligations of FT and
                   DT.........................................   93

 ARTICLE 14. REPRESENTATIONS AND WARRANTIES...................   94
     Section 14.1. Representations and Warranties of Sprint
                   and Sprint Sub.............................   94
     Section 14.2. Representations and Warranties of FT.......   96

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     Section 14.3. Representations and Warranties of DT.......  100
     Section 14.4. Representations and Warranties of FT and
                   DT With Respect To Atlas...................  103
     Section 14.5. Affiliates.................................  105

ARTICLE 15. COVENANTS.........................................  105
     Section 15.1. Conduct of Business........................  105
     Section 15.2. Cooperation; Compliance with Laws..........  106
     Section 15.3. Access.....................................  106
     Section 15.4. Financial Information......................  107
     Section 15.5. Books and Records..........................  107
     Section 15.6. No Solicitation............................  107
     Section 15.7. Further Assurances.........................  108
     Section 15.8. JV Entity Default..........................  108
     Section 15.9. Indemnification............................  108
     Section 15.10. Claims on Behalf of JV Entities...........  112
     Section 15.11. Sales by FT or DT to a Major
                    Competitor of Sprint......................  112
     Section 15.12. Covenants of FT and DT Regarding
                    Atlas.....................................  113
     Section 15.13. Covenants of Sprint, FT and DT
                    Regarding Ownership of Venture
                    Interests.................................  116
     Section 15.14. Commitment of Sprint, FT and DT to
                    the Joint Venture.........................  117
     Section 15.15. Effect of Applicable Law..................  118
     Section 15.16. Ownership of Equity Interests in
                    Sprint, FT and DT.........................  118
     Section 15.17. Employee Matters Agreement................  118
     Section 15.18. Transfer Agreements.......................  118
     Section 15.19. Intellectual Property Agreements..........  118
     Section 15.20. Miscellaneous Services Agreement..........  119
     Section 15.21. Equipment Housing and Facilities
                    Management Agreement......................  119
     Section 15.22. Facilities and Equipment Lease Agreement..  119
     Section 15.23. Global Backbone Network Services
                    Agreement.................................  119
     Section 15.24. Operating Entities Services Agreement.....  119
     Section 15.25. Route Management Agreement................  119
     Section 15.26. X.75 Interconnect Management Agreement....  120
     Section 15.27. GBN Shareholders Agreement................  120
     Section 15.28. ROW Shareholders Agreement................  120
     Section 15.29. ROE Shareholders Agreement................  120
     Section 15.30. Constituent Documents.....................  120
     Section 15.31. Joint Venture Confidentiality Agreement...  120
     Section 15.32. Atlas/ROE Services Agreement..............  120
     Section 15.33. Tax Matters Agreement.....................  120
     Section 15.34. Plan Action/Special Matter
                    Accounting Principles.....................  121
     Section 15.35. Governmental Approval for
                    Pre-Closing Activities....................  121
     Section 15.36. Delayed Delivery of Schedules
                    and Review Period.........................  121

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     Section 15.37. Funding Principles........................  122
     Section 15.38. Approval of Sprint Continuing Directors...  122

ARTICLE 16. CERTAIN OPERATIONAL MATTERS.......................  123
     Section 16.1. Strategic and Business Plans...............  123
     Section 16.2. Accounting Matters.........................  125
     Section 16.3. Export Control Laws........................  126
     Section 16.4. Notification of Certain Matters............  126
     Section 16.5. Currency...................................  126
     Section 16.6. Compliance with Laws.......................  127
     Section 16.7. Employees of the Joint Venture.............  127
     Section 16.8. Affiliation Procedures.....................  127

ARTICLE 17. CHANGE OF CONTROL; MAJOR COMPETITOR...............  129
     Section 17.1. Sprint Change of Control...................  129
     Section 17.2. Sprint Offer Right.........................  129
     Section 17.3. Sprint Put Right...........................  130
     Section 17.4. Sprint Transaction With Major Competitor
                   of FT/DT...................................  130
     Section 17.5. Atlas Transaction With Major Competitor
                   of Sprint..................................  131
     Section 17.6. Effect of Failure to Obtain Governmental
                   Approvals..................................  131
     Section 17.7. Closing of Purchase of Venture Interests...  131
     Section 17.8. Determination of Appraised Value...........  132

ARTICLE 18. TIE-BREAKING VOTE.................................  133
     Section 18.1. Tie-Breaking Vote..........................  133
     Section 18.2. GBN Special Matters, NAFTA Plan Actions
                   and ROE Plan Actions.......................  136

ARTICLE 19. TRANSFERS OF VENTURE INTERESTS....................  136
     Section 19.1. Transfer Prohibitions......................  136
     Section 19.2. Permitted Transfers........................  136
     Section 19.3. Transfers Subject to Right of First
                   Refusal....................................  137

ARTICLE 20. TERM AND TERMINATION; DEFAULT.....................  140
     Section 20.1. Term of JV Entities........................  140
     Section 20.2. Tie-Breaking Vote Upon Certain Defaults,
                   Etc........................................  140
     Section 20.3. Termination of Joint Venture...............  143
     Section 20.4. Termination Notice.........................  144
     Section 20.5. Termination Upon Default, Etc..............  144
     Section 20.6. Termination Upon Regulatory Action,
                   Impasse or Mutual Consent..................  147
     Section 20.7. Buy/Sell Arrangements......................  147
     Section 20.8. Closing....................................  149
      Section 20.9. Waiver of Right to Terminate..............  149
     Section 20.10. Assignment of Rights......................  149
     Section 20.11. Special Put Rights........................  150

ARTICLE 21. ARBITRATION.......................................  152
     Section 21.1. Agreement to Arbitrate.....................  152
     Section 21.2. Joinder; Intervention; Cross Claims........  154
     Section 21.3. Effect of Joinder and Intervention.........  155
     Section 21.4. Selection of Arbitrators...................  155


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     Section 21.5. Arbitration Proceedings....................  156
     Section 21.6. Decision of the Arbitrators................  157
     Section 21.7. Injunctive Relief..........................  158
     Section 21.8. Other Section 21.1 Agreements..............  158

ARTICLE 22. POST-TERMINATION PROVISIONS.......................  159
     Section 22.1. Consequences of Termination................  159
     Section 22.2. Transition Plan............................  159

ARTICLE 23. MISCELLANEOUS.....................................  159
     Section 23.1. Notices....................................  159
     Section 23.2. Applicable Law.............................  161
     Section 23.3. Severability...............................  161
     Section 23.4. Amendments.................................  162
     Section 23.5. Waiver.....................................  162
     Section 23.6. Counterparts...............................  162
     Section 23.7. Entire Agreement...........................  162
     Section 23.8. No Assignment..............................  162
     Section 23.9. Expenses...................................  162
     Section 23.10. No Third-Party Beneficiaries..............  163
     Section 23.11. Publicity.................................  163
     Section 23.12. Construction..............................  163
     Section 23.13. Disclaimer of Agency......................  163
     Section 23.14. Waiver of Immunity........................  163
     Section 23.15. Language..................................  164
     Section 23.16. Effect of Force Majeure Event.............  164
     Section 23.17. Relationship of the Parties...............  164
     Section 23.18. Interest..................................  165
     Section 23.19. Fiduciary Duties..........................  165

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                                   SCHEDULES
                                   ---------


Schedule 1.1(a)                   -   Calculation of Applicable LIBOR Rate

Schedule 1.1(b)                   -   Initially Excluded Businesses

Schedule 1.1(c)                   -   JV Services

Schedule 1.1(d)                   -   Major Competitors of Sprint For Purposes
of Sections 13.2(g) and 15.11

Schedule 1.1(e)                   -   ROE Territory

Schedule 2.1(c)                   -   Non-Exclusive Services

Schedule 3.2                      -   Allocation of Global Functions

Schedule 10.4(o)                  -   Eunetcom Customer Contracts

Schedule 11.1(a)                  -   Contributed Assets

Schedule 13.1(a)(viii)            -   Governmental Approvals Relating to Atlas

Schedule 13.2(f)(i)               -   FT Joint Venture Opinions

Schedule 13.2(f)(ii)              -   DT Joint Venture Opinions

Schedule 13.2(f)(iii)             -   Atlas Joint Venture Opinions

Schedule 13.3(f)(i)               -   Sprint Joint Venture Opinions

Schedule 13.3(f)(ii)              -   Sprint Sub Joint Venture Opinions

Schedule 14.1(c)                  -   Sprint Governmental Approvals

Schedule 14.1(e)                  -   Litigation Involving Sprint and Sprint
 Sub

Schedule 14.2(a)(iii)             -   FT Governmental Approvals

Schedule 14.2(a)(v)               -   Litigation Involving FT

Schedule 14.2(b)(ii)              -   FT Governmental Approvals Relating to
 Atlas

Schedule 14.3(a)(iii)             -   DT Governmental Approvals

Schedule 14.3(a)(v)               -   Litigation Involving DT

Schedule 14.3(b)(ii)              -   DT Governmental Approvals Relating to
 Atlas

 Schedule 14.4(c)                 -   Atlas Governmental Approvals

Schedule 14.4(e)                  -   Litigation Involving Atlas

                                    EXHIBITS
                                    --------


Exhibit 15.18                       -   Term Sheet for Master Transfer Agreement

Exhibit 15.19                       -   Term Sheets for Intellectual Property
 Agreements

Exhibit 15.20                       -   Term Sheet for Miscellaneous Services
 Agreement

Exhibit 15.21                       -   Term Sheet for Equipment Housing and
 Facilities Management Agreement

Exhibit 15.22                       -   Term Sheet for Facilities and Equipment
 Lease Agreement

Exhibit 15.23                       -   Term Sheet for Global Backbone Network
 Services Agreement

Exhibit 15.24                       -   Term Sheet for Operating Entities
 Services Agreement

Exhibit 15.25                       -   Term Sheet for Route Management
 Agreement

Exhibit 15.26                       -   Term Sheet for X.75 Interconnect
 Management Agreement

Exhibit 15.32                       -   Term Sheet for Atlas/ROE Services
 Agreement

                            JOINT VENTURE AGREEMENT
                            -----------------------


          THIS JOINT VENTURE AGREEMENT (this "Agreement"), dated as of June 22, 1995, by and among SPRINT CORPORATION, a Kansas corporation ("Sprint"), SPRINT GLOBAL VENTURE, INC., a Kansas corporation and a wholly owned subsidiary of Sprint ("Sprint Sub"), FRANCE TELECOM, an exploitant public formed under the laws of France ("FT"), and DEUTSCHE TELEKOM AG, an Aktiengesellschaft formed under the laws of Germany ("DT");


                              W I T N E S S E T H:
                              -------------------


          WHEREAS, there have been dramatic changes in the telecommunications industry;

          WHEREAS, it is anticipated that there will be further changes in the telecommunications industry in view of ongoing liberalization and deregulation;

          WHEREAS, alliances of telecommunications operators have been announced and are in the process of formation or implementation;

          WHEREAS, Sprint, FT and DT have entered into a Memorandum of Understanding dated June 14, 1994 (the "MOU"), have engaged in significant planning activities and have developed a common vision regarding the establishment of a telecommunications joint venture which is intended to be preeminent in certain market segments;

          WHEREAS, Sprint, FT and DT desire to satisfy the needs of existing and future customers throughout the world, including multinational corporations, other large users, corporate and business customers and international travelers, by providing seamless global telecommunications services;

          WHEREAS, meeting the global needs of such customers requires capabilities which are beyond the geographic coverage, know-how and resources of Sprint, FT or DT alone;

          WHEREAS, Sprint, FT and DT share a common vision of the future and of the opportunities which can be realized for their customers and themselves by their undertaking joint activity, and have prepared the Phoenix Telecom Strategic Plan, which reflects such vision;

          WHEREAS, FT and DT have agreed to form a joint venture ("Atlas") which will provide advanced telecommunications services to corporate customers and other large users;

          WHEREAS, Sprint, Sprint Sub, FT and DT wish to form the Joint Venture, to which Atlas, when formed, will also be a party, to provide telecommunications services and to pursue various telecommunications opportunities around the globe;

          WHEREAS, Sprint, FT and DT intend that the Joint Venture be preeminent in global communications, the standard against which others are measured, and that the Joint Venture provide highly competitive, functionally differentiated, global telecommunications services more cost effectively, more efficiently and more rapidly than they each could provide alone;

          WHEREAS, Sprint, FT and DT intend that the Joint Venture permit the introduction of new, sophisticated global telecommunications services effectively, efficiently and rapidly; provide a range of more comprehensive and technically advanced services; avoid unnecessary duplication of efforts; lead to improved technical solutions; create greater choices for customers; and meet customer needs more effectively;

          WHEREAS, Sprint, FT and DT intend that the Joint Venture adopt and pursue policies and strategies for the branding of JV Services that further the objectives of the Joint Venture as well as those of Sprint, FT and DT outside of the Joint Venture; and

          WHEREAS, in furtherance of the objectives set forth above, the Parties desire to enter into this Agreement and the other Operative Agreements.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the other Operative Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:


                                    ARTICLE

                          DEFINITIONS AND CONSTRUCTION

          Section Certain Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

          "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person. For purposes of this Agreement, (i) none of Sprint, FT, DT or Atlas or their respective Subsidiaries shall be deemed Affiliates of any JV Entity, (ii) Sprint and its Subsidiaries, FT and its Subsidiaries and DT and its Subsidiaries shall not be deemed Affiliates of each other, (iii) Atlas shall be deemed an Affiliate of each of FT and DT, (iv) the term "Affiliate" shall not include any Governmental Authority of

France or Germany or any Person Controlled by any such Governmental
Authority, except for FT and DT and any Person that directly, or indirectly through one or more intermediaries, is Controlled by FT or DT, and (v) any agreement herein that Atlas or any other Qualified Venture Subsidiary of FT and DT (as a Party hereunder) shall cause any of its Affiliates to take or refrain from taking any action shall not be construed as obligating Atlas (or such other Qualified Venture Subsidiary) to cause any such Affiliate which is not a Controlled Affiliate of Atlas or such Qualified Venture Subsidiary to take or refrain from taking such action.

          "Affiliated National Operation" shall mean a National Operation (i) in which a JV Entity has Invested or Participated pursuant to Section 10.3(f), (ii) which is subject to an Affiliation Agreement with the Joint Venture pursuant to
Section 10.3(e), or (iii) which is otherwise affiliated by Contract with the Joint Venture on such terms and conditions as the Global Venture Board determines causes such National Operation to be an Affiliated National Operation for purposes of this Agreement.

          "Affiliated Public Telephone Operator" shall mean a Public Telephone Operator (i) in which a JV Entity has Invested or Participated pursuant to
Section 10.3(f), (ii) which is subject to an Affiliation Agreement with the Joint Venture pursuant to Section 10.3(e), or (iii) which is otherwise affiliated by Contract with the Joint Venture on such terms and conditions as the Global Venture Board determines causes such Public Telephone Operator to be an Affiliated Public Telephone Operator for purposes of this Agreement.

          "Affiliation Agreement" shall mean, with respect to a GBN Special Matter Project, a National Operation, a Public Telephone Operator, a NAFTA Plan Action Project or an ROE Plan Action Project, an agreement entered into in accordance with Section 16.8.

          "Americas" shall mean North America, South America and Central America and the countries, territories and possessions located in the Caribbean region (other than the territories and possessions of France).

          "Answer" shall have the meaning set forth in the ICC Rules.

          "Applicable Law" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority, and (ii) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

          "Applicable LIBOR Rate" shall mean, during any period during which interest based on the Applicable LIBOR Rate is due and payable, the annual rate of interest determined in accordance with Schedule 1.1(a).

          "Approval" shall mean any consent, approval, license, permit or authorization.

          "Assumed Liabilities" shall mean the FT International Liabilities, the DT International Liabilities and the Sprint International Liabilities.

          "Atlas Joint Venture Agreement" shall mean the Joint Venture Agreement between FT and DT dated as of December 15, 1994 relating to the Atlas joint venture between FT and DT (without regard to any amendment thereto after such date unless any such amendment is permitted by Section 15.12).

          "Atlas Joint Venture Documents" shall mean the Atlas Joint Venture Agreement and the DBPT Collateral Agreements, the FT Collateral Agreements, the Statuts and the Shareholders Agreement (as such terms are defined in the Atlas Joint Venture Agreement).

          "Atlas/ROE Services Agreement" shall mean the Atlas/ROE Services Agreement to be mutually agreed to by the Parties and entered into by Atlas and the ROE Group pursuant to Section 15.32.

          "Atlas Signing Date" shall mean the date on which Atlas becomes a party to this Agreement pursuant to Section 15.12(b).

          "Atlas Transactions" shall mean the transactions contemplated by the Atlas Joint Venture Documents.

          "Bankruptcy" shall mean, with respect to any Person, (i) the commencement, under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Applicable Law of any jurisdiction, whether now or hereafter in effect, by such Person of a case or proceeding seeking (A) the entry as to such Person of an order of relief, (B) such Person's own bankruptcy, liquidation, reorganization, rehabilitation or composition or adjustment of debts, or (C) a suspension or moratorium of payments; (ii) the commencement against such Person of any case or proceeding of the type described in clause (i) of this definition which remains undismissed for a period of sixty (60) days; (iii) the appointment of a custodian, trustee, administrator or similar official under any Applicable Law described in clause (i) of this definition with respect to such Person, or the taking charge by such custodian, trustee, administrator or similar official, of all or any substantial part of the property of such Person; (iv) any adjudication that such Person is insolvent or bankrupt; (v) the entering of any order of relief in, or other order approving, any case or proceeding of the type described in clause (i) of this definition; (vi) the making by such Person of a general assignment for the benefit of its creditors; (vii) the failure by such Person to pay, or the statement by such Person that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) the calling by such Person of a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any indication by such Person, either by an act or failure to act, of its consent to, approval of or acquiescence in, any of the actions, orders or events described in the foregoing clauses of this definition; or (x) the taking of any corporate or similar action by such Person for the purpose of effecting any of the actions, orders or events described in the foregoing clauses of this definition.

          "Burdensome Condition" shall mean any requirement or condition that:
(a)(i) imposes any material limitation on the ability or right of FT, DT or Sprint or any of its Subsidiaries to hold, or requires FT, DT or Sprint or any of its Subsidiaries to dispose of, any material interest in any material portion of the assets of FT, DT or Sprint and its Subsidiaries taken as a whole, (ii) imposes any material limitation on the ability or right of FT, DT or any of its Subsidiaries to contribute to Atlas any material portion of the assets to be contributed to Atlas and its Subsidiaries taken as a whole pursuant to the Atlas Joint Venture Documents, or (iii) imposes any material limitation on the ability or right of Atlas or any of its Subsidiaries to hold, or requires Atlas or any of its Subsidiaries to dispose of, any material interest in any material portion of the assets of Atlas and its Subsidiaries taken as a whole (including the assets to be contributed to Atlas and its Subsidiaries pursuant to the Atlas Joint Venture Documents); (b)(i) imposes any material limitation on the ability or right of FT, DT or Sprint or any of its Subsidiaries to conduct any business (other than the investment contemplated by the Investment Agreement, the Transactions or the Atlas Transactions) which it or any of its Subsidiaries has publicly announced as of the date hereof an intention to conduct and which business is material in relation to FT, DT or Sprint and its Subsidiaries taken as a whole or (ii) imposes any material limitation on the ability or right of Atlas or any of its Subsidiaries to conduct any business (other than the Transactions or the Atlas Transactions) which Atlas or any of its Subsidiaries has publicly announced as of the date hereof an intention to conduct and which business is material in relation to Atlas and its Subsidiaries taken as a whole;
(c) materially limits the ability or right of FT, DT, Atlas, Sprint or Sprint Sub to acquire or hold, or requires FT, DT, Atlas, Sprint or Sprint Sub to dispose of, any material interest in the GBN Group or a Regional Operating Group; (d) materially limits the ability or right of FT, DT, Atlas, Sprint or Sprint Sub to exercise its governance rights with respect to the Joint Venture or any of the JV Entities; (e) otherwise would have a Material Adverse Effect on the Joint Venture or is materially adverse to the ability of FT, DT, Atlas, Sprint or Sprint Sub to receive the economic benefits of the Joint Venture; (f) materially and adversely affects the ability of FT, DT, Atlas, Sprint or Sprint Sub to perform its obligations under, or puts in doubt in any material respect the validity of, this Agreement, the Intellectual Property Agreements, the Global Backbone Network Services Agreement, the Operating Entities Services Agreement, the Route

Management Agreement, the Shareholders Agreements, the Tax Matters Agreement or the Master Transfer Agreement; or (g)(i) otherwise would have a Material Adverse Effect on FT, DT or Sprint and its Subsidiaries taken as a whole or (ii) otherwise would have a Material Adverse Effect on Atlas and its Subsidiaries taken as a whole (any of the foregoing, "Burdensome Condition"); provided that, subject to Section 15.2(d), if each foregoing Party so affected, directly or indirectly, by any condition or requirement (or, in the case of a Subsidiary so affected, the Parent or Parents thereof that are a Party or Parties) provides a notice to each other Party stating that such condition or requirement shall no longer be deemed a Burdensome Condition, such condition or requirement shall no longer be deemed a Burdensome Condition for any purpose under this Agreement; provided, further, that, following the Closing Date, no requirement or condition of a type described in clause (a)(ii), (a)(iii), (b)(ii) or (g)(ii) shall constitute a Burdensome Condition; and provided, further, that no Party may declare a Burdensome Condition under clause (b) if the material limitation described therein is imposed pursuant to Section 310(b) of the Communications Act due to the investment contemplated by the Investment Agreement and such material limitation would not be imposed but for the investment contemplated by the Investment Agreement.

          "Business Day" shall mean any day other than a day on which commercial banks in The City of New York, Paris, France or Frankfurt am Main, Germany are required or authorized by Applicable Law to be closed.

          "Business Plan," with respect to a Regional Operating Group, shall mean the Closing Business Plan of such group, and with respect to a Regional Operating Group and the GBN Group, each rolling three-year plan prepared annually for such group pursuant to Section 16.1(c) and approved or otherwise implemented as provided herein.

          "Certified Public Accountants" shall mean the independent public accountants selected by the Global Venture Board for the Joint Venture and the JV Entities.

          "Class A Holder Eligible Note" shall have the meaning set forth in
Article I of the Stockholders' Agreement.

          "Closing" shall mean the making of certain transfers of Transferred Assets and liabilities by the Sprint Parties and their Affiliates and the FT/DT Parties and their Affiliates to the relevant JV Entities pursuant to Section
11.1 and the consummation of those Transactions contemplated by Section 12.1(b) to be consummated simultaneously therewith on the Closing Date.

          "Closing Business Plan," with respect to a Regional Operating Group, shall mean the Business Plan of such group prepared pursuant to Section 16.1(a) and approved or otherwise implemented as provided herein.

           "Closing Date" shall mean the date on which the Closing shall occur.

           "Communications Act" shall mean the United States Communications Act of 1934.

           "Company Eligible Note" shall have the meaning set forth in Article I of the Stockholders' Agreement.

          "Competing Person" shall mean any Person which substantially competes (directly or indirectly through its Affiliates) with the JV Services (such as American Telephone & Telegraph Co., British Telecommunications plc or MCI Communications Corporation).

          "Competing Services" shall mean (a) the JV Services, (b) any services within the scope of the International Telecommunications Services Business Offered pursuant to a NAFTA Plan Action in the NAFTA Countries or an ROE Plan Action in the ROE Territory, and (c) any services substantially similar to, or substitutable for or competing with, the foregoing services, including the Restricted Services.

          "Constituent Documents" shall mean the GBN Constituent Documents, the ROW Constituent Documents and the ROE Constituent Documents.

          "Contract" shall mean any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, or other agreement, obligation, instrument or binding commitment of any nature.

          "Contributing Affiliate" shall mean any Party's Affiliate which transfers Transferred Assets to any of the JV Entities pursuant to the Operative Agreements on the Closing Date.

          "Control" (including, with its correlative meanings, "Controlled by" and "under common Control with") shall mean, with respect to any Person, any of the following: (i) ownership, directly or indirectly, by such Person of equity securities entitling it to exercise in the aggregate more than 50% (20% for purposes of the definition of "Exempt Related Party Transaction") of the voting power of the entity in question, or (ii) the possession by such Person of the power, directly or indirectly, (A) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (B) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by Contract or otherwise.

          "Controlled Affiliate" shall mean, when used with respect to a specified Person, any Affiliate which is Controlled by the Person specified.

          "Deadlock" shall mean a failure of the Global Venture Board, the Global Venture Committee, the Global Venture Office or any Governing Board to reach a decision with respect to any agenda item, after a vote has been taken, by the requisite vote of the voting representatives on the Global Venture Board, the Global Venture Committee, the Global Venture Office or such Governing Board, as the case may be.

          "Defaulting European Party" shall mean (i) FT and any Wholly Owned Subsidiary of FT holding Venture Interests as permitted by this Agreement in the case of a Funding Default or Material Non-Funding Default by, or Bankruptcy of, FT or any such Wholly Owned Subsidiary of FT or (ii) DT and any Wholly Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement in the case of a Funding Default or Material Non-Funding Default by, or Bankruptcy of, DT or any such Wholly Owned Subsidiary of DT.

          "Disputant" shall mean any Party to this Agreement or any party to one or more of the other Section 21.1 Agreements that has filed a Request for Arbitration, has been named a defendant, has been joined, or has intervened in an arbitration proceeding initiated pursuant to Article 21 hereunder.

          "Dispute" shall mean (i) any dispute, controversy or claim arising out of or relating to this Agreement, any other Operative Agreement or any other agreement entered into by the Parties, their Affiliates or the JV Entities relating to the Joint Venture or any transactions contemplated hereby or thereby which expressly provides that disputes shall be resolved as provided in Article 21 of this Agreement (each of the foregoing agreements, a "Section 21.1 Agreement"), based upon an alleged failure of a Party or any of its Affiliates or any JV Entity to perform any of its obligations under a Section 21.1 Agreement, or (ii) a disagreement described in Section 16.8(d); provided that a "Dispute" shall not include a Deadlock. For purposes of this Agreement, a disagreement as to whether any dispute, controversy or claim is a Dispute or Deadlock shall be deemed to be a "Dispute."

          "DT GBN Assets" shall mean those assets, if any, of DT and its Affiliates which the Parties identify as DT GBN Assets on or prior to the Closing Date.

          "DT GBN Liabilities" shall mean those obligations, responsibilities and liabilities, if any, of DT and its Affiliates which the Parties identify as DT GBN Liabilities on or prior to the Closing Date.

          "DT Intellectual Property Agreements" shall mean the Intellectual Property Agreements to be mutually agreed to by the

Parties and entered into by DT and its Contributing Affiliates and the GBN Group, the ROW Group and the ROE Group, respectively, pursuant to Section 15.19.

          "DT International Assets" shall mean the DT GBN Assets, the DT ROW Assets and the DT ROE Assets.

          "DT International Liabilities" shall mean the DT GBN Liabilities, the DT ROW Liabilities and the DT ROE Liabilities.

          "DT ROE Assets" shall mean those assets of DT and its Affiliates which the Parties identify as DT ROE Assets on or prior to the Closing Date.

          "DT ROE Liabilities" shall mean those obligations, responsibilities and liabilities of DT and its Affiliates which the Parties identify as DT ROE Liabilities on or prior to the Closing Date.

          "DT ROW Assets" shall mean those assets of DT and its Affiliates which the Parties identify as DT ROW Assets on or prior to the Closing Date.

          "DT ROW Liabilities" shall mean those obligations, responsibilities and liabilities of DT and its Affiliates which the Parties identify as DT ROW Liabilities on or prior to the Closing Date.

          "DT Transfer Agreements" shall mean the Transfer Agreements to be mutually agreed to by the Parties and entered into by DT and its Contributing Affiliates and the GBN Group, the ROW Group and the ROE Group, respectively, pursuant to Section 15.18.

          "Employee Matters Agreement" shall mean one or more agreements to be mutually agreed to by the Parties and entered into pursuant to Section 15.17.

          "Equipment Housing and Facilities Management Agreement" shall mean the Equipment Housing and Facilities Management Agreement to be mutually agreed to by the Parties and entered into pursuant to Section 15.21.

          "ESMR" means any commercial mobile radio service, and the resale of such service, of the type authorized under the rules for Specialized Mobile Radio Services designated under Subpart S of Part 90 of the FCC's rules or similar Applicable Laws of any other country in effect on the date hereof, including the networking, marketing, distribution, sales, customer interface and operations functions relating thereto.

          "Eunetcom" shall mean eunetcom B.V., a Dutch company jointly held by DT and FT, and the Affiliates of eunetcom B.V.

          "Event of Force Majeure" shall mean (i) an act of God or public enemy, fire, explosion, perils of the sea, lightning, earthquake, storm, flood, declared or undeclared war, revolution, insurrection, riot, act of piracy, act of terrorism, sabotage, blockade, embargo, accident, epidemic or quarantine,
(ii) action by a Governmental Authority which prevents or delays performance of such Party's obligations under the relevant Operative Agreement, or (iii) a strike, lockout or other labor unrest resulting from any cause and whether or not the demands of the employees involved are reasonable or within any Party's power to concede.

          "Excluded Business" shall mean any of the businesses and investments which are listed on Schedule 1.1(b).

          "Exempt Related Party Transaction" shall mean any transaction in which a Party or any of its Affiliates provides products or services to or obtains products or services from a JV Entity, including any transaction pursuant to an Exempt Service Contract, provided that the aggregate dollar amount involved in all such transactions between a Regional Operating Group or the GBN Group, on the one hand, and the Sprint Parties and their Affiliates or the FT/DT Parties and their Affiliates, on the other hand, during any rolling twelve-month period shall not exceed U.S. $5,000,000, and provided, further, that neither entering into an Operative Agreement nor effecting a transaction pursuant to an Operative Agreement shall be considered an Exempt Related Party Transaction.

          "Exempt Service Contract" shall mean a Contract between a JV Entity and a Party or any of its Affiliates under which such Party or any of its Affiliates provides products or services to or obtains products or services from a JV Entity and (i) relates to products or services of a type which are similar to the types of products or services covered by a Services Agreement and (ii) is consistent in all material respects with the principles set forth in such Services Agreement.

          "Existing Confidentiality Agreement" shall mean the Confidentiality Agreement dated as of February 2, 1994 among FT, DT and Sprint.

          "Exon-Florio" shall mean Section 721 of the Defense Production Act of 1950 and the rules promulgated thereunder.

          "Facilities and Equipment Lease Agreement" shall mean the Facilities and Equipment Lease Agreement to be mutually agreed to by the Parties and entered into pursuant to Section 15.22.

          "Fair Price Provisions" shall mean the Fair Price Provisions as defined in the Stockholders' Agreement.

          "FCC" shall mean the United States Federal Communications Commission.

          "Fiscal Year" shall mean the period commencing January 1 in any year and ending on December 31 in such year, except that the first Fiscal Year with respect to each GBN Entity, ROW Entity and ROE Entity shall commence on the Closing Date and end on December 31 of the year in which the Closing Date occurs.

          "France" shall mean the Republic of France and its territories and possessions.

          "FT/DT Parties" shall mean (i) FT and DT, (ii) Atlas, upon execution by Atlas of a counterpart to this Agreement as required pursuant to Section 15.12(b), (iii) any other Qualified Venture Subsidiary of the FT/DT Parties, and
(iv) any Permitted Transferee of FT, DT, Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties, upon execution by such Person of a counterpart to this Agreement to the extent required pursuant to Section 19.2.

          "FT/DT Venture Interests" shall mean the Venture Interests of the FT/DT Parties.

          "FT GBN Assets" shall mean those assets, if any, of FT and its Affiliates which the Parties identify as FT GBN Assets on or prior to the Closing Date.

          "FT GBN Liabilities" shall mean those obligations, responsibilities and liabilities, if any, of FT and its Affiliates which the Parties identify as FT GBN Liabilities on or prior to the Closing Date.

          "FT Intellectual Property Agreements" shall mean the Intellectual Property Agreements to be mutually agreed to by the Parties and entered into by FT and its Contributing Affiliates and the GBN Group, the ROW Group and the ROE Group, respectively, pursuant to Section 15.19.

          "FT International Assets" shall mean the FT GBN Assets, the FT ROW Assets and the FT ROE Assets.

          "FT International Liabilities" shall mean the FT GBN Liabilities, the FT ROW Liabilities and the FT ROE Liabilities.

          "FT Law and Decrees" shall mean (i) Loi n 90-568 du 2 juillet 1990 relative a l'organisation du service public de la poste et des telecommunications (as amended by Loi n 91-1406 du 31 decembre 1991 portant diverses dispositions d'ordre social), (ii) Decret n 90-1112 du 12 decembre 1990 portant statut de France Telecom (as amended by Decret n 95-460 du 25 avril 1995 modifiant le decret n 90-1112 du 12 decembre 1990 portant statut de France Telecom), (iii) Decret n 90-1213 du 29 decembre 1990 relatif au cahier des charges de France Telecom et au code des postes et telecommunications, and
(iv) Decret n 94-185 du 24
fevrier 1994 approuvant une modification du cahier des charges de France
Telecom.

          "FT ROE Assets" shall mean those assets of FT and its Affiliates which the Parties identify as FT ROE Assets on or prior to the Closing Date.

          "FT ROE Liabilities" shall mean those obligations, responsibilities and liabilities of FT and its Affiliates which the Parties identify as FT ROE Liabilities on or prior to the Closing Date.

          "FT ROW Assets" shall mean those assets of FT and its Affiliates which the Parties identify as FT ROW Assets on or prior to the Closing Date.

          "FT ROW Liabilities" shall mean those obligations, responsibilities and liabilities of FT and its Affiliates which the Parties identify as FT ROW Liabilities on or prior to the Closing Date.

          "FT Transfer Agreements" shall mean the Transfer Agreements to be mutually agreed to by the Parties and entered into by FT and its Contributing Affiliates and the GBN Group, the ROW Group and the ROE Group, respectively, pursuant to Section 15.18.

          "GAAP" shall mean generally accepted accounting principles applicable in the relevant country.

          "GBN Board" shall mean the Governing Board of the GBN Parent Entity.

          "GBN Business" shall mean the ownership of the assets, if any, and operation of, the Global Backbone Network.

          "GBN Constituent Documents" shall mean the charter, bylaws or such other similar documents as may be required or otherwise entered into in connection with the formation of the GBN Parent Entity and mutually agreed to by the Parties pursuant to Section 15.30.

          "GBN Entities" shall mean the GBN Parent Entity and all other JV Entities formed for the purpose of conducting the GBN Business.

          "GBN Group" shall mean the GBN Parent Entity and all other GBN
Entities.

          "GBN Parent Entity" shall mean the JV Entity to be formed in accordance with Section 6.2.

          "GBN Shareholders" shall mean the holders of shares or other equity interests in the GBN Parent Entity.

          "GBN Shareholders Agreement" shall mean each shareholders agreement, operating agreement, partnership agreement or other similar agreement which shall set forth the rights and obligations of the GBN Shareholders to be mutually agreed to by the Parties and entered into by the GBN Shareholders pursuant to Section 15.27.

          "GBN Special Matter" shall mean any action relating to the expansion of the capacity of the Global Backbone Network which requires an additional investment or capital expenditure by any GBN Entity which is not provided for in the most recently approved Business Plan of the GBN Group and which is declared to be a GBN Special Matter pursuant to Section 8.5(g)(3); provided, however, that, notwithstanding the foregoing, the term "GBN Special Matter" shall not include (1) any matter requiring unanimous approval described in clause (b),
(d), (g), (h), (i), (j) or (k) of Section 6.4, (2) any matter described in clause (c) or (e) of Section 6.4 except to the extent strictly necessary to implement a GBN Special Matter, (3) any matter described in clause (f) of
Section 6.4 except to the extent the purpose of the GBN Special Matter is to enhance or maintain the seamless nature of the telecommunications services provided by the GBN Group, or (4) any matter described in any other Operative Agreement or any other agreement relating to the Joint Venture to which any JV Entity within the GBN Group is a party which expressly provides that a "GBN Special Matter" shall not include such matter; and provided, further, that no such action shall constitute a GBN Special Matter unless the Certified Public Accountants advise the Governing Board of the GBN Parent Entity in writing on or prior to the date on which such action is declared to be a GBN Special Matter pursuant to Section 8.5(g)(3) that such action can be accounted for separately in accordance with the Plan Action/Special Matter Accounting Principles.

          "GBN Special Matter Period" shall mean the two-year period beginning on the date on which a proposed action is declared to be a GBN Special Matter pursuant to Section 8.5(g)(3).

          "Germany" shall mean the Federal Republic of Germany.

          "Global Backbone Network" shall mean the network to be agreed to by the Parties prior to the Closing. The term "Global Backbone Network" shall not include the Pan-European Network.

          "Global Backbone Network Services Agreement" shall mean the Global Backbone Network Services Agreement to be mutually agreed to by the Parties and entered into pursuant to Section 15.23.

          "Global Policies" shall mean those policies, principles and standards adopted by the Global Venture Board pursuant to Section 3.1(c)(vii).

          "Global Venture Board" shall mean the supervisory board established in accordance with Section 3.1.

          "Global Venture Committee" shall mean the committee established in accordance with Section 3.6.

          "Global Venture Office" shall mean the body established in accordance with Section 3.7.

          "Global Venture Strategic Plan" shall mean the Phoenix Telecom Strategic Plan and each subsequent rolling three-year strategic plan prepared annually for the Joint Venture in accordance with Section 16.1(b) and approved as provided herein.

          "Governing Board," with respect to any JV Entity, shall mean the governing board of such JV Entity.

          "Governmental Approval" shall mean any consent, approval, authorization, waiver, grant, concession, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Governmental Authority.

          "Governmental Authority" shall mean any federation, nation, state, sovereign or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government; provided that the term "Governmental Authority" shall not include FT, DT, Atlas or any of their respective Subsidiaries; and provided, further, that the term "Governmental Authority" shall not include any arbitration panel formed pursuant to Article 21.

          "Home Country" shall mean the United States in the case of Sprint and its Subsidiaries, France in the case of FT and its Subsidiaries (other than Atlas and its Subsidiaries), Germany in the case of DT and its Subsidiaries (other than Atlas and its Subsidiaries), and France and Germany in the case of Atlas and its Subsidiaries.

          "Home Country Opportunity" shall mean a transaction proposed to be entered into by Sprint, FT, DT, Atlas or their respective Subsidiaries pursuant to which such Person would invest in a Person primarily engaged in telecommunications services or activities in its Home Country.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          "Intellectual Property Agreements" shall mean the FT Intellectual Property Agreements, the DT Intellectual Property Agreements and the Sprint Intellectual Property Agreements.

          "International Telecommunications Services Business" shall mean the Offer of telecommunications services to or from the Home

Countries or into or out of countries other than the Home Countries. The term "International Telecommunications Services Business" shall not include Local Exchange Services, Wireless Services, Non-Telecom IT Services, National Operations or Public Telephone Operators or the Offer of telecommunications equipment.

          "Injunction" shall mean any preliminary, temporary, interim or final injunction, temporary restraining order or other court ordered legal prohibition or equitable remedy requiring or prohibiting action.

          "Invest or Participate" (including, with its correlative meanings, "Investment or Participation," "Invested or Participated" and "Investing or Participating"), as it relates to a Party or any of its Affiliates, shall mean, with respect to any other Person that Offers Competing Services or Competing LD Services, directly or indirectly through an Affiliate, (a) to acquire, as a principal, partner, shareholder, beneficial owner or in any similar capacity, any ownership interest in such Person or (b) by Contract or otherwise to manage, operate or finance such Person, or to participate in the management, operation or financing of such Person, or to act as agent, representative, consultant or in any similar capacity for such Person, or to use the name of such Person, or permit the use of the name of such Party or its Affiliate by such Person, to the extent that any of such activities described in this clause (b) are related to such Competing Services or Competing LD Services.

          "Investment Agreement" shall mean the Investment Agreement to be entered into prior to the Closing Date among Sprint, FT and DT pursuant to which FT and DT will agree to purchase shares of Class A Common Stock of Sprint representing approximately 20% of the common equity of Sprint.

          "Joint Venture" shall mean the JV Entities and the rights and obligations of the Parties and their Affiliates under the Operative Agreements.

          "Joint Venture Confidentiality Agreement" shall mean the Confidentiality Agreement to be mutually agreed to by the Parties and entered into pursuant to Section 15.31.

          "Judgment" shall mean any judgment, order, judicial decree or arbitral award.

          "JV Entity" shall mean the GBN Parent Entity, the ROW Parent Entity and the ROE Parent Entity, and each other Person formed pursuant to the terms hereof to conduct the Venture Business, it being understood that to the extent holding company structures are utilized, the holding company and each other Person it Controls shall each be deemed a JV Entity. Sprint, FT, DT and Atlas and their respective Subsidiaries shall not be deemed to be JV Entities. No GBN Special Matter Subsidiary, Sprint Plan Action Subsidiary or Atlas Plan Action Subsidiary shall be deemed to be a JV Entity, unless the outstanding equity interests in such GBN Special Matter Subsidiary, Sprint Plan Action Subsidiary or Atlas Plan Action Subsidiary are purchased pursuant to Section 8.1(b), 8.2(d) or 8.3(d), as the case may be.

          "JV Entity Shareholders" shall mean the holders of shares or other equity interests in a JV Entity.

          "JV Services" shall mean, as of any date, the services Offered within the scope of the International Telecommunications Services Business listed on
Schedule 1.1(c) hereto, and any new services Offered within the scope of the International Telecommunications Services Business which may be added from time to time by the Global Venture Board in a resolution specifically adopted for such purpose.

          "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar Applicable Law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "Local Exchange Services" shall mean the provision of subscriber connections, irrespective of the technology used in providing such subscriber connections, to a local exchange or switch providing access to the public switched telephone network; provided, however, that direct subscriber connections to switches used for long-distance communications shall not be Local Exchange Services.

          "Losses" shall mean any and all claims, losses, liabilities, damages (including fines, penalties, and criminal or civil judgments and settlements), costs (including court costs) and expenses (including reasonable attorneys' and accountants' fees).

          "Major Competitor of FT/DT" shall mean a Person which materially competes with a major portion of the telecommunications services business of FT, DT or Atlas in their respective Home Countries or in the ROE Territory or of the Joint Venture, or any Affiliate of any such Person, or a Person which has taken substantial steps to become such a competitor and which FT, DT or Atlas has reasonably concluded in its good faith judgment will be such a competitor in the near future in the respective Home Countries of FT, DT or Atlas, or any Affiliate of such Person; provided that FT, DT or Atlas furnish in writing to Sprint reasonable evidence of the occurrence of such steps. For purposes of this Agreement, neither Sprint nor any of its Affiliates shall be deemed to be a Major Competitor of FT/DT.

          "Major Competitor of Sprint" shall mean a Person which materially competes with a major portion of the telecommunications services business of Sprint in North America or of the Joint Venture, or any Affiliate of any such Person, or a Person which has taken substantial steps to become such a competitor and which Sprint has reasonably concluded in its good faith judgment will be such a competitor in the near future in its Home Country, or any Affiliate of such Person; provided that Sprint furnishes in writing to FT, DT and Atlas reasonable evidence of the occurrence of such steps; and provided, further, that for purposes of Sections 13.2(g) and 15.11, only the Persons listed on Schedule 1.1(d) and their Controlled Affiliates shall be deemed to be Major Competitors of Sprint. For purposes of this Agreement, neither FT or DT nor any of its Affiliates shall be deemed to be a Major Competitor of Sprint.

          "Major Competitor of the Joint Venture" shall mean any Person which substantially competes with the Joint Venture by Offering telecommunications services on a global basis similar in scope to the JV Services, such as WorldPartners and Concert.

          "Master Transfer Agreement" shall mean the Master Transfer Agreement to be mutually agreed to by the Parties and entered into pursuant to Section 15.18.

           "Master Transfer Agreement Term Sheet" shall mean the term sheet attached as Exhibit 15.18 to this Agreement.

          "Material Adverse Effect" shall mean, with respect to any Person, the effect of any event, occurrence, fact, condition or change that is materially adverse to the business, operations, results of operations, financial condition, assets or liabilities of such Person.

          "Material Participant" shall mean, when used with reference to the Investment or Participation of a Competing Person in another Person, a Competing Person which owns directly or indirectly through an Affiliate, or proposes to acquire directly or indirectly through an Affiliate, (i) more than 10% of the economic or voting interests in such Person, if such Person is not a Publicly Held Person, or (ii) more than 20% of the economic or voting interest in such Person, if such Person is a Publicly Held Person; provided, however, that if a Competing Person owns directly or indirectly through an Affiliate, or proposes to acquire directly or indirectly through an Affiliate, more than 10% but no more than 20% of the economic or voting interests in such Person, if such Person is a Publicly Held Person, and there exists a voting trust, voting agreement or other similar arrangement between such Competing Person and the Party or its Affiliate proposing to Invest or Participate in such Person as to the economic or voting interests of such Party or its Affiliate and such Competing Person in such Person, then such Competing Person shall be deemed to be a "Material Participant" for purposes of this Agreement.

          "Minority Rights" shall mean the rights of the holders of Class A Common Stock of Sprint contained in (i) Articles III, IV, V and VI and Section
7.8 of the Stockholders' Agreement, and (ii) ARTICLE FIFTH and the Section of ARTICLE SIXTH of the Articles of Incorporation of Sprint entitled "GENERAL PROVISIONS RELATING TO CLASS A COMMON STOCK," as to be amended or inserted pursuant to the Amendment (as defined in the Investment Agreement) on or prior to the Closing Date, or any similar rights of the holders of any series of preferred stock of Sprint issued pursuant to the Investment Agreement.

          "Miscellaneous Services Agreement" shall mean the Miscellaneous Services Agreement to be mutually agreed to by the Parties and entered into pursuant to Section 15.20.

          "NAFTA Countries" shall mean Canada and Mexico and any other country in the Americas which either (i) accedes to the North American Free Trade Agreement, or (ii) enters into agreements with the United States and each other country which is a NAFTA Country as of the date such country becomes a NAFTA Country, that in each case contains provisions establishing a free trade relationship which is substantially similar in scope and terms to the North American Free Trade Agreement. Such other country shall become a NAFTA Country as of (x) the date the North American Free Trade Agreement becomes effective with respect to such country, or (y) the date the last of the agreements referred to in clause (ii) of the preceding sentence becomes effective with respect to such country, as the case may be. The United States shall not be a NAFTA Country.

          "NAFTA Plan Action" shall mean any Plan Action of any ROW Entity to the extent relating to any of the NAFTA Countries and which is declared to be a NAFTA Plan Action pursuant to Section 8.5(g)(3); provided, however, that, notwithstanding the foregoing, the term "NAFTA Plan Action" shall not include
(1) any matter requiring unanimous approval described in clause (b), (d), (g),
(h), (i), (j), (k), (l) or (m) of Section 4.4, (2) any matter described in clause (c) or (e) of Section 4.4 except to the extent strictly necessary to implement a NAFTA Plan Action, (3) any matter described in clause (f) of Section
4.4 except to the extent the purpose of the NAFTA Plan Action is to enhance or maintain the seamless nature of the telecommunications services provided by the ROW Group in the NAFTA Countries, or (4) any matter described in any other Operative Agreement or any other agreement relating to the Joint Venture to which any JV Entity within the ROW Group is a party which expressly provides that a "NAFTA Plan Action" shall not include such matter; and provided, further, that on or prior to the date on which such Plan Action is declared to be a NAFTA Plan Action pursuant to Section 8.5(g)(3), the Certified Public Accountants shall advise the ROW Board whether or not such NAFTA Plan Action can be separately accounted for in accordance with the Plan Action/Special Matter Accounting Principles.

                                   - xviii -

          "NAFTA Plan Period" shall mean the two-year period beginning on the date on which a Plan Action relating to the NAFTA Countries is declared to be a NAFTA Plan Action pursuant to Section 8.5(g)(3).

          "National Operation" shall mean any Person or group of Persons primarily engaged in providing national long distance telecommunications services, irrespective of the technology used in providing such services (including provision of such services through the use of a nationwide trunk overlay network connecting facilities, whether owned or leased, for communications principally interconnecting Wireless Services, other than the principal national public switched voice telephony or public data networks). The term "National Operation" shall not include any Public Telephone Operator.

          "Non-Defaulting European Party" shall mean (i) FT in the case of a Funding Default or Material Non-Funding Default by, or Bankruptcy of, DT or any Wholly Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement, provided that none of FT or any Wholly Owned Subsidiary of FT holding Venture Interests as permitted by this Agreement shall have suffered a Bankruptcy or committed a Funding Default or Material Non-Funding Default which as of the date on which Sprint may exercise any rights hereunder in respect of the Defaulting European Party has not been cured in accordance with the terms hereof, and (ii) DT in the case of a Funding Default or Material Non-Funding Default by, or Bankruptcy of, FT or any Wholly Owned Subsidiary of FT holding Venture Interests as permitted by this Agreement, provided that none of DT or any Wholly Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement shall have suffered a Bankruptcy or committed a Funding Default or a Material Non-Funding Default which as of the date on which Sprint may exercise any rights hereunder in respect of the Defaulting European Party has not been cured in accordance with the terms hereof.

          "Non-Exclusive Business" shall mean (i) the Offer of any telecommunications equipment, (ii) the provision of any product or service which is provided by a Party or any of its Affiliates to the Joint Venture on a non-exclusive basis pursuant to any Operative Agreement, and (iii) the provision of any product or service by a Party or any of its Affiliates which is necessary to create, support or provide a service of the Joint Venture, including any "Service Component" as described in the Operating Entities Services Agreement, but which does not constitute a principal service of the Joint Venture.

          "Non-Telecom IT Services" shall mean services provided in connection with or related to (i) information processing, storage, retrieval and distribution systems; (ii) the full range of services provided in connection with and related to systems analysis, applications development, network operations and data center management; (iii) software development and application;

(iv) systems, hardware or application re-engineering, redesign or reorganization projects; and (v) other services designed to create, develop, refine or enhance the efficiency and functioning of information related activities. The term "Non-Telecom IT Services" shall not include any telecommunications activities such as data, voice and video transmission and reception to the extent provided in connection with any of the services described in the preceding sentence.

          "Non-Tie Breaking Party" shall mean the Sprint Parties when the FT/DT Parties have the Tie-Breaking Vote, and the FT/DT Parties when the Sprint Parties have the Tie-Breaking Vote.

          "North America" shall mean the current geographic area covered by the following countries: Canada, the United States of Mexico and the United States of America.

          "Offer" (including, with its correlative meanings, "Offering" or "Offered") shall mean, with respect to any telecommunications product or service, directly or indirectly, offering, producing, providing, selling, promoting, distributing or marketing such product or service.

          "Operating Entities Services Agreement" shall mean the Operating Entities Services Agreement to be mutually agreed to by the Parties and entered into pursuant to Section 15.24.

          "Operative Agreements" shall mean this Agreement, the Employee Matters Agreement, the Transfer Agreements, the Intellectual Property Agreements, the Services Agreements, the Shareholders Agreements, the Constituent Documents, the Joint Venture Confidentiality Agreement, the Atlas/ROE Services Agreement and the Tax Matters Agreement.

          "Pan-European Network" shall mean the transmission and switching assets which are used or held for use for the purpose of interconnecting by means of gateways regional and national hubs of the ROE Group located exclusively in the ROE Territory.

          "Parties" shall mean the Sprint Parties and the FT/DT Parties.

          "Passive Financial Institution" shall mean a bank (or comparable financial institution), insurance company, pension or retirement fund that acquires equity interests in Atlas, Sprint Sub or another Qualified Venture Subsidiary without the purpose or effect of changing or influencing the Control of such Party or such other Qualified Venture Subsidiary or any of the JV Entities, nor in connection with or as a participant in any transaction having such purpose or effect; provided, however, that (i) in the case of an acquisition of equity interests in Sprint Sub or another Qualified Venture Subsidiary formed by the Sprint Parties, the term "Passive Financial Institution" shall not include any Major Competitor of FT/DT, and (ii) in the case of an acquisition of equity interests in Atlas or another Qualified Venture Subsidiary formed by the FT/DT Parties, the term "Passive Financial Institution" shall not include any Major Competitor of Sprint.

          "PCS" means a radio communications system of the type authorized under the rules for broadband personal communications services designated as Subpart E of Part 24 of the FCC's rules or similar Applicable Laws of any other country, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

          "Percentage Interest," with respect to any Person's investment in another Person, shall mean such Person's equity interest therein (whether voting or nonvoting) expressed as a percentage of the total outstanding equity interests of such other Person (voting and nonvoting).

          "Permitted Designee" shall mean any Person other than (i) in the case of a designee of any of the Sprint Parties, a Major Competitor of FT/DT (other than a Person that would be a Major Competitor of FT/DT solely because such Person or any Affiliate of such Person materially competes with a major portion of the telecommunications services business of the Joint Venture) and (ii) in the case of a designee of any of the FT/DT Parties, a Major Competitor of Sprint (other than a Person that would be a Major Competitor of Sprint solely because such Person or any Affiliate of such Person materially competes with a major portion of the telecommunications services business of the Joint Venture). A determination of whether a Permitted Designee is a Major Competitor of FT/DT or a Major Competitor of Sprint shall be made after giving effect to the contemplated transfer.

          "Per Share JV Entity Value" shall mean, as of any date, the value per share of the outstanding Venture Interests in a JV Entity on such date.

          "Person" shall mean an individual or a partnership, an association, a joint venture, a corporation, a business or a trust or other entity organized under any Applicable Law, an unincorporated organization or any Governmental Authority.

          "Plan Action" shall mean the proposal by any voting representative on the Governing Board of a Regional Operating Group or the GBN Group that such Regional Operating Group or the GBN Group, as the case may be, adopt or implement any Business Plan or any other strategic, capital, operating, marketing or technology plan (or any portion of such plan), or substantial deviations from any such plan (or any portion thereof), including changes in the introduction and timing of services within the scope of the International Telecommunications Services Business; provided that neither a Regional Operating Group nor the GBN Group may adopt or implement a Plan Action which is inconsistent with the Global Policies; and provided, further, that no Plan Action may amend the terms of any Operative Agreement.

          "Plan Action/Special Matter Accounting Principles" shall mean those principles regarding separate accounting treatment for any GBN Special Matter, NAFTA Plan Action or ROE Plan Action to be agreed upon by the Parties pursuant to Section 15.34.

          "Proceeding" shall mean any action, litigation, suit, proceeding or formal investigation or review of any nature, civil, criminal, regulatory or otherwise, before any Governmental Authority.

          "Public Telephone Operator" shall mean a Person or group of Persons providing national telecommunications services which Person or group of Persons is or has been at any time in the past at least 90% owned by any Governmental Authority.

          "Publicly Held Person" shall mean any Person that has voting securities which are held by at least 500 holders.

          "Put Notice Date" shall mean an FT/DT Major Competitor Put Notice Date, a Default Put Notice Date or a Sprint Major Competitor Put Notice Date, as applicable.

          "Qualified Venture Purchaser" shall mean, for purposes of Article 19 of this Agreement, any Person which (i) has total consolidated assets having a fair market value equal to or greater than three times the purchase price to be paid by such Person in connection with its proposed purchase of Venture Interests, (ii) after giving effect to any indebtedness to be incurred in connection with its purchase of Venture Interests, has a consolidated net worth equal to or greater than the higher of (A) U.S. $500 million, and (B) the purchase price to be paid by such Person in connection with its proposed purchase of Venture Interests, and (iii) after giving effect to any indebtedness to be incurred in connection with its purchase of Venture Interests, has outstanding senior unsecured indebtedness which is either (A) rated Baa3 or better (or a comparable rating if the rating system is changed) by Moody's Investor's Service, Inc. or BBB- or better (or a comparable rating if the rating system is changed) by Standard & Poor's Corporation, or (B) rated equal to or better than the rating on the outstanding senior unsecured indebtedness of the Person (or if such Person has a parent company, its parent company) from which the Venture Interests are to be purchased.

          "Qualified Venture Subsidiary" shall mean (i) in the case of FT and DT, Atlas or any other Person in which (x) each of FT and DT in the aggregate owns directly or indirectly through Wholly Owned Subsidiaries at least 40% of the outstanding economic interests and voting power of such Person, and (y) FT, DT and Passive Financial Institutions in the aggregate own directly or indirectly through Wholly Owned Subsidiaries 100% of the outstanding economic interests and voting power of such Person, and (ii) in the case of Sprint, Sprint Sub or any other Person in which (x) Sprint in the aggregate owns directly or indirectly through Wholly Owned Subsidiaries at least 80% of the outstanding economic interests and voting power of such Person, and
(y) Sprint and Passive Financial Institutions in the aggregate own directly or indirectly through Wholly Owned Subsidiaries 100% of the outstanding economic interests and voting power of such Person.

          "Regional Operating Group" shall mean the ROW Group, the ROE Group and any other operating group established by the Global Venture Board to conduct the Venture Business in a particular territory. The term "Regional Operating Group" shall not include Sprint, Sprint Sub, FT, DT, Atlas, the GBN Group or the Global Backbone Network.

          "Related Party Group" shall mean the FT/DT Parties or the Sprint Parties, and a Related Party Group shall be deemed to possess a particular attribute if any Party included in such Related Party Group possesses such attribute.

          "Request for Arbitration" shall have the meaning set forth in the ICC Rules.

          "Restricted Services" shall mean the services which are substantially similar to, or substitutable for or competing with the JV Services which the Parties identify as Restricted Services on or prior to the Closing Date.

          "ROE Board" shall mean the Governing Board of the ROE Parent Entity.

          "ROE Constituent Documents" shall mean the charter, bylaws or such other similar documents as may be required or otherwise entered into in connection with the formation of the ROE Parent Entity and mutually agreed to by the Parties pursuant to Section 15.30.

          "ROE Entities" shall mean the ROE Parent Entity and all other JV Entities formed for the purpose of conducting the Venture Business in the ROE Territory, any of which may be formed as, among other things, a partnership or a limited liability company.

          "ROE Group" shall mean the ROE Parent Entity and all other ROE
Entities.

          "ROE Parent Entity" shall mean the JV Entity to be formed in accordance with Section 5.2.

          "ROE Plan Action" shall mean any Plan Action of any ROE Entity to the extent relating to the ROE Territory and which is declared to be an ROE Plan Action pursuant to Section 8.5(g)(3);

                                   - xxiii -
provided, however, that, notwithstanding the foregoing, the term "ROE Plan Action" shall not include (1) any matter requiring unanimous approval described in clause (b), (d), (g), (h), (i), (j), (k) or (l) of Section 5.4, (2) any matter described in clause (c) or (e) of Section 5.4 except to the extent strictly necessary to implement an ROE Plan Action, (3) any matter described in clause (f) of Section 5.4 except to the extent the purpose of the ROE Plan Action is to enhance or maintain the seamless nature of the telecommunications services provided by the ROE Group, or (4) any matter described in any other Operative Agreement or any other agreement relating to the Joint Venture to which any JV Entity within the ROE Group is a party which expressly provides that an "ROE Plan Action" shall not include such matter; and provided, further, that on or prior to the date on which such Plan Action is declared to be an ROE Plan Action pursuant to Section 8.5(g)(3), the Certified Public Accountants shall advise the ROE Board whether or not such ROE Plan Action can be separately accounted for in accordance with the Plan Action/Special Matter Accounting Principles.

          "ROE Plan Period" shall mean the two-year period beginning on the date on which a Plan Action relating to the ROE Territory is declared to be an ROE Plan Action pursuant to Section 8.5(g)(3).

          "ROE Shareholders" shall mean the holders of shares or other equity interests in the ROE Parent Entity.

          "ROE Shareholders Agreement" shall mean each shareholders agreement, operating agreement, partnership agreement or other similar agreement which shall set forth the rights and obligations of the ROE Shareholders to be mutually agreed to by the Parties and entered into by the ROE Shareholders pursuant to Section 15.29.

          "ROE Territory" shall mean the current geographic area covered by the countries and territories located on the European continent, other than the Home Countries, which are set forth on Schedule 1.1(e), excluding the territories and possessions of such countries and territories located outside the European continent.

          "Route Management Agreement" shall mean to be mutually agreed to by the Parties and entered into pursuant to Section 15.25.

          "ROW Board" shall mean the Governing Board of the ROW Parent Entity.

          "ROW Constituent Documents" shall mean the charter, bylaws or such other similar documents as may be required or otherwise entered into in connection with the formation of the ROW Parent Entity and mutually agreed to by the Parties pursuant to Section 15.30.

          "ROW Entities" shall mean the ROW Parent Entity and all other JV Entities formed for the purpose of conducting the Venture Business in the ROW Territory, any of which may be formed as, among other things, a partnership or a limited liability company.

          "ROW Group" shall mean the ROW Parent Entity and all other ROW
Entities.

          "ROW Parent Entity" shall mean the JV Entity to be formed in accordance with Section 4.2.

          "ROW Shareholders" shall mean the holders of shares or other equity interests in the ROW Parent Entity.

          "ROW Shareholders Agreement" shall mean each shareholders agreement, operating agreement, partnership agreement or other similar agreement which shall set forth the rights and obligations of the ROW Shareholders to be mutually agreed to by the Parties and entered into by the ROW Shareholders pursuant to Section 15.28.

          "ROW Territory" shall mean all countries and territories throughout the world, except for the Home Countries and the countries and territories which are part of the ROE Territory.

          "Satellite Communications Services" shall mean telecommunications services provided through communications satellite systems (whether low, medium or high orbit systems).

          "Services Agreements" shall mean the Miscellaneous Services Agreement, the Route Management Agreement, the Equipment Housing and Facilities Management Agreement, the Facilities and Equipment Lease Agreement, the Global Backbone Network Services Agreement, the Operating Entities Services Agreement and the
X.75 Interconnect Management Agreement.

          "Shareholder Obligations" shall mean the obligations of the relevant Party as a direct shareholder of a JV Entity and any other obligation of a Party under an Operative Agreement specifically identified as a "Shareholder Obligation" in such Operative Agreement.

          "Shareholders Agreements" shall mean the GBN Shareholders Agreement, the ROW Shareholders Agreement and the ROE Shareholders Agreement.

          "Special Deadlock Matter" shall mean a Deadlock with respect to any of the following items: (i) approval by the Global Venture Board of the Global Venture Strategic Plan during the process conducted annually pursuant to Section 16.1(b); (ii) approval by the ROW Board of the ROW Business Plan during the process conducted annually pursuant to Section 16.1(c); (iii) approval by the ROE Board of the ROE Business Plan during the process conducted annually pursuant to Section 16.1(c); or (iv) following the third anniversary of the Closing Date, appointment or removal of the Chief Executive Officer of the ROW Parent Entity upon, in the cases referred to in clauses (ii), (iii) and (iv), the giving of the notice referred to in Section 8.5(b), subject to Sections 8.5(c) and 8.5(j).

          "Sprint Change of Control" shall mean a "Change of Control" as defined in Article I of the Investment Agreement.

          "Sprint Continuing Director" shall mean any Sprint Director who is unaffiliated with FT, DT and their "affiliates" and "associates" (as each such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982) and was a Sprint Director prior to the time that FT, DT or any of their Affiliates became an Interested Stockholder (as such term is defined in the Fair Price Provisions), and any successor of a Sprint Continuing Director if any such successor is not affiliated with any such Interested Stockholder, and is recommended or elected to succeed a Sprint Continuing Director by a majority of Sprint Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting of Sprint Directors at which at least seven Sprint Continuing Directors are present.

          "Sprint Director" shall mean a member of the board of directors of Sprint.

          "Sprint GBN Assets" shall mean those assets, if any, of Sprint and its Affiliates which the Parties identify as Sprint GBN Assets on or prior to the Closing Date.

          "Sprint GBN Liabilities" shall mean those obligations, responsibilities and liabilities, if any, of Sprint and its Affiliates which the Parties identify as Sprint GBN Liabilities on or prior to the Closing Date.

          "Sprint Intellectual Property Agreements" shall mean the Intellectual Property Agreements to be mutually agreed to by the Parties and entered into by Sprint and its Contributing Affiliates and the GBN Group, the ROW Group and the ROE Group, respectively, pursuant to Section 15.19.

          "Sprint International Assets" shall mean the Sprint GBN Assets, the Sprint ROW Assets and the Sprint ROE Assets.

          "Sprint International Liabilities" shall mean the Sprint GBN Liabilities, the Sprint ROW Liabilities and the Sprint ROE Liabilities.

          "Sprint Parties" shall mean (i) Sprint and Sprint Sub, (ii) any other Qualified Venture Subsidiary of the Sprint Parties, and (iii) any Permitted Transferee of Sprint or Sprint Sub or any other Qualified Venture Subsidiary of the Sprint Parties, upon execution by such Person of a counterpart to this Agreement to the extent required pursuant to Section 19.2.

          "Sprint ROE Assets" shall mean those assets of Sprint and its Affiliates which the Parties identify as Sprint ROE Assets on or prior to the Closing Date.

          "Sprint ROE Liabilities" shall mean those obligations, responsibilities and liabilities of Sprint and its Affiliates which the Parties identify as Sprint ROE Liabilities on or prior to the Closing Date.

          "Sprint ROW Assets" shall mean those assets of Sprint and its Affiliates which the Parties identify as Sprint ROW Assets on or prior to the Closing Date.

          "Sprint ROW Liabilities" shall mean those obligations, responsibilities and liabilities of Sprint and its Affiliates which the Parties identify as Sprint ROW Liabilities on or prior to the Closing Date.

          "Sprint Transfer Agreements" shall mean the Transfer Agreements to be mutually agreed to by the Parties and entered into by Sprint and its Contributing Affiliates and the GBN Group, the ROW Group and the ROE Group, respectively, pursuant to Section 15.18.

          "Sprint Venture Interests" shall mean the Venture Interests of the Sprint Parties.

          "Spun-Off Entity" shall mean any entity resulting from a spin off or other pro rata distribution of equity interests by Sprint, including any Permitted Spun-Off Entity (as defined in the Investment Agreement).

          "Stockholders' Agreement" shall mean the Stockholders' Agreement among Sprint, FT and DT, dated as of the Closing Date, substantially in the form of Exhibit D to the Investment Agreement (and all exhibits thereto).

          "Strategic Merger" shall have the meaning set forth in Article I of the Investment Agreement.

          "Subsidiary" shall mean, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more of its direct or indirect Subsidiaries (i) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (ii) own more than 50% of the equity interests, provided that, notwithstanding the foregoing, Atlas shall be deemed to be a Subsidiary of each of FT and DT for purposes of this Agreement. The JV Entities and their

                                   - xxvii -

Subsidiaries will not be deemed Subsidiaries of Sprint, FT, DT, Atlas or their Affiliates for purposes of this Agreement.

          "Tax Matters Agreement" shall mean the Tax Matters Agreement to be mutually agreed to by the Parties and entered into pursuant to Section 15.33.

          "Third Party Approval" shall mean the Approval of any Person other than a Governmental Authority, a Party or its Affiliates or a JV Entity.

          "Tie-Breaking Party" shall mean the FT/DT Parties when the FT/DT Parties have the Tie-Breaking Vote, and the Sprint Parties when the Sprint Parties have the Tie-Breaking Vote.

          "Tie-Breaking Vote" shall mean the rights of a Tie-Breaking Party pursuant to Section 18.1.

          "Transactions" shall mean the transactions contemplated by the Operative Agreements.

          "Transfer Agreements" shall mean the Master Transfer Agreement, the FT Transfer Agreements, the DT Transfer Agreements and the Sprint Transfer Agreements.

          "Transferred Assets" shall mean the FT International Assets, the DT International Assets and the Sprint International Assets.

          "United States" shall mean the United States of America and its territories and possessions.

          "Venture Interests" shall mean the equity interests in any JV Entity.

          "Wholly Owned" shall mean, when used to designate the ownership interest of any Person in an entity, that such Person owns directly or indirectly all of the outstanding economic interests and voting power of such entity, other than any de minimis ownership in such entity as required by Applicable Law.

          "Wireless Services" shall mean the provision of cellular, PCS, ESMR or paging services, mobile telecommunications services or any other voice, data or voice/data wireless services, whether fixed or mobile. The term "Wireless Services" shall not include Satellite Communications Services.

          "X.75 Interconnect Management Agreement" shall mean the X.75 Interconnect Management Agreement to be mutually agreed to by the Parties and entered into pursuant to Section 15.26.

           Section   Additional Definitions.

Defined Term        Defined in
------------        ----------

                                   - xxviii -

"Acquiring Party"                             Section 10.4(b)
"Additional Capital Contributions"            Section 11.3(a)
"Affected Party"                              Section 10.5(b)
"Affected Venture Interests"                  Section 19.3(a)
"Affiliating Entity"                          Section 16.8(b)
"Affiliating Subsidiary"                      Section 16.8(a)
"Agreement"                                   Introductory Paragraph
"Alternative Transaction"                     Section 15.6
"Appraised Value"                             Section 17.8(a)
"Approved Scope"                              Section 10.5(a)
"Atlas"                                       Recitals
"Atlas Affiliate"                             Section 14.4(a)
"Atlas Plan Action Subsidiary"                Section 8.3(b)(i)
"Breaching Party"                             Section 21.6(b)
"Boards"                                      Section 7.1(a)
"Bundesanstalt"                               Section 13.2(g)
"Capital Call"                                Section 11.3(a)
"Capital Call Notice"                         Section 11.3(b)
"Capital Call Period"                         Section 11.3(b)
"Competing Business"                          Section 10.2(c)
"Competing LD Services"                       Section 10.3(a)(i)
"Default Put Notice Date"                     Section 20.11(a)
"Defaulting Party"                            Section 20.11(a)
"Defaulting Shareholder"                      Section 11.4(a)
"DT"                                          Introductory Paragraph
"Employee-Appointed Member"                   Section 10.2(b)(ii)
"EU"                                          Section 13.1(a)(vi)(A)
"Excess Activity"                             Section 10.5(b)
"Final Award"                                 Section 21.6(c)
"First Bidder"                                Section 20.7(d)
"First Cure Period"                           Section 11.4(a)
"First Offer"                                 Section 19.3(a)
"First Offer Procedures"                      Section 10.3(d)
"FT"                                          Introductory Paragraph
"FT/DT Major Competitor
   Put Notice Date"                           Section 20.11(c)
"FT/DT Protected Parties"                     Section 15.9(a)
"Funding Breach"                              Section 11.4(a)
"Funding Deadlock"                            Section 16.1(g)
"Funding Default"                             Section 11.4(b)
"Funding Extension Commitment"                Section 16.1(g)
"Funding Extension Deadline"                  Section 16.1(g)
"Funding Principles"                          Section 8.2(c)
"GBN Non-Proposing Party"                     Section 8.1(b)
"GBN Proposing Party"                         Section 8.1(a)
"GBN Special Matter Project"                  Section 8.1(a)
"GBN Special Matter Subsidiary"               Section 8.1(a)(i)
"Governing Body"                              Section 10.2(b)(i)
"Government-Appointed Member"                 Section 10.2(b)(ii)
"ICC Court"                                   Section 21.1(c)
"ICC Rules"                                   Section 21.1(c)
"Impasse"                                     Section 8.5(f)
"Indemnifying Parties"                        Section 15.9(g)
"Initial Offer"                               Section 20.7(a)

"Initial Venture Business"                    Section 2.1(b)
"Material Non-Funding Breach"                 Section 21.6(b)
"Material Non-Funding Breach Finding"         Section 21.6(b)
"Material Non-Funding Default"                Section 20.2(b)
"MOU"                                         Recitals
"NAFTA Plan Action Project"                   Section 8.2(a)
"Non-Defaulting Party"                        Section 20.3(b)
"Non-Defaulting Shareholder"                  Section 11.4(b)
"Non-Transferring Party"                      Section 17.7
"Notice Parties"                              Section 21.1(e)
"Offeree Party"                               Section 19.3(a)
"Offering Date"                               Section 19.3(a)
"Parent"                                      Definition of "Subsidiary"
                                               in Section 1.1
"Partial Award"                               Section 21.6(a)
"Permitted Transferee"                        Section 19.2
"Proposed Business Plan"                      Section 16.1(c)
"Proposed Strategic Plan"                     Section 16.1(b)
"Protected Parties"                           Section 15.9(b)
"Review Period"                               Section 15.36
"ROE Plan Action Project"                     Section 8.3(a)
"Second Cure Period"                          Section 11.4(c)
"Section 10 Affiliate"                        Section 10.2(c)
"Section 21.1 Agreement"                      Definition of "Dispute" in
                                               Section 1.1
"Selling Party"                               Section 19.3(a)
"Sprint"                                      Introductory Paragraph
"Sprint Major Competitor Put Notice Date"     Section 20.11(b)
"Sprint Offer Date"                           Section 17.2(a)
"Sprint Offer Rejection Date"                 Section 17.2(b)
"Sprint Plan Action Subsidiary"               Section 8.2(b)(i)
"Sprint Protected Parties"                    Section 15.9(b)
"Sprint Put Notice Date"                      Section 17.3(a)
"Sprint Sub"                                  Introductory Paragraph
"Telmex"                                      Section 10.4(q)
"Telmex Alliance"                             Section 10.4(q)
"Termination Condition"                       Section 20.3
"Termination Notice"                          Section 20.3(a)
"Transferee Party"                            Section 19.3(a)
"Transferring Party"                          Section 17.7
"Transition Plan"                             Section 22.2
"Unlisted Governmental Approval"              Section 15.12(d)
"Unrelated Representatives"                   Section 10.2(c)
"Value Opinion"                               Section 17.8(b)
"Venture Business"                            Section 2.1(d)

          Section   Interpretation and Construction of this Agreement.  The
definitions in Sections 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The table of contents and the headings of the Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision). Any reference in this Agreement to a "day" or a number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given, on the next Business Day. In the event of a conflict between any provision of a Constituent Document and any provision of any Operative Agreement, the Parties agree to cause the provision of the Constituent Document to be amended to conform to the relevant provision of such Operative Agreement to the fullest extent permitted by Applicable Law.


                                    ARTICLE 2.

                               THE JOINT VENTURE

    Section 2.1.  Purpose and Scope.
                  -----------------

          The Parties agree to establish the Joint Venture and the JV Entities in accordance with the Operative Agreements. The Parties intend that the Joint Venture will be the principal embodiment and global reference point of the International Telecommunications Services Business of the Parties.

          To the extent not prohibited by Applicable Law, the Parties agree that the initial telecommunications services to be provided by the Joint Venture (such services, together with any Investments or Participations in National Operations or Public Telephone Operators described in the second paragraph of this Section 2.1(b) and the activities described in Section 2.1(c), are referred to herein as the "Initial Venture Business") shall consist of the services to be Offered by the Joint Venture pursuant to Services Agreements. The Initial Venture Business consists of telecommunications services within the following categories:

           (i) the provision of global international data, voice and video business services for multinational companies and business customers;

          (ii) the provision of international services for consumers, initially based on card services for travelers; and

          (iii)  the provision of carrier's carrier services.

          The Initial Venture Business shall also include Investments or Participations in National Operations and Public Telephone Operators to the extent agreed to by the Parties prior to the Closing.

          The Initial Venture Business may be further defined by the Global Venture Board.

        (c) To the extent provided in the Services Agreements, the Joint Venture will also be a nonexclusive sales representative with respect to the products and services of FT, DT and Sprint set forth on Schedule 2.1(c).

        (d) Although the Joint Venture and the JV Entities initially will conduct only the Initial Venture Business, the Parties' long term objective is for the Joint Venture and the JV Entities to provide a range of services on a global basis within the International Telecommunications Services Business as may be decided by the Global Venture Board or as otherwise provided in this Agreement. The Joint Venture may also Offer telecommunications equipment and may make investments in National Operations or Public Telephone Operators pursuant to and in compliance with Article 10 (the Initial Venture Business, as modified pursuant to this Section 2.1(d), is referred to herein as the "Venture Business").

     Section 2.2.  Structure of the Joint Venture.
                   ------------------------------

     (a) The Parties agree that, except as prohibited by Applicable Law or as otherwise provided in the Operative Agreements, the Venture Business will be conducted as described below:

     (i) in the case of the Venture Business in the ROW Territory, exclusively through the ROW Group consisting of one or more JV Entities formed to engage in the Venture Business in one or more countries within the ROW Territory or through one or more distributors or agents as provided in the Operative Agreements;

     (ii) in the case of the Venture Business in the ROE Territory, exclusively through the ROE Group consisting of one or more JV Entities formed to engage in the Venture Business in one or more countries within the ROE Territory or through one or more distributors or agents as provided in the Operative Agreements; and

                                   - xxxii -

      (iii)  in the case of the GBN Business, through the GBN Group.

          (b) The Parties also agree that, except as prohibited by Applicable Law or as otherwise provided in the Operative Agreements: (1) FT, DT and their respective Subsidiaries (other than Atlas and its Subsidiaries) will each be non-exclusive distributors of the JV Services in France and Germany; (2) Sprint will be the exclusive distributor of the JV Services in its Home Country; and
(3) each Party will supply certain products and services to the Joint Venture pursuant to and in accordance with the other Operative Agreements to which it is a party. Each of FT and DT further agrees that if (i) Atlas shall provide any product or service to the Joint Venture under a Services Agreement and (ii) such Services Agreement further expressly contemplates that such product or service shall be made available by it to Atlas in order to permit Atlas to perform such obligation, it shall cause such product or service to be so made available to Atlas. Sprint further agrees that if (x) Sprint Sub shall provide any product or service to the Joint Venture under a Services Agreement and (y) such Services Agreement further expressly contemplates that such product or service shall be made available by it to Sprint Sub in order to permit Sprint Sub to perform such obligation, it shall cause such product or service to be so made available to Sprint Sub.


                                    ARTICLE 3.

                  THE GLOBAL VENTURE BOARD, THE GLOBAL VENTURE
                    COMMITTEE AND THE GLOBAL VENTURE OFFICE

     Section 3.1.  Composition and Responsibilities of the Global Venture Board.

          (a) The Parties agree to constitute, effective on the date hereof or as soon thereafter as reasonably practicable, a Global Venture Board consisting of, except as provided in Section 18.1, one voting representative designated by each of Sprint, FT and DT. It is contemplated that the Global Venture Board will be composed of the highest ranking senior officer of each of Sprint, FT and DT.

          (b) On the Closing Date and annually thereafter, the Global Venture Board shall elect a Chairman in accordance with procedures to be agreed to by the Parties on or prior to the Closing Date.

          (c) The Global Venture Board will establish policy for and exercise oversight over each Regional Operating Group and the GBN Group. Without limiting the generality of the foregoing, the Global Venture Board will have authority and responsibility for the following matters:

                                   - xxxiii -

(i) until the Closing Date, planning and preparing for the formation of the Joint Venture;

(ii)   final approval of each Global Venture Strategic Plan;

(iii) monitoring (A) the conformity of the operations of the Regional Operating Groups and the GBN Group with (1) their respective Business Plans, (2) the Global Venture Strategic Plan, and (3) the Global Policies, and (B) subject to Section 9.2, the conformity of the operations related to the Venture Business of FT, DT, Atlas, Sprint and Sprint Sub with (1) the Global Venture Strategic Plan and (2) the Global Policies;

(iv)   inclusion of new participants in the Joint Venture;

(v) formation of any JV Entity other than a GBN Entity, an ROW Entity or an ROE Entity;

(vi) subject to the right of a Party to implement a NAFTA Plan Action or an ROE Plan Action, determining the timing of and manner in which services within the scope of the International Telecommunications Services Business will be provided by the Joint Venture;

(vii) adopting for the Joint Venture and the JV Entities the following policies, principles and standards regarding:

  (A)  uniform standards for product development and management;

  (B) coherent marketing and sales force organization standards and common brands;

  (C) principles of global account management to motivate the Parties, the JV Entities and their respective employees as appropriate;

  (D)  transfer pricing standards;

  (E) principles to ensure that the acquisitions, investments and other operations of the Regional Operating Groups and the GBN Group (and the operations of FT and DT (through Atlas) and Sprint and Sprint Sub in the relevant Home Countries relating to the Joint Venture) are consistent with the Global Policies;

                                   - xxxiv -

  (F)  principles to ensure coherent business development;

  (G) principles to ensure coherent intellectual property management and development within the Joint Venture;

  (H) programs to develop, and specifications of, global platforms, including principles designed to establish coherent billing, services, administration and maintenance procedures;

  (I) uniform service levels and standards for each service within the scope of the Joint Venture;

  (J) network planning standards to ensure adequate capacity and seamless services worldwide;

  (K) the principles of the design, planning, administration and maintenance of the Global Backbone Network, which principles shall be developed in coordination with the GBN Group;

  (L) overall personnel and compensation policies: (A) to create incentives for employees to seek the success of the Joint Venture, rather than of any one of the JV Entities; and (B) to facilitate the transfer of employees among the various regions;

  (M)  accounting and tax principles;

  (N) policies regarding the coordination of ethical and legal compliance policies of the Regional Operating Groups and the GBN Group;

  (O) principles designed to ensure that a balanced representation of the Sprint Parties and the FT/DT Parties exists among the key officers of the Regional Operating Groups and the GBN Group; and

  (P) policies supporting the marketing and product development needs of the Global Backbone Network, the ROW Group and the ROE Group (and of FT, DT and Atlas and Sprint and Sprint Sub in the relevant Home Countries relating to the Venture Business);

(viii) resolving Deadlocks;

(ix) approval of any investment by a JV Entity in a National Operation or Public Telephone Operator;

(x) approval of any Affiliation Agreement between a JV Entity and a National Operation or a Public Telephone Operator;

(xi)   the selection of Certified Public Accountants for the JV Entities; and

(xii) any other matter which has been assigned to the Global Venture Board pursuant to the terms of this Agreement or any other Operative Agreement.

  (d) Consistent with Section 3.1(c), the Parties agree, and shall give instructions to their respective representatives on the Global Venture Board, that the purpose of the Global Venture Board is to establish and resolve matters of policy and not engage in the management of the JV Entities, which management shall be effected in accordance with the Global Policies and the Business Plans by the Governing Boards and the management of each JV Entity without referring, unless required pursuant to this Agreement or the other Operative Agreements, such matters to the Global Venture Board.

  (e) No Global Policy shall change the rights or obligations of the Parties under any Operative Agreement.

       Section 3.2. Responsibility for Global and Regional Functions. The Parties have allocated to the ROW Group and the ROE Group certain global functions as listed in Schedule 3.2 hereto. For each global function, a corresponding regional function (i) in the ROE Territory will be allocated to the ROE Parent Entity and (ii) in the ROW Territory will be allocated to the ROW Parent Entity. Atlas will perform the global functions and regional functions allocated to the ROE Group, as a legal entity, pursuant to the Atlas/ROE Services Agreement, a contract between Atlas and the ROE Group which will set out, among other things, the scope of services to be provided by Atlas, the compensation to be paid for such services, and transition arrangements consistent with the Transition Plan pursuant to which Atlas will continue to provide services for a transitional period (of up to a maximum of five years) to the Joint Venture in the event of a termination of the Joint Venture. Subject to Sections 18.1(a)(v) and (vi), the Global Venture Board may from time to time create new global functions, delete existing global functions or change the allocation of any global functions.

       Section 3.3. Global Staff. The Global Venture Board shall have the authority to appoint such staff as it may determine is desirable in order to support the performance of the functions of the Global Venture Board and the Global Venture Committee. The responsibilities of such staff shall be determined by the Global Venture Board.

       Section 3.4. Delegation of Authority by the Global Venture Board. The Global Venture Board is expressly empowered to delegate from time to time such of its authorities and responsibilities under this Agreement and the other Operative Agreements as it may determine to the Global Venture Committee or the Global Venture Office, upon such terms and conditions as the

                                   - xxxvi -

Global Venture Board may determine; provided that the Global Venture Board shall not delegate to the Global Venture Committee or the Global Venture Office its authority or responsibility with respect to the matters described in Section 3.1(c)(ii) or (iv) and shall not delegate to the Global Venture Office its authority or responsibility with respect to the matters described in Section 3.1(c)(vi), (vii) or (x).

       Section 3.5. Formation of Regional Networks. The Parties have agreed that the relevant ROE Entity or ROE Entities will establish and own a Pan-European Network as provided in Section 5.1(b) and that the relevant ROW Entity or ROW Entities may establish one or more regional networks in the ROW Territory as provided in Section 4.1(b). The Parties agree that, except as set forth in Sections 3.1(c) and (d) and as to technical standards for interconnection and as necessary in the judgment of the Global Venture Board to ensure uniform and seamless delivery of services of the Joint Venture, the relevant Regional Operating Group shall be responsible for planning, operating and managing the Pan-European Network and any ROW regional network.

       Section 3.6 Composition and Responsibilities of the Global Venture Committee.

          (a) The Parties agree to constitute, effective on the date hereof or as soon thereafter as reasonably practicable, a Global Venture Committee consisting of, except as provided in Section 18.1, or as otherwise determined by action of the Global Venture Board, (i) two representatives designated by each of the representatives on the Global Venture Board, which Persons shall be voting representatives on the Global Venture Committee, and (ii) the Chief Executive Officer of the ROW Parent Entity and the two Chief Executive Officers of Atlas, which Persons shall be nonvoting members of the Global Venture Committee. The Global Venture Board may increase or decrease the number of voting members of the Global Venture Committee at any time, provided that each representative on the Global Venture Board shall be entitled to designate an equal number of voting representatives.

          (b) On the Closing Date and annually thereafter, the Global Venture Committee shall elect a Chairman in accordance with procedures to be agreed to by the Parties on or prior to the Closing Date. Unless otherwise agreed by the Parties, the Chairman of the Global Venture Committee shall be one of the representatives on the Global Venture Committee of the Party which the Chairman of the Global Venture Board represents.

          (c) The Global Venture Committee shall have such authorities and responsibilities as may be delegated to it pursuant to Section 3.4 by the Global Venture Board or as may be granted to it pursuant to this Agreement.

          (d) The Global Venture Committee is expressly empowered to delegate from time to time such of its authorities

                                   - xxxvii -
and responsibilities under this Agreement and the other Operative Agreements as it may determine to the Global Venture Office, upon such terms and conditions as the Global Venture Committee may determine; provided that the Global Venture Committee shall not delegate to the Global Venture Office any authority or responsibility with respect to the matters described in Section 3.1(c)(vi),
(vii) or (x) which may be delegated to the Global Venture Committee by the Global Venture Board.

       Section 3.7.  Composition and Responsibilities of the Global Venture
Office.

          (a) The Parties agree to constitute, effective on the Closing Date or as soon as reasonably practicable thereafter, the Global Venture Office consisting of, except as provided in Section 18.1 or as may otherwise be determined by action of the Global Venture Board, the Chief Executive Officer of the ROW Parent Entity and the two Chief Executive Officers of Atlas.

          (b) On the Closing Date and annually thereafter, the Global Venture Office shall elect a Chairman who shall be one of the members of the Global Venture Office. Unless otherwise agreed by the Parties, the position of Chairman shall be filled in accordance with procedures to be agreed to by the Parties on or prior to the Closing Date.

          (c) The Global Venture Office shall have such authorities and responsibilities as may be delegated to it by the Global Venture Board pursuant to Section 3.4 or the Global Venture Committee pursuant to Section 3.6(d) or as may be granted to it pursuant to this Agreement.

       Section 3.8. Senior Strategic Planning Officer. The Senior Strategic Planning Officer shall have such authorities and responsibilities as may be delegated to such officer by the Global Venture Board through the Global Venture Office or as may be granted to such officer pursuant to this Agreement, provided that the Global Venture Board shall not delegate to the Senior Strategic Planning Officer any authority or responsibility which it would not have the right to delegate to the Global Venture Committee or the Global Venture Office pursuant to Section 3.4. The Senior Strategic Planning Officer shall report to the Global Venture Office. The Global Venture Office shall establish a Strategic Planning Committee to assist the Senior Strategic Planning Officer. The Senior Strategic Planning Officer shall be the Chairman of such committee, the members of which shall include such officers and employees of the ROW Group and the ROE Group as shall be appointed by the Global Venture Office.

       Section 3.9. Expenses of Global Venture Board, Global Venture Committee and Global Venture Office, Etc. Unless otherwise determined by the Parties, Sprint, FT and DT shall each pay one-third of the expenses of each of the Global Venture Board, the Global Venture Committee, the Global Venture Office

                                  - xxxviii -
and the Strategic Planning Committee in accordance with such procedures as may be established by the Global Venture Board.

       Section 3.10.  General Governance Provisions.
                      -----------------------------

          (a) The Global Venture Board, the Global Venture Committee and the Global Venture Office shall operate in accordance with the general governance provisions contained in Article 7.

          (b) Subject to Sections 18.1(a)(v) and (vi), the Global Venture Board is expressly empowered to, from time to time: (i) change or rescind any of the provisions applicable to the Global Venture Committee, the Global Venture Office, the Senior Strategic Planning Officer or the Strategic Planning Committee contained in Article 7; (ii) abolish the Global Venture Committee, the Global Venture Office, the position of Senior Strategic Planning Officer or the Strategic Planning Committee; (iii) modify the composition of the Global Venture Committee, the Global Venture Office or the Strategic Planning Committee; or
(iv) to the extent permitted by Sections 3.4 and 3.8, change or rescind the authorities and responsibilities granted, directly or indirectly, to the Global Venture Committee, the Global Venture Office, the Strategic Planning Committee or the Senior Strategic Planning Officer pursuant to this Agreement; provided that while a Party has the Tie-Breaking Vote, no action shall be taken by the Global Venture Board with respect to the matters described in clause (i), (ii),
(iii) or (iv) to the extent they relate to the Global Venture Committee, unless such action is taken by a unanimous vote of all members of the Global Venture Board at a meeting at which all members are present in person or by proxy.


                                  ARTICLE 4.

                                 THE ROW GROUP

       Section 4.1.  Purpose and Scope of the ROW Group.
                      ----------------------------------

          (a) Subject to Sections 3.1(c) and (d), the relevant ROW Entities shall conduct the Venture Business in the ROW Territory in accordance with the Business Plan of the ROW Group (subject to Section 8.2) and the Global Policies, including:

        (i) providing services within the scope of the Venture Business, either directly or through distributors or agents, to its customers, the other JV Entities and the Parties within the ROW Territory;

        (ii) business development within the scope of the Venture Business the ROW Territory;

        (iii) marketing and delivering in the ROW Territory the products and services provided by the Global

                                   - xxxix -

               Backbone Network, either directly or through distributors or agents;

        (iv) investments in, and the operation and management of, National Operations and Public Telephone Operators within the ROW Territory as provided in Section 10.3(f);

        (v) performing the agreements and arrangements to be performed by them according to the relevant Operative Agreements; and

        (vi) administration of the ROW Group, subject to the allocation of global functions as provided in Section 3.2.

          (b) The ROW Group may establish one or more regional networks in accordance with such policies, strategies and standards as shall be agreed upon by the Parties.

          (c) The ROW Group may enter into an agreement with Sprint or any of its Affiliates pursuant to which one or more ROW Entities will agree to manage any International Telecommunications Services Business of Sprint or any of its Affiliates not transferred to a JV Entity pursuant to the Master Transfer Agreement.

     Section 4.2.  Formation of the ROW Parent Entity.

          (a) As promptly as practicable following the date of this Agreement, the Sprint Parties and the FT/DT Parties shall take all steps necessary to form the ROW Parent Entity in such form of organization and under the laws of such jurisdiction as agreed to by the Parties.

          (b) Prior to the Closing Date, the ROW Parent Entity shall not (i) conduct any business operations whatsoever, or (ii) enter into any Contract of any kind, acquire any assets or incur any liabilities, in each case except as may be approved in writing by the Parties and except for organizational expenses as may be approved in writing by the Parties. If this Agreement is terminated prior to the Closing Date, the ROW Parent Entity shall be dissolved.

          (c) The name and the initial principal place of business of the ROW Parent Entity shall be specified in its Constituent Documents or in the ROW Shareholders Agreement. The ROW Parent Entity's offices shall be separate from the offices of the Parties, except as otherwise agreed by the Parties. The principal place of business of the ROW Parent Entity may be transferred to such other place as may be designated by the Parties.

                                     - xl -

          (d) Except as otherwise provided herein or in the ROW Shareholders Agreement, the ROW Constituent Documents or the Tax Matters Agreement, Sprint Sub shall in the aggregate own directly or indirectly 50% of the voting equity interests of the ROW Parent Entity, and Atlas shall in the aggregate own directly or indirectly 50% of the voting equity interests of the ROW Parent Entity. The Parties acknowledge that the Tax Matters Agreement or the ROW Shareholders Agreement may provide that Sprint, FT and DT may hold, directly or indirectly, the equity interests in the ROW Parent Entity.

     Section 4.3.  Composition of the ROW Board.

          (a) The ROW Parent Entity shall be managed by the ROW Board, which shall consist of four voting representatives and two nonvoting representatives. Except as provided herein or in the ROW Shareholders Agreement or the ROW Constituent Documents, Sprint Sub shall be entitled to designate two voting representatives to the ROW Board, and Atlas shall be entitled to designate two voting and two nonvoting representatives to the ROW Board; provided that to the extent Applicable Law does not permit nonvoting representatives to serve on the ROW Board, Atlas may designate a number of persons equal to the number of nonvoting representatives which it would otherwise be entitled to designate pursuant to this Section 4.3(a), which persons shall be entitled to attend all meetings of the ROW Board but shall not be entitled to vote on any issue considered by the ROW Board. Except as otherwise determined by the Global Venture Board, the Sprint Parties agree to cause at least one of the voting representatives designated by Sprint Sub to serve on the ROW Board to also serve as a voting representative on the GBN Board and the ROE Board, and the FT/DT Parties agree to cause at least one of the voting representatives designated by Atlas to serve on the ROW Board to also serve as a voting representative on the GBN Board and the ROE Board. In each election of voting representatives, Atlas and Sprint Sub shall vote their equity interests in the ROW Parent Entity to effect the election of the ROW Board nominees so designated. Each of the Parties agrees to cause its designated representatives on the ROW Board to act in accordance with the Business Plan of the ROW Group (except as contemplated by Section 8.2) and the Global Policies.

          (b) Promptly after the formation of the ROW Parent Entity, the ROW Board shall elect a Chairman who shall serve in such capacity until the Closing Date. On the Closing Date and annually thereafter, the ROW Board shall elect a Chairman in accordance with procedures to be agreed to by the Parties on or prior to the Closing Date.

          (c) Subject to Applicable Law, the ROW Board shall operate in accordance with the general governance provisions contained in Article 7.

                                    - xli -

     Section 4.4.  Actions Requiring Unanimous Vote.

          Notwithstanding anything in Section 7.1(c) to the contrary and subject to Sections 8.2 and 18.1, the following matters shall require the affirmative vote of all voting representatives on the ROW Board:

          (a) final approval of a Business Plan or any other Plan Action with respect to the ROW Group;

          (b) approval of any transactions or series of related transactions (excluding the execution and performance of any Operative Agreement and any amendment to any Operative Agreement) between any ROW Entity and any of the Parties or their respective Affiliates or any material amendments to such approved transactions, except for Exempt Related Party Transactions;

          (c)  changes in share capitalization of any ROW Entity;

          (d) admission to any ROW Entity of any Person other than the Parties or, except as specifically provided herein or in the ROW Shareholders Agreement or the ROW Constituent Documents, the issuance of any equity interest in any ROW Entity to any Person;

          (e)  any amendment to the ROW Constituent Documents;

          (f) material decisions regarding the ROW Group technology or network architecture which would have a material effect on the ability of the JV Entities to provide seamless global telecommunication services in accordance with the terms of and as contemplated by this Agreement and the other Operative Agreements;

          (g) formation of any ROW Entity, unless permitted without the affirmative vote of all voting representatives on the ROW Board pursuant to the ROW Shareholders Agreement or the ROW Constituent Documents;

          (h) voluntary dissolution or winding-up of any ROW Entity or voluntary initiation by and with respect to any ROW Entity of bankruptcy or similar proceedings, unless permitted without the affirmative vote of all voting representatives on the ROW Board pursuant to the ROW Shareholders Agreement or the ROW Constituent Documents;

          (i) the declaration or payment of any dividend or other distribution by any ROW Entity (whether in cash or property or by issuance of equity interests in any ROW Entity) or the direct or indirect redemption, retirement, purchase or other acquisition of any equity interests in any ROW Entity by such ROW Entity, except to the extent such dividend, distribution, redemption, retirement, purchase or other acquisition (x) is required pursuant to the terms of such equity interests or (y) is permitted without the affirmative vote of all the voting

                                    - xlii -
representatives on the ROW Board pursuant to the ROW Shareholders Agreement or the ROW Constituent Documents;

          (j) an investment by any ROW Entity in a National Operation or a Public Telephone Operator pursuant to Section 10.3(f);

          (k) any amendment to an Operative Agreement to which any ROW Entity is a party;

          (l) subject to Section 16.8(d), approval of the terms and conditions of any Affiliation Agreement to which any ROW Entity is a party and any material amendment of such terms and conditions;

          (m) approval of the terms and conditions of any management agreement pursuant to Section 4.1(c); and

          (n) any action described in any other Operative Agreement or other agreement relating to the Joint Venture to which a JV Entity within the ROW Group is a party which expressly requires such action to be approved by unanimous action of the ROW Board.

     Section 4.5. ROW Officers. The principal officers of the ROW Parent Entity shall consist of a Chief Executive Officer and such other officers as may be appointed by the ROW Board in accordance with this Section 4.5. Until the third anniversary of the Closing Date, the Chief Executive Officer of the ROW Parent Entity shall be appointed and removed exclusively by the ROW Board representatives designated by the Sprint Parties after consultation with the FT/DT Parties, provided that the ROW Board representatives designated by the FT/DT Parties may appoint and remove the Chief Executive Officer of the ROW Parent Entity during such time as the FT/DT Parties have the Tie-Breaking Vote. Following the third anniversary of the Closing Date, subject to Section 18.1, the Chief Executive Officer of the ROW Parent Entity shall be appointed and removed by unanimous action of the ROW Board. Subject to Section 18.1, all other principal officers of the ROW Parent Entity shall be appointed by unanimous action of the ROW Board. The Chief Executive Officer of the ROW Parent Entity will propose persons, with the concurrence of the Global Venture Office, to be considered by the ROW Board for such positions. The principal officers of the ROW Parent Entity will report to the Chief Executive Officer of the ROW Parent Entity.

       Section 4.6. Other ROW Entities. One or more ROW Parent Entities may be established pursuant to the Tax Matters Agreement. If the Tax Matters Agreement provides for more than one ROW Parent Entity, the Parties shall designate one ROW Entity as the ROW Parent Entity for purposes of approving the matters described in Section 4.4. The ROW Board may also establish from time to time one or more additional ROW Entities in order to conduct the business of the ROW Group in one or more countries

                                   - xliii -
within the ROW Territory. Each such ROW Entity shall be a Wholly Owned Subsidiary of the ROW Parent Entity, unless after taking into account tax, regulatory, business and other considerations which they deem relevant, the Parties determine that such ROW Entity should be owned directly or indirectly by Sprint, FT and DT. Except as provided herein or in the ROW Shareholders Agreement, the ROW Constituent Documents or the Tax Matters Agreement, if such ROW Entity is owned directly or indirectly by Sprint, FT and DT, (i) Sprint shall in the aggregate own directly or indirectly 50% of the voting equity interests in such ROW Entity and FT and DT shall in the aggregate own directly or indirectly 50% of the voting equity interests in such ROW Entity, and (ii) the governance structure for such ROW Entity shall be identical to the governance structure for the ROW Parent Entity as provided in the ROW Shareholders Agreement. The Parties will take all necessary or appropriate actions to maintain the governance rights of the Parties with respect to the ROW Parent Entity and each other ROW Entity as set forth in this Agreement, the ROW Shareholders Agreement and the ROW Constituent Documents.


                                  ARTICLE 5.

                                 THE ROE GROUP

     Section 5.1.  Purpose and Scope of the ROE Group.

          (a) Subject to Sections 3.1(c) and (d), the relevant ROE Entities shall conduct the Venture Business in the ROE Territory in accordance with the Business Plan of the ROE Group (subject to Section 8.3) and the Global Policies, including:

       (i) providing services within the scope of the Venture Business, either directly or through distributors or agents, to its customers, the other JV Entities and the Parties within the ROE Territory;

       (ii) business development within the scope of the Venture Business within the ROE Territory;

       (iii) marketing and delivering in the ROE Territory the products and services provided by the Global Backbone Network, either directly or through distributors or agents;

       (iv) investments in, and the operation and management of, National Operations and Public Telephone Operators within the ROE Territory as provided in Section 10.3(f);

       (v) performing the agreements and arrangements to be performed by them according to the relevant Operative Agreements; and

                                    - xliv -

       (vi) administration of the ROE Group, subject to the allocation of global functions as provided in Section 3.2.

          (b) The ROE Group will establish the Pan-European Network in accordance with such policies, strategies and standards as shall be agreed upon by the Parties.

     Section 5.2.  Formation of the ROE Parent Entity.

          (a) As promptly as practicable following the date of this Agreement, the Sprint Parties and the FT/DT Parties shall take all steps necessary to form the ROE Parent Entity in such form of organization and under the laws of such jurisdiction as agreed to by the Parties.

          (b) Prior to the Closing Date, the ROE Parent Entity shall not (i) conduct any business operations whatsoever, or (ii) enter into any Contract of any kind, acquire any assets or incur any liabilities, in each case except as may be approved in writing by the Parties and except for organizational expenses as may be approved in writing by the Parties. If this Agreement is terminated prior to the Closing Date, the ROE Parent Entity shall be dissolved.

          (c) The name and the initial principal place of business of the ROE Parent Entity shall be specified in its Constituent Documents or in the ROE Shareholders Agreement. The ROE Parent Entity's offices shall be separate from the offices of the Parties, except as otherwise agreed by the Parties. The principal place of business of the ROE Parent Entity may be transferred to such other place as may be designated by the Parties.

          (d) Except as otherwise provided herein or in the ROE Shareholders Agreement, the ROE Constituent Documents or the Tax Matters Agreement, Sprint Sub shall in the aggregate own directly or indirectly 33 1/3% of the voting equity interests of the ROE Parent Entity, and Atlas shall in the aggregate own directly or indirectly 66 2/3% of the voting equity interests of the ROE Parent Entity.

     Section 5.3.  Composition of the ROE Board.

          (a) The ROE Parent Entity shall be managed by the ROE Board, which shall consist of six voting representatives. Except as provided herein or in the ROE Shareholders Agreement or the ROE Constituent Documents, Sprint Sub shall be entitled to designate two voting representatives to the ROE Board, and Atlas shall be entitled to designate four voting representatives to the ROE Board. Except as otherwise determined by the Global Venture Board, the Sprint Parties agree to cause at least one of the voting representatives designated by Sprint Sub to serve on the ROE Board to also serve as a voting representative on the GBN

                                    - xlv -

Board and the ROW Board, and the FT/DT Parties agree to cause at least one of the voting representatives designated by Atlas to serve as a voting representative on the ROE Board to also serve as a voting representative on the GBN Board and the ROW Board. In each election of voting representatives, Atlas and Sprint Sub shall vote their equity interests in the ROE Parent Entity to effect the election of the ROE Board nominees so designated. Each of the Parties agrees to cause its designated representatives on the ROE Board to act in accordance with the Business Plan of the ROE Group (except as contemplated by Section 8.3) and the Global Policies.

          (b) Promptly after the formation of the ROE Parent Entity, the ROE Board shall elect a Chairman who shall serve in such capacity until the Closing Date. On the Closing Date and annually thereafter, the ROE Board shall elect a Chairman in accordance with procedures to be agreed to by the Parties on or prior to the Closing Date.

          (c) Subject to Applicable Law, the ROE Board shall operate in accordance with the general governance provisions contained in Article 7.

     Section 5.4.  Actions Requiring Unanimous Vote.

          Notwithstanding anything in Section 7.1(c) to the contrary and subject to Sections 8.3 and 18.1, the following matters shall require the affirmative vote of all voting representatives on the ROE Board:

          (a) final approval of a Business Plan or any other Plan Action with respect to the ROE Group;

          (b) approval of any transactions or series of related transactions (excluding the execution and performance of any Operative Agreement and any amendment to any Operative Agreement) between any ROE Entity and any of the Parties or their respective Affiliates or any material amendments to such approved transactions, except for Exempt Related Party Transactions;

          (c)  changes in share capitalization of any ROE Entity;

          (d) admission to any ROE Entity of any Person other than the Parties or, except as specifically provided herein or in the ROE Shareholders Agreement or the ROE Constituent Documents, the issuance of any equity interest in any ROE Entity to any Person;

          (e)  any amendment to the ROE Constituent Documents;

          (f) material decisions regarding the ROE Group technology or network architecture which would have a material effect on the ability of the JV Entities to provide seamless global telecommunication services in accordance with the terms of

                                    - xlvi -
and as contemplated by this Agreement and the other Operative Agreements;

          (g) formation of any ROE Entity, unless permitted without the affirmative vote of all voting representatives on the ROE Board pursuant to the ROE Shareholders Agreement or the ROE Constituent Documents;

          (h) voluntary dissolution or winding-up of any ROE Entity or voluntary initiation by and with respect to any ROE Entity of bankruptcy or similar proceedings, unless permitted without the affirmative vote of all voting representatives on the ROE Board pursuant to the ROE Shareholders Agreement or the ROE Constituent Documents;

          (i) the declaration or payment of any dividend or other distribution by any ROE Entity (whether in cash or property or by issuance of equity interests in any ROE Entity) or the direct or indirect redemption, retirement, purchase or other acquisition of any equity interests in any ROE Entity by such ROE Entity, except to the extent such dividend, distribution, redemption, retirement, purchase or other acquisition (x) is required pursuant to the terms of such equity interests or (y) is permitted without the affirmative vote of all the voting representatives on the ROE Board pursuant to the ROE Shareholders Agreement or the ROE Constituent Documents;

          (j) an investment by any ROE Entity in a National Operation or a Public Telephone Operator pursuant to Section 10.3(f);

          (k) any amendment to an Operative Agreement to which any ROE Entity is a party;

          (l) subject to Section 16.8(d), approval of the terms and conditions of any Affiliation Agreement to which any ROE Entity is a party and any material amendment of such terms and conditions; and

          (m) any action described in any other Operative Agreement or other agreement relating to the Joint Venture to which a JV Entity within the ROE Group is a party which expressly requires such action to be approved by unanimous action of the ROE Board.

     Section 5.5. ROE Officers. The principal officers of the ROE Parent Entity shall consist of a Chief Executive Officer and such other officers as may be appointed by the ROE Board in accordance with this Section 5.5. The Chief Executive Officer of the ROE Parent Entity shall be appointed and removed exclusively by the ROE Board representatives designated by the FT/DT Parties after consultation with the Sprint Parties; provided that the ROE Board representatives designated by the Sprint Parties may appoint and remove the Chief Executive Officer of the ROE Parent

                                   - xlvii -

Entity during such time as the Sprint Parties have the Tie-Breaking Vote. Subject to Section 18.1, all other principal officers of the ROE Parent Entity shall be appointed by unanimous action of the ROE Board. The Chief Executive Officer of the ROE Parent Entity will propose persons, with the concurrence of the Global Venture Office, to be considered by the ROE Board for such positions. The principal officers of the ROE Parent Entity will report to the Chief Executive Officer of the ROE Parent Entity.

     Section 5.6. Other ROE Entities. One or more ROE Parent Entities may be established pursuant to the Tax Matters Agreement. If the Tax Matters Agreement provides for more than one ROE Parent Entity, the Parties shall designate one ROE Entity as the ROE Parent Entity for purposes of approving the matters described in Section 5.4. The ROE Board may also establish from time to time one or more additional ROE Entities in order to conduct the business of the ROE Group in one or more countries within the ROE Territory. Each such ROE Entity shall be a Wholly Owned Subsidiary of the ROE Parent Entity, unless after taking into account tax, regulatory, business and other considerations which they deem relevant, the Parties determine that such ROE Entity should be owned directly or indirectly by Sprint, FT and DT. Except as provided herein or in the ROE Shareholders Agreement, the ROE Constituent Documents or the Tax Matters Agreement, if such ROE Entity is owned directly or indirectly by Sprint, FT and DT, (i) Sprint shall in the aggregate own directly or indirectly 33-1/3% of the voting equity interests in such ROE Entity and FT and DT shall in the aggregate own directly or indirectly 66-2/3% of the voting equity interests in such ROE Entity, and (ii) the governance structure for such ROE Entity shall be identical to the governance structure for the ROE Parent Entity as provided in the ROE Shareholders Agreement. The Parties will take all necessary or appropriate actions to maintain the governance rights of the Parties with respect to the ROE Parent Entity and each other ROE Entity as set forth in this Agreement, the ROE Shareholders Agreement and the ROE Constituent Documents.


                                  ARTICLE 6.

                          THE GLOBAL BACKBONE NETWORK

     Section 6.1.  Purpose and Scope of the GBN Group.

          (a) Subject to Sections 3.1(c) and (d) and Sections 6.1(b) and (c), the relevant GBN Entities shall conduct the GBN Business in accordance with the Business Plan of the GBN Group (subject to Section 8.1) and the Global Policies, including:

          (i)  planning and operating the Global Backbone Network;

                                   - xlviii -

          (ii) strategic planning for the Global Backbone Network and consultation with the Regional Operating Groups, FT, DT, Atlas, Sprint and Sprint Sub and any Affiliated National Operations and Affiliated Public Telephone Operators regarding strategic plans insofar as they relate to networks or facilities interconnected with the Global Backbone Network; and

         (iii)  administration of the GBN Group.

          (b) The Parties agree that the JV Services and other traffic will be progressively routed over the Global Backbone Network to the extent appropriate and as agreed by the Parties in light of the regulatory environment and existing commercial arrangements to which any of the Parties are party.

          (c) The Parties agree that, until such time as the Parties agree that such activities are to be conducted by the GBN Group, certain or all operational aspects of the GBN Business shall be conducted by the ROW Group and the ROE Group. During such time as any such aspects of the GBN Business are to be conducted by the ROW Group and the ROE Group, the Business Plan for the GBN Group shall set forth the allocation between the ROW Group and the ROE Group of responsibility and authority with respect to such aspects of the GBN Business.

     Section 6.2.  Formation of the GBN Parent Entity.

          (a) As promptly as practicable following the date of this Agreement, the Sprint Parties and the FT/DT Parties shall take all steps necessary to form the GBN Parent Entity in such form of organization and under the laws of such jurisdiction as agreed to by the Parties.

          (b) Prior to the Closing Date, the GBN Parent Entity shall not (i) conduct any business operations whatsoever, or (ii) enter into any Contract of any kind, acquire any assets or incur any liabilities, in each case except as may be approved in writing by the Parties and except for organizational expenses as may be approved in writing by the Parties. If this Agreement is terminated prior to the Closing Date, the GBN Parent Entity shall be dissolved.

          (c) The name and the initial principal place of business of the GBN Parent Entity shall be specified in its Constituent Documents or in the GBN Shareholders Agreement. Except as provided in the GBN Shareholders Agreement, the GBN Parent Entity's offices shall be separate from the offices of the Parties, except as otherwise agreed by the Parties. The principal place of business of the GBN Parent Entity may be transferred to such other place as may be designated by the Parties.

                                    - xlix -

          (d) Except as otherwise provided herein or in the GBN Shareholders Agreement, the GBN Constituent Documents or the Tax Matters Agreement, Sprint Sub shall in the aggregate own directly or indirectly 50% of the voting equity interests of the GBN Parent Entity, and Atlas shall in the aggregate own directly or indirectly 50% of the voting equity interests of the GBN Parent Entity. On the second anniversary of the Closing Date and annually thereafter, the Parties will review the ownership of the GBN Parent Entity and the other GBN Entities to determine whether the ownership interests of Sprint Sub and Atlas should be adjusted. Notwithstanding the preceding sentence, no such adjustment shall be made unless in their sole discretion the Parties determine that such adjustment is appropriate.

     Section 6.3.  Composition of the GBN Board.

          (a) The GBN Parent Entity shall be managed by the GBN Board, which shall consist of four voting representatives and two nonvoting representatives. Except as provided herein or in the GBN Shareholders Agreement, Sprint Sub shall be entitled to designate two voting representatives to the GBN Board, and Atlas shall be entitled to designate two voting and two nonvoting representatives to the GBN Board; provided that to the extent Applicable Law does not permit nonvoting representatives to serve on the GBN Board, Atlas may designate a number of persons equal to the number of nonvoting representatives which it would otherwise be entitled to designate pursuant to this Section 6.3(a), which persons shall be entitled to attend all meetings of the GBN Board but shall not be entitled to vote on any issue considered by the GBN Board. Except as otherwise determined by the Global Venture Board, the Sprint Parties agree to cause at least one of the voting representatives designated by Sprint Sub to serve on the GBN Board to also serve as a voting representative on the ROW Board and the ROE Board, and the FT/DT Parties agree to cause at least one of the voting representatives designated by Atlas to serve on the GBN Board to also serve as a voting representative on the ROW Board and the ROE Board. In each election of voting representatives, Atlas and Sprint Sub shall vote their equity interests in the GBN Parent Entity to effect the election of the GBN Board nominees so designated. Each of the Parties agrees to cause its designated representatives on the GBN Board to act in accordance with the Business Plan of the GBN Group (except as contemplated by Section 8.1) and the Global Policies.

          (b) Promptly after the formation of the GBN Parent Entity, the GBN Board shall elect a Chairman who shall serve in such capacity until the Closing Date. On the Closing Date and annually thereafter, the GBN Board shall elect a Chairman in accordance with procedures to be agreed to by the Parties on or prior to the Closing Date.

                                     - l -

          (c) Subject to Applicable Law, the GBN Board shall operate in accordance with the general governance provisions contained in Article 7.

     Section 6.4. Actions Requiring Unanimous Vote. Notwithstanding anything in Section 7.1(c) to the contrary and subject to Sections 8.1 and 18.1, the following matters shall require the affirmative vote of all voting representatives on the GBN Board:

          (a) final approval of a Business Plan or any other Plan Action with respect to the GBN Group;

          (b) approval of any transactions or series of related transactions (excluding the execution and performance of any Operative Agreement and any amendment to any Operative Agreement) between any GBN Entity and any of the Parties or their respective Affiliates or any material amendments to such approved transactions, except for Exempt Related Party Transactions;

          (c)  changes in share capitalization of any GBN Entity;

          (d) admission to any GBN Entity of any Person other than the Parties or, except as specifically provided herein or in the GBN Shareholders Agreement or the GBN Constituent Documents, the issuance of any equity interest in any GBN Entity to any Person;

          (e)  any amendment to the GBN Constituent Documents;

          (f) material decisions regarding the GBN Group technology or network architecture which would have a material effect on the ability of the JV Entities to provide seamless global telecommunication services in accordance with the terms of and as contemplated by this Agreement and the other Operative Agreements;

          (g) formation of any GBN Entity, unless permitted without the affirmative vote of all voting representatives on the GBN Board pursuant to the GBN Shareholders Agreement or in the GBN Constituent Documents;

          (h) voluntary dissolution or winding-up of any GBN Entity or voluntary initiation by and with respect to any GBN Entity of bankruptcy or similar proceedings, unless permitted without the affirmative vote of all voting representatives on the GBN Board pursuant to the GBN Shareholders Agreement or the GBN Constituent Documents;

          (i) the declaration or payment of any dividend or other distribution by any GBN Entity (whether in cash or property or by issuance of equity interests in any GBN Entity) or the direct or indirect redemption, retirement, purchase or other acquisition of any equity interests in any GBN Entity by such GBN

                                     - li -

Entity, except to the extent such dividend, distribution, redemption, retirement, purchase or other acquisition (x) is required pursuant to the terms of such equity interests or (y) is permitted without the affirmative vote of all the voting representatives on the GBN Board pursuant to the GBN Shareholders Agreement or the GBN Constituent Documents;

          (j) any amendment to an Operative Agreement to which any GBN Entity is a party;

          (k) subject to Section 16.8(d), approval of the terms and conditions of any Affiliation Agreement to which any GBN Entity is a party and any material amendment of such terms and conditions; and

          (l) any action described in any other Operative Agreement or other agreement relating to the Joint Venture to which a JV Entity within the GBN Group is a party which expressly requires such action to be approved by unanimous action of the GBN Board.

     Section 6.5. GBN Officers. Subject to Section 18.1, the principal officers of the GBN Parent Entity shall consist of a Chief Executive Officer and such other officers as may be appointed by unanimous action of the GBN Board. Such officers may also be officers or employees of ROW Entities or ROE Entities. The Chief Executive Officer of the GBN Parent Entity will propose persons, with the concurrence of the Global Venture Office, to be considered by the GBN Board for such positions. The principal officers of the GBN Parent Entity will report to the Chief Executive Officer of the GBN Parent Entity.

     Section 6.6. Other GBN Entities. One or more GBN Parent Entities may be established pursuant to the Tax Matters Agreement. If the Tax Matters Agreement provides for more than one GBN Parent Entity, the Parties shall designate one GBN Entity as the GBN Parent Entity for purposes of approving the matters described in Section 6.4. The GBN Board may also establish from time to time one or more additional GBN Entities in order to conduct the GBN Business. Each such GBN Entity shall be a Wholly Owned Subsidiary of the GBN Parent Entity, unless after taking into account tax, regulatory, business and other considerations which they deem relevant, the Parties determine that such GBN Entity should be owned directly or indirectly by Sprint, FT and DT. Except as provided herein or in the GBN Shareholders Agreement, the GBN Constituent Documents or the Tax Matters Agreement, if such GBN Entity is owned directly or indirectly by Sprint, FT and DT, (i) Sprint shall in the aggregate own directly or indirectly 50% of the voting equity interests in such GBN Entity and FT and DT shall in the aggregate own directly or indirectly 50% of the voting equity interests in such GBN Entity, and (ii) the governance structure for such GBN Entity shall be identical to the governance structure for the GBN Parent Entity as provided in the GBN Shareholders Agreement. The Parties will

                                    - lii -
take all necessary or appropriate actions to maintain the governance rights of the Parties with respect to the GBN Parent Entity and each other GBN Entity as set forth in this Agreement, the GBN Shareholders Agreement and the GBN Constituent Documents.


                                  ARTICLE 7.

                             GOVERNANCE PROVISIONS

     Section 7.1.  Meetings; Quorum; Notice.

          (a) The Chairman of each of the Global Venture Board, the Global Venture Committee, the Global Venture Office, the GBN Board, the ROW Board and the ROE Board (collectively, the "Boards") shall prepare or direct the preparation of the agenda for, and preside over, meetings of the Board on which he serves as Chairman. The Chairman shall deliver such agenda to each representative on the Board on which he serves as Chairman at least two Business Days prior to the giving of notice of a regular or special meeting, and any representative on such Board may add items to such agenda.

          (b) The Parties anticipate that (i) the Global Venture Board shall meet at least once every six months, (ii) the Global Venture Committee shall meet at least once every two months until the second anniversary of the Closing and thereafter once every six months (unless the representatives on the Global Venture Committee unanimously determine to meet more frequently) and (iii) regular meetings of all other Boards shall be held once every two months at such places and at such times as each such Board may from time to time determine, and to the extent applicable and possible shall be held at the same place and on the same date as the meetings of the other Boards and any other Governing Boards. Special meetings of any Board may be called by any representative on such Board and shall be held at such place as may be determined by such Board, and to the extent applicable and possible shall be held at the same place and on the same date as the special meetings, if any, of the other Boards and any other Governing Boards. Written notice of the time and place of each regular and special meeting of any Board shall be given by or at the direction of the Chairman of such Board to each representative on such Board, in the case of a regular meeting, at least ten Business Days, and in the case of a special meeting, at least two Business Days, before such meeting. Whenever notice is required to be given to any representative on any Board, such notice shall specify the agenda for such meeting and, to the extent appropriate, shall be accompanied by supporting documentation. The required notice to any representative may be waived by such representative in writing. Attendance by a representative at a meeting shall constitute a waiver of any required notice of such meeting by such representative, except when such representative attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the

                                    - liii -
transaction of any business because the meeting is not properly called or convened.

          (c) Except as expressly provided in this Agreement, the presence of each representative (each voting representative in the case of the Global Venture Committee) shall be required to constitute a quorum for the transaction of any business by the Global Venture Board, the Global Venture Committee or the Global Venture Office and the presence of at least one of the voting representatives of each of Sprint Sub and Atlas shall be required to constitute a quorum for the transaction of any business by the GBN Board, the ROW Board or the ROE Board. Each Party shall use its reasonable efforts to ensure the existence of a quorum at any duly convened meeting of any Board. Except as expressly provided in this Agreement, no action shall be taken by the Global Venture Board, the Global Venture Committee or the Global Venture Office with respect to any matter without the affirmative vote of all of the representatives (all the voting representatives in the case of the Global Venture Committee) on such Board present at a duly constituted meeting and no action shall be taken by the GBN Board, the ROW Board or the ROE Board with respect to any matter without the affirmative vote of a majority of the voting representatives of such Board present at a duly constituted meeting. With respect to the GBN Board, the ROW Board and the ROE Board, if fewer than all of the voting representatives designated to such Board by a given Party are present at a meeting, to the extent permitted by Applicable Law, each representative or representatives of a Party present at such meeting shall be entitled to vote the entire voting power held by all voting representatives designated by such Party. If more than one voting representative appointed by a given Party is present at a meeting, to the extent permitted by Applicable Law, such representatives shall vote such Party's entire voting power in the same manner.

          (d) While the Parties intend that the representatives on each of the Boards shall attend meetings of such Boards in person, the Parties acknowledge that representatives may from time to time be prevented from doing so due to various circumstances. Representatives on each Board may, therefore, to the extent permitted by Applicable Law, participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7.1(d) shall constitute presence in person at such meeting, except where a representative participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

          (e) To the extent permitted by Applicable Law, any action required or permitted to be taken at a meeting of any Board may be taken without a meeting if a written consent,

                                    - liv -
setting forth the action so taken, is signed by all the representatives on such Board and filed with the minutes of the proceedings of such Board. Such consent shall have the same force and effect as a unanimous affirmative vote of the representatives on such Board.

          (f) Each Party may designate by written notice to the other Parties an alternate representative to act in the absence of the representative on the Global Venture Board designated by such Party. Each representative on the Global Venture Board may designate by written notice to the other representatives on the Global Venture Board an alternate voting representative to act in the absence of the voting representative on the Global Venture Committee designated by such representative on the Global Venture Board. Each member of the Global Venture Office may designate by written notice to the other Parties and the Global Venture Office an alternate member to act in the absence of such member on the Global Venture Office. To the extent permitted by Applicable Law, each of Sprint Sub and Atlas may designate by written notice to the other an alternate voting representative to act in the absence of any of its voting representatives on the GBN Board, the ROW Board and the ROE Board. The participation and acts (including the execution of any document) by any alternate representative shall be deemed to be the act of the representative for whom the alternate representative is acting (and any alternate representative of the Chairman of any Board shall have all the powers of the Chairman of such Board in each case) without any evidence of the absence or unavailability of such representative (or the Chairman of such Board). The Parties shall designate to each other their initial nominees to serve on the Global Venture Committee, the Global Venture Office, the GBN Board, the ROW Board and the ROE Board on or prior to the Closing Date.

     Section 7.2. Removal; Resignation; Vacancies. The representatives on each Board shall hold office at the pleasure of the Party or other person which designated them. Any such Party or person may at any time, by written notice to each other Party and to the applicable Board, remove (with or without cause) its representative or an alternate representative on such Board and designate a new representative or alternate representative. Subject to Applicable Law, no representative or alternate representative may be removed except by the Party or person designating the same. Any representative on any Board may resign at any time by giving written notice to the Party or other person which appointed such representative and to such Board. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated and the date of resignation is not specified in such notice, on the date of the receipt of such notice by the applicable Board. No acceptance of such resignation shall be necessary to make it effective. Any vacancy on any Board shall be filled only by the Party or person whose representative has caused the vacancy by giving written notice to such Board and to each other Party, and each of the

                                     - lv -

Parties agrees, as necessary, to vote, or to cause its designated representatives on such Board to vote, for any person so nominated by the Party or other person whose representative has caused such vacancy.

     Section 7.3. No Remuneration. Unless the Parties otherwise agree, no person shall be entitled to any fee, remuneration or compensation in connection with his service as a representative or alternate representative on or as a member of any Board.


                                  ARTICLE 8.

                  SPECIAL MATTERS, PLAN ACTIONS AND DEADLOCKS

     Section 8.1.  GBN Special Matters.

          (a) If a GBN Special Matter is implemented pursuant to Section 8.5(g)(3), the assets, business and any related liabilities contemplated by such GBN Special Matter (the "GBN Special Matter Project") shall be owned by the Party which has declared such GBN Special Matter (the "GBN Proposing Party") in a separate entity outside of the Joint Venture. The GBN Proposing Party agrees that during the GBN Special Matter Period (or, if the GBN Non-Proposing Party elects to cause the GBN Board to direct the GBN Parent Entity to purchase the GBN Special Matter Project pursuant to Section 8.1(b), until the date the closing of such purchase is consummated or abandoned in accordance with Section 8.4):

     (i) such entity will be a Wholly Owned Subsidiary of the GBN Proposing Party (the "GBN Special Matter Subsidiary");

     (ii) the GBN Special Matter Subsidiary will not engage in any business other than the ownership, operation and management of such GBN Special Matter Project;

     (iii) the GBN Special Matter Subsidiary and the GBN Parent Entity shall enter into an Affiliation Agreement in accordance with Section 16.8;

     (iv) all costs of such GBN Special Matter will be funded by the GBN Special Matter Subsidiary; and

     (v) the GBN Proposing Party shall keep separate books and records that account for and record the contributions made to, the results of the operations and activities of, and the distributions made and dividends paid by the GBN Special Matter Subsidiary that owns such GBN Special Matter Project.

                                    - lvi -

          (b) During the GBN Special Matter Period, the voting representatives on the GBN Board of the Party whose voting representatives on the GBN Board did not approve the GBN Special Matter (the "GBN Non-Proposing Party") shall have the right (subject, in the event that a Sprint Party is the GBN Non-Proposing Party, to approval of the exercise of such right in accordance with Section 15.38) to cause the GBN Board to direct the GBN Parent Entity to purchase from the GBN Proposing Party (and in such case the Parties, as necessary, shall vote their Venture Interests, and cause their representatives on the GBN Board to vote, in favor of such action), and the GBN Proposing Party shall agree to sell, such GBN Special Matter Project. The purchase price to be paid shall be equal to the Appraised Value of such GBN Special Matter Project at the time that the voting representatives of the GBN Non-Proposing Party on the GBN Board cause the GBN Parent Entity to exercise its right to purchase the GBN Special Matter Project as determined in accordance with Section 17.8. The Parties shall negotiate in good faith, for a period not to exceed sixty (60) days, to structure the GBN Parent Entity's purchase of the GBN Special Matter Project so as to minimize the tax consequences of such purchase to the parties thereto, including purchasing all of the outstanding equity interests of the GBN Special Matter Subsidiary. However, if at the end of such sixty (60) day period the Parties are unable to reach agreement with respect to an alternative structure, the GBN Parent Entity shall have the right to purchase the assets comprising the GBN Special Matter Project (subject to assuming the related liabilities) for an amount of cash equal to the Appraised Value thereof. The closing of any such transaction pursuant to this Section 8.1(b) shall be effected in accordance with
Section 8.4. If at the end of the GBN Special Matter Period, the GBN Parent Entity has not been directed to purchase the GBN Special Matter Project, or if such transaction has been abandoned, any Affiliation Agreement entered into between the GBN Special Matter Subsidiary and the GBN Parent Entity pursuant to
Section 8.1(a)(iii) shall remain in effect in accordance with its terms.

          (c) No GBN Special Matter shall be deemed an amendment of this Agreement or any other Operative Agreement. No Party shall Offer, or cause any JV Entity to Offer, any Restricted Services pursuant to a GBN Special Matter. To the extent that any provision of a GBN Special Matter deals with the same matter as any Operative Agreement, the provisions of such Operative Agreement shall control.

     Section 8.2.  NAFTA Plan Actions.

          (a) If a NAFTA Plan Action is implemented pursuant to Section 8.5(g)(3) and such NAFTA Plan Action relates to a project (the "NAFTA Plan Action Project") that cannot be accounted for separately by application of the Plan Action/Special Matter Accounting Principles, the assets, business and any related liabilities contemplated by such NAFTA Plan Action Project shall

                                    - lvii -
be owned by the relevant ROW Entity, and such ROW Entity shall conduct its activities with respect to such NAFTA Plan Action in accordance with the terms of such Plan Action. The Parties agree that:

     (i) direct ascertainable costs of the NAFTA Plan Action Project shall be funded in accordance with Section 8.2(c); and

     (ii) such NAFTA Plan Action Project shall give rise to the rights provided in Section 8.2(d).

          (b) If a NAFTA Plan Action is implemented pursuant to Section 8.5(g)(3) and such NAFTA Plan Action relates to a NAFTA Plan Action Project that can be accounted for separately by application of the Plan Action/Special Matter Accounting Principles, such NAFTA Plan Action Project shall be owned by Sprint Sub in a separate entity outside of the Joint Venture. Sprint Sub agrees that during the NAFTA Plan Period (or, if a representative of the FT/DT Parties on the ROW Board elects to cause the ROW Board to direct the ROW Parent Entity to purchase the NAFTA Plan Action Project pursuant to Section 8.2(d)(i), until the date the closing of such purchase is consummated or abandoned in accordance with
Section 8.4):

     (i) such entity will be a Wholly Owned Subsidiary of Sprint Sub (the "Sprint Plan Action Subsidiary");

     (ii) the Sprint Plan Action Subsidiary will not engage in any business other than the ownership, operation and management of such NAFTA Plan Action Project;

     (iii) the Sprint Plan Action Subsidiary and the ROW Parent Entity shall enter into an Affiliation Agreement in accordance with Section 16.8;

     (iv) the NAFTA Plan Action Project shall give rise to the rights provided in Section 8.2(d);


     (v) all costs of the NAFTA Plan Action Project shall be funded by the Sprint Plan Action Subsidiary; and

     (vi) the Sprint Parties shall keep separate books and records that account for and record the contributions made to, the results of the operations and activities of, and the distributions made and dividends paid by the Sprint Plan Action Subsidiary that owns such NAFTA Plan Action Project.

If, at the end of the NAFTA Plan Period, the ROW Parent Entity has not been directed to purchase the NAFTA Plan Action Project

                                   - lviii -
pursuant to Section 8.2(d), or if such a purchase has been abandoned, any Affiliation Agreement entered into between the Sprint Plan Action Subsidiary and the ROW Parent Entity pursuant to Section 8.2(b)(iii) shall remain in effect in accordance with its terms.

          (c) If a NAFTA Plan Action Project cannot be accounted for separately by application of the Plan Action/Special Matter Accounting Principles, all direct ascertainable costs of the NAFTA Plan Action Project (including costs incurred in connection with a determination of Appraised Value undertaken in connection with the issuance of nonvoting equity securities pursuant to this Section 8.2(c)) shall be funded by capital contributions by Sprint Sub to the ROW Parent Entity unless Atlas chooses to fund any or all of its respective share of such costs by capital contributions to the ROW Parent Entity simultaneously with each contribution of funds by Sprint Sub in respect of such project. In consideration for such contributions, the ROW Parent Entity shall issue to Sprint Sub and Atlas nonvoting equity interests in the ROW Parent Entity in accordance with principles to be agreed upon by the Parties prior to the Closing Date pursuant to Section 15.37 (the "Funding Principles"). To the extent that the issuance of such equity interests results in any adjustment of the Percentage Interests of Sprint Sub and Atlas in the ROW Parent Entity, no such adjustment shall affect the governance rights of Sprint Sub or Atlas under this Agreement or the related Shareholders Agreement.

          (d) During the NAFTA Plan Period, (i) in the case of any NAFTA Plan Action Project which can be accounted for separately by application of the Plan Action/Special Matter Accounting Principles and which is therefore owned by a Sprint Plan Action Subsidiary, the Atlas voting representatives on the ROW Board shall have the right to cause the ROW Board to direct the ROW Parent Entity to purchase from the Sprint Plan Action Subsidiary (and in such case the Parties, as necessary, shall vote their Venture Interests, and cause their representatives on such Governing Board to vote, in favor of such action), and Sprint Sub shall cause the Sprint Plan Action Subsidiary to agree to sell, such NAFTA Plan Action Project, and (ii) in the case of a NAFTA Plan Action Project which cannot be accounted for separately by application of the Plan Action/Special Matter Accounting Principles and which is therefore owned by the relevant ROW Entity, Atlas shall have the right to purchase from Sprint Sub that number of equity interests in the ROW Parent Entity as shall be sufficient to return the Percentage Interest of Atlas in the ROW Parent Entity to the same Percentage Interest in the ROW Parent Entity as Atlas owned prior to any adjustment in the Percentage Interests of Sprint Sub and Atlas in the ROW Parent Entity as a result of the contributions by Sprint Sub and Atlas in respect of such NAFTA Plan Action Project (subject to any adjustments as may be provided in the Funding Principles to give effect to Section 11.4). The Funding Principles may include other procedures to implement the purpose of the foregoing

                                    - lix -
sentence. The purchase price payable by Atlas in connection with the transactions described in clauses (i) and (ii) above shall be determined as follows:

       (A) If Section 8.2(d)(i) applies, the purchase price shall be equal to the Appraised Value of such project at the time that the Atlas voting representatives on the ROW Board elected to cause the ROW Parent Entity to purchase the NAFTA Plan Action Project as determined in accordance with Section 17.8. The Parties shall negotiate in good faith, for a period not to exceed sixty (60) days, to structure the ROW Parent Entity's purchase of such NAFTA Plan Action Project so as to minimize the tax consequences of such purchase to the parties thereto, including purchasing all of the outstanding equity interests of the Sprint Plan Action Subsidiary. However, if at the end of such sixty (60) day period the Parties are unable to reach agreement with respect to an alternative structure, the ROW Parent Entity shall have the right to purchase the assets comprising the NAFTA Plan Action Project (subject to assuming the related liabilities) for an amount of cash equal to the Appraised Value thereof. The closing of any such transaction pursuant to this Section 8.2(d)(A) shall be effected in accordance with Section 8.4.

       (B) If Section 8.2(d)(ii) applies, the purchase price shall be equal to Atlas' proportionate share (such proportionate share to be determined by reference to the Percentage Interest of Atlas in the ROW Parent Entity prior to any adjustment in the Percentage Interests of Sprint Sub and Atlas in the ROW Parent Entity as a result of contributions by Sprint Sub and Atlas to the ROW Parent Entity in respect of the NAFTA Plan Action Project, subject to any adjustments as may be provided in the Funding Principles to give effect to Section 11.4) of the direct ascertainable costs paid by Sprint Sub to establish and operate the NAFTA Plan Action Project (including costs incurred in connection with a determination of Appraised Value undertaken in connection with the issuance of nonvoting equity securities pursuant to Section 8.2(c)), adjusted to reflect any such direct ascertainable costs paid by Atlas, together with interest thereon from the date of each such investment by Sprint Sub to the date of payment calculated at the Applicable LIBOR Rate plus 10 percentage points per annum. The closing of any such transaction pursuant to this Section

                                     - lx -

             8.2(d)(B) shall be effected in accordance with Section 8.4.

          (e) No NAFTA Plan Action shall be deemed an amendment of this Agreement or any other Operative Agreement. No Party shall Offer, or cause any JV Entity to Offer, any Restricted Services pursuant to a NAFTA Plan Action. To the extent that any provision of a NAFTA Plan Action deals with the same matter as any Operative Agreement, the provisions of such Operative Agreement shall control.

     Section 8.3.  ROE Plan Actions.

          (a) If an ROE Plan Action is implemented pursuant to Section 8.5(g)(3) and such ROE Plan Action relates to a project (the "ROE Plan Action Project") that cannot be accounted for separately by application of the Plan Action/Special Matter Accounting Principles, the assets, business and any related liabilities contemplated by such ROE Plan Action Project shall be owned by the relevant ROE Entity, and such ROE Entity shall conduct its activities with respect to such ROE Plan Action in accordance with the terms of such Plan Action. The Parties agree that:

     (i) all direct ascertainable costs of the ROE Plan Action Project shall be funded in accordance with Section 8.3(c); and

     (ii) such ROE Plan Action Project shall give rise to the rights provided in Section 8.3(d).

          (b) If an ROE Plan Action is implemented pursuant to Section 8.5(g)(3) and such ROE Plan Action relates to an ROE Plan Action Project that can be accounted for separately by application of the Plan Action/Special Matter Accounting Principles, such ROE Plan Action Project shall be owned by Atlas in a separate entity outside of the Joint Venture. Atlas agrees that during the ROE Plan Period (or, if a representative of the Sprint Parties on the ROE Board elects to cause the ROE Board to direct the ROE Parent Entity to purchase the ROE Plan Action Project pursuant to Section 8.3(d)(i), until the date the closing of such purchase is consummated or abandoned in accordance with Section 8.4):

     (i) such entity will be a Wholly Owned Subsidiary of Atlas (the "Atlas Plan Action Subsidiary");

     (ii) the Atlas Plan Action Subsidiary will not engage in any business other than the ownership, operation and management of such ROE Plan Action Project;

                                    - lxi -

     (iii) the Atlas Plan Action Subsidiary and the ROE Parent Entity shall enter into an Affiliation Agreement in accordance with Section 16.8;

     (iv) the ROE Plan Action Project shall give rise to the rights provided in Section 8.3(d);

     (v) all costs of the ROE Plan Action Project shall be funded by the Atlas Plan Action Subsidiary; and

     (vi) the FT/DT Parties shall keep separate books and records that account for and record the contributions made to, the results of the operations and activities of, and the distributions made and dividends paid by the Atlas Plan Action Subsidiary that owns such ROE Plan Action Project.

If, at the end of the ROE Plan Period, the ROE Parent Entity has not been directed to purchase the ROE Plan Action Project pursuant to Section 8.3(d), or if such a purchase has been abandoned, any Affiliation Agreement entered into between the Atlas Plan Action Subsidiary and the ROE Parent Entity pursuant to
Section 8.3(b)(iii) shall remain in effect in accordance with its terms.

          (c) If an ROE Plan Action Project cannot be accounted for separately by application of the Plan Action/Special Matter Accounting Principles, all direct ascertainable costs of the ROE Plan Action Project (including costs incurred in connection with a determination of Appraised Value undertaken in connection with the issuance of nonvoting equity securities pursuant to this
Section 8.3(c)) shall be funded by capital contributions by Atlas to the ROE Parent Entity unless Sprint Sub chooses (subject to approval of such choice in accordance with Section 15.38) to fund any or all of its respective share of such costs by capital contributions to the ROE Parent Entity simultaneously with each contribution of funds by Atlas in respect of such project. In consideration for such contributions, the ROE Parent Entity shall issue to Sprint Sub and Atlas nonvoting equity interests in the ROE Parent Entity in accordance with the Funding Principles. To the extent that the issuance of such equity interests results in any adjustment of the Percentage Interests of Sprint Sub and Atlas in the ROE Parent Entity, no such adjustment shall affect the governance rights of Sprint Sub or Atlas under this Agreement or the related Shareholders Agreement.

          (d) During the ROE Plan Period, (i) in the case of any ROE Plan Action Project which can be accounted for separately by application of the Plan Action/Special Matter Accounting Principles and which is therefore owned by an Atlas Plan Action Subsidiary, the Sprint Sub voting representatives on the ROE Board shall have the right (subject to approval of the exercise of such right in accordance with Section 15.38) to cause the ROE

                                    - lxii -

Board to direct the ROE Parent Entity to purchase from the Atlas Plan Action Subsidiary (and in such case the Parties, as necessary, shall vote their Venture Interests, and cause their representatives on such Governing Board to vote, in favor of such action), and Atlas shall cause the Atlas Plan Action Subsidiary to agree to sell, such ROE Plan Action Project, and (ii) in the case of an ROE Plan Action Project which cannot be accounted for separately by application of the Plan Action/Special Matter Accounting Principles and which is therefore owned by the relevant ROE Entity, Sprint Sub shall have the right to purchase (subject to approval of the exercise of such right in accordance with Section 15.38) from Atlas that number of equity interests in the ROE Parent Entity as shall be sufficient to return the Percentage Interest of Sprint Sub in the ROE Parent Entity to the same Percentage Interest in the ROE Parent Entity as Sprint Sub owned prior to any adjustment in the Percentage Interests of Sprint Sub and Atlas in the ROE Parent Entity as a result of the contributions by Sprint Sub and Atlas in respect of such ROE Plan Action Project (subject to any adjustments as may be provided in the Funding Principles to give effect to Section 11.4). The Funding Principles may include other procedures to implement the purpose of the foregoing sentence. The purchase price payable by Sprint Sub in connection with the transactions described in clauses (i) and (ii) above shall be determined as follows:

       (A) If Section 8.3(d)(i) applies, the purchase price shall be equal to the Appraised Value of such project at the time that the Sprint Sub voting representatives on the ROE Board elected to cause the ROE Parent Entity to purchase the ROE Plan Action Project as determined in accordance with Section 17.8. The Parties shall negotiate in good faith, for a period not to exceed sixty (60) days, to structure the ROE Parent Entity's purchase of such ROE Plan Action Project so as to minimize the tax consequences of such purchase to the parties thereto, including purchasing all of the outstanding equity interests of the Atlas Plan Action Subsidiary. However, if at the end of such sixty (60) day period the Parties are unable to reach agreement with respect to an alternative structure, the ROE Parent Entity shall have the right to purchase the assets comprising the ROE Plan Action Project (subject to assuming the related liabilities) for an amount of cash equal to the Appraised Value thereof. The closing of any such transaction pursuant to this
             Section 8.3(d)(A) shall be effected in accordance with Section 8.4.

       (B) If Section 8.3(d)(ii) applies, the purchase price shall be equal to Sprint Sub's proportionate share (such proportionate share to be determined by reference to the Percentage Interest of Sprint Sub

                                   - lxiii -
             in the ROE Parent Entity prior to any adjustment in the Percentage Interests of Sprint Sub and Atlas in the ROE Parent Entity as a result of contributions by Sprint Sub and Atlas to the ROE Parent Entity in respect of the ROE Plan Action Project, subject to any adjustments as may be provided in the Funding Principles to give effect to Section 11.4) of the direct ascertainable costs paid by Atlas to establish and operate the ROE Plan Action Project (including costs incurred in connection with a determination of Appraised Value undertaken in connection with the issuance of nonvoting equity securities pursuant to Section 8.3(c)), adjusted to reflect any such direct ascertainable costs paid by Sprint Sub, together with interest thereon from the date of each such investment by Atlas to the date of payment calculated at the Applicable LIBOR Rate plus 10 percentage points per annum. The closing of any such transaction pursuant to this Section 8.3(d)(B) shall be effected in accordance with Section 8.4.

          (e) No ROE Plan Action shall be deemed an amendment of this Agreement or any other Operative Agreement. No Party shall Offer, or cause any JV Entity to Offer, any Restricted Services pursuant to an ROE Plan Action. To the extent that any provision of an ROE Plan Action deals with the same matter as any Operative Agreement, the provisions of such Operative Agreement shall control.

     Section 8.4.  Closing of Purchase of Project.

          (a) The Parties shall use commercially reasonable efforts to obtain all Governmental Approvals relating to the closing of any purchase and sale of assets or equity interests pursuant to Section 8.2(d)(A) or 8.3(d)(A) or equity interests pursuant to Section 8.2(d)(B) or 8.3(d)(B). Unless the Parties have failed to receive all required Governmental Approvals or any of the Governmental Approvals provided with respect to the transaction have imposed a Burdensome Condition, the closing of any such purchase and sale of assets or equity interests pursuant to Section 8.2(d)(A) or 8.3(d)(A) or equity interests pursuant to Section 8.2(d)(B) or 8.3(d)(B) shall be consummated in the principal office of the relevant JV Entity on or before the one hundred and fiftieth (150th) day following the exercise of such right to purchase. If the required Governmental Approvals have not been received at the time the closing is scheduled to occur hereunder or any of the Governmental Approvals provided with respect to such purchase and sale have imposed a Burdensome Condition, the closing shall be postponed until no later than the second anniversary of the end of the NAFTA Plan Period or ROE Plan Period, as applicable. If by such time all Governmental Approvals required to consummate such purchase and sale have not

                                    - lxiv -
been obtained or any of the Governmental Approvals provided with respect to such purchase and sale have imposed a Burdensome Condition, such purchase and sale shall be abandoned.

          (b) At the closing of any purchase and sale pursuant to Section 8.4(a), (i) the selling Person shall transfer, assign and deliver to the non-selling Person such transfer documents and other documents or instruments reasonably required by counsel for the non-selling Person to convey the title of the selling Person, and (ii) the non-selling Person shall pay the purchase price in cash in U.S. Dollars and, if the purchase and sale is of the assets comprising a GBN Special Matter Project, a NAFTA Plan Action Project or an ROE Plan Action Project, the non-selling Person shall deliver to the selling Person such documents or instruments reasonably required by counsel for the selling Person to effect the assumption by the non-selling Person of the liabilities related to such assets. In addition, at the closing of such purchase and sale,
(x) if the purchase and sale is of equity interests, the selling Person shall transfer such equity interests free and clear of all Liens and (y) if the purchase and sale is of the assets comprising a GBN Special Matter Project, a NAFTA Plan Action Project or an ROE Plan Action Project, the selling Person shall transfer such assets free and clear of all Liens other than those which are disclosed or those which do not materially adversely affect the use of such assets by the non-selling Person. In the case of a transfer of equity interests, the non-selling Person shall deliver to the selling Person such investment representations as may be reasonably requested for securities law purposes.

     Section 8.5.  Deadlocks.

          (a) The Parties agree that all Deadlocks on the Governing Board of each JV Entity, the Global Venture Office, the Global Venture Committee and the Global Venture Board shall be resolved in accordance with this Section 8.5.

          (b) If a Deadlock occurs on the Governing Board of a JV Entity, any voting representative on such Governing Board may, within twenty (20) days of the vote which gave rise to such Deadlock, by written notice to the other voting representatives on such Governing Board and to the Global Venture Committee, refer such Deadlock to the Global Venture Committee for resolution pursuant to this Section 8.5. Such voting representative shall indicate in such notice his intention that such Deadlock be resolved: (i) as a Special Deadlock Matter, if relating to the failure to approve a Business Plan as provided in Section 16.1;
(ii) as a potential GBN Special Matter, if and to the extent (A) such Deadlock arose from the failure of the Governing Board of a GBN Entity to adopt a proposed action with respect to an expenditure relating to the expansion of the capacity of the Global Backbone Network which requires an additional investment or capital expenditure, and (B) such voting representative is a voting representative of the GBN Proposing

                                    - lxv -

Party; (iii) as a potential NAFTA Plan Action, if and to the extent (A) such Deadlock arose from the failure of the Governing Board of an ROW Entity to adopt a Plan Action relating to a NAFTA Country, and (B) such voting representative proposed such Plan Action and is a representative of the Sprint Parties; (iv) as a potential ROE Plan Action, if (A) such Deadlock arose from the failure of a Governing Board of an ROE Entity to adopt a Plan Action, and (B) such voting representative proposed such Plan Action and is a representative of the FT/DT Parties; and (v) as a Deadlock not described in clauses (i) through (iv). If no such voting representative refers such Deadlock to the Global Venture Committee for resolution within such 20-day period, no further action shall be taken at or pursuant to such meeting with respect to the proposal which gave rise to such Deadlock, but such proposal may be presented at a subsequent meeting of the relevant Governing Board and any resulting Deadlock shall be resolved in accordance with this Section 8.5.

          (c) If a Deadlock occurs on the Governing Board of a JV Entity and such Deadlock is referred to the Global Venture Committee for resolution as a Special Deadlock Matter pursuant to Section 8.5(b)(i) or a Deadlock described in
Section 8.5(b)(v), and such Deadlock arose from the failure of the Governing Board of: (i) an ROW Entity to adopt a Plan Action relating to a NAFTA Country; or (ii) an ROE Entity to adopt a Plan Action, a representative of the Sprint Parties (in the case of clause (i)) or of the FT/DT Parties (in the case of clause (ii)) on such Governing Board may, within ten (10) days of such referral by delivery of written notice to the other voting representatives on such Governing Board and to the Global Venture Committee, request that such Deadlock be treated as a potential NAFTA Plan Action or ROE Plan Action as the case may be (including for the purpose of preventing resolution of such Deadlock as a Special Deadlock Matter). Upon delivery of such notice, then such Deadlock shall not be resolved as a Special Deadlock Matter and shall be resolved as a potential NAFTA Plan Action or ROE Plan Action, as applicable, subject to
Section 8.5(g)(3).

          (d) If a Deadlock occurs at the Global Venture Office with respect to any agenda item which is originally considered by the Global Venture Office, any voting member of the Global Venture Office may, within twenty (20) days of the vote which gave rise to such Deadlock, by written notice to the other voting members of the Global Venture Office and to the Global Venture Committee, refer such Deadlock to the Global Venture Committee for resolution pursuant to this
Section 8.5. If no such voting member refers such Deadlock to the Global Venture Committee for resolution within such 20-day period, no further action shall be taken at or pursuant to such meeting with respect to the proposal which gave rise to such Deadlock, but such proposal may be presented at a subsequent meeting of the Global Venture Office and any resulting Deadlock shall be resolved in accordance with this Section 8.5.

                                    - lxvi -

          (e) If a Deadlock occurs at the Global Venture Committee with respect to (i) any agenda item which was originally considered by the Global Venture Committee, (ii) any Deadlock referred to the Global Venture Committee by the Governing Board of a JV Entity pursuant to Section 8.5(b) or (iii) any Deadlock referred to the Global Venture Committee by the Global Venture Office pursuant to Section 8.5(d), such Deadlock shall be reconsidered at one or more subsequent meetings of the Global Venture Committee. If such Deadlock cannot be resolved at one or more subsequent Global Venture Committee meetings:

          (x) in the case of a potential GBN Special Matter, NAFTA Plan Action or ROE Plan Action, within forty-five (45) days of the date on which such Deadlock was originally referred to the Global Venture Committee;

          (y) in the case of a Special Deadlock Matter, within the period ending on the Funding Extension Deadline, unless the Funding Extension Commitment with respect thereto shall have occurred or such Special Deadlock Matter does not relate to a Funding Deadlock, in which case clause
     (z) shall apply; or

          (z)  in the case of any other Deadlock, within two hundred seventy
     (270) days of the date on which such Deadlock was originally considered by or referred to the Global Venture Committee;

such Deadlock shall be automatically and immediately referred to the Global Venture Board for resolution. The Global Venture Board shall have:

          (1) in the case of a potential GBN Special Matter, NAFTA Plan Action or ROE Plan Action, forty-five (45) days (or such extended period as the Global Venture Board members agree in writing is appropriate in such case);

          (2) in the case of a Special Deadlock Matter, the period ending fifteen (15) days following the Funding Extension Deadline (or such extended period as the Global Venture Board members agree in writing is appropriate in such case), unless the Funding Extension Commitment with respect thereto shall have occurred or such Special Deadlock Matter does not relate to a Funding Deadlock, in which case clause (3) shall apply; and

          (3) in the case of any other Deadlock, ninety (90) days (or such extended period as the Global Venture Board members agree in writing is appropriate in such case);

to consider and resolve such Deadlock.

                                   - lxvii -

          (f)  If a Deadlock considered by the Global Venture Board pursuant to
Section 8.5(e) cannot be resolved by the Global Venture Board within the period referred to in Section 8.5(e)(2) and such Deadlock relates to a Special Deadlock Matter, subject to Section 8.6, any Party within one hundred eighty (180) days of the end of such period may, by written notice to the other Parties and the Global Venture Board, declare an impasse (an "Impasse") unless (x) the Global Venture Board members shall have agreed in writing that an Impasse may not be declared with respect to such matter or (y) prior to such declaration the Parties shall have reached agreement with respect to such matter. Following the declaration of an Impasse pursuant to this Section 8.5(f), any Related Party Group within twenty (20) days may dissolve such Impasse by accepting the position of the other Related Party Group with respect to such matter.

          (g)  If a Deadlock considered by the Global Venture Board pursuant to
Section 8.5(e) cannot be resolved by the Global Venture Board within the period referred to in Section 8.5(e)(1) or (3) and such Deadlock does not relate to a Special Deadlock Matter, then such Deadlock shall be referred back (i) to the Global Venture Committee if such Deadlock relates to an agenda item originally considered by the Global Venture Committee, (ii) to the Global Venture Office if such Deadlock relates to an agenda item originally considered by the Global Venture Office, or (iii) to the relevant Governing Board of the JV Entity if such Deadlock relates to an agenda item originally considered by such Governing Board.

          (1) If, in the case of a Deadlock referred to in clause (i) or (ii) above, the Global Venture Committee or Global Venture Office, as applicable, is still unable to resolve such Deadlock, no further action shall be taken at or pursuant to such meeting with respect to the proposal giving rise to such Deadlock, but such proposal may be presented at a subsequent meeting of the Global Venture Committee or the Global Venture Office and any resulting Deadlock shall be resolved in accordance with this
     Section 8.5.

          (2) If, in the case of a Deadlock described in clause (iii) above, the Governing Board of the JV Entity is still unable to resolve such Deadlock and such Deadlock does not relate to a potential GBN Special Matter, NAFTA Plan Action or ROE Plan Action, no further action shall be taken at or pursuant to such meeting with respect to the proposal giving rise to such Deadlock, but such proposal may be presented at a subsequent meeting of the relevant Governing Board and any resulting Deadlock shall be resolved in accordance with this Section 8.5.

          (3) If, in the case of a Deadlock described in clause (iii) above, the Governing Board of the JV Entity is still unable to resolve such Deadlock and such Deadlock relates to

                                   - lxviii -
     a potential GBN Special Matter, NAFTA Plan Action or ROE Plan Action, the GBN Proposing Party or the Related Party Group whose voting representative requested that such Deadlock be so resolved, as the case may be, may, subject to Section 8.5(k) and, in the event that the Sprint Parties have the right to so declare, to approval in accordance with Section 15.38, within fifteen (15) days of the date on which such Deadlock was referred back to the relevant Governing Board, declare such potential GBN Special Matter, NAFTA Plan Action or ROE Plan Action to be a GBN Special Matter, a NAFTA Plan Action or an ROE Plan Action, as the case may be, and such GBN Special Matter, NAFTA Plan Action or ROE Plan Action shall be implemented pursuant to Section 8.1, 8.2 or 8.3, respectively. If such voting representative does not make such declaration within such period, such Deadlock shall be resolved in accordance with clause (2) above; provided that if such voting representative does not make such declaration, and another voting representative on such Governing Board had previously requested that such Deadlock be resolved as a Special Deadlock Matter pursuant to Section 8.5(b)(i), such Deadlock shall immediately and automatically be referred to the Global Venture Board and considered by it as contemplated in Sections 8.5(e) and (f), except that the first date after which an Impasse may be declared shall be the Funding Extension Deadline, unless the Funding Extension Commitment with respect thereto shall have occurred or such Special Deadlock Matter does not relate to a Funding Deadlock, in which case, subject to Section 8.6, such date shall be three hundred sixty (360) days after the date such Deadlock was first referred to the Global Venture Committee.

          (h) If, at the end of the applicable NAFTA Plan Period or ROE Plan Period, Atlas (in the case of a NAFTA Plan Action) or Sprint Sub (in the case of an ROE Plan Action) has not exercised its (or caused the applicable JV Entity to exercise its) rights pursuant to Section 8.2(d) (in the case of a NAFTA Plan Action) or 8.3(d) (in the case of an ROE Plan Action), the Governing Board of the relevant ROW Entity or ROE Entity shall again consider the NAFTA Plan Action or ROE Plan Action. If the Governing Board of such ROW Entity or ROE Entity cannot resolve the Deadlock with respect to such NAFTA Plan Action or ROE Plan Action within thirty (30) days of the end of such NAFTA Plan Period or ROE Plan Period, such Deadlock shall be automatically and immediately referred to the Global Venture Committee. If such Deadlock cannot be resolved by the Global Venture Committee within thirty (30) days of the date of such referral to the Global Venture Committee, such Deadlock shall be automatically and immediately referred to the Global Venture Board for resolution. The Global Venture Board shall have thirty (30) days (or such extended period as the Global Venture Board members agree in writing is appropriate in any such case) to consider and resolve such Deadlock. If such Deadlock cannot be resolved by the Global Venture Board within thirty (30) days (as extended) of the date of such referral to the Global Venture Board, then

                                    - lxix -
either the Sprint Parties or the FT/DT Parties within one hundred eighty (180) days of the end of such period may declare an Impasse by written notice to the other Parties and the Global Venture Board unless (x) the Global Venture Board members shall have agreed in writing that an Impasse may not be declared with respect to such matter or (y) prior to such declaration the Parties shall have reached agreement with respect to such matter. Following the declaration of an Impasse pursuant to this Section 8.5(h), if the Related Party Group which declared such Impasse also implemented the NAFTA Plan Action or ROE Plan Action which led to such Impasse, the other Related Party Group may, within twenty (20) days, dissolve such Impasse by accepting the position of the declaring Related Party Group with respect to such matter.

          (i) If a Deadlock occurs at the Global Venture Board with respect to any agenda item originally considered by the Global Venture Board, such Deadlock will be reconsidered at one or more subsequent meetings of the Global Venture Board. If the Global Venture Board is unable to resolve such Deadlock within three hundred sixty (360) days and such Deadlock does not relate to a Special Deadlock Matter, no further action shall be taken at or pursuant to such meeting with respect to the proposal giving rise to such Deadlock, but such proposal may be presented at a subsequent meeting of the Global Venture Board and any resulting Deadlock shall be resolved in accordance with this Section 8.5. If the Global Venture Board is unable to resolve such Deadlock within such period and such Deadlock relates to a Special Deadlock Matter, subject to Sections 8.5(j) and 8.6, either Related Party Group, within one hundred eighty (180) days of the end of such period, may, by written notice to the other Parties and the Global Venture Board, declare an Impasse unless (x) the Global Venture Board members shall have agreed in writing that an Impasse may not be declared with respect to such matter or (y) prior to such declaration the Parties shall have reached agreement with respect to such matter. Following the declaration of an Impasse pursuant to this Section 8.5(i), any Related Party Group within twenty (20) days may dissolve such Impasse by accepting the position of the other Related Party Group with respect to such matter.

          (j) Notwithstanding Section 8.5(i), if a Deadlock occurs at the Global Venture Board and such Deadlock relates to a Special Deadlock Matter and:

          (1) such Deadlock arose solely from the failure to adopt the Global Venture Strategic Plan because of a disagreement relating to a matter concerning a NAFTA Country; or

          (2) such Deadlock arose solely from the failure to adopt the Global Venture Strategic Plan because of a disagreement relating to a matter concerning the ROE Territory,

                                    - lxx -
then, as applicable, any representative of the Sprint Parties on the ROW Board or any representative of the FT/DT Parties on the ROE Board may within thirty
(30) days of the date such Deadlock first arose request that such Deadlock be resolved as a potential NAFTA Plan Action or ROE Plan Action, in which event, such Deadlock shall be referred to the Global Venture Committee and resolved as provided in Sections 8.5(e), (f), (g) and (h) (with such Deadlock being treated as though it originated at the Governing Board of the relevant JV Entity).

          (k) Notwithstanding anything to the contrary in this Section 8.5, none of the Sprint Parties or the FT/DT Parties shall have the right, or be required, to declare any Deadlock to be a Special Deadlock Matter, GBN Special Matter, NAFTA Plan Action or ROE Plan Action, as the case may be, while any Related Party Group has the Tie Breaking Vote. If the representative of any Party on any Governing Board fails to exercise its right under this Section 8.5 to declare a NAFTA Plan Action or an ROE Plan Action (including in order to prevent resolution of a Deadlock as a Special Deadlock Matter), no Party shall thereafter have the right to declare any NAFTA Plan Action or ROE Plan Action until such Special Deadlock Matter has been resolved.

     Section 8.6. No Impasse Period. Notwithstanding anything to the contrary in this Article 8, for a period of three years commencing on the Closing Date, no failure of the Global Venture Board to resolve any Deadlock relating to a Special Deadlock Matter shall result in the right of any Party to declare an Impasse unless such Special Deadlock Matter relates to a Funding Deadlock. Nothing in this Section 8.6 shall prohibit any Party from initiating any arbitration of a Dispute pursuant to Article 21 during such three-year period.


                                  ARTICLE 9.

                            HOME COUNTRY ACTIVITIES

     Section 9.1. General. Subject to the provisions of the other Operative Agreements and Applicable Law, the JV Services shall be provided to customers in the United States by Sprint and its Subsidiaries and in France and Germany by FT, DT and their respective Subsidiaries (other than Atlas and its Subsidiaries) as described in Section 2.2(b).

     Section 9.2. Conformity to Venture Policies. To the extent not prohibited by Applicable Law, the Parties will conduct their businesses related to the Joint Venture in their respective Home Countries so as to conform with the Global Policies; provided that no Related Party Group shall be required to conduct its business to conform to any Global Policies which are initially established by the Global Venture Board while the other Related Party Group has the Tie-Breaking Vote, unless the Non-Tie Breaking Party agreed to such Global Policies.

                                    - lxxi -

                                  ARTICLE 10.


                        OTHER ACTIVITIES BY THE PARTIES
                             AND THE JOINT VENTURE

     Section 10.1. In General. The Parties acknowledge that to support their intention to make the Joint Venture the principal embodiment and global reference point of the International Telecommunications Services Business of the Parties and to protect adequately their interests in the JV Entities, it is necessary and essential that the Parties enter into and adhere to the covenants contained in this Article 10.

     Section 10.2.  Non-Competition Obligations.

          (a) Except as provided in Sections 8.2, 8.3, 10.3, 10.4, 10.6 and 10.7, from and after the Closing Date no Party or any of its Affiliates shall:

          (i)  Offer Competing Services; or

          (ii) Invest or Participate in any Person that Offers Competing
               Services.

          (b) (i) Except as required by Applicable Law, no senior officer or member of the board of directors of a Sprint Party shall serve as a senior officer or member of a board of directors, managing board or similar governing body ("Governing Body") of a Major Competitor of FT/DT; provided that no participation by a member of the Governing Body of Sprint appointed by FT or DT in the senior management or on the Governing Body of a Major Competitor of FT/DT shall constitute a breach of this Section 10.2(b)(i) by the Sprint Parties; and

          (ii) Except that a member of the Conseil d'Administration of FT appointed as a member of such board (A) by the Government of France (a "Government-Appointed Member") or (B) by any union or employee group of FT (an "Employee-Appointed Member") may participate in the senior management or on the Governing Body of a Major Competitor of Sprint, no senior officer or member of the Conseil d'Administration of FT or the Vorstand of DT or any similar body (excluding, in the case of DT, its Aufsichtsrat) of an FT/DT Party shall serve as a senior officer or member of a Governing Body of a Major Competitor of Sprint. To the extent permitted by Applicable Law, FT will adopt reasonable procedures to ensure that no Government-Appointed Member or Employee-Appointed Member who participates in the senior management or on the Governing Body of a Major Competitor of Sprint has access to sensitive information regarding the activities of Sprint or the Joint Venture or otherwise is involved in matters in which such Government-Appointed Member or Employee-Appointed Member has a conflict of interest with respect

                                   - lxxii -
to Sprint or the Joint Venture. The implementation of such procedures, if any, shall be accurately reflected in the minutes of the deliberations of the Conseil d'Administration of FT.

          (c) For the purposes of this Article 10, a "Section 10 Affiliate" of a Party shall mean any Person in which such Party directly or indirectly has or acquires an equity interest representing 20% or more (but not more than 50%) of the aggregate voting power of such Person. Each Party shall cause each of its Affiliates, other than its Section 10 Affiliates, to comply with the obligations of such Affiliate under this Article 10. Except as provided in Sections 8.2, 8.3, 10.3, 10.4 (other than Sections 10.4(b) and (c) and except that, for purposes of Section 10.4(f), if the 1% threshold referred to in such Section is exceeded, the relevant Party shall comply with the requirements of this Section 10.2(c) rather than the requirements of Section 10.4(c)(i) or (ii)) and 10.6, if a Section 10 Affiliate of a Party (a) Offers Competing Services or Competing LD Services or (b) Invests or Participates in any Person that Offers Competing Services or Competing LD Services, subject to the second to last sentence of this Section 10.2(c), such Party shall, at the request of the representatives of the other Parties on the Global Venture Board (the "Unrelated Representatives") (subject, in the event that a representative of the Sprint Parties is one of such Unrelated Representatives, to approval of such request in accordance with
Section 15.38), use commercially reasonable efforts to (A) cause such Section 10 Affiliate to transfer to the Joint Venture the assets (and related liabilities) used to Offer the Competing Services and the Competing LD Services (the "Competing Business") or (B) if such Party is not permitted or does not have the ability to cause the transfer of the Competing Business to the Joint Venture, sell to the Joint Venture such Party's equity interest in such Section 10 Affiliate, in each case at the Appraised Value. If the Unrelated Representatives determine that the Joint Venture should not acquire the Competing Business or such Party's equity interest in such Section 10 Affiliate, such Party shall use commercially reasonable efforts to (x) cause such Section 10 Affiliate to divest such Competing Business or (y) divest its equity interest in such Section 10 Affiliate within a commercially reasonable time; provided that if a Section 10 Affiliate of a Party begins to Offer (1) Competing Services as a result of the introduction of a new JV Service by a decision of the Global Venture Board or a new service by a Regional Operating Group through a NAFTA Plan Action or an ROE Plan Action or (2) Competing LD Services as a result of a National Operation or a Public Telephone Operator becoming an Affiliated National Operation or an Affiliated Public Telephone Operator, and the Unrelated Representatives elect not to cause such Section 10 Affiliate to transfer to the Joint Venture the assets (and related liabilities) used to Offer the Competing Services or Competing LD Services, or such Section 10 Affiliate is not permitted or does not have the ability to cause the transfer of such Competing Business to the Joint Venture, then notwithstanding the foregoing, such Competing Business shall be

                                   - lxxiii -
treated as an Excluded Business in accordance with Section 10.4(d). For purposes of this Section 10.2(c), the term "Affiliate," when used in the sections referred to in the introductory clause of the third sentence of this
Section 10.2(c), shall mean an "Affiliate" as defined in Section 1.1 and a "Section 10 Affiliate."

     Section 10.3.  National Operations; Public Telephone Operators.

          (a) From and after the Closing Date no Party or any of its Affiliates shall:

          (i) Offer any national long distance services in competition with an Affiliated National Operation or an Affiliated Public Telephone Operator ("Competing LD Services"), provided that, subject to
                Section 10.3(c), a Party or its Affiliates may Invest or Participate in a Public Telephone Operator Offering Competing LD Services;

          (ii) Invest or Participate in any Person if such Person Offers Competing LD Services, provided that, subject to Section 10.3(c), a Party or its Affiliates may Invest or Participate in a Public Telephone Operator Offering Competing LD Services;

          (iii) Invest or Participate in any National Operation if such National Operation is allied with a Major Competitor of the Joint Venture as determined in accordance with criteria established by the Global Venture Board; or

          (iv) Except as provided in Section 10.3(b), Invest or Participate in any National Operation or Public Telephone Operator if a Competing Person is a Material Participant in such National Operation or Public Telephone Operator at the time of such Investment or Participation.

Subject to the foregoing and Sections 10.3(c) and (d), from and after the Closing Date, a Party and its Affiliates may Invest or Participate in a National Operation or Public Telephone Operator that at any time Offers Competing Services.

          (b) Notwithstanding Section 10.3(a)(iv), if, after the Closing Date, a Party or any of its Affiliates proposes to Invest or Participate in a Public Telephone Operator and a Governmental Authority having authority over the privatization or disposition of securities of such Public Telephone Operator requires that a Competing Person also participate in such Investment or Participation, such Party or its Affiliates may Invest or Participate in such Public Telephone Operator with the prior written consent of each other Party, which consent each other

                                   - lxxiv -

Party agrees will not be unreasonably withheld. If any such other Party withholds its consent to such Investment or Par ticipation, such Party shall specify the basis for withholding consent in reasonable detail so as to avoid similar issues or disputes with respect to any subsequent proposed Investment or Participation.

          (c) Except as prohibited by Section 10.3(a), if, after the Closing Date, a Party or any of its Affiliates proposes to Invest or Participate in any Public Telephone Operator by the purchase from a Governmental Authority of any original ownership interest therein, such Party may (subject, in the event that Sprint or its Affiliate proposes to make such Investment or Participation, to approval in accordance with Section 15.38), in its sole and absolute discretion, allow the Joint Venture or any one or more of the other Parties to participate in such Party's Investment or Participation on terms and conditions satisfactory to such Party. If such Party determines, in its sole and absolute discretion, that neither the Joint Venture nor any other Party or Parties will participate in such Party's Investment or Participation in such Public Telephone Operator, subject to Section 10.3(a), such Party or its Affiliates may Invest or Participate in such Public Telephone Operator without any Invest ment or Participation by the Joint Venture or any other Party, provided that, subject to
Section 10.3(a), the Joint Venture and each other Party or their respective Affiliates may also separately Invest or Participate in such Public Telephone Operator.

          (d) Except as prohibited by Section 10.3(a), if, after the Closing Date, a Party or any of its Affiliates proposes to Invest or Participate in any National Operation, such Party shall first offer the Joint Venture the opportunity to Invest or Participate in such National Operation in accordance with such procedures as may be established from time to time by the Global Venture Board (the "First Offer Procedures"). If the Global Venture Board rejects the first offer or fails to respond to the first offer in accordance with the First Offer Procedures, subject to Section 10.3(a), such Party or its Affiliates may (subject, in the event that Sprint or its Affiliate proposes to make such Investment or Participation, to approval in accordance with Section 15.38) Invest or Participate in such National Operation, so long as, in the case the Global Venture Board has rejected such first offer, such Party's representative on the Global Venture Board voted in favor of the Joint Venture Investing or Participating in such National Operation.

          (e) If, after the Closing Date, a Party or any of its Affiliates Invests or Participates in a National Operation or a Public Telephone Operator pursuant to this Section 10.3, such Party or Affiliate, as the case may be, shall use commercially reasonable efforts to cause such National Operation or Public Telephone Operator to enter into an Affiliation Agreement with the appropriate JV Entity, and such JV Entity shall negotiate in

                                    - lxxv -
good faith to enter into an Affiliation Agreement with such National Operation or Public Telephone Operator in accordance with Section 16.8, unless the Global Venture Board, in its sole and absolute discretion pursuant to Section 3.1(c)(x), shall have not approved the entering into of such Affiliation Agreement with such Person.

          (f) Subject to Section 3.1(c)(ix), a Regional Operating Group may, pursuant to its own initiative or pursuant to a proposal of a Party in accordance with Section 10.3(c) or (d), Invest or Participate in a National Operation or Public Telephone Operator within the territory of operation of such Regional Operating Group. Any Person formed by a Regional Operating Group to Invest or Participate in any such National Operation or Public Telephone Operator shall be (i) formed, owned and managed as a Wholly Owned Subsidiary of the Regional Operating Group having responsibility for the territory in which such National Operation or Public Telephone Operator exists, and (ii) subject to the Operative Agreements. If the Global Venture Board approves such an Investment or Participation in a National Operation or a Public Telephone Operator pursuant to Section 3.1(c)(ix), the Parties shall, as necessary, vote their Venture Interests, and cause their representatives on the relevant Governing Board to vote, in favor of such Investment or Participation.

     Section 10.4. Non-Competition Exceptions. Except as expressly set forth in this Section 10.4, nothing in this Article 10 shall be construed to prohibit any of the following activities by a Party or any of its Affiliates after the Closing Date:

          (a) Applicable Law. The compliance by a Party and its Affiliates with Applicable Law, including any such Applicable Law requiring that a Party or any of its Affiliates provide products, services or facilities to or with any Person.

          (b) New Investments. (i) The acquisition by a Party (directly or indirectly through an Affiliate) of a Person (other than a National Operation or Public Telephone Operator) or an equity interest in such a Person through merger, consolidation, purchase of stock or assets or otherwise, if the annual consolidated gross revenues attributable to Competing Services and Competing LD Services of such Person do not exceed 50% of the annual consolidated gross revenues of such Person as set forth in the most recently available audited financial statements of such Person as of the date of execution of the definitive agreement providing for such acquisition; provided that such Party (the "Acquiring Party") shall, at the request of the Unrelated Representatives (subject, in the event that a representative of the Sprint Parties is one of such Unrelated Representatives, to approval of such request in accordance with
Section 15.38): (A) use commercially reasonable efforts to cause such Person to transfer to the Joint Venture the Competing Business, or (B) if the Acquiring Party is not permitted or does not have the ability

                                   - lxxvi -
to cause the transfer of the Competing Business to the Joint Venture, sell to the Joint Venture the Acquiring Party's equity interest in such Person, in each case at the Appraised Value. If the Unrelated Representatives determine that the Joint Venture should not acquire the Competing Business or the Acquiring Party's equity interest in such Person, the Acquiring Party shall use commercially reasonable efforts to (A) cause such Person to divest such Competing Business or
(B) divest its equity interest in such Person within a commercially reasonable time.

          (ii) Each Party and its Affiliates will use commercially reasonable efforts when Investing or Participating in any Person that it can reasonably foresee will Offer Competing Services or Competing LD Services not to enter into any arrangements that would prohibit such Party or its Affiliates from either causing such Person to sell the Competing Business or divesting its equity interest in any such Person.

          (c) New Competitive Activity. The continued holding by a Party (directly or indirectly through an Affiliate) of an equity interest:

          (i) in a Person which begins to Offer Competing Services or Competing LD Services as a result of an expansion of the activities of such Person; provided that such Party shall, at the request of the Unrelated Representatives (subject, in the event that a representative of the Sprint Parties is one of such Unrelated Representatives, to approval of such request in accordance with
Section 15.38), use commercially reasonable efforts to (A) cause such Person to transfer to the Joint Venture the Competing Business, or (B) if such Party is not permitted or does not have the ability to cause the transfer of the Competing Business to the Joint Venture, sell to the Joint Venture such Party's equity interest in such Person, in each case at the Appraised Value. If the Unrelated Representatives determine that the Joint Venture should not acquire the Competing Business or such Party's equity interest in such Person, such Party shall use commercially reasonable efforts to (A) cause such Person to divest such Competing Business or (B) divest its equity interest in such Person (subject to existing contractual restrictions on such transfer) within a commercially reasonable time; or

          (ii) in a Person which begins to Offer (x) Competing Services as a result of the introduction of a new JV Service by a decision of the Global Venture Board or a new service by a Regional Operating Group through a NAFTA Plan Action or an ROE Plan Action or (y) Competing LD Services as a result of a National Operation or a Public Telephone Operator becoming an Affiliated National Operation or an Affiliated Public Telephone Operator, as the case may be; provided that the Unrelated Representatives (subject, in the event that a representative of the Sprint Parties is one of the Unrelated Representatives, to approval of such decision in accordance with Section 15.38) may require such Party to (A) cause such Person to transfer to the

                                   - lxxvii -

Joint Venture the Competing Business, or (B) if such Party is not permitted or does not have the ability to cause the transfer of the Competing Business to the Joint Venture, transfer to the Joint Venture such Party's equity interest in such Person, in each case at the Appraised Value. If the Unrelated Representatives determine that the Joint Venture should not acquire the Competing Business or such Party's equity interest in such Person, such Competing Business shall be treated as an Excluded Business in accordance with
Section 10.4(d).

          (iii) Notwithstanding Sections 10.4(c)(i) and (ii), the equity interest of a Party or its Affiliate in a Public Telephone Operator that begins to Offer Competing Services or Competing LD Services or a National Operation that begins to Offer Competing Services shall not be subject to the restrictions contained in Section 10.4(c)(i) or (ii); provided that the equity interest of a Party or its Affiliate in a National Operation that begins to Offer Competing LD Services shall be subject to such restrictions.

          (iv) If a Party or its Affiliate is not legally permitted to (A) cause such Person to transfer the Competing Business or (B) divest its equity interest in such Person to the Joint Venture or a third party, as applicable, pursuant to this Section 10.4(c), such transfer will be postponed until such transfer is possible.

          (d) Excluded Businesses. Subject to Section 10.5, the continued ownership by a Party (directly or indirectly through an Affiliate) of its current ownership interest in any Excluded Business and the conduct by such Party or its Affiliate of such Excluded Business with any Person.

          (e) Non-Exclusive Businesses. Subject to any restrictions contained in any other Operative Agreement, the conduct by a Party (directly or indirectly through an Affiliate) of any Non-Exclusive Businesses.

          (f)  De Minimis Competing Services.  Subject to Sections 10.3(c) and
(d), the Offer by any Affiliate of any Party (other than a direct Subsidiary of such Party) of Competing Services or Competing LD Services; provided that (i) such Affiliate does not principally Offer Competing Services or Competing LD Services, and (ii) the annual aggregate gross revenues of such Affiliate attributable to such services do not exceed 1% of the annual consolidated gross revenues of the Regional Operating Group in the territory in which such services are Offered. If the foregoing 1% threshold is exceeded, the relevant Party will comply with the requirements of Section 10.4(c)(i) or (ii), as applicable.

          (g) Bilateral Arrangements and Facilities. Any and all activities of a Party or any Affiliate of a Party relating to bilateral correspondent relationships and bilateral facilities,

                                  - lxxviii -
to the extent not inconsistent with the Route Management Agreement.

          (h) Five Percent Investments. The acquisition or ownership by a Party (directly or indirectly through an Affiliate) of any securities of a Publicly Held Person (other than a National Operation or a Public Telephone Operator), if such securities (i) were not acquired directly from such Person in a private placement or similar transaction, (ii) do not repre sent more than 5% of the aggregate voting power of the outstand ing equity securities of such Person (assuming the conversion, exercise or exchange of all such securities held by such Party or its Affiliate that are convertible, exercisable or exchangeable into or for voting securities), and (iii) in the case of debt securities, entitle the holder thereof to receive only interest or other returns that are not based on the value or results of operations of such Person; provided that a Competing Person shall not be a Material Participant in such Publicly Held Person at the time such investment was made.

          (i) Investment Funds. The acquisition or ownership (directly or indirectly through an Affiliate) by a Party of an ownership interest in an investment fund or plan (including pension and retirement plans) investing on behalf of the employees or retirees of such Party or its Affiliates or the continued sponsorship by such Party (or Affiliate) thereof; provided that no investment by any such fund or plan has the purpose or effect of changing or influencing the Control of any Person that Offers Competing Services or Competing LD Services.

          (j) Businesses to be Transferred to the Joint Venture. The continued ownership by a Party (directly or indirectly through an Affiliate) of its current ownership interest in any Transferred Assets to be transferred to the Joint Venture pursuant to the Transfer Agreements after the Closing Date and the conduct by such Party or its Affiliate of the business related to such Transferred Assets.

          (k) Franco-German Traffic. Any and all activities of FT, DT or any of their Subsidiaries related to the provision of services within the scope of International Telecommunication Services Business to the extent such traffic is between France and Germany.

          (l) Distribution of JV Services. The Offer by any Party of the JV Services in its Home Country pursuant to the Operative Agreements.

          (m) Principal Products. Subject to any restrictions contained in any other Operative Agreement, the Offer by any Party (directly or indirectly through an Affiliate) of "Principal Products" as described in the Operating Entities Services Agreement.

                                   - lxxix -

          (n) Spun-Off Entity. The continued ownership by a Party, directly or indirectly, of its ownership interest in any Spun-Off Entity, unless such Spun-Off Entity is a Controlled Affiliate of such Party.

          (o) Eunetcom. Any and all activities of Eunetcom to the extent related to the performance by Eunetcom of its customer Contracts in existence on the Closing Date. The FT/DT Parties have identified on Schedule 10.4(o) hereto all customer Contracts of Eunetcom in existence on the date hereof. The FT/DT Parties shall deliver to the Sprint Parties on the Closing Date a list of all customer Contracts of Eunetcom in existence on the Closing Date.

          (p) Sprint's Businesses in France and Germany. The Master Transfer Agreement Term Sheet provides, among other things, that the Parties have not determined whether the businesses of Sprint International, Inc. and its Affiliates located in France and Germany will be contributed to the Joint Venture. The Parties agree that, if such businesses are not contributed to the Joint Venture on the Closing Date, nothing in Article 10 of this Agreement shall be construed to prohibit for a period of twelve (12) months following the Closing Date (i) the continued ownership by Sprint and its Affiliates of such businesses, (ii) any activities of Sprint and its Affiliates in connection with the performance of the contracts of such businesses existing on the Closing Date, or (iii) any activities of Sprint and its Affiliates in connection with the orderly sale, divestiture or wind down of such businesses. Sprint agrees that if such businesses are not contributed to the Joint Venture on the Closing Date (1) such businesses will conduct only the activities specified in the preceding sentence during the twelve (12) month period following the Closing Date, and (2) Sprint will sell, divest or wind down such businesses within such period (subject, in the event that any such sale or divestiture is made to FT, DT, Atlas or any of their respective Affiliates, to approval of such sale or divestiture in accordance with Section 15.38).

          (q) Alliance Between Sprint and Telmex. Between the date hereof and the date that is six (6) months after the Closing Date, the Parties will enter into negotiations with Telefonos de Mexico ("Telmex") with the intention that the Joint Venture and Telmex enter into an Affiliation Agreement with respect to the Venture Business in Mexico. If the Joint Venture and Telmex enter into such an Affiliation Agreement, those aspects of the strategic alliance between Sprint and Telmex as described in the letter, dated April 18, 1995, between Sprint and Telmex (the "Telmex Alliance"), as appropriate, will be transferred (subject to approval of such transfer in accordance with Section 15.38) to the Joint Venture. If the Joint Venture and Telmex do not enter into such an Affiliation Agreement on or before the Closing Date, any activities of Sprint and its Affiliates in connection with the Telmex Alliance will be treated as an Excluded Business until

                                    - lxxx -
the date on which such an Affiliation Agreement is entered into; provided, however, that if the Joint Venture and Telmex do not enter into such an Affiliation Agreement within six (6) months after the Closing Date, within twelve (12) months after the end of such six (6) month period, Sprint will terminate any of the activities of Sprint or its Affiliates in connection with the Telmex Alliance that compete with the Joint Venture or terminate its involvement in the Telmex Alliance, unless prior to the end of such twelve (12) month period the Joint Venture and Telmex enter into such an Affiliation Agreement.

     Section 10.5.  Review of Excluded Businesses.

          (a) As soon as practicable after the date hereof, but no later than the Closing Date, the Parties shall negotiate in good faith to agree upon the scope of the Excluded Businesses (the "Approved Scope"). After the Closing Date, the Global Venture Board shall review each year the Excluded Businesses to determine whether any further action should be taken with respect thereto.

          (b) If any Party reasonably believes that the Excluded Business of another Party (the "Affected Party") Offers Competing Services or Competing LD Services after the Closing Date in a manner that materially exceeds the Approved Scope of such Excluded Business (such activity and related liabilities, the "Excess Activity"), such Party may bring the matter to the Global Venture Board during such annual review. If the Unrelated Representatives reasonably determine that any Excess Activity has occurred during the prior year, and that such Excess Activity should be sold to the Joint Venture, the Affected Party shall use commercially reasonable efforts (A) to transfer to the Joint Venture the Excess Activity, or (B) if such Party is not permitted or does not have the ability to cause the transfer of such Excess Activity, to sell to the Joint Venture the Affected Party's equity interest in the Excluded Business, in each case at the Appraised Value. If the Unrelated Representatives are unable to agree within a reasonable time as to whether any Excess Activity has occurred or upon any measures relating to the Excess Activity, the Affected Party owning the Excluded Business may continue to conduct the Excess Activity. If the Unrelated Representatives determine that measures other than those described in clauses
(A) and (B) above are appropriate and if the Affected Party disagrees with such measures, the Affected Party shall use commercially reasonable efforts to divest such Excess Activity within a commercially reasonable time. If the Affected Party is not legally permitted to transfer the assets and liabilities relating to such Excess Activity or its equity interest in such Excluded Business to the Joint Venture or a third party, as applicable, such transfer will be postponed until such transfer is possible.

     Section 10.6.  Passive Sales; Customer Preferences, Etc.

                                   - lxxxi -

          (a) Nothing in this Article 10 or any provision of any other Operative Agreement shall be deemed to prohibit "passive sales," in which any Party or JV Entity or any Affiliate of such Party or JV Entity, pursuant to an unsolicited request from a customer, contracts directly with such customer, regardless of such customer's location, for the provision to such customer through the Joint Venture of services included within the scope of the Venture Business to the extent required by Applicable Law.

          (b) If a Party or any of its Affiliates receives an unsolicited request from a customer of a Party or any of its Affiliates or of the Joint Venture to enter into a Contract to provide to such customer in conjunction with other Persons a service that is then currently Offered by the Joint Venture, such Party or its Affiliates will use commercially reasonable efforts to persuade such customer to purchase such service from the Joint Venture. If despite such Party's efforts, the customer prefers not to purchase such service from the Joint Venture, such Party will refer such matter to the Global Venture Office which, within ten (10) Business Days, will present its observations regarding such matter to one of the representatives of such Party on the Global Venture Committee for final resolution by such representative. Notwithstanding the foregoing, the Parties agree that the customer's preference will be honored in all cases.

          (c) If a Party or any of its Affiliates receives an unsolicited request from a customer of a Party or any of its Affiliates or of the Joint Venture to enter into a Contract to provide to such customer a service within the scope of the Venture Business that is not then currently being provided by the Joint Venture, such Party or its Affiliate shall first offer to the Joint Venture the opportunity to enter into such Contract in accordance with the First Offer Procedures. If the Global Venture Board rejects the first offer or fails to respond to the first offer in accordance with the First Offer Procedures, such Party or its Affiliate may enter into such Contract, so long as, in the case the Global Venture Board rejected such first offer, such Party's representative on the Global Venture Board voted in favor of the Joint Venture entering into such Contract. Notwithstanding the foregoing, the Parties agree that the customer's preference will be honored in all cases.

     Section 10.7. Home Country Activities. Each Party will (subject, in the case of a Home Country Opportunity of Sprint or its Subsidiaries, to approval in accordance with Section 15.38) seek to provide opportunities to the other Parties to Invest or Participate with such Party or any of its Affiliates (excluding Section 10 Affiliates) in Home Country Opportunities in which such Party or Affiliate proposes to Invest or Participate after the Closing Date; provided, however, that no Party or any of its Affiliates shall have any obligation to provide or to seek to provide a Home Country Opportunity to the other Parties if such Party concludes, in its sole and absolute discretion, that providing, or seeking to provide, such Home

                                   - lxxxii -

Country Opportunity to the other Parties (i) would not be permitted by Applicable Law, (ii) would materially delay, interfere with or jeopardize the consummation of such transaction, or (iii) would not be in the best interests of such Party or its Affiliate. No Party or any of its Affiliates shall have any liability under this Agreement or any other Operative Agreement as a result of a failure to provide or to seek to provide a Home Country Opportunity to the other Parties.


                                  ARTICLE 11.

               CONTRIBUTIONS TO JV ENTITIES; ASSUMED LIABILITIES

     Section 11.1.  Initial Capital Contributions; Assumed Liabilities.

          (a) The Parties have identified on Schedule 11.1(a) certain businesses and other assets to be contributed by the Sprint Parties, on the one hand, and the FT/DT Parties, on the other, to the Joint Venture on the Closing Date. The Master Transfer Agreement shall specify in reasonable detail the assets (tangible and intangible), contract rights and personnel comprising such businesses and other assets and shall identify such businesses and assets as (i) Sprint GBN Assets, Sprint ROW Assets and Sprint ROE Assets, (ii) FT GBN Assets, FT ROW Assets and FT ROE Assets, and (iii) DT GBN Assets, DT ROW Assets and DT ROE Assets.

          (b) At Closing, upon the terms and subject to the conditions set forth herein, in the Master Transfer Agreement and the other Operative Agreements,

       (i) Sprint and Sprint Sub shall, and shall cause their Affiliates to, transfer (A) the Sprint GBN Assets to the relevant JV Entities within the GBN Group, (B) the Sprint ROW Assets to the relevant JV Entities within the ROW Group and (C) the Sprint ROE Assets to the relevant JV Entities within the ROE Group; and Sprint and Sprint Sub shall, and shall cause their Affiliates to, enter into the other Operative Agreements to which they are parties;

       (ii) FT shall, and shall cause its Affiliates to, transfer (A) the FT GBN Assets to the relevant JV Entities within the GBN Group, (B) the FT ROW Assets to the relevant JV Entities within the ROW Group and (C) the FT ROE Assets to the relevant JV Entities within the ROE Group; and FT shall, and shall cause its Affiliates to, enter into the other Operative Agreements to which they are parties; and

                                  - lxxxiii -

       (iii) DT shall, and shall cause its Affiliates to, transfer (A) the DT GBN Assets to the relevant JV Entities within the GBN Group, (B) the DT ROW Assets to the relevant JV Entities within the ROW Group and (C) the DT ROE Assets to the relevant JV Entities within the ROE Group; and DT shall, and shall cause its Affiliates to, enter into the other Operative Agreements to which they are parties.

          (c) At Closing, upon the terms and subject to the conditions set forth herein, in the Master Transfer Agreement and the other Operative Agreements, FT, DT and Sprint and their respective Affiliates shall transfer to the relevant JV Entities, and such JV Entities shall assume, the FT International Liabilities, the DT International Liabilities and the Sprint International Liabilities.

          (d) The Parties agree that, upon the terms and subject to the conditions set forth herein, in the Master Transfer Agreement and the other Operative Agreements, either (i) all ownership rights in the applicable businesses and other assets referred to in Section 11.1(a) shall be transferred to the relevant JV Entity on the Closing Date, or (ii) the benefit of use of the applicable businesses and other assets will be made available to the relevant JV Entity through license, lease or otherwise for the entire term of the Joint Venture.

     Section 11.2.  Contributions of Venture Interests to Sprint Sub and Atlas.

          (a) Unless otherwise agreed by the Parties, Sprint covenants that at Closing, it will, and it will cause its Affiliates to, transfer any and all Venture Interests received by it or its Affiliates pursuant to the Transfer Agreements to Sprint Sub.

          (b) Unless otherwise agreed by the Parties, each of FT and DT covenants that at Closing, it will, and it will cause its Affiliates to, transfer any and all Venture Interests received by it or its Affiliates pursuant to the Transfer Agreements to Atlas.

     Section 11.3.  Additional Capital of the Venture.

          (a) Except as provided in Section 8.1 with respect to GBN Special Matters, Section 8.2 with respect to NAFTA Plan Actions and Section 8.3 with respect to ROE Plan Actions, the Governing Board of any JV Entity may require each of its JV Entity Shareholders (and each JV Entity Shareholder agrees) to make additional capital contributions ("Additional Capital Contributions") to such JV Entity in such amounts and at such times as shall be set forth in the relevant Business Plan (each such requirement, a "Capital Call").

                                   - lxxxiv -

          (b) If the Governing Board of a JV Entity determines to make a Capital Call, the Governing Board shall send to each JV Entity Shareholder and each Party a Capital Call notice ("Capital Call Notice"), which shall set forth, among other things, the amount of Additional Capital Contributions to be made by each of the JV Entity Shareholders and the period (the "Capital Call Period") within which such Additional Capital Contributions shall be made which shall not end less than ten (10) days from the date on which such Capital Call Notice is given. Upon receipt of Additional Capital Contributions from all JV Entity Shareholders in accordance with the Capital Call Notice pursuant to this Section 11.3(b), the JV Entity shall issue to each JV Entity Shareholder such number of nonvoting equity interests as shall be determined in accordance with the Funding Principles.

     Section 11.4.  Failure to Make Additional Capital Contributions.

          (a) Following the expiration of a Capital Call Period, the JV Entity shall promptly notify each of its JV Entity Shareholders of the failure by any JV Entity Shareholder (a "Defaulting Shareholder") to make its respective Additional Capital Contribution pursuant to the Capital Call Notice (such failure to make an Additional Capital Contribution is referred to herein as a "Funding Breach"). The Defaulting Shareholder shall have thirty (30) days (the "First Cure Period") from the date of notice of the Funding Breach to cure such Funding Breach by delivering to the JV Entity the Additional Capital Contribution required under the Capital Call Notice together with interest thereon calculated at the Applicable LIBOR Rate plus 10 percentage points per annum from the date of the Funding Breach to the date of payment.

          (b) If a Defaulting Shareholder shall fail to deliver its Additional Capital Contribution together with interest thereon as provided in Section 11.4(a) within the First Cure Period, then a funding default (a "Funding Default") shall have occurred and all rights of the Defaulting Shareholder to receive additional equity interests in the JV Entity pursuant to such Capital Call shall cease and, for a period of ninety (90) days after the occurrence of the Funding Default, the non-defaulting shareholder (the "Non-Defaulting Shareholder") shall have the option to provide (subject, in the event that Sprint or its Affiliate is the Non-Defaulting Shareholder, to approval of the exercise of such right in accordance with Section 15.38) all or any part of the Defaulting Shareholder's Additional Capital Contribution to the JV Entity without payment of any penalty interest. If a Sprint Party commits a Funding Breach and such Funding Breach becomes a Funding Default as a result of a failure by the Defaulting Shareholder to cure such Funding Breach within the First Cure Period, the FT/DT Parties shall have the Tie-Breaking Vote as described in Section 18.1. If an FT/DT Party commits a Funding Breach and such Funding Breach becomes a Funding Default as a result of a failure by the Defaulting

                                   - lxxxv -

Shareholder to cure such Funding Breach within the First Cure Period, the Sprint Parties shall have the Tie-Breaking Vote as described in Section 18.1.

          (c) At any time after the expiration of the First Cure Period and within one year (the "Second Cure Period") from the expiration of the Capital Call Period, the Defaulting Shareholder whose failure to cure a Funding Breach within the First Cure Period has caused a Funding Default shall have the right to cure the Funding Default in accordance with this Section 11.4(c). If the Defaulting Shareholder provides notice of its intent to cure the Funding Default, then promptly following the receipt of such notice by the JV Entity, the Per Share JV Entity Value of the outstanding Venture Interests in such JV Entity shall be determined in accordance with the Funding Principles. The Defaulting Shareholder may cure the Funding Default at any time on or prior to the expiration of the Second Cure Period by paying, in accordance with the Funding Principles, an amount equal to the greater of (A) the Defaulting Shareholder's Additional Capital Contribution that was not made by the Defaulting Shareholder (together with interest thereon from the date of the Funding Breach to the date of payment calculated at the Applicable LIBOR Rate plus 10 percentage points per annum) and (B) the Per Share JV Entity Value of the equity interests of such JV Entity which would be issued by such JV Entity in respect of the Defaulting Shareholder's Additional Capital Contribution that was not made by the Defaulting Shareholder. Such amount shall be paid to the JV Entity or the Non-Defaulting Shareholder as provided in the Funding Principles. If the Defaulting Shareholder cures the Funding Default within the Second Cure Period, the right of the Non-Defaulting Shareholder to the Tie-Breaking Vote shall be terminated and the Tie-Breaking Vote will be dissolved. If the Defaulting Shareholder fails to cure the Funding Default within the Second Cure Period, then the Non-Defaulting Shareholder shall continue to hold, subject to
Section 20.11(a), the Tie-Breaking Vote and shall have the right to deliver a Termination Notice pursuant to Section 20.4.

          (d) The JV Entity shall issue to the JV Entity Shareholders such number of nonvoting equity interests in the JV Entity in respect of Additional Capital Contributions as shall be determined in accordance with the Funding Principles. To the extent that the issuance of such equity interests results in any adjustment of the Percentage Interests of the JV Entity Shareholders in the JV Entity, no such adjustment of the Percentage Interests shall affect the governance rights of the JV Entity Shareholders under this Agreement or the related Shareholders Agreement.

          (e) The provisions of this Section 11.4 shall not apply to the funding of GBN Special Matter Projects, NAFTA Plan Action Projects and ROE Plan Action Projects described in Sections 8.1, 8.2 and 8.3, respectively.

                                  - lxxxvi -

          (f) No JV Entity Shareholder shall be obligated to make additional capital contributions to the JV Entity of which it is a shareholder other than in such amounts and at such times as shall be set forth in the relevant Business Plan, provided that to the extent all of the JV Entity Shareholders of a JV Entity agree to make any such contributions, such contributions shall be treated as Additional Capital Contributions and governed by the provisions therefor contained in Sections 11.3 and 11.4.

          (g) Notwithstanding the foregoing, if FT or DT or any Wholly Owned Subsidiary of FT or DT commits a Funding Breach or Funding Default, FT (in the case of a Funding Breach or Funding Default by DT or any Wholly Owned Subsidiary of DT) and DT (in the case of a Funding Breach or Funding Default by FT or any Wholly Owned Subsidiary of FT) shall have the right to cure such Funding Breach or Funding Default at any time prior to the end of the Second Cure Period by delivering to the relevant JV Entity the Additional Capital Contribution required under the Capital Call Notice together with interest thereon calculated at the Applicable LIBOR Rate plus 10 percentage points per annum from the date of the Funding Breach or Funding Default to the date of payment. Any such cure of such a Funding Breach or Funding Default by FT or DT pursuant to this Section 11.4(g) shall have the same effect for all purposes of this Agreement as a cure of such Funding Breach or Funding Default by the Defaulting Shareholder prior to the end of the Second Cure Period.


                                  ARTICLE 12.

                                   CLOSING

     Section 12.1.  Closing.

          (a) The Closing shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York on the twentieth (20th) Business Day after the date all of the conditions set forth in Article 13 have been fulfilled or waived (except for such conditions to be fulfilled concurrently with the Closing, which shall be either fulfilled concurrently with the Closing or waived), or at such other date and time as the Parties shall agree in writing. At the Closing, upon the terms and subject to the conditions set forth herein, each Party will and will cause its Affiliates to take the actions described in Article 13 and this Section 12.1 and execute and deliver such other instruments and take all such other reasonable actions as are necessary to consummate the Transactions contemplated by Section 12.1(b) to be consummated by it and its Affiliates at the Closing.

          (b) At the Closing, upon the terms and subject to the conditions set forth herein, each of the Parties shall, and shall cause its Affiliates and, insofar as within its power, each of the JV Entities to, enter into each of the Operative Agreements

                                  - 1xxxvii -
which has not been entered into prior to the Closing Date to which such Party, its Affiliates or such JV Entity, as the case may be, are parties, including the following Operative Agreements:

     (i)     Atlas/ROE Services Agreement;

     (ii)    Intellectual Property Agreements;

     (iii)   Joint Venture Confidentiality Agreement;

     (iv)    Services Agreements;

     (v)     Shareholders Agreements;

     (vi)    Tax Matters Agreement; and

     (vii)   Transfer Agreements.

     Section 12.2. Termination Prior to Closing. This Agreement may be terminated at any time prior to Closing:

          (a) by any Party if it has become impossible to satisfy any condition precedent to such Party's obligations under this Agreement or any other Operative Agreement, provided that if such condition precedent has become impossible to satisfy as a result of the failure of such Party or any of its Affiliates to perform its obligations under this Agreement or any other Operative Agreement, then such Party may not exercise such right;

          (b)  by consent in writing of all of the Parties;

          (c) by any Party if Closing would violate any final order, decree or judgment of any Governmental Authority having competent jurisdiction;

          (d) by FT or DT if any Sprint Party shall have failed to perform or comply in any material respect with any agreement or covenant contained herein which is required to be performed or complied with on or before Closing after having been provided written notice of, and a reasonable opportunity to cure, such failure;

          (e) by Sprint or Sprint Sub if any FT/DT Party shall have failed to perform or comply in any material respect with any agreement or covenant contained herein which is required to be performed or complied with on or before Closing after having been provided written notice of, and a reasonable opportunity to cure, such failure;

          (f) by the Sprint Parties upon written notice to the FT/DT Parties that it is exercising its right to terminate this Agreement pursuant to Section
15.36 hereof;

                                  - lxxxviii -

          (g) by any Party if the Investment Agreement shall not have been executed on or prior to July 31, 1995; and

          (h) by any Party if the Investment Agreement shall have been terminated in accordance with the terms thereof.

If this Agreement is terminated pursuant to this Section 12.2, this Agreement shall forthwith cease to have effect between and among the Parties and all further obligations of the Parties shall terminate without further liability, except that (i) such termination shall not constitute a waiver of any rights any Party may have by reason of a breach of this Agreement, (ii) all representations and warranties contained in this Agreement shall survive for a period of one year following such termination, the covenants and agreements contained in Sections 15.1, 15.2, 15.3, 15.4, 15.5, 15.6 and 15.12 shall survive for a period of one year following such termination, and the other covenants and agreements contained herein shall survive such termination without limitation as to time, except as may be otherwise specified herein and subject to Applicable Law (including any applicable statute of limitations), and (iii) Sections 1.3 and
15.9 and Articles 21 and 23 shall continue in full force and effect. The survival of the representations, warranties, covenants and agreements for a specified period as provided above shall mean that no Party may bring a claim for breach of any such representation, warranty, covenant or agreement after such period. It is understood that, except as expressly provided in this
Section 12.2, all representations, warranties, covenants and agreements contained herein shall be of no further force and effect after the termination of this Agreement pursuant to this Section 12.2.


                                  ARTICLE 13.

                             CONDITIONS TO CLOSING

     Section 13.1. Conditions to Each Party's Obligations. The obligations of each of the Parties and their respective Affiliates to make their respective initial contributions described in Section 11.1 and the obligations of the Parties and their Affiliates to enter into the other Operative Agreements to which they are Parties and otherwise to consummate the Transactions to be consummated by them at Closing are subject to the fulfillment to the satisfaction of each of the Parties, as of the Closing Date, of the following conditions:

          (a)  Governmental Approvals.

       (i) All notifications required pursuant to the HSR Act to carry out the Transactions shall have been made, and the applicable waiting period and any extensions thereof shall have expired or been

                                   - lxxxix -
               terminated without the imposition of any Burdensome Condition;

       (ii)    (A) The Commission of the European Communities, pursuant to
               Article 85(3) of the Treaty of Rome, shall have granted an exemption which exempts this Agreement and each other Operative Agreement and the Transactions from the operation of Article 85(1) of the Treaty of Rome, without the imposition of any Burdensome Condition, or (B) each Party shall have determined, in its individual and sole discretion, that it is satisfied that such exemption will be granted in a reasonable time and without the imposition of a Burdensome Condition.

       (iii) FT shall have received the approvals of the French minister in charge of economic affairs and finance (ministre charge de l'economie et des finances) and the French minister in charge of posts and telecommunications (ministre charge des postes et des telecommunications) to carry out the Transactions, without the imposition of a Burdensome Condition.

       (iv) Either (A) DT shall have received the approval of the Bundeskartellamt to carry out the Transactions, without the imposition of a Burdensome Condition, or (B) the exemption referred to in clause (ii)(A) of this Section 13.1(a) shall have been obtained.

       (v)     (A)  An effective written order or other final action from the
                    FCC (either in the first instance or upon review or reconsideration) affirming that (x) the Transactions do not result in a transfer of control within the meaning of
                    Section 310(d) of the Communications Act; (y) a level of foreign ownership in Sprint of up to 28% is not inconsistent with the public interest; and (z) the Transactions are not otherwise inconsistent with the public interest, or an effective written order or other final action by the FCC (either in the first instance or upon review or reconsideration) to the effect that no such approval is required; or

          (B) an effective written order from, or other final action taken by, the FCC pursuant to delegated authority (either in the first instance or upon review or reconsideration) affirming that (x) the Transactions do not result in a transfer of control within the meaning of Section 310(d) of

                                     - xc -
               the Communications Act; (y) a level of foreign ownership in Sprint of up to 28% is not inconsistent with the public interest; and (z) the Transactions are not otherwise inconsistent with the public interest, or an effective written order from, or other final action taken by, the FCC pursuant to delegated authority (either in the first instance or upon review or reconsideration) to the effect that no such approval is required, which order or final action shall no longer be subject to further administrative review;

          shall have been obtained, and shall not have been revoked or stayed as of the Closing Date, and such order or final action shall not impose any Burdensome Condition, provided that any Party may waive the requirement that any such order or final action contain the provision described in clause (y) of subsection (A) or (B) above and such waiver shall be binding upon all Parties. For purposes of this Section 13.1(a)(v), an order from, or other final action taken by, the FCC pursuant to delegated authority shall be deemed no longer subject to further administrative review:

          (x) if no petition for reconsideration or application for review by the FCC of such order or final action has been filed within thirty (30) days after the date of public notice of such order or final action, as such 30-day period is computed and as such date is defined in Sections 1.104 and 1.4 (or any successor provisions), as applicable, of the FCC's rules, and the FCC has not initiated review of such order or final action on its own motion within forty (40) days after the date of public notice of the order or final action, as such 40-day period is computed and as such date is defined in Sections 1.117 and 1.4 (or any successor provisions) of the FCC's rules; or

          (y) if any such petition for reconsideration or application for review has been filed, or if the FCC has initiated review of such order or final action on its own motion, the FCC has issued an effective written order or taken final action to the effect set forth in subsection (A) above.

       (vi) (A) The Commission of the European Communities (the "EU"), pursuant to Article 85(3) of the Treaty of Rome, shall have granted an exemption which exempts the Atlas Joint Venture Documents and the Atlas Transactions from the operation of
               Article 85(1) of the Treaty of Rome without the imposition of any Burdensome Condition, or (B) each Party shall have determined, in its

                                    - xci -
               individual and sole discretion, that it is satisfied that such exemption will be granted in a reasonable time without the imposition of a Burdensome Condition.

       (vii) All other Governmental Approvals required to be obtained to consummate the Transactions shall have been obtained, and all applicable pre-consummation waiting periods shall have expired, except for Governmental Approvals and waiting periods the failure of which to obtain or satisfy would not, individually or in the aggregate, be reasonably likely to impose a Burdensome Condition on any Party or materially and adversely affect the ability of any Party to perform its obligations hereunder or under the other Operative Agreements.

       (viii) The other Governmental Approvals set forth on Schedule 13.1(a)(viii) which are necessary to the formation of Atlas shall have been received, without the imposition of a Burdensome Condition.

       (ix) No order of any Governmental Authority or Injunction restraining or preventing the consummation of the Atlas Transactions or putting in doubt the validity of any of the Atlas Joint Venture Documents in any material respect shall be in effect.

       (x) No action shall have been taken by any Governmental Authority to rescind or withdraw any of the Governmental Approvals described or referred to in this Section 13.1, or to rescind the termination of the review and investigation of the Transactions under Exon-Florio, and no action shall have been taken to modify any such Governmental Approvals or any determination with respect to the investigation under Exon-Florio in a manner that would impose a Burdensome Condition.

          (b) No Injunctions. No order of any Governmental Authority (including a court order) shall have been entered that enjoins, restrains or prohibits the consummation of the Transactions or puts in doubt the validity of this Agreement, any Intellectual Property Agreement, the Global Backbone Network Services Agreement, the Operating Entities Services Agreement, the Route Management Agreement, any Shareholders Agreement, the Tax Matters Agreement or the Master Transfer Agreement in any material respect.

          (c) Investment Agreement Closing. The conditions to the "First Closing" as such term is defined in the Investment Agreement shall have been fulfilled or validly waived and the

                                    - xcii -

First Closing shall have occurred simultaneously with the Closing.

          (d) Operative Documents. The Operative Agreements listed in Section 12.1(b) shall be in form and substance satisfactory to each Party and shall have been executed and delivered and the Constituent Documents shall be in form and substance satisfactory to each Party and shall have become effective.

          (e) Business Plans. The Closing Business Plans for the Regional Operating Groups shall be in form and substance satisfactory to each Party.

     Section 13.2. Conditions to the Obligations of Sprint and Sprint Sub. The obligations of each of Sprint, Sprint Sub and their Affiliates to make their initial contributions to the JV Entities pursuant to Section 11.1 and the obligations of each of Sprint, Sprint Sub and their Affiliates to enter into the other Operative Agreements to which it is a party and to otherwise consummate the Transactions that are to be consummated by them at Closing are subject to the fulfillment to the satisfaction of Sprint and Sprint Sub, as of the Closing Date, of the following additional conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties made by FT, DT and Atlas and their respective Affiliates in each Operative Agreement to which they are a party or made in writing pursuant thereto shall be true and correct in all material respects as of the date they were made and as of the Closing Date, as if made on and as of the Closing Date, except for representations and warranties that relate solely to a date prior to the Closing Date.

          (b) Performance of Obligations. FT, DT, Atlas and their Affiliates shall have performed or complied in all material respects with their respective covenants and agreements contained in the Operative Agreements required to be performed or complied with by FT, DT, Atlas and their Affiliates on or prior to the Closing Date.

          (c) Delivery of Certificates of FT, DT and Atlas. Each of FT, DT and Atlas shall have delivered to each of Sprint and Sprint Sub customary closing certificates and documents, in each case signed by an officer or officers with the authority to bind such Party (in each case dated as of the Closing Date), and such other certificates or documents as Sprint, Sprint Sub or their counsel may reasonably request evidencing the satisfaction in all material respects of the conditions to Closing.

          (d)  No Proceeding.  No Proceeding shall be pending or threatened that
(i) restrains, prohibits, prevents or materially changes, or presents a substantial possibility of restraining, prohibiting, preventing or materially changing, the terms of the

                                   - xciii -

Transactions or the Atlas Transactions, or (ii) presents a substantial possibility of resulting in material damages to, or imposing a Burdensome Condition upon, Sprint or its Subsidiaries in connection with the Transactions or the Atlas Transactions. For purposes of this Section 13.2(d), the term "material damages" shall mean damages material to Sprint and its Subsidiaries taken as a whole.

          (e) No Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the business or financial condition of the International Telecommunications Services Business of FT or DT, in each case taken as a whole.

          (f) Opinions of Counsel. Each of Sprint and Sprint Sub shall have received opinions, dated as of the Closing Date, from counsel to FT, DT and Atlas reasonably satisfactory to Sprint and Sprint Sub which address favorably the matters set forth in Schedule 13.2(f)(i), Schedule 13.2(f)(ii) and Schedule 13.2(f)(iii), respectively, and which are in form and substance reasonably satisfactory to Sprint and Sprint Sub.

          (g) No Major Competitor. No Major Competitor of Sprint shall have acquired voting securities of FT or DT, if (i) such voting securities were acquired as a result of a transaction with FT or DT or its parent government (and the Bundesanstalt fur Post und Telekommunikation (the "Bundesanstalt") in the case of DT), and following such transaction such Major Competitor owns directly or indirectly a greater than 10% interest in FT or DT, or (ii) FT or DT otherwise has taken steps for the purpose of encouraging or facilitating an acquisition by such a Major Competitor of direct or indirect ownership in it greater than 10%.

          (h) Atlas Transactions. The absence of a declaration by the Sprint Parties of the existence of a Burdensome Condition with respect to the Atlas Transactions pursuant to and in accordance with Section 15.12(d).

     Section 13.3. Conditions to the Obligations of FT and DT. The obligations of each of FT, DT, Atlas and their respective Affiliates to make their initial contributions to the JV Entities pursuant to Section 11.1 and the obligations of each of FT, DT, Atlas and their respective Affiliates to enter into the other Operative Agreements to which it is a party and to otherwise consummate the Transactions that are to be consummated by them at Closing are subject to the fulfillment to the satisfaction of FT and DT, as of the Closing Date, of the following additional conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties made by Sprint, Sprint Sub and their respective Affiliates in each Operative Agreement to which they are a party or made in writing pursuant thereto shall be

                                    - xciv -
true and correct in all material respects as of the date they were made and as of the Closing Date, as if made on and as of the Closing Date, except for representations and warranties that relate solely to a date prior to the Closing Date.

          (b) Performance of Obligations. Sprint and Sprint Sub shall have performed or complied in all material respects with their respective covenants and agreements contained in the Operative Agreements required to be performed or complied with by Sprint or Sprint Sub on or prior to the Closing Date.

          (c) Delivery of Certificates of Sprint and Sprint Sub. Each of Sprint and Sprint Sub shall have delivered to each of FT, DT and Atlas customary closing certificates and documents, in each case signed by an officer or officers with the authority to bind such Party (in each case dated as of the Closing Date), and such other certificates or documents as FT, DT, Atlas or their counsel may reasonably request evidencing the satisfaction in all material respects of the conditions to Closing.

          (d)  No Proceeding.  No Proceeding shall be pending or threatened that
(i) restrains, prohibits, prevents or materially changes, or presents a substantial possibility of restraining, prohibiting, preventing or materially changing, the terms of the Transactions or the Atlas Transactions, or (ii) presents a substantial possibility of resulting in material damages to, or imposing a Burdensome Condition upon, FT or DT in connection with the Transactions or the Atlas Transactions. For purposes of this Section 13.3(d), the term "material damages" shall mean damages material to FT and its Subsidiaries or DT and its Subsidiaries, in each case taken as a whole, as the case may be.

          (e) No Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the business or financial condition of the International Telecommunications Services Business of Sprint and Sprint Sub taken as a whole.

          (f) Opinion of Counsel. Each of FT, DT and Atlas shall have received opinions, dated as of the Closing Date, from counsel to Sprint and Sprint Sub reasonably satisfactory to FT, DT and Atlas which address favorably the matters set forth in Schedule 13.3(f)(i) and Schedule 13.3(f)(ii), respectively, and which are in form and substance reasonably satisfactory to FT, DT and Atlas.


                                  ARTICLE 14.

                         REPRESENTATIONS AND WARRANTIES

     Section 14.1. Representations and Warranties of Sprint and Sprint Sub. Sprint and Sprint Sub jointly and severally represent and warrant to FT, DT and Atlas as follows:

                                    - xcv -

          (a) Organization and Standing. Each of Sprint, Sprint Sub and their Affiliates is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and corporate authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

          (b) Authorization; Validity. Each of Sprint and Sprint Sub has all requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and to consummate the Transactions to be consummated by it. Each of Sprint, Sprint Sub and its Affiliates has or will have at Closing all requisite corporate power and corporate authority to enter into and perform its obligations under the other Operative Agreements to which it is a party and to consummate the Transactions to be consummated by it. The execution, delivery and performance by each of Sprint and Sprint Sub of this Agreement have been, and the execution, delivery and performance by each of Sprint, Sprint Sub and its Affiliates of the other Operative Agreements to which it is a party and the consummation by each of Sprint, Sprint Sub and its Affiliates of the Transactions contemplated by Section 12.1(b) to be consummated by it at Closing have been or at Closing will have been, duly authorized by all necessary corporate action on the part of Sprint, Sprint Sub and their Affiliates (assuming that, with respect solely to those provisions of this Agreement and the other Operative Agreements that require explicitly the receipt of Sprint Continuing Director approval for the performance of obligations or consummation of transactions on the part of Sprint or any of its Affiliates hereunder or thereunder, Sprint Continuing Director approval is obtained in the manner provided in Section 15.38). This Agreement has been, and the other Operative Agreements to which Sprint, Sprint Sub or any of their Affiliates is a party have been or at Closing will have been, duly executed and delivered by Sprint, Sprint Sub or such Affiliate, as applicable. This Agreement constitutes, and the other Operative Agreements to which any of Sprint, Sprint Sub or its Affiliates is a party at Closing will constitute, legal, valid and binding obligations of Sprint, Sprint Sub or such Affiliates, as applicable, enforceable against it or them in accordance with their respective terms.

          (c) No Conflicts. The execution, delivery and performance by each of Sprint and Sprint Sub of this Agreement do not, and the execution, delivery and performance by each of Sprint, Sprint Sub and their Affiliates of the other Operative Agreements to which it is a party, the consummation of the Transactions contemplated by Section 12.1(b) to be consummated by it at Closing and the compliance with the terms of the Operative Agreements to which it is a party at Closing will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation (in

                                    - xcvi -
each case by any third party) or to the loss of any benefit under, or result in or require the creation, imposition or extension of any Lien upon any of its properties or assets under (i) any provision of the Articles of Incorporation or bylaws of Sprint or any provision of the constituent documents of any such Affiliate (assuming that, with respect solely to those provisions of this Agreement and the other Operative Agreements that require explicitly the receipt of Sprint Continuing Director approval for the performance of obligations or consummation of transactions on the part of Sprint or any of its Affiliates hereunder or thereunder, Sprint Continuing Director approval is obtained in the manner provided in Section 15.38) or (ii) any Judgment, Injunction, Applicable Law or Contract to which it is a party or by which it or any of its properties is bound (except, with respect to clause (ii), for such conflicts, violations, defaults, rights or losses that, individually or in the aggregate, would not have a material adverse effect on the ability of Sprint, Sprint Sub or any of its Affiliates (as applicable) to perform in all material respects their obligations under this Agreement and the other Operative Agreements to which it is a party in accordance with their respective terms). To the knowledge of Sprint and Sprint Sub, no Third Party Approval and, except as provided in
Schedule 14.1(c), no Governmental Approval is required to be obtained or made by Sprint, Sprint Sub or any of its Affiliates in connection with the execution, delivery and performance of this Agreement and the Transactions contemplated by this Agreement (other than Transactions contemplated by or to be implemented pursuant to the other Operative Agreements), except for Third Party Approvals or Governmental Approvals the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of Sprint, Sprint Sub or its Affiliates (as applicable) to perform in all material respects its obligations under this Agreement and the other Operative Agreement to which it is a party in accordance with its terms.

          (d) Brokers or Finders. Other than Dillon, Read & Co. Inc., no Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee as a result of any actions by Sprint or Sprint Sub in connection with any of the Transactions.

          (e) Litigation. To the knowledge of Sprint and Sprint Sub, except as set forth in Schedule 14.1(e), there is no Proceeding pending or threatened against Sprint, Sprint Sub or any of their Affiliates reasonably likely to restrain, enjoin or otherwise prevent the consummation of the Transactions.

          (f) Absence of Liens. On the Closing Date, none of the Venture Interests held by any of the Sprint Parties shall be subject to any Lien.

          (g) Operative Agreement Representations. The representations and warranties made by Sprint, Sprint Sub and

                                   - xcvii -
their Affiliates as set forth in each of the other Operative Agreements to which any of them is a party are or will be true and correct in all material respects as of the date they are or will be made (unless expressly stated to be made as of some other date).

     Section 14.2.  Representations and Warranties of FT.

          (a)  FT represents and warrants to Sprint and Sprint Sub as follows:

          (i) Organization and Standing. FT is an exploitant public and each of its Affiliates (other than Atlas and its Subsidiaries) is a Person duly formed and validly existing under the laws of the jurisdiction of its formation, and each of FT and such Affiliates has all requisite corporate power and corporate authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

          (ii) Authorization; Validity. FT has all requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and to consummate the Transactions to be consummated by it. Each of FT and its Affiliates (other than Atlas and its Subsidiaries) has or will have at Closing all requisite corporate power and corporate authority to enter into and perform its obligations under the other Operative Agreements to which it is a party and to consummate the Transactions to be consummated by it. The execution, delivery and performance by FT of this Agreement have been, and the execution, delivery and performance by each of FT and its Affiliates (other than Atlas and its Subsidiaries) of the other Operative Agreements to which it is a party and the consummation by each of FT and its Affiliates (other than Atlas and its Subsidiaries) of the Transactions contemplated by Section 12.1(b) to be consummated by it at Closing have been or at Closing will have been, duly authorized by all necessary corporate action on the part of FT and such Affiliates (other than Atlas and its Subsidiaries). This Agreement has been, and the other Operative Agreements to which FT or any of its Affiliates (other than Atlas and its Subsidiaries) is a party have been or at Closing will have been, duly executed and delivered by FT or such Affiliate (other than Atlas and its Subsidiaries), as applicable. This Agreement constitutes, and the other Operative Agreements to which any of FT or its Affiliates (other than Atlas and its Subsidiaries) is a party at Closing will constitute, legal, valid and binding obligations of FT or such Affiliates (other than Atlas and its Subsidiaries), as applicable, enforceable against it or them in accordance with their respective terms.

          (iii) No Conflicts. The execution, delivery and performance by FT of this Agreement do not, and the execution, delivery and performance by each of FT and its Affiliates (other

                                   - xcviii -
than Atlas and its Subsidiaries) of the other Operative Agreements to which it is a party, the consummation of the Transactions contemplated by Section 12.1(b) to be consummated by it at Closing and the compliance with the terms of the Operative Agreements to which it is a party at Closing will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation (in each case by any third party) or to the loss of any benefit under, or result in or require the creation, imposition or extension of any Lien upon any of its properties or assets under (A) any provision of the FT Law and Decrees or any provision of the constituent documents of any such Affiliate or (B) any Judgment, Injunction, Applicable Law or Contract to which it is a party or by which it or any of its properties is bound (except, with respect to clause (B), for such conflicts, violations, defaults, rights or losses that, individually or in the aggregate, would not have a material adverse effect on the ability of FT or any of its Affiliates (other than Atlas and its Subsidiaries) (as applicable) to perform in all material respects its obligations under this Agreement and the other Operative Agreements to which it is a party in accordance with their respective terms). To the knowledge of FT, no Third Party Approval and, except as provided in Schedule 14.2(a)(iii), no Governmental Approval is required to be obtained or made by FT or any of its Affiliates (other than Atlas and its Subsidiaries) in connection with the execution, delivery and performance of this Agreement and the Transactions contemplated by this Agreement (other than Transactions contemplated by or to be implemented pursuant to the other Operative Agreements), except for Third Party Approvals or Governmental Approvals the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of FT or its Affiliates (other than Atlas and its Subsidiaries) (as applicable) to perform in all material respects its obligations under this Agreement or any other Operative Agreement to which it is a party in accordance with its terms.

          (iv) Brokers or Finders. Other than Goldman, Sachs & Co., no Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee as a result of any actions by FT in connection with any of the Transactions.

          (v)  Litigation.  To the knowledge of FT, except as set forth in
Schedule 14.2(a)(v), there is no Proceeding pending or threatened against FT or any of its Affiliates (other than Atlas and its Subsidiaries) reasonably likely to restrain, enjoin or otherwise prevent the consummation of the Transactions.

          (vi) Absence of Liens. On the Closing Date, none of the Venture Interests held by FT shall be subject to any Liens.

          (vii) Operative Agreement Representations. The representations and warranties made by FT and its Affiliates

                                    - xcix -

(other than Atlas and its Subsidiaries) as set forth in each of the other Operative Agreements to which any of them is a party are or will be true and correct in all material respects as of the date they are or will be made (unless expressly stated to be made as of some other date).

          (b) On the Atlas Signing Date, FT will represent and warrant to Sprint and Sprint Sub as follows (for purposes of this Section 14.2(b), "FT and (or) its Affiliates" shall mean "FT and (or) its Affiliates other than Atlas and its Subsidiaries"):

          (i) Authorization; Validity. FT has all requisite corporate power and corporate authority to enter into and perform its obligations under the Atlas Joint Venture Agreement and to consummate the Atlas Transactions to be consummated by it. Each of FT and its Affiliates has or will have at Closing all requisite corporate power and corporate authority to enter into and perform its obligations under the other Atlas Joint Venture Documents to which it is a party and to consummate the Atlas Transactions to be consummated by it. The execution, delivery and performance by FT of the Atlas Joint Venture Agreement have been, and the execution, delivery and performance by each of FT and its Affiliates of the other Atlas Joint Venture Documents to which it is a party and the consummation by each of FT and its Affiliates of the Atlas Transactions to be consummated by it have been or at Closing will have been, duly authorized by all necessary corporate action on the part of FT and its Affiliates. The Atlas Joint Venture Agreement has been, and the other Atlas Joint Venture Documents to which FT or any of its Affiliates is a party have been or at Closing will have been, duly executed and delivered by FT or such Affiliate, as applicable. The Atlas Joint Venture Agreement constitutes, and the other Atlas Joint Venture Documents to which FT or any of its Affiliates is a party at Closing will constitute, legal, valid and binding obligations of FT or such Affiliate, as applicable, enforceable against it or them in accordance with their respective terms.

          (ii) No Conflicts. The execution, delivery and performance by each of FT and its Affiliates of the Atlas Joint Venture Documents to which it is a party, the consummation of the Atlas Transactions to be consummated by it on or prior to the Closing Date and the compliance with the terms of the Atlas Joint Venture Documents to which it is a party at Closing will not conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation, or acceleration of any obligation (in each case by any third party) or to the loss of any benefit under, or result in or require the creation, imposition or extension of any Lien upon any of its properties or assets under (A) any provision of the FT Law and Decrees or any provision of the constituent documents of any such Affiliate or (B) any Judgment, Injunction, Applicable Law or Contract to which it is a party or by which it or any of its properties is bound (except, with respect to clause (B), for such conflicts,

                                     - c -
violations, defaults, rights or losses that, individually or in the aggregate, would not have a material adverse effect on the ability of FT or any of its Affiliates to perform in all material respects its obligations under the Atlas Joint Venture Documents to which it is a party in accordance with their respective terms). To the knowledge of FT, no Third Party Approval and, except as provided in Schedule 14.2(b)(ii), no Governmental Approval is required to be obtained or made by FT or any of its Affiliates in connection with the execution, delivery and performance of the Atlas Joint Venture Documents to which it is a party or the consummation of the Atlas Transactions (other than Atlas Transactions contemplated by or to be implemented pursuant to the Atlas Joint Venture Documents other than the Atlas Joint Venture Agreement), except for Third Party Approvals or Governmental Approvals the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of FT or any of its Affiliates to perform in all material respects its obligations under this Agreement or any other Operative Agreement or any Atlas Joint Venture Document to which it is a party in accordance with its terms.

     Section 14.3.  Representations and Warranties of DT.

          (a)  DT represents and warrants to Sprint and Sprint Sub as follows:

          (i) Organization and Standing. DT is an Aktiengesellschaft and each of its Affiliates (other than Atlas and its Subsidiaries) is a Person duly formed and validly existing under the laws of the jurisdiction of its formation, and each of DT and such Affiliates has all requisite corporate power and corporate authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

          (ii) Authorization; Validity. DT has all requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and to consummate the Transactions to be consummated by it. Each of DT and its Affiliates (other than Atlas and its Subsidiaries) has or will have at Closing all requisite corporate power and corporate authority to enter into and perform its obligations under the other Operative Agreements to which it is a party and to consummate the Transactions to be consummated by it. The execution, delivery and performance by DT of this Agreement have been, and the execution, delivery and performance by each of DT and its Affiliates (other than Atlas and its Subsidiaries) of the other Operative Agreements to which it is a party and the consummation by each of DT and its Affiliates (other than Atlas and its Subsidiaries) of the other Operative Agreements to which it is a party and the consummation by each of DT and its Affiliates (other than Atlas and its Subsidiaries) of the Transactions contemplated by Section 12.1(b) to be consummated by it at Closing have been or at Closing will have been, duly authorized by all necessary corporate action on the part of DT and such Affiliates (other than Atlas and its Subsidiaries). This Agreement has been, and

                                     - ci -
the other Operative Agreements to which DT or any of its Affiliates (other than Atlas and its Subsidiaries) is a party have been or at Closing will have been, duly executed and delivered by DT or such Affiliate (other than Atlas and its Subsidiaries), as applicable. This Agreement constitutes, and the other Operative Agreements to which any of DT or its Affiliates (other than Atlas and its Subsidiaries) is a party at Closing will constitute, legal, valid and binding obligations of DT or such Affiliates (other than Atlas and its Subsidiaries), as applicable, enforceable against it or them in accordance with their respective terms.

          (iii) No Conflicts. The execution, delivery and performance by DT of this Agreement do not, and the execution, delivery and performance by each of DT and its Affiliates (other than Atlas and its Subsidiaries) of the other Operative Agreements to which it is a party, the consummation of the Transactions contemplated by Section 12.1(b) to be consummated by it at Closing and the compliance with the terms of the Operative Agreements to which it is a party at Closing will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation (in each case by any third party) or to the loss of any benefit under, or result in or require the creation, imposition or extension of any Lien upon any of its properties or assets under (A) any provision of the Satzung of DT or any provision of the constituent documents of any such Affiliate or (B) any Judgment, Injunction, Applicable Law or Contract to which it is a party or by which it or any of its properties is bound (except, with respect to clause (B), for such conflicts, violations, defaults, rights or losses that, individually or in the aggregate, would not have a material adverse effect on the ability of DT or any of its Affiliates (other than Atlas and its Subsidiaries) (as applicable) to perform in all material respects its obligations under this Agreement and the other Operative Agreements to which it is a party in accordance with their respective terms). To the knowledge of DT, no Third Party Approval and, except as provided in Schedule 14.3(a)(iii), no Governmental Approval is required to be obtained or made by DT or any of its Affiliates (other than Atlas and its Subsidiaries) in connection with the execution, delivery and performance of this Agreement and the Transactions contemplated by this Agreement (other than Transactions contemplated by or to be implemented pursuant to the other Operative Agreements), except for Third Party Approvals or Governmental Approvals the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of DT or its Affiliates (other than Atlas and its Subsidiaries) (as applicable) to perform in all material respects its obligations under this Agreement or any other Operative Agreement to which it is a party in accordance with its terms.

          (iv) Brokers or Finders. Other than Goldman, Sachs & Co., no Person is or will be entitled to any broker's or finder's

                                    - cii -
fee or any other commission or similar fee as a result of any actions by DT in connection with any of the Transactions.

          (v)  Litigation.  To the knowledge of DT, except as set forth in
Schedule 14.3(a)(v), there is no Proceeding pending or threatened against DT or any of its Affiliates (other than Atlas and its Subsidiaries) reasonably likely to restrain, enjoin or otherwise prevent the consummation of the Transactions.

          (vi) Absence of Liens. On the Closing Date, none of the Venture Interests held by DT shall be subject to any Liens.

          (vii) Operative Agreement Representations. The representations and warranties made by DT and its Affiliates (other than Atlas and its Subsidiaries) as set forth in each of the other Operative Agreements to which any of them is a party are or will be true and correct in all material respects as of the date they are or will be made (unless expressly stated to be made as of some other date).

          (b) On the Atlas Signing Date, DT will represent and warrant to Sprint and Sprint Sub as follows (for purposes of this Section 14.3(b), "DT and (or) its Affiliates" shall mean "DT and (or) its Affiliates other than Atlas and its Subsidiaries"):

          (i) Authorization; Validity. DT has all requisite corporate power and corporate authority to enter into and perform its obligations under the Atlas Joint Venture Agreement and to consummate the Atlas Transactions to be consummated by it. Each of DT and its Affiliates has or will have at Closing all requisite corporate power and corporate authority to enter into and perform its obligations under the other Atlas Joint Venture Documents to which it is a party and to consummate the Atlas Transactions to be consummated by it. The execution, delivery and performance by DT of the Atlas Joint Venture Agreement have been, and the execution, delivery and performance by each of DT and its Affiliates of the other Atlas Joint Venture Documents to which it is a party and the consummation by each of DT and its Affiliates of the Atlas Transactions to be consummated by it have been or at Closing will have been, duly authorized by all necessary corporate action on the part of DT and its Affiliates. The Atlas Joint Venture Agreement has been, and the other Atlas Joint Venture Documents to which DT or any of its Affiliates is a party have been or at Closing will have been, duly executed and delivered by DT or such Affiliate, as applicable. The Atlas Joint Venture Agreement constitutes, and the other Atlas Joint Venture Documents to which DT or any of its Affiliates is a party at Closing will constitute, legal, valid and binding obligations of DT or such Affiliate, as applicable, enforceable against it or them in accordance with their respective terms.

          (ii) No Conflicts. The execution, delivery and performance by each of DT and its Affiliates of the Atlas Joint Venture Documents to which it is a party, the consummation of the

                                    - ciii -

Atlas Transactions to be consummated by it on or prior to the Closing Date and the compliance with the terms of the Atlas Joint Venture Documents to which it is a party at Closing will not conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation, or acceleration of any obligation (in each case by any third party) or to the loss of any benefit under, or result in or require the creation, imposition or extension of any Lien upon any of its properties or assets under (A) any provision of the Satzung of DT or any provision of the constituent documents of any such Affiliate or (B) any Judgment, Injunction, Applicable Law or Contract to which it is a party or by which it or any of its properties is bound (except, with respect to clause (B), for such conflicts, violations, defaults, rights or losses that, individually or in the aggregate, would not have a material adverse effect on the ability of DT or any of its Affiliates to perform in all material respects its obligations under the Atlas Joint Venture Documents to which it is a party in accordance with their respective terms). To the knowledge of DT, no Third Party Approval and, except as provided in Schedule 14.3(b)(ii), no Governmental Approval is required to be obtained or made by DT or any of its Affiliates in connection with the execution, delivery and performance of the Atlas Joint Venture Documents to which it is a party or the consummation of the Atlas Transactions (other than Atlas Transactions contemplated by or to be implemented pursuant to the Atlas Joint Venture Documents other than the Atlas Joint Venture Agreement), except for Third Party Approvals or Governmental Approvals the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of DT or any of its Affiliates to perform in all material respects its obligations under this Agreement or any other Operative Agreement or any Atlas Joint Venture Document to which it is a party in accordance with its terms.

     Section 14.4. Representations and Warranties of FT and DT With Respect To Atlas. On the Atlas Signing Date, each of FT and DT individually, and not jointly and severally, will represent and warrant to Sprint and Sprint Sub as follows:

          (a) Organization and Standing; Ownership. Atlas is and each Affiliate of Atlas that is a Controlled Affiliate of Atlas (for purposes of this Section 14.4, an "Atlas Affiliate") is or will be at Closing a Person duly formed and validly existing under the laws of the jurisdiction of its formation, and each of Atlas and such Affiliate has all requisite corporate power and corporate authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

          (b) Authorization; Validity. Atlas has all requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and to consummate the Transactions to be consummated by it. Each of Atlas and the

                                    - civ -

Atlas Affiliates has or will have at Closing all requisite corporate power and corporate authority to enter into and perform its obligations under the other Operative Agreements to which it is a party and to consummate the Transactions to be consummated by it. The execution, delivery and performance by each of Atlas and the Atlas Affiliates of this Agreement and the other Operative Agreements to which it is a party and the consummation by it of the Transactions contemplated herein to be consummated by it at Closing have been or will have been at Closing duly authorized by all necessary corporate action on the part of Atlas and each Atlas Affiliate. This Agreement has been, and the other Operative Agreements to which Atlas or any Atlas Affiliate is a party have been or at Closing will have been, duly executed and delivered by Atlas or any such Atlas Affiliate, as applicable. This Agreement constitutes, and the other Operative Agreements to which any of Atlas or any Atlas Affiliate is a party at Closing will constitute, legal, valid and binding obligations of Atlas or such Atlas Affiliates, as applicable, enforceable against it or them in accordance with their respective terms.

          (c) No Conflicts. The execution, delivery and performance by Atlas of this Agreement do not, and the execution, delivery and performance by each of Atlas and the Atlas Affiliates of the other Operative Agreements to which it is a party, the consummation of the Transactions contemplated by Section 12.1(b) to be consummated by it at Closing, and the compliance with the terms of the Operative Agreements to which it is a party at Closing will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation (in each case by any third party) or to the loss of any benefit under, or result in or require the creation, imposition or extension of any Lien upon any of its properties or assets under (i) any provision of its constituent documents or (ii) any Judgment, Injunction, Applicable Law or Contract to which it is a party or by which it or any of its properties is bound (except, with respect to clause (ii), for such conflicts, violations, defaults, rights or losses that, individually or in the aggregate, would not have a material adverse effect on the ability of Atlas or any such Atlas Affiliate (as applicable) to perform in all material respects its obligations under this Agreement and the other Operative Agreements to which it is a party in accordance with their respective terms). To the knowledge of Atlas, no Third Party Approval and, except as provided in Schedule 14.4(c), no Governmental Approval is required to be obtained or made by Atlas or any of its Affiliates in connection with the execution, delivery and performance of this Agreement and the Transactions contemplated by this Agreement (other than Transactions contemplated by or to be implemented pursuant to the other Operative Agreements), except for Third Party Approvals or Governmental Approvals the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of Atlas or any of the Atlas Affiliates (as applicable)

                                     - cv -
to perform in all material respects its obligations under this Agreement and any other Operative Agreement to which it is a party in accordance with its terms.

          (d) Brokers or Finders. Other than Goldman Sachs & Co., no Person will be entitled to any broker's or finder's fee or any other commission or similar fee as a result of any action by Atlas in connection with any of the Transactions to be consummated by it at Closing.

          (e) Litigation. To the knowledge of FT, DT and Atlas, except as set forth in Schedule 14.4(e), there is no Proceeding pending or threatened against Atlas or any Atlas Affiliate reasonably likely to restrain, enjoin or otherwise prevent the consummation of the Transactions.

          (f) Absence of Liens. On the Closing Date, none of the Venture Interests held by Atlas shall be subject to any Liens.

          (g) Operative Agreement Representations. The representations and warranties made by Atlas and the Atlas Affiliates as set forth in each of the other Operative Agreements to which any of them is a party will be true and correct in all material respects as of the date they were made (unless expressly stated to be made as of some other date).

     Section 14.5. Affiliates. For purposes of this Article 14 (other than Sections 14.2(b) and 14.3(b)), all references to an "Affiliate" shall mean an Affiliate that is or will become a party to an Operative Agreement on or prior to the Closing Date. For purposes of Sections 14.2(b) and 14.3(b), all references to an "Affiliate" shall mean an Affiliate that is or will become a party to an Atlas Joint Venture Document on or prior to the Closing Date.


                                  ARTICLE 15.

                                   COVENANTS

     Section 15.1. Conduct of Business. Unless otherwise expressly contemplated by this Agreement or the other Operative Agreements or as agreed to by the other Parties in writing and except for (i) transfers of assets or liabilities to Atlas and its Subsidiaries from FT, DT or their Affiliates in connection with the formation of Atlas and its Subsidiaries, (ii) the reorganization of the International Telecommunications Services Businesses of FT and DT in connection with the formation of Atlas and its Subsidiaries or the privatization of FT or DT, but only to the extent such reorganizations do not prevent the consummation of any of the Transactions, (iii) sales of equity interests in FT or DT in connection with the privatization of FT or DT, and (iv) any reorganization of the businesses of FT, DT or

                                    - cvi -

Atlas resulting from governmental action, each of Sprint, Sprint Sub and their Affiliates, on the one hand, and FT, DT, Atlas and their Affiliates, on the other hand, taking into account the dynamic nature of the International Telecommunications Services Business, from the date of this Agreement to the Closing Date, will (x) operate their respective International Telecommunications Services Businesses in the ordinary course, (y) consistent with such operation and taking into account the dynamic nature of the International Telecommunications Services Business use its reasonable efforts to preserve intact the present business organizations and business relationships of its International Telecommunications Services Business, and (z) not create any Lien on its International Telecommunications Services Business to be transferred to the Joint Venture which will materially and adversely affect the ability of the Joint Venture or the JV Entities to conduct the Initial Venture Business.

     Section 15.2.  Cooperation; Compliance with Laws.

          (a) From and after the date of this Agreement through the Closing Date, each Party shall use its reasonable efforts to ensure that the conditions to Closing set forth herein to be satisfied by such Party are satisfied on or prior to the Closing Date and to obtain (and cooperate with the other Parties in obtaining) any Governmental Approvals or Third Party Approvals required to be obtained or made by it in connection with any of the Transactions to be consummated by it at the Closing.

          (b) Each of the Parties agrees to make all filings with Governmental Authorities in connection with the Transactions, including filings necessary to obtain the Governmental Approvals described or referred to in Article 13, as promptly as practicable after the date of this Agreement and to use its reasonable efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents reasonably required by the relevant Governmental Authorities to obtain such approvals and shall otherwise cooperate in all reasonable respects with the applicable Governmental Authorities to obtain any required Governmental Approvals in as expeditious a manner as possible.

          (c) Each of the Parties shall use reasonable efforts to resolve such objections, if any, as any Governmental Authority may assert with respect to this Agreement and the other Operative Agreements and the Transactions under Applicable Laws, including requesting reconsideration (which may be initiated by the Party affected thereby or requested by any other Party) of any adverse ruling of any Governmental Authority and taking administrative appeals, if available and reasonably likely to result in a reversal of such adverse ruling. If any Proceeding is instituted by any Person challenging this Agreement, the other Operative Agreements or the Transactions, the Parties shall promptly consult with each other to determine the most appropriate response to such Proceeding and shall cooperate in all reasonable

                                    - cvii -
respects with any Party subject to any such Proceeding, provided that the decision whether to initiate, and the control of, any Proceeding involving any Party shall remain within the sole discretion of such Party.

          (d) The Parties acknowledge that nothing in this Section 15.2 shall be construed to require any Party to agree to or comply with any Burdensome Condition.

     Section 15.3. Access. Except as otherwise provided in Section 8 of the Master Transfer Agreement Term Sheet as to due diligence with respect to the "Financial Information" described in the Master Transfer Agreement Term Sheet (which due diligence will be conducted in accordance with such Section 8), from and after the date of this Agreement through the Closing Date, each Party shall give to the other Parties and their respective representatives reasonable access during normal business hours to the properties, books and records of such Party and its Affiliates to the extent relating to the Transferred Assets and the Assumed Liabilities and furnish each other with all such information concerning its International Telecommunications Services Business to be transferred to the Joint Venture as such other Parties may reasonably request, subject to appropriate confidentiality restrictions and restrictions on sharing of information imposed by Applicable Law.

     Section 15.4. Financial Information. From and after the date of this Agreement through the Closing Date, each Party shall and shall cause its respective Affiliates to give to each other Party and its representatives the balance sheets, profit and loss statements and other financial statements as are prepared in the normal course of business of such Party and its Affiliates to the extent relating to its International Telecommunications Services Business to be transferred to the Joint Venture and, except as otherwise provided in Section 8 of the Master Transfer Agreement Term Sheet as to due diligence with respect to the "Financial Information" described in the Master Transfer Agreement Term Sheet (which due diligence will be conducted in accordance with such Section 8), such other information concerning the financial condition of its International Telecommunications Services Business to be transferred to the Joint Venture, as the case may be, as such other Party may reasonably request.

     Section 15.5. Books and Records. From and after the date of this Agreement through the Closing Date, each Party shall, and shall cause its Affiliates to, continue to maintain the books, accounts and records of such Party and its Affiliates relating to its International Telecommunications Services Business to be transferred to the Joint Venture in the usual, regular and ordinary manner on a basis consistent with prior years and periods, except as required by Applicable Law or applicable GAAP, as the case may be.

     Section 15.6.  No Solicitation.

                                   - cviii -

          (a) Until the Closing Date, none of the Parties nor any of their Affiliates or Subsidiaries nor any of their respective officers, directors, employees, agents or representatives (including, without limitation, investment bankers, attorneys and accountants) shall, directly or indirectly, (i) solicit any proposal involving any commercial or other arrangements or relationships which are similar in nature and scope to the arrangements and relationships contemplated by this Agreement or the other Operative Agreements if inconsistent with the purposes and scope of this Agreement (an "Alternative Transaction"),
(ii) disclose directly or indirectly any information not customarily disclosed publicly concerning its business and properties to, or afford any access to its properties, books and records to, any Person in connection with any possible Alternative Transaction or (iii) enter into substantive negotiations with any third party relating to an Alternative Transaction.

          (b) Until the Closing Date, each Party shall notify the other Parties if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to a potential Alternative Transaction.

     Section 15.7. Further Assurances. Each of the Parties shall use its reasonable efforts to do or cause to be done, and to cause its Affiliates to do or cause to be done, such further acts and things and deliver or cause to be delivered to each other Party or its designees such additional assignments, agreements, powers and instruments as such Party or its designees may reasonably require or deem advisable to carry into effect the purpose of the Operative Agreements or to better assure and confirm unto such Party or its designees its rights, powers and remedies hereunder and thereunder, except that none of the Parties shall be required to agree to or comply with any Burdensome Condition.

     Section 15.8. JV Entity Default. Each of the Parties agrees that it will not, and it will not permit any of its Affiliates to, petition any Governmental Authority for the Bankruptcy of any JV Entity in the event that any such JV Entity defaults on any of its obligations to such Party or Affiliate.

     Section 15.9.  Indemnification.

          (a) The Sprint Parties shall pay, indemnify and reimburse each of the FT/DT Parties and their respective Affiliates, officers, directors, employees and agents and the JV Entities (the "FT/DT Protected Parties") for any and all Losses suffered or incurred by any of them as a result of, or with respect to, any breach or inaccuracy of any representation, warranty, covenant or agreement by any of the Sprint Parties contained herein or in any other Operative Agreement (subject, in the case of any Operative Agreement other than this Agreement, to

                                    - cix -

(i) any express provision in any such other Operative Agreement that this
Section 15.9 (or any part thereof) shall not apply to such other Operative Agreement and (ii) any limitation on the indemnification rights or obligations of the Parties contained in any such other Operative Agreement), whether or not resulting from third party claims.

          (b) Each FT/DT Party, individually and not jointly and severally but subject to Section 15.9(c), shall pay, indemnify and reimburse the Sprint Parties and their respective Affiliates, officers, directors, employees and agents and the JV Entities (the "Sprint Protected Parties"; the FT/DT Protected Parties or the Sprint Protected Parties are referred to as the "Protected Parties") for any and all Losses suffered or incurred by any of them as a result of, or with respect to, any breach or inaccuracy of any representation, warranty, covenant or agreement by such FT/DT Party contained herein or in any other Operative Agreement (subject, in the case of any Operative Agreement other than this Agreement, to (i) any express provision in any such other Operative Agreement that this Section 15.9 (or any part thereof) shall not apply to such other Operative Agreement and (ii) any limitation on the indemnification rights or obligations of the Parties contained in any such other Operative Agreement), whether or not resulting from third party claims.

          (c) The Parties expressly agree that (i) with respect to any breach by FT or DT of any of the representations and warranties contained in Section 14.4, each of FT and DT shall be responsible for 50% of any Losses resulting from such breach, (ii) with respect to any breach by FT of its covenants set forth in Section 15.14(b), and to the extent FT shall not perform its indemnity obligation pursuant to Section 15.9(b) with respect thereto, DT shall be responsible for 50% of any Losses to be indemnified thereunder, and (iii) with respect to any breach by DT of its covenants set forth in Section 15.14(c), and to the extent DT shall not perform its indemnity obligation pursuant to Section 15.9(b) with respect thereto, FT shall be responsible for 50% of any Losses to be indemnified thereunder.

          (d) Each Party agrees that, except as among the FT/DT Parties or as between the Sprint Parties, the remedies provided in this Section 15.9, and the enforcement thereof pursuant to Article 21, shall constitute the sole and exclusive remedies for recovery against another Party for breaches of any of the representations, warranties, covenants and agreements in this Agreement and any other Operative Agreement, except for other remedies as are expressly provided for in this Agreement or in any other Operative Agreement (subject, in the case of any Operative Agreement other than this Agreement, to (i) any express provision in any such other Operative Agreement that this Section 15.9 (or any part thereof) shall not apply to such other Operative Agreement and (ii) any limitation on the indemnification rights or obligations of the Parties contained in any such other Operative Agreement), provided that a Party shall

                                     - cx -
not be entitled to make a claim for indemnification hereunder with respect to a Funding Default of another Party prior to the end of the Second Cure Period with respect to such Funding Default. None of the Parties shall in any event be liable for any consequential, special, exemplary, punitive, incidental or indirect damages, including loss of profit or goodwill; provided, however, that this Section 15.9(d) shall not affect the calculation of the amount of any Loss (and the corresponding indemnification rights with respect thereto) in connection with any claims made by Persons other than the Protected Parties. No Protected Party shall be compensated more than once for the same Loss.

          (e) The representations and warranties contained herein and in the other Operative Agreements shall not be extinguished by the Closing, but shall survive for a period of one year following the Closing (subject, in the case of any Operative Agreement other than this Agreement, to (x) any express provision in any such other Operative Agreement that this Section 15.9 (or any part thereof) shall not apply to such other Operative Agreement and (y) any limitation on the indemnification rights or obligations of the Parties contained in any such other Operative Agreement), the covenants and agreements contained in Sections 15.1, 15.3, 15.4, 15.5, 15.6 and 15.12 shall survive for a period of one year following the Closing, and the other covenants and agreements contained herein and in the other Operative Agreements shall not be extinguished by the Closing, but shall survive the Closing without limitation as to time (subject
(1) in the case of any Operative Agreement other than this Agreement, to (i) any express provision in any such other Operative Agreement that this Section 15.9 (or any part thereof) shall not apply to such other Operative Agreement and (ii) any limitation on the indemnification rights or obligations of the Parties contained in any such other Operative Agreement), and (2) to Applicable Law (including any applicable statute of limitations). No investigation or other examination by the Parties or their respective representatives shall affect the term of survival of the representations, warranties, covenants and agreements set forth above. The survival of the representations, warranties, covenants and agreements for a specified period as provided above shall mean that no Party may bring a claim for breach of any such representation, warranty, covenant or agreement after such period. It is understood that, except as expressly provided in Sections 12.2 and 22.1, all representations, warranties, covenants and agreements contained herein shall be of no further force or effect after the termination hereof.

          (f)  No Party shall make any claim for indemnification under this
Section 15.9 in respect of a breach of (x) a representation or warranty contained in Article 14 of this Agreement or in any other Operative Agreement (subject, in the case of any Operative Agreement other than this Agreement, to (i) any express provision in any such other Operative Agreement that

                                    - cxi -
this Section 15.9 (or any part thereof) shall not apply to such other Operative Agreement and (ii) any limitation on the indemnification rights or obligations of the Parties contained in any such other Operative Agreement), unless and until the aggregate Loss or Losses arising out of or resulting from such breaches exceed U.S. $20 million, in which event such Party may claim indemnification for the entire amount of such Losses, or (y) a covenant or agreement contained in this Agreement or in any other Operative Agreement (subject, in the case of any Operative Agreement other than this Agreement, to (i) any express provision in any such other Operative Agreement that this
Section 15.9 (or any part thereof) shall not apply to such other Operative Agreement and (ii) any limitation on the indemnification rights or obligations of the Parties contained in any such other Operative Agreement), unless and until the aggregate Loss or Losses arising out of or resulting from such breach exceeds U.S. $350,000, in which event such Party may claim indemnification for the entire amount of such Losses.

          (g) The Protected Parties shall promptly notify the other Party or Parties that may be required to provide indemnification pursuant to Section 15.9(a) or (b) or to satisfy a claim pursuant to Section 15.9(c) (the "Indemnifying Parties"), in writing, of any claim thereunder, specifying in reasonable detail the nature of the Loss suffered by the Protected Parties, and, if known, the amount, or an estimate of the amount, of the Loss arising therefrom, provided that failure of the Protected Parties to give the Indemnifying Parties prompt notice as provided herein shall not relieve the Indemnifying Parties of any of their obligations hereunder, except to the extent any of the Indemnifying Parties are materially prejudiced by such failure. The Protected Parties shall provide to the Indemnifying Parties as promptly as practicable thereafter information and documentation reasonably requested by the Indemnifying Parties to support and verify the claim asserted, unless the Protected Parties have been advised by counsel that it is reasonably likely that a loss of privilege will occur with respect to such information and documentation.

          (h)  If a Party has made a claim against another Party under this
Section 15.9 with respect to a Loss suffered by a Protected Party which arises out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of such a Loss, the Indemnifying Parties may assume the defense or the prosecution thereof by written notice to the Protected Parties, including the employment of counsel or accountants, at the Indemnifying Parties' cost and expense. The Protected Parties shall have the right to employ counsel separate from counsel employed by the Indemnifying Parties in any such action and to participate therein, but the fees and expenses of such counsel employed by the Protected Parties shall be at their expense unless counsel for the Protected Parties shall have advised that it is reasonably likely that any Protected Party may raise a defense or claim that is

                                    - cxii -
inconsistent with any defense or claim available to an Indemnifying Party, in which case such fees and expenses shall be borne by the Indemnifying Party. The Indemnifying Parties shall not be liable for any settlement of any such claim effected without their prior written consent, which shall not be unreasonably withheld; provided that if the Indemnifying Parties do not assume the defense or prosecution of a claim within thirty (30) days of notice thereof, the Protected Parties may settle such claim without the consent of the Indemnifying Parties. The Indemnifying Parties shall not agree to a settlement of or settle any claim which provides for any relief other than the payment of monetary damages or which could have a Material Adverse Effect on any Protected Party and its Subsidiaries taken as a whole (if applicable) without the prior written consent of such Protected Party. Whether or not the Indemnifying Parties choose to so defend or prosecute such claim, all the Parties shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith except to the extent that any such Parties have been advised by counsel that it is reasonably likely that a loss of privilege will occur with respect to such information, documentation and testimony. The Indemnifying Parties shall be subrogated to all rights and remedies of the Protected Parties in respect of a Loss suffered by the Protected Parties, but only to the extent the Indemnifying Parties have discharged in full any obligations they may have with respect to such Loss pursuant to this Section 15.9.

     Section 15.10. Claims on Behalf of JV Entities. The FT/DT Parties shall have the sole and exclusive right to act on behalf of a JV Entity with respect to any claim by a JV Entity against any of the Sprint Parties or any of their Affiliates arising from a breach by it of any representation, warranty, covenant or agreement included in any Operative Agreement. The Sprint Parties shall have the sole and exclusive right to act on behalf of a JV Entity with respect to any claim by a JV Entity against any of the FT/DT Parties or any of their Affiliates arising from a breach by it of any representation, warranty, covenant or agreement included in any Operative Agreement. Such power shall include, in each case, the sole right, at the expense of the JV Entity, to initiate, prosecute and settle any such claim, and such actions will not require approval of the Governing Board of any JV Entity or the Global Venture Board. Each of the Parties agrees to vote their Venture Interests in any JV Entity and take such other actions as may be necessary to give effect to this Section 15.10. All such claims will be brought in accordance with Section 15.9 and Article 21.

     Section 15.11.  Sales by FT or DT to a Major Competitor of Sprint.

          (a) If and when FT is not subject to French Government direction as to the issuance and sale of its voting stock, FT

                                   - cxiii -
shall not, for a period of ten years after the Closing Date, knowingly issue or sell or cause to be issued or sold an amount of voting securities to a Major Competitor of Sprint that would result in such party owning 10% or more of FT's voting securities. It is understood and agreed that the French Government may sell shares of FT voting stock held by it to purchasers of its choosing including to Major Competitors of Sprint. FT shall undertake a reasonable inquiry in connection with any proposed sale of its voting securities to ascertain whether or not a Major Competitor of Sprint would, after giving effect to such purchase, own 10% or more of FT's voting stock as described above. In addition, in connection with any underwritten sale of voting stock by FT, FT shall cause its underwriters to adopt reasonable procedures designed to avoid sales to Major Competitors of Sprint in excess of the amount permitted. For the purposes of this Section 15.11(a), written certification obtained by FT from the managing or coordinating underwriter acting for FT in any offering by FT of its voting securities that such underwriter has adopted, and complied with, the reasonable procedures to be established pursuant to the preceding sentence shall constitute conclusive proof that FT shall not have knowingly issued or sold voting securities in violation of this Section 15.11(a) in connection with such underwritten sale, unless it is shown that FT had actual knowledge to the contrary.

          (b) DT shall not for a period of ten years after the Closing Date, unless requested to do so by the German Government or its trustee Bundesanstalt at a time when the German Government Controls DT, knowingly issue or sell or cause to be sold (directly or through underwriters acting for it) any of its voting securities to a Major Competitor of Sprint that owns or that would as a result of such issuance or sale own 10% or more of the voting securities of DT. It is understood and agreed that the German Government and its trustee Bundesanstalt may sell shares of DT voting stock held by them to purchasers of their choosing including to Major Competitors of Sprint. In connection with any underwritten sale of its voting stock by DT, DT shall cause its underwriters to adopt reasonable procedures designed to avoid sales to Major Competitors of Sprint in excess of the amount permitted. For the purposes of this Section 15.11(b), written certification obtained by DT from the managing or coordinating underwriter acting for DT in any offering by DT of its voting securities that such underwriter has adopted, and complied with, the reasonable procedures to be established pursuant to the preceding sentence shall constitute conclusive proof that DT shall not have knowingly issued or sold voting securities in violation of this Section 15.11(b) in connection with such underwritten sale, unless it is shown that DT had actual knowledge to the contrary.

     Section 15.12.  Covenants of FT and DT Regarding Atlas.

                                    - cxiv -

          (a) From and after the date of this Agreement through the Closing Date, each of FT and DT shall (i) use its reasonable efforts to obtain any Governmental Approvals or Third Party Approvals required to be obtained in connection with the formation of Atlas; (ii) make all filings with Governmental Authorities in connection with the formation of Atlas, including filings necessary to obtain the Governmental Approvals described or referred to in Sections 13.1(a)(vi) and (viii) of this Agreement, as promptly as practicable after the date of this Agreement and to use its reasonable efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents reasonably required by the relevant Governmental Authorities to obtain such approvals and shall otherwise cooperate in all reasonable respects with the applicable Governmental Authorities to obtain any required Governmental Approvals in as expeditious a manner as possible; and (iii) use its reasonable efforts to resolve such objections, if any, as any Governmental Authority may assert with respect to the formation of Atlas under Applicable Laws, including requesting reconsideration (which may be initiated by the Party affected thereby or requested by any other Party) of any adverse ruling of any Governmental Authority and taking administrative appeals, if available and reasonably likely to result in a reversal of such adverse ruling. Sprint shall use reasonable efforts to cooperate with FT and DT in connection with the foregoing actions. If any Proceeding is instituted by any Person challenging the formation of Atlas as violative of Applicable Laws, each of FT and DT shall promptly consult with each other and Sprint to determine the most appropriate response to such Proceeding and shall cooperate in all reasonable respects with any Party subject to any such Proceeding; provided that the decision whether to initiate, and the control of, any Proceeding involving any Party shall remain within the sole discretion of such Party. The Parties acknowledge that nothing in this Section 15.12(a) shall be construed to require any Party to agree to or comply with any Burdensome Condition.

          (b) Subject to the receipt of all necessary Governmental Approvals, each of FT and DT will as soon as reasonably practicable after the date hereof but in any event prior to the Closing Date, (i) take all necessary reasonable action to form Atlas, and (ii) cause Atlas to execute a counterpart to this Agreement which counterpart shall acknowledge the agreement of Atlas to be bound by the terms of this Agreement as a "Party" and as an "FT/DT Party" and to comply with the obligations imposed by this Agreement on Atlas.

          (c) Except as provided in Sections 15.12(d), (e) and (g), each of FT and DT agrees that it will implement the Atlas Joint Venture Documents and contribute to Atlas the businesses and assets which it is committed to contribute to Atlas in accordance with the Atlas Joint Venture Documents (as reflected in the filing made by Atlas with the EU on December 16, 1994).

                                    - cxv -

          (d) Notwithstanding Section 15.12(c), FT and DT shall not be obligated to implement the Atlas Joint Venture Documents or to contribute to Atlas the businesses and assets which either of them is or they are committed to contribute to Atlas as required by Section 15.12(c) to the extent that FT or DT is or FT and DT are prevented from implementing the Atlas Joint Venture Documents (or any portion thereof) or contributing to Atlas any of such businesses or assets required by Section 15.12(c) (x) as a condition or requirement to the granting by the EU of the exemption described in Section 13.1(a)(vi), (y) as a condition or requirement to obtaining any Governmental Approval described in Section 13.1(a)(viii), or (z) as a condition or requirement to obtaining any other Governmental Approval required for the implementation of the Atlas Joint Venture Documents or the contribution to Atlas of the businesses and assets required by Section 15.12(c) (an "Unlisted Governmental Approval"); provided that if the inability of FT or DT or FT and DT to implement the Atlas Joint Venture Documents (or any portion thereof) or to contribute to Atlas any of such businesses or assets required by Section 15.12(c) constitutes a Burdensome Condition as described in clause (a)(ii),
(a)(iii) or (g)(ii) of the definition of "Burdensome Condition" contained in
Section 1.1 or would constitute a Burdensome Condition if the Unlisted Governmental Approval to which such Burdensome Condition relates was described in Section 13.1(a)(viii), then notwithstanding the delivery by FT, DT or Atlas of a notice pursuant to the first proviso in the definition of "Burdensome Condition" contained in Section 1.1 stating that such condition or requirement shall not be deemed to be a Burdensome Condition, the Sprint Parties shall have the right to declare (i) in the case of any condition or requirement imposed by the EU, that the EU has imposed a Burdensome Condition as a condition or requirement to granting the exemption for the Atlas Transactions described in
Section 13.1(a)(vi), (ii) in the case of any condition or requirement to obtaining any Governmental Approval described in Section 13.1(a)(viii), that such Governmental Authority has imposed a Burdensome Condition as a condition or requirement to obtaining any such Governmental Approval, and (iii) in the case of any condition or requirement to obtaining any Unlisted Governmental Approval, that such Governmental Authority has imposed a condition or requirement which would constitute a Burdensome Condition if the Unlisted Governmental Approval to which such condition or requirement relates was described in Section 13.1(a)(viii) (and the Parties agree that for purposes of the rights of the Sprint Parties under this Section 15.12(d) any such condition or requirement described in this clause (iii) to obtaining an Unlisted Governmental Approval may constitute a Burdensome Condition to the same extent as if such Unlisted Governmental Approval was described in Section 13.1(a)(viii)). In any such case, the Sprint Parties shall have the right to advise the FT/DT Parties that the condition to the obligation of the Sprint Parties to consummate the Transactions to be consummated by the Sprint Parties at the Closing set forth in Section 13.1(a)(vi) (in the case of a condition or requirement described in clause (i) of the preceding

                                    - cxvi -
sentence) or Section 13.1(a)(viii) (in the case of a condition or requirement described in clause (ii) or (iii) of the preceding sentence) has not been fulfilled to the satisfaction of the Sprint Parties.

          (e) Notwithstanding Section 15.12(c), FT or DT may voluntarily elect to refrain from implementing the Atlas Joint Venture Documents (or any portion thereof) or contributing to Atlas any of the businesses or assets which FT or DT is or FT and DT are committed to contribute to Atlas as required by Section 15.12(c) (notwithstanding that such implementation or contribution is approved by all Governmental Authorities without the imposition of a Burdensome Condition), if the failure to implement the Atlas Joint Venture Documents (or such portion thereof) or to contribute to Atlas any of such businesses or assets, when considered together with the effect of the inability of FT or DT or FT and DT to implement the Atlas Joint Venture Documents (or any portion thereof) or to contribute to Atlas (or of Atlas to hold) any of such businesses or assets as a condition or requirement to the granting by the EU of the exemption described in Section 13.1(a)(vi), as a condition or requirement to obtaining any Governmental Approval described in Section 13.1(a)(viii), or as a condition or requirement to obtaining any Unlisted Governmental Approval (and the Parties agree that for purposes of the rights of the FT/DT Parties under this Section 15.12(e) any such condition or requirement to obtaining an Unlisted Governmental Approval may constitute a Burdensome Condition to the same extent as if such Unlisted Governmental Approval was described in Section 13.1(a)(viii)), would not have constituted a Burdensome Condition as described in clause (a)(ii), (a)(iii) or (g)(ii) of the definition of "Burdensome Condition" contained in Section 1.1 had FT and DT been prevented from implementing the Atlas Joint Venture Documents (or such portion thereof) or contributing to Atlas any such businesses or assets as a condition or requirement to the granting by the EU of the exemption described in Section 13.1(a)(vi), as a condition or requirement to obtaining any Governmental Approval described in Section 13.1(a)(viii), or as a condition or requirement to obtaining any Unlisted Governmental Approval.

          (f) For a period of five years from the Closing Date, each of FT and DT shall not withdraw, remove or distribute, or permit Atlas to withdraw, remove or distribute, in each case whether through dividends, distributions, loans or otherwise, any of the businesses or assets contributed to Atlas by FT and DT (other than cash dividends paid out of current or retained earnings accruing after the contribution date) unless, after giving effect to such withdrawal, removal or distribution, Atlas would have an adjusted net worth (determined on the basis that assets contributed to Atlas have a book value equal to their fair market value on the date of contribution) at least equal to the lesser of (i) the adjusted net worth of Atlas (as so determined) established upon completion of the implementation of the Atlas Joint Venture Documents (or portion thereof) and the contribution

                                   - cxvii -
to Atlas of the businesses and assets as provided for in Sections 15.12(c), (d) and (e) above (but not later than the Closing Date) and (ii) ECU 1 billion.

          (g)  Notwithstanding the provisions of Sections 15.12(c), (d), (e) and
(f), FT and DT may take any action which would otherwise be prohibited by any such Section if prior to taking any such action FT and DT shall have provided to the Sprint Parties a "keepwell" for Atlas which is substantially to the effect of the "keepwell" provided by Sprint for Sprint Sub pursuant to Section 15.14(a).

     Section 15.13. Covenants of Sprint, FT and DT Regarding Ownership of Venture Interests.

          (a) Sprint agrees that for a period of ninety-nine (99) years from the Closing Date (i) it shall at all times in the aggregate own directly or indirectly through Wholly Owned Subsidiaries or JV Entities Wholly Owned by the Parties in a manner anticipated by the Tax Matters Agreement 100% of the Venture Interests of each Regional Operating Group and the GBN Group which are owned by the Sprint Parties or (ii) Sprint Sub or any one or more other Qualified Venture Subsidiaries of Sprint shall at all times in the aggregate own directly or indirectly through Wholly Owned Subsidiaries or JV Entities Wholly Owned by the Parties in a manner anticipated by the Tax Matters Agreement 100% of the Venture Interests of each Regional Operating Group and the GBN Group which are owned by the Sprint Parties. Sprint also agrees that for a period of ninety-nine (99) years from the Closing Date it shall at all times in the aggregate own directly or indirectly through Wholly Owned Subsidiaries at least 80% of the economic interests in and voting power of Sprint Sub and each other Qualified Venture Subsidiary of Sprint which owns Venture Interests of a Regional Operating Group or the GBN Group, and together with Passive Financial Institutions it shall at all times in the aggregate own directly or indirectly through Wholly Owned Subsidiaries 100% of the economic interests in and voting power of Sprint Sub and each other Qualified Venture Subsidiary of Sprint which holds Venture Interests of a Regional Operating Group or the GBN Group.

          (b) Each of FT and DT agrees that for a period of ninety-nine (99) years from the Closing Date (i) it shall at all times in the aggregate own directly or indirectly through its Wholly Owned Subsidiaries or JV Entities Wholly Owned by the Parties in a manner anticipated by the Tax Matters Agreement 50% of the Venture Interests of each Regional Operating Group and the GBN Group which are owned by the FT/DT Parties unless a closing under Section 20.5(c) has occurred, or (ii) Atlas or any one or more other Qualified Venture Subsidiaries of FT and DT shall at all times in the aggregate own directly or indirectly through Wholly Owned Subsidiaries or JV Entities Wholly Owned by the Parties in a manner anticipated by the Tax Matters Agreement 100% of the Venture Interests of each Regional Operating Group and the

                                   - cxviii -

GBN Group which are owned by the FT/DT Parties. Each of FT and DT also agrees that for a period of ninety-nine (99) years from the Closing Date it shall at all times in the aggregate own directly or indirectly through its Wholly Owned Subsidiaries at least 40% of the economic interests and voting power of Atlas and each other Qualified Venture Subsidiary of FT and DT, as the case may be, which holds Venture Interests of a Regional Operating Group or the GBN Group, and (assuming compliance herewith by the other Party) together with Passive Financial Institutions, FT and DT shall at all times in the aggregate own directly or indirectly through their respective Wholly Owned Subsidiaries 100% of the economic interests in and voting power of Atlas and each other Qualified Venture Subsidiary of FT and DT, as the case may be, which holds Venture Interests of a Regional Operating Group or the GBN Group.

     Section 15.14.  Commitment of Sprint, FT and DT to the Joint Venture.

          (a) Sprint agrees that it will (i) ensure that Sprint Sub and its personnel are as fully committed to the success of the Joint Venture as is Sprint, (ii) devote sufficient resources to Sprint Sub and each other Qualified Venture Subsidiary of Sprint so that they can comply fully with their respective obligations under this Agreement and under any other Operative Agreement, and
(iii) cause Sprint Sub and each such Qualified Venture Subsidiary to fulfill their respective obligations under this Agreement and any other Operative Agreement.

          (b) FT agrees with Sprint that it will (i) ensure that Atlas and its personnel are as fully committed to the success of the Joint Venture as is FT,
(ii) devote sufficient resources to Atlas and each other Qualified Venture Subsidiary of FT so that they can comply fully with their respective obligations under this Agreement and their Shareholder Obligations under any other Operative Agreement, and (iii) cause Atlas and each such Qualified Venture Subsidiary to fulfill its obligations under this Agreement and their Shareholder Obligations under any other Operative Agreement.

          (c) DT agrees with Sprint that it will (i) ensure that Atlas and its personnel are as fully committed to the success of the Joint Venture as is DT,
(ii) devote sufficient resources to Atlas and each other Qualified Venture Subsidiary of DT so that they can comply fully with their respective obligations under this Agreement and their Shareholder Obligations under any other
Operative Agreement, and (iii) cause Atlas and each such Qualified Venture Subsidiary to fulfill its obligations under this Agreement and their Shareholder Obligations under any other Operative Agreement.

     Section 15.15. Effect of Applicable Law. If any provision contained in any Operative Agreement relating to a JV Entity is inconsistent with, or prohibited by, the Applicable Laws of the

                                    - cxix -
jurisdiction in which such JV Entity is formed, each of the Parties agrees to take all reasonable steps necessary to modify such provision in a manner which is as similar as possible in terms and effect as the original provision and which preserves substantially the intended purpose of the original provision, but which is not inconsistent with, or prohibited by, the Applicable Laws of the jurisdiction in which such JV Entity is formed.

     Section 15.16. Ownership of Equity Interests in Sprint, FT or DT. No JV Entity shall acquire or hold, directly or indirectly, any equity interest in Sprint, FT or DT.

     Section 15.17. Employee Matters Agreement. As soon as reasonably practicable after the date hereof, the Parties shall negotiate in good faith regarding the terms of the Employee Matters Agreement which will provide for certain employee and personnel matters in connection with the formation of the JV Entities.

     Section 15.18. Transfer Agreements. As soon as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding definitive terms and conditions of the Transfer Agreements, which in the case of the Master Transfer Agreement shall contain, among other things, substantially the terms set forth in the Master Transfer Agreement Term Sheet attached as Exhibit 15.18 to this Agreement.

     Section 15.19. Intellectual Property Agreements. As soon as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding definitive terms and conditions of the Intellectual Property Agreements, which shall contain substantially the terms set forth in the term sheets attached as Exhibit
15.19 to this Agreement.

     Section 15.20. Miscellaneous Services Agreement. As promptly as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding definitive terms and conditions of the Miscellaneous Services Agreement, which shall contain substantially the terms set forth in the term sheet attached as
Exhibit 15.20 to this Agreement.

     Section 15.21. Equipment Housing and Facilities Management Agreement. As promptly as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding definitive terms and conditions of the Equipment Housing and Facilities Management Agreement, which shall contain substantially the terms set forth in the term sheet attached as Exhibit 15.21 to this Agreement.

                                    - cxx -

     Section 15.22. Facilities and Equipment Lease Agreement. As promptly as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding definitive terms and conditions of the Facilities and Equipment Lease Agreement, which shall contain substantially the terms set forth in the term sheet attached as Exhibit 15.22 to this Agreement.

     Section 15.23. Global Backbone Network Services Agreement. As promptly as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding definitive terms and conditions of the Global Backbone Network Services Agreement, which shall contain substantially the terms set forth in the term sheet attached as Exhibit 15.23 to this Agreement.

     Section 15.24. Operating Entities Services Agreement. As promptly as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding definitive terms and conditions of the Operating Entities Services Agreement, which shall contain substantially the terms set forth in the term sheet attached as Exhibit 15.24 to this Agreement.

     Section 15.25. Route Management Agreement. As promptly as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding definitive terms and conditions of the Route Management Agreement, which shall contain substantially the terms set forth in the term sheet attached as Exhibit 15.25 to this Agreement.

     Section 15.26. X.75 Interconnect Management Agreement. As promptly as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding definitive terms and conditions of the X.75 Interconnect Management Agreement, which shall contain substantially the terms set forth in the term sheet attached as Exhibit 15.26 to this Agreement.

     Section 15.27. GBN Shareholders Agreement. As soon as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding the definitive terms and conditions of the GBN Shareholders Agreement.

     Section 15.28. ROW Shareholders Agreement. As soon as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding the definitive terms and conditions of the ROW Shareholders Agreement.

     Section 15.29. ROE Shareholders Agreement. As soon as reasonably practicable after the date hereof but prior to the

                                    - cxxi -

Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding the definitive terms and conditions of the ROE Shareholders Agreement.

     Section 15.30. Constituent Documents. As soon as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding the definitive terms and conditions of the Constituent Documents.

     Section 15.31. Joint Venture Confidentiality Agreement. As soon as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding the definitive terms and conditions of the Joint Venture Confidentiality Agreement which shall govern the rights of the Parties and the Joint Venture with respect to confidential information of the Parties.

     Section 15.32. Atlas/ROE Services Agreement. As soon as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding the definitive terms and conditions of the Atlas/ROE Services Agreement, which shall contain substantially the terms set forth in the term sheet attached as Exhibit 15.32 to this Agreement.

     Section 15.33. Tax Matters Agreement. As soon as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding the definitive terms and conditions of the Tax Matters Agreement.

     Section 15.34. Plan Action/Special Matter Accounting Principles. As soon as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding the Plan Action/Special Matter Accounting Principles.

     Section 15.35. Governmental Approval for Pre-Closing Activities. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that none of the following actions shall be taken until such time as the approval of the Bundeskartellamt required by Section 13.1(a)(iv) and any other approval of a German Governmental Authority set forth in Schedule 14.3(a)(iii) shall have been obtained as required therein: (a) constituting the Global Venture Board, the Global Venture Committee or the Global Venture Office; (b) forming any JV Entity or electing the members or Chairman of the Governing Board thereof; or (c) entering into any other Operative Agreement.

     Section 15.36. Delayed Delivery of Schedules and Review Period. Notwithstanding any other provision in this Agreement, it is understood that this Agreement has been executed without

                                   - cxxii -

Schedule 14.2(b)(ii), Schedule 14.3(b)(ii), Schedule 14.4(c) and Schedule 14.4(e) hereto and that the FT/DT Parties shall have until five (5) Business Days after the Atlas Signing Date, unless otherwise extended by the Sprint Parties, to deliver such Schedules to the Sprint Parties under a certificate of the appropriate officers of FT and DT stating that the attachments constitute
Schedule 14.2(b)(ii), Schedule 14.3(b)(ii), Schedule 14.4(c) and Schedule 14.4(e). Upon receipt of such certificate and Schedules, the Sprint Parties shall have a period of ten (10) Business Days in which to review and satisfy itself with respect to the contents of such Schedules (the "Review Period"), and the FT/DT Parties will cooperate fully with the Sprint Parties in connection with their review of such Schedules during the Review Period. If, prior to the expiration of the Review Period, the Sprint Parties find any matter or item disclosed on such Schedules, or which should have been disclosed and was not so disclosed on such Schedules, in each case which was not disclosed by the FT/DT Parties on any other disclosure schedule delivered by the FT/DT Parties contemporaneously with the execution and delivery of this Agreement, and the Sprint Parties reasonably determine in good faith that any such item or items, individually or in the aggregate, will materially and adversely affect the ability of Atlas or any of its Affiliates to perform in any material respect its obligations under this Agreement or any other Operative Agreement, the Sprint Parties may terminate this Agreement by giving to the FT/DT Parties the notice described in Section 12.2(f) hereof. If the Sprint Parties do not deliver such a notice prior to the expiration of the Review Period, then this Section 15.36 and
Section 12.2(f) shall be of no further force and effect.

     Section 15.37. Funding Principles. As soon as reasonably practicable after the date hereof but prior to the Closing Date, the Parties shall negotiate in good faith to reach mutual agreement regarding the Funding Principles. The Parties agree that the Funding Principles shall provide for the issuance of equity interests in the JV Entities in respect of contributions of capital of the JV Entity Shareholders based, when applicable, upon the Per Share JV Entity Value of such JV Entity determined on the basis of the Appraised Value of such JV Entity. The Parties further agree that the Funding Principles will address matters relating to (i) the timing of the determination of the Appraised Value and Per Share JV Entity Value of the JV Entity and the issuance of such equity interests in relation to the date of the capital contributions made by the JV Entity Shareholders, (ii) the effect of the issuance of such equity interests on the Percentage Interests of the JV Entity Shareholders in such JV Entity, (iii) adjustments for dividends, distributions or other capital contributions made in respect of such JV Entity as a result of any changes in the Percentage Interests in the JV Entity, and (iv) such other matters as the Parties determine to be appropriate. The Parties further agree that the Funding Principles will reflect the Parties' desire for an appropriate agreement regarding the issuance of equity interests by a JV

                                   - cxxiii -

Entity to reflect capital contributions made by the JV Entity Shareholders which is fair to the JV Entity Shareholders and which does not impose any unnecessary expense or administrative burden on the JV Entity.

     Section 15.38. Approval of Sprint Continuing Directors. Unless (i) the Fair Price Provisions have been deleted in their entirety, (ii) the Fair Price Provisions have been modified so as explicitly not to apply to any Class A Holder (as defined in the Stockholders' Agreement) or they have been modified in a manner reasonably satisfactory to the FT/DT Parties so as explicitly not to apply to any transactions with any of FT, DT or any of their "affiliates" or "associates" (as defined in the Fair Price Provisions) contemplated by this Agreement and the other Operative Agreements, (iii) the transaction in question is not a "Business Combination" within the meaning of the Fair Price Provisions, or (iv) the Class A Holder (as defined in the Stockholders' Agreement) that is a party to the transaction, along with its "affiliates" and "associates" (as so defined), is no longer an "Interested Stockholder" or "affiliate" of an "Interested Stockholder" within the meaning of the Fair Price Provisions, neither Sprint nor any Affiliate of Sprint shall be permitted to undertake any transaction or make any determination which pursuant to this Agreement or any other Operative Agreement is expressly subject to approval in accordance with this Section 15.38 unless a majority of the Sprint Continuing Directors shall have first approved such transaction or such determination and the relevant obligation of Sprint or such Affiliate of Sprint in connection therewith at a meeting of the Sprint Directors at which at least seven Sprint Continuing Directors are present.


                                 ARTICLE 16.

                          CERTAIN OPERATIONAL MATTERS

     Section 16.1.  Strategic and Business Plans.

          (a) The Parties shall prepare the Closing Business Plans for the Regional Operating Groups as soon as practicable following the date of this Agreement but prior to the Closing Date.

          (b) The Global Venture Board shall be responsible for the development on an annual basis of the Global Venture Strategic Plan, which shall address the matters contained in Section 3.1(c) and such other matters as the Global Venture Board shall determine. The Global Venture Board is expressly empowered to delegate to the Global Venture Committee and the Global Venture Office the responsibility for the initial preparation of each Global Venture Strategic Plan, subject to the final approval of each such plan by the Global Venture Board. The funding commitments of the Parties with respect to the Joint Venture

                                   - cxxiv -
shall be contained in the Business Plans for the Regional Operating Groups and the GBN Group. The Global Venture Office and the Global Venture Committee shall cause to be submitted to the Global Venture Board not later than September 1 in each year or such date as may be otherwise agreed by the Global Venture Board, for review, a proposed Global Venture Strategic Plan for the following Fiscal Year (the "Proposed Strategic Plan"). After initial review of the Proposed Strategic Plan by the Global Venture Board, the Global Venture Office and the Global Venture Committee shall prepare a revised Global Venture Strategic Plan which shall be submitted to the Global Venture Board for review and approval by November 1 of each year (or such other time as directed by the Global Venture Board).

          (c) Each Regional Operating Group and the GBN Group shall be responsible for the development of a Business Plan on an annual basis, which shall incorporate by reference the Global Policies and the Global Venture Strategic Plan and demonstrate conformity to the Global Policies and the Global Venture Strategic Plan, and which shall contain: (i) projections and budgets with respect to revenues, operating expenses, operating cash flows, capital expenditures, financing, market priorities and the funding commitments of the JV Entity Shareholders (provided that funding commitments of Sprint or any Affiliate of Sprint as a JV Entity Shareholder shall have been approved in accordance with Section 15.38 prior to the adoption of such Business Plan) in each case for the following year (or such longer period with respect to certain matters as may be agreed by the relevant Governing Board); and (ii) a strategic plan covering strategic business issues to be addressed during the three year period commencing with the following year (or such longer period with respect to certain matters as may be agreed by the relevant Governing Board). All funding commitments of the relevant JV Entity Shareholders included in a Business Plan adopted with respect to a particular year shall only cover such year, unless expressly provided otherwise in such Business Plan. The appropriate principal officers of each Regional Operating Group and the GBN Group shall cause to be submitted to their respective Governing Boards not later than October 1 in each year or such date as may be otherwise agreed by the respective Governing Board, for review, a proposed Business Plan for the following Fiscal Year (the "Proposed Business Plan"). After initial review of the Proposed Business Plan by the relevant Governing Board, the appropriate principal officers of each Regional Operating Group and the GBN Group shall prepare a revised business plan which shall be submitted to the relevant Governing Board for review and approval by December 1 of each year (or such other time as directed by the relevant Governing Board).

          (d) No Business Plan shall be deemed an amendment of any Operative Agreement. To the extent that any provision of the Business Plan deals with the same matter as any Operative Agreement, the provisions of such Operative Agreement shall control. The principal officers of each JV Entity shall furnish

                                    - cxxv -
to each representative on its Governing Board any other budget or plan that such JV Entity may prepare and any revisions of previously furnished budgets or plans (including any Business Plan) promptly upon preparation or revision of such budgets, plans or revisions thereto.

          (e) When a Proposed Business Plan for a Fiscal Year has been approved as the Business Plan by the relevant Governing Board, the Parties will use commercially reasonable efforts to cause the officers and employees of such JV Entity to conduct the operations of such JV Entity in accordance with such Business Plan. Following such approval, proposals with respect to alterations, modifications or other changes to any such Business Plan may be made during such Fiscal Year, provided that the failure to reach an agreement as to any such proposal shall not constitute a Special Deadlock Matter. Following the end of each Fiscal Year, the principal officers of each JV Entity will analyze any variance between the actual and planned performance under the Business Plan and report to its Governing Board the results of such analysis.

          (f) If a Deadlock at the Global Venture Board results in the failure to adopt a Proposed Strategic Plan before the beginning of the Fiscal Year to which such Proposed Strategic Plan relates, subject to Section 8.5(j), the portion of the most recent Global Venture Strategic Plan approved by the Global Venture Board that relates to the same subject matter as to which such Deadlock relates shall apply and otherwise the provisions of the Proposed Strategic Plan as to which there is no Deadlock shall apply.

          (g) If a Deadlock at a Governing Board results in the failure to adopt a Proposed Business Plan for a Regional Operating Group or the GBN Group before the beginning of the Fiscal Year to which such Proposed Business Plan relates, subject to the provisions of this Section 16.1(g) and Section 8.5(g)(3), the portion of the then most recent Business Plan for such Regional Operating Group or GBN Group approved by such Governing Board that relates to the same subject matter as to which such Deadlock relates shall apply and otherwise the provisions of the Proposed Business Plan as to which there is no Deadlock shall apply. If no funding commitment has been made with respect to such Fiscal Year as to which a Proposed Business Plan has not been agreed upon, and the Deadlock arises because a representative of any one or more JV Entity Shareholders on the Governing Board did not approve a proposed funding commitment (a "Funding Deadlock"), then the funding commitments contained in the Business Plan for such Regional Operating Group or the GBN Group for the prior Fiscal Year shall apply to such Fiscal Year. In addition, if such Deadlock is a Special Deadlock Matter being resolved pursuant to Section 8.5, and by April 30 of such Fiscal Year (the "Funding Extension Deadline"), all of the relevant JV Entity Shareholders shall have given written notification to the Governing Board of the relevant JV Entity of their binding

                                   - cxxvi -
commitment (if given by all, and not less than all, of such JV Entity Shareholders, the "Funding Extension Commitment") to extend such funding commitment for the prior Fiscal Year until the end of the next succeeding Fiscal Year, such funding commitment shall be so extended.

     Section 16.2.  Accounting Matters.

          (a) The fiscal year of the Joint Venture and each of the JV Entities shall be the Fiscal Year.

          (b) Each of the JV Entities shall keep at its respective principal place of business books and records typically maintained by Persons engaged in similar businesses and which set forth a true, accurate and complete account of the business and affairs of such JV Entity, including a fair presentation of all income, expenditures, assets and liabilities thereof. Such books and records shall include all information reasonably necessary to permit the preparation of financial statements required by Applicable Law in accordance with United States GAAP, French GAAP, German GAAP and GAAP of any jurisdiction where any JV Entity is formed. Each JV Entity shall bear the cost of providing financial and accounting information reasonably required by each of Sprint, FT, DT and Atlas in the preparation of such Person's own financial statements. Each of Sprint, FT, DT and Atlas and its authorized representatives shall have the right at all reasonable times to have access to, inspect, audit and copy the original books, records, files, securities, vouchers, cancelled checks, employment records, bank statements, bank deposit slips, bank reconciliations, cash receipts and disbursement records, and other documents of the JV Entities, which shall at all times be kept at the respective principal offices of the JV Entities.

          (c) The JV Entities shall engage the Certified Public Accountants selected by the Global Venture Board pursuant to Section 3.1(c), which shall be a single independent accounting firm of international repute which is capable of auditing the annual financial statements of the JV Entities for compliance with required GAAP.

          (d) Within thirty (30) days after the close of each Fiscal Quarter, each JV Entity shall deliver to each Party (i) its balance sheet as of the end of such period and (ii) statements of its operating results and accumulated earnings and changes in its cash flows for such Fiscal Quarter. Within sixty
(60) days after the close of each Fiscal Year of the Joint Venture and each JV Entity, each JV Entity will deliver to the Parties (1) its balance sheet as of the end of such Fiscal Year and (2) statements of its income and accumulated earnings and changes in its cash flows for such Fiscal Year, in each case certified by the Certified Public Accountants. Reports will be provided in such form as shall be necessary for each Party to prepare financial statements which it is required to prepare

                                   - cxxvii -
under Applicable Law. Each Party shall have the right to request audited financial statements in addition to those provided for in this Section 16.2 or other special audits; provided, however, that the Party making such request shall bear the cost and expense of such audits.

     Section 16.3. Export Control Laws. The Parties acknowledge that the services to be sold by a JV Entity may be subject to export controls on resales or transfers to other countries and Persons, and such export controls may require Governmental Approvals. No Party shall authorize any JV Entity to act in violation of any export control or similar Applicable Law. Each Party shall, and shall cause its respective Affiliates to, assist the relevant JV Entity, as requested and where practicable, in seeking Governmental Approvals for transactions subject to such export control laws.

     Section 16.4. Notification of Certain Matters. Each Party shall use its reasonable efforts to cause each JV Entity, subject to Applicable Law and to the extent practicable under the circumstances, to give not less than seven days prior written notice to the Parties of any filing with, or public comment to, any Governmental Authority in the United States, France or Germany by such JV Entity or any representative of such JV Entity in his capacity as such on matters relating to the Joint Venture or the Venture Business. Such notice shall set forth in reasonable detail the subject matter and proposed content of such filing or comment.

     Section 16.5.  Currency.

          (a) All capital contributions to be made to, and dividends to be paid by, a JV Entity pursuant to this Agreement or any Shareholders Agreement shall be made in the currency or currencies specified in the applicable Business Plan. The Governing Board of a JV Entity may, by majority vote, determine that a particular capital contribution made to, or dividend payable by, such JV Entity shall be in a currency or currencies other than the currency specified in such Business Plan, provided that (i) such JV Entity shall inform its JV Entity Shareholders in writing of such other currency or currencies at least thirty
(30) days prior to the date such capital contribution or dividend is to be paid; and (ii) subject to Applicable Law, such other currency or currencies shall be U.S. Dollars, Deutsche Marks, French Francs or European Currency Units.

          (b) Except as provided in Section 16.5(a), all payments to be made under the other Operative Agreements will be payable in the currencies provided for therein consistent with the Global Policies.

          (c) Except as provided in Section 16.5(a), whenever this Agreement provides that an amount to be paid by one Party to another Party will be payable in U.S. Dollars, the paying Party

                                  - cxxviii -
may pay such amount in Deutsche Marks, French Francs or European Currency Units by giving written notice to the payee Party at least ten (10) days before the payment is to be made. Such notice shall specify the other currency in which the payment shall be made. On the date such payment is due, the paying Party shall pay an amount of such other currency which would purchase the amount of U.S. Dollars payable on such payment date if such other currency was to be converted into U.S. Dollars at the closing rate of exchange on the second Business Day immediately prior to the date of payment as published in The Wall Street Journal (European Edition) on such Business Day.

     Section 16.6. Compliance with Laws. Each Party shall not willfully and knowingly take, and shall use its reasonable efforts to prevent the Joint Venture, the JV Entities, their Affiliates, their officers or directors or anyone for whose acts or defaults they may be vicariously liable or anyone acting on behalf of any of them, from taking any action in connection with the Venture Business which does not comply with the applicable ethical and legal compliance policies of the Regional Operating Groups and the GBN Group adopted by the Governing Boards in furtherance of Section 3.1(c)(vii)(N).

     Section 16.7. Employees of the Joint Venture. In order to take appropriate advantage of the talents of the existing employees of the Parties, the Joint Venture (as it expands worldwide) shall afford a balanced opportunity for employment in new job positions to current employees of the Parties, taking into account the abilities of individuals, economics of hiring, and the needs of the Venture Business.

     Section 16.8.  Affiliation Procedures.

          (a) Upon implementation of a GBN Special Matter pursuant to Section 8.1, a NAFTA Plan Action pursuant to Section 8.2 or an ROE Plan Action pursuant to Section 8.3, the GBN Special Matter Subsidiary, the Sprint Plan Action Subsidiary or the Atlas Plan Action Subsidiary, as the case may be (the "Affiliating Subsidiary"), shall negotiate in good faith with the relevant JV Entity to reach mutual agreement (subject, in the event that the Affiliating Subsidiary is a Sprint Plan Action Subsidiary, to approval of such agreement in accordance with Section 15.38) regarding definitive terms and conditions of an Affiliation Agreement meeting the requirements set forth in Section 16.8(c). If the Affiliating Subsidiary and such JV Entity are not able to reach an agreement as to the terms and conditions of the Affiliation Agreement, the provisions of
Section 16.8(d) shall apply.

          (b) Upon an Investment or Participation in a National Operation or a Public Telephone Operator by a Party pursuant to Section 10.3 (the "Affiliating Entity"), such Party shall use commercially reasonable efforts to cause the Affiliating Entity to negotiate in good faith with the relevant JV Entity to reach

                                   - cxxix -
mutual agreement regarding definitive terms and conditions of an Affiliation Agreement meeting the requirements set forth in Section 16.8(c), unless the Global Venture Board, in its sole and absolute discretion pursuant to Section 3.1(c)(x), shall have not approved the entering into of such Affiliation Agreement with such Person. If Sprint or its Affiliate is making such Investment or Participation, such Affiliation Agreement is subject to approval in accordance with Section 15.38.

          (c)  Each Affiliation Agreement entered into pursuant to this Section
16.8 shall, to the extent applicable, be consistent with the principles contained in the Services Agreements, and shall, as applicable, provide (i) that the Affiliating Subsidiary or Affiliating Entity will become a distributor of the services of the Joint Venture, (ii) that the Affiliating Subsidiary or Affiliating Entity will employ network and information technology systems compatible with those employed by the Global Backbone Network and the Regional Operating Groups and (iii) that such Affiliating Subsidiary or Affiliating Entity will route its international traffic over the Global Backbone Network and the networks of the Regional Operating Groups. In addition, each Affiliation Agreement entered into by an Affiliating Subsidiary shall also provide (x) that services Offered by the Affiliating Subsidiary pursuant to any GBN Special Matter, NAFTA Plan Action or ROE Plan Action shall be marketed and sold as services of the Joint Venture and (y) that the Affiliating Subsidiary shall conform to the Global Policies. Each Affiliation Agreement shall contain such additional terms and conditions as are commercially reasonable to the parties thereto.

          (d) If an Affiliating Subsidiary is unable to reach complete agreement with the relevant JV Entity with respect to the terms and conditions of any such Affiliation Agreement, each of the Affiliating Subsidiary and the relevant JV Entity shall prepare a proposed Affiliation Agreement which it believes meets the requirements contained in Section 16.8(c) (which, in the case of an Affiliating Subsidiary of Sprint, shall have been approved in accordance with Section 15.38 prior to the proposal of such agreement) and incorporates all matters as to which such parties have agreed. The Affiliating Subsidiary and the relevant JV Entity shall enter into the Affiliation Agreement proposed by such Affiliating Subsidiary and such Affiliating Subsidiary shall have the right to begin operating immediately in compliance with the terms of such Affiliation Agreement. Both proposed Affiliation Agreements shall be submitted within a reasonable period of time to an arbitration tribunal in accordance with the procedures set forth in Article 21 by the relevant JV Entity. Such tribunal shall be directed to select one of the two proposed Affiliation Agreements, which selected Affiliation Agreement shall be entered into by the Affiliating Subsidiary and the relevant JV Entity. The arbitration tribunal shall be provided with the criteria set forth in Section 16.8(c) and shall be directed to base its selection on which of the proposed

                                    - cxxx -

Affiliation Agreements conforms most closely to the principles set forth in
Section 16.8(c). This Section 16.8(d) shall not apply to the Affiliation Agreements referred to in Section 16.8(b).

                                  ARTICLE 17.

                      CHANGE OF CONTROL; MAJOR COMPETITOR

     Section 17.1.  Sprint Change of Control.

          (a) Upon the occurrence of a Sprint Change of Control and until the Sprint Offer Rejection Date, the FT/DT Parties shall immediately have the Tie-Breaking Vote as described in Section 18.1, subject to the termination of such Tie-Breaking Vote as provided in Section 17.1(b).

          (b) If a Sprint Change of Control occurs as a result of a decision by the Board of Directors of Sprint to sell Control (as defined in the Investment Agreement) of Sprint or not to oppose a third party tender offer for Voting Securities (as defined in the Investment Agreement) of Sprint representing more than 35% of the Voting Power (as defined in the Investment Agreement) of Sprint, and the transaction giving rise to the occurrence of such Change of Control is abandoned, upon written notice from Sprint to FT, DT and Atlas stating that such transaction has been abandoned, the right of the FT/DT Parties to the Tie-Breaking Vote will be terminated and the Tie-Breaking Vote will be dissolved.

     Section 17.2.  Sprint Offer Right.

          (a) Upon the consummation of a transaction involving a Sprint Change of Control, the Sprint Parties shall have the right at any time, by written notice to the FT/DT Parties, to offer (subject to approval of the exercise of such right in accordance with Section 15.38) to sell to the FT/DT Parties all, but not less than all, of the Sprint Venture Interests for cash at the Appraised Value determined in accordance with Section 17.8. The date of such offer shall be referred to herein as the "Sprint Offer Date." Promptly following the Sprint Offer Date, the Parties shall commence the appraisal process set forth in
Section 17.8. Such offer shall be irrevocable for a period of ninety (90) days following the receipt of the Value Opinion.

          (b) The FT/DT Parties shall have ninety (90) days following the receipt of the Value Opinion in which to notify the Sprint Parties in writing of their agreement to purchase all of the Sprint Venture Interests. A copy of such acceptance also shall be given by the FT/DT Parties to the Global Venture Board. If the FT/DT Parties fail to indicate their agreement within said 90-day period, they will be deemed to have elected not to purchase the Sprint Venture Interests, and the day following the date of expiration of such period without an election by the

                                   - cxxxi -

FT/DT Parties to purchase the Sprint Venture Interests shall be the "Sprint Offer Rejection Date."

          (c) The closing (or abandonment) of the purchase and sale of the Sprint Venture Interests shall occur in accordance with Sections 17.6 and 17.7.

     Section 17.3.  Sprint Put Right.

          (a) During the two-year period commencing on the fifth anniversary of the consummation of a transaction involving a Sprint Change of Control, the Sprint Parties shall have the right to require the FT/DT Parties to purchase (subject to approval of the exercise of such right in accordance with Section 15.38) all, but not less than all, of the Sprint Venture Interests for cash at the Appraised Value determined in accordance with Section 17.8. Such right shall be exercised by delivery of a written notice by the Sprint Parties to the FT/DT Parties electing to exercise their right under this Section 17.3(a). The date of such notice is referred to herein as the "Sprint Put Notice Date." Promptly following the Sprint Put Notice Date, the Parties shall commence the appraisal process set forth in Section 17.8.

          (b) The closing (or abandonment) of the purchase and sale of the Sprint Venture Interests shall occur in accordance with Sections 17.6 and 17.7.

     Section 17.4.  Sprint Transaction With Major Competitor of FT/DT. For ten
(10) years after the Closing Date, if Sprint undertakes a Strategic Merger which results in a Major Competitor of FT/DT holding upon consummation of such transaction 20% or more of the Voting Power (as defined in the Investment Agreement) of Sprint and such Major Competitor has been granted rights by Sprint equivalent or superior to FT and DT's Minority Rights, then in such circumstances, for a period of five years following the date of the closing of such transaction, the FT/DT Parties shall immediately have the Tie-Breaking Vote as described in Section 18.1. Following the fifth anniversary of the date of the closing of such transaction, the FT/DT Parties may, by delivering written notice to the Sprint Parties within sixty (60) days after such anniversary, elect to transfer all, but not less than all, of their Venture Interests free of the restrictions set forth in clauses (i) and (iii) of Section 19.1, but subject to the other provisions of Section 19.1 and the provisions of Sections 19.3 and 20.11.

     Section 17.5. Atlas Transaction With Major Competitor of Sprint. If within five years after the Closing Date, Atlas shall sell all or a substantial part of its telecommunications assets used to provide services to the Joint Venture to a Person which is a Major Competitor of Sprint or to an Affiliate of any such Major Competitor, then for a period of five years following the date of closing of such transaction, the Sprint Parties shall

                                   - cxxxii -
immediately have the Tie-Breaking Vote as described in Section 18.1. Following the fifth anniversary of the date of the closing of such transaction, the Sprint Parties may, by delivering written notice to the FT/DT Parties within sixty (60) days after such anniversary, elect to transfer (subject to approval of such election in accordance with Section 15.38) all, but not less than all, of their Venture Interests free of the restrictions set forth in clauses (i) and (iii) of
Section 19.1, but subject to the other provisions of Section 19.1 and the provisions of Sections 19.3 and 20.11.

     Section 17.6. Effect of Failure to Obtain Governmental Approvals. Each of the Parties shall use its reasonable efforts to obtain all Governmental Approvals required to effect any purchase of Venture Interests pursuant to
Section 17.2 or 17.3. If the required Governmental Approvals have not been received at the time the closing is scheduled to occur pursuant to Section 17.2 or 17.3, or any such Governmental Approvals with respect to the transaction have imposed any Burdensome Condition, the closing shall be postponed until no later than the second anniversary of the Sprint Offer Date or the Sprint Put Notice Date, as the case may be. During such period, the FT/DT Parties may assign their rights to purchase the applicable Venture Interests to a Permitted Designee which shall agree to purchase such interests. If by the end of such period, all Governmental Approvals required to consummate such transaction with the FT/DT Parties or a Permitted Designee thereof have not been obtained or any such Governmental Approvals continue to impose any Burdensome Condition, the transfer contemplated by Section 17.2 or 17.3, as the case may be, shall be abandoned and the Sprint Parties may declare (subject to approval of such declaration in accordance with Section 15.38) an Impasse unless the FT/DT Parties relinquish the Tie-Breaking Vote.

     Section 17.7. Closing of Purchase of Venture Interests. At the closing of any purchase and sale of Venture Interests pursuant to Section 17.2, 17.3, 17.4, 17.5, 19.3, 20.5, 20.7 or 20.11, (i) the Related Party Group transferring such Venture Interests (the "Transferring Party") shall transfer, assign and deliver to the Person purchasing such Venture Interests (the "Non-Transferring Party") the certificates or other documents evidencing the Venture Interests being purchased, duly endorsed for transfer, together with such assignments separate from any such certificate and other documents or instruments reasonably required by counsel for the Non-Transferring Party to consummate such purchase, and (ii) the Non-Transferring Party shall pay the purchase price in cash. In addition, at the closing of such purchase and sale, (x) the Transferring Party shall deliver to the Non-Transferring Party an executed, written representation, in form and substance reasonably satisfactory to legal counsel for the Non-Transferring Party, that the Transferring Party owns the Venture Interests free and clear of all Liens and that upon the delivery of the Venture Interests, the Transferring Party shall have transferred all of its right, title and interest in

                                  - cxxxiii -
the Venture Interests, and (y) the Non-Transferring Party shall deliver to the Transferring Party such investment representations as may be reasonably requested for securities law purposes.

     Section 17.8.  Determination of Appraised Value.

          (a) For purposes of this Agreement, the "Appraised Value" of a business or the interest of a Person in a business shall mean the total amount in U.S. Dollars, determined, unless otherwise specified herein, as of the end of the month immediately preceding the date on which the appraisal is made by an investment banking firm selected in accordance with Section 17.8(b), which a willing buyer would pay to a willing seller for such business or interest, taking into account assumed liabilities, determined as a whole (and, in the case of a business, as a going concern) in an arms' length negotiated transaction without undue time constraints. In determining the Appraised Value, no discounts for lack of control or lack of marketability shall be applied.

          (b) The Appraised Value shall be determined by an investment banking firm of international standing jointly selected by the selling party and the purchasing party. If the selling party and the purchasing party are unable to mutually agree on an investment banking firm, each shall choose an investment banking firm and the two firms so chosen shall, in good faith, select a third investment banking firm of international standing. The three firms so appointed shall jointly determine the Appraised Value, provided that if such firms are unable to agree upon the Appraised Value, each firm shall individually propose an Appraised Value, and the Appraised Value shall be deemed to be the average of the two proposed values which are closest together. If either the selling party or the purchasing party fails to select an investment banking firm within ten
(10) Business Days of receipt of a notice specifying such failure from such other party, such other party may select an investment banking firm in its sole discretion to determine the Appraised Value, which determination shall be final and binding on the parties. The parties shall instruct each investment banking firm so retained to deliver a written opinion (the "Value Opinion") as to the Appraised Value to such parties within sixty (60) days following the selection of such firm. For purposes of this Section 17.8(b), (i) in the case of the issuance of nonvoting equity interests pursuant to Section 8.2(c), Sprint Sub shall be considered the "purchasing party" and Atlas shall be considered the "selling party," and (ii) in the case of the issuance of nonvoting equity interests pursuant to Section 8.3(c), Atlas shall be considered the "purchasing party" and Sprint Sub shall be considered the "selling party." The cost of determining the Appraised Value, including the fees and expenses of such investment banking firms, shall, unless otherwise agreed by the Parties, be borne equally by the selling party and the purchasing party, except that in the case of the transfer of Venture Interests such costs shall be borne by the selling party

                                   - cxxxiv -
and the purchasing party in proportion to the Appraised Value of their respective Venture Interests; provided that if the Appraised Value of the Joint Venture or a JV Entity is being determined because of a Funding Default or a Material Non-Funding Default, then the Party which committed such Funding Default or Material Non-Funding Default shall be responsible for all of the costs of determining such Appraised Value, including the fees and expenses of such investment banking firms; and provided, further, that if the Appraised Value of the JV Entity is being determined in connection with the issuance of nonvoting equity interests pursuant to Section 8.2(c) or 8.3(c), then the purchasing party shall be responsible for all of the costs of determining such Appraised Value, including the fees and expenses of such investment banking firms (subject to Section 8.2(d)(B) or 8.3(d)(B), respectively).


                                  ARTICLE 18.

                               TIE-BREAKING VOTE

     Section 18.1.  Tie-Breaking Vote.

          (a) Notwithstanding anything in this Agreement or any Shareholders Agreement to the contrary, but subject to Section 18.2, when a Tie-Breaking Party has the "Tie-Breaking Vote" hereunder, the following provisions shall apply during the applicable period:

          (i) With respect to the Global Venture Board, the Global Venture Committee, the Global Venture Office, the GBN Board, the ROW Board and the ROE Board: (A) each Board shall consist of six voting members; (B) the Tie-Breaking Party shall be entitled to designate four voting members and the Non-Tie Breaking Party shall be entitled to designate two voting members to each such Board; (C) the quorum for a meeting of each such Board will be the presence only of at least one voting member designated by the Tie-Breaking Party; and (D) except as provided in clauses
                (ii), (iii), (iv), (v) and (vi) below, all matters brought before each such Board shall be decided by the majority vote of the voting members present at a duly convened meeting of each such Board.

          (ii) Notwithstanding clause (i) above, a unanimous vote of the Global Venture Board shall be required with respect to the matters set forth in clauses (iv), (ix) and (x) of Section 3.1(c) and any other matter which is designated in any other Operative Agreement as a matter which must be approved by a unanimous vote of the representatives on the

                                   - cxxxv -

                Global Venture Board (without regard to the Tie-Breaking Vote).

          (iii) Notwithstanding clause (i) above, a unanimous vote of the GBN Board shall be required with respect to the matters set forth in clauses (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k) of
                Section 6.4 (except in the case of clauses (c) and (e) to the extent such matters are strictly necessary to implement a Plan Action and except in the case of clause (f) to the extent the purpose of such decision is to enhance or maintain the seamless nature of the telecommunications services provided by the Joint Venture) and any other matter which is designated in any other Operative Agreement as a matter which must be approved by a unanimous vote of the representatives on the GBN Board (without regard to the Tie-Breaking Vote).

          (iv) Notwithstanding clause (i) above, a unanimous vote of the ROW Board and the ROE Board shall be required with respect to the matters set forth in clauses (b), (c), (d), (e), (f), (g), (h),
                (i), (j), (k) and (l) of Section 4.4 and Section 5.4 respectively and clause (m) of Section 4.4 (except in the case of clauses (c) and (e) to the extent such matters are strictly necessary to implement a Plan Action, and except in the case of clause (f) to the extent the purpose of such decision is to enhance or maintain the seamless nature of the telecommunications services provided by the Joint Venture) and any other matter which is designated in any other Operative Agreement as a matter which must be approved by a unanimous vote of the representatives on the ROW Board or the ROE Board (without regard to the Tie-Breaking Vote).

          (v) Notwithstanding clause (i) above, if the Tie-Breaking Vote results from a Funding Default by a Party, until the end of the Second Cure Period no action shall be taken by the Global Venture Board to modify any of the Global Policies, to create new global functions, to delete existing global functions or change the allocation of global functions pursuant to Section 3.2, to change the delegation of any authority or responsibility of the Global Venture Office, the Strategic Planning Committee or the Senior Strategic Planning Officer, or to make any change in the governance structure of the Joint Venture permitted by
                Section 3.10(b), unless such action is taken by a unanimous vote of all members of the Global Venture Board at a meeting at which all members are present in person or by proxy.

                                   - cxxxvi -

          (vi) Notwithstanding clause (i) above, if the Tie-Breaking Vote results from the occurrence of a Sprint Change of Control described in Section 17.1(b), until the earlier of (A) the first anniversary of the date on which such Tie-Breaking Vote is initiated or (B) the date such Change of Control transaction is consummated, no action shall be taken by the Global Venture Board to modify any of the Global Policies, to create new global functions, to delete existing global functions or change the allocation of global functions pursuant to Section 3.2, or to make any change in the governance structure of the Joint Venture permitted by Section 3.10(b), unless such action is taken by a unanimous vote of all members of the Global Venture Board at a meeting at which all members are present in person or by proxy.

          (b) Each Party shall take all actions necessary to implement immediately the provisions of this Section 18.1 upon the occurrence of an event which gives rise to a Tie-Breaking Vote, including: (i) voting its Venture Interests in each JV Entity in accordance with the resolutions adopted by the Governing Board of each JV Entity and as appropriate to give effect to the provisions of this Section 18.1; and (ii) causing the resignation of such Party's representatives on the Boards as appropriate. Likewise, following the termination of a Tie-Breaking Vote, each Party shall take all actions necessary to implement immediately such termination, including causing the resignation of such Party's representatives on the Boards as appropriate and voting its equity interests in the JV Entities as appropriate to give effect to such termination. Following the termination of a Tie-Breaking Vote initiated pursuant to Section 17.1(b), 17.4 or 17.5, (1) any and all changes in the delegations of authority and responsibility of the Global Venture Office, the Strategic Planning Committee and the Senior Strategic Planning Officer, (2) any and all changes in the allocation of global and regional functions pursuant to Section 3.2 by the Global Venture Board, and (3) any and all changes in the governance structure of the Joint Venture pursuant to Section 3.10(b) effected during such time as such Tie-Breaking Vote was in effect shall revert to their status immediately prior to such Tie-Breaking Vote going into effect (except for any such change which was approved by the unanimous vote of all members of the Global Venture Board at a meeting at which all members were present in person or by proxy) (x) in the case of a Tie-Breaking Vote initiated pursuant to Section 17.4 or 17.5, as promptly as practicable after the termination of such Tie-Breaking Vote consistent with the orderly conduct of the business of the Joint Venture, but in any event not later than one year after the termination of such Tie-Breaking Vote, or (y) in the case of a Tie-Breaking Vote initiated pursuant to Section 17.1(b), as promptly as practicable after the termination of such Tie-Breaking Vote, but in any event not later than sixty (60) days after the termination of such Tie-Breaking Vote.

                                  - cxxxvii -

     Section 18.2. GBN Special Matters, NAFTA Plan Actions and ROE Plan Actions. Upon the occurrence of an event which gives rise to the Tie-Breaking Vote, the Tie-Breaking Party shall not have the right to modify, amend or rescind any previously declared GBN Special Matter, NAFTA Plan Action or ROE Plan Action, and the rights and obligations of the Parties shall continue in full force and effect with respect to such GBN Special Matter, NAFTA Plan Action and ROE Plan Action, as the case may be, while such Tie-Breaking Vote is in effect.


                                  ARTICLE 19.

                         TRANSFERS OF VENTURE INTERESTS

     Section 19.1. Transfer Prohibitions. No Party shall make any sale, contribution, exchange, assignment, transfer, pledge, hypothecation or other disposition of any Venture Interest (i) during the first ten (10) years after the Closing Date without the prior written consent of the other Parties, except for transfers permitted by Sections 8.1, 8.2, 8.3, 17.2, 17.3, 17.4, 17.5, 19.2,
20.5, 20.7 and 20.11, (ii) if such Party has committed and during the continuance of a Funding Default or a Material Non-Funding Default unless such transfer is pursuant to Section 20.5 or 20.11, or (iii) to a Major Competitor of FT/DT, in the case of the Sprint Parties, or to a Major Competitor of Sprint, in the case of the FT/DT Parties unless such transfer is made pursuant to and in accordance with Section 17.4 or 17.5. In addition, no sale, contribution, exchange, assignment, transfer, pledge, hypothecation or other disposition other than a sale or other disposition of all of a Party's right, title and interest in and to its Venture Interests in a Regional Operating Group or the GBN Group shall be permitted under this Agreement. Any attempted or actual sale, contribution, exchange, assignment, transfer, pledge, hypothecation or other disposition by a Party of Venture Interests in violation of this Agreement shall be of no effect and null and void.

     Section 19.2. Permitted Transfers. Without the consent of each other Party, upon thirty (30) days prior notice to the other Parties, subject to
Section 15.13, the FT/DT Parties or the Sprint Parties may from time to time transfer all, but not less than all, of their Venture Interests relating to one or more Regional Operating Groups or the GBN Group (1) to a Qualified Venture Subsidiary of such Parties or to one or more Wholly Owned Subsidiaries of such a Qualified Venture Subsidiary or (2)(a) in the case of the FT/DT Parties, (A) to FT or one or more of its Wholly Owned Subsidiaries; and (B) to DT or one or more of its Wholly Owned Subsidiaries, or (b) in the case of the Sprint Parties, to Sprint or one or more of its Wholly Owned Subsidiaries. Any transferee which receives Venture Interests from a Party in accordance with this Section 19.2 is referred to herein as a "Permitted Transferee." Notwithstanding the foregoing, a Party may transfer Venture Interests to a Permitted

                                  - cxxxviii -

Transferee only if (i) to evidence more fully that such Venture Interests remain subject to this Agreement, a Permitted Transferee that has not previously executed this Agreement shall acknowledge its agreement to be bound by the terms of this Agreement and the other Operative Agreements to the same extent as the Party that is transferring such Venture Interests is bound by executing copies of such agreements, and (ii) the Permitted Transferee agrees in writing to reassign its Venture Interests to such Party (x) in the case of a transfer to a Qualified Venture Subsidiary, in the event that such Permitted Transferee no longer qualifies as a Qualified Venture Subsidiary, (y) in the case of a transfer to a Wholly Owned Subsidiary of FT or DT, in the event that such Permitted Transferee no longer qualifies as a Wholly Owned Subsidiary of FT or DT, as the case may be, or (z) in the case of a transfer to a Wholly Owned Subsidiary of a Qualified Venture Subsidiary, in the event that such Permitted Transferee no longer qualifies as a Wholly Owned Subsidiary of such Qualified Venture Subsidiary or such Qualified Venture Subsidiary no longer qualifies as a Qualified Venture Subsidiary. Until such conditions have been satisfied, no JV Entity shall have any authority or obligation to register any Venture Interests in the name of the Permitted Transferee or to recognize the Permitted Transferee as having any rights to such Venture Interests. Upon satisfaction of such conditions, the Permitted Transferee shall succeed to all of the rights of the Party transferring such Venture Interests under this Agreement and the other Operative Agreements, provided that such Party shall remain liable for all of its obligations under this Agreement and the other Operative Agreements.

     Section 19.3. Transfers Subject to Right of First Refusal. Except for transfers permitted by Sections 8.1, 8.2, 8.3, 17.2, 17.3, 19.2, 20.5, 20.7 and
20.11 and transfers to which the other Parties have consented in writing, all transfers of Venture Interests permitted by Section 19.1 shall be subject to a right of first refusal as follows:

          (a) No Related Party Group (the "Selling Party") shall make a transfer of any Venture Interest pursuant to this Section 19.3 without first giving notice (the date of such notice being hereinafter referred to as the "Offering Date") to the other Related Party Group (the "Offeree Party") and to the Global Venture Board; provided that neither Sprint nor any of its Affiliates shall be permitted to give such notice (or make such transfer) unless it shall have obtained approval in accordance with Section 15.38 to sell to the Offeree Party all but not less than all of the Affected Venture Interests at the time and upon the terms set forth in such notice. Said notice shall contain a full description of the proposed transfer, including information of the type of transfer, the Venture Interests which it proposes to transfer (which shall in all cases be all of the Venture Interests owned by the Selling Party) (the "Affected Venture Interests"), the terms of the proposed transfer (which shall in all cases contemplate that the purchase price be paid entirely in

                                   - cxxxix -

cash), and the identity of the proposed transferee (which shall be a Qualified Venture Purchaser) (the "Transferee Party"). Any notice given pursuant to this
Section 19.3(a) shall constitute an offer (the "First Offer") by the Selling Party to sell to the Offeree Party all, but not less than all, of the Affected Venture Interests at the time and upon the terms set forth in the notice delivered pursuant to this Section 19.3(a). The First Offer shall be irrevocable for a period of ninety (90) days following the Offering Date.

          (b) The Offeree Party shall have ninety (90) days after the Offering Date in which to indicate (subject, in the event that Sprint or its Affiliate is the Offeree Party, to approval of such indication in accordance with Section 15.38) to the Selling Party its agreement to purchase all of the Affected Venture Interests. A copy of such acceptance shall also be given by the Offeree Party to the Global Venture Board. If the Offeree Party fails to indicate its agreement within said 90-day period, it will be deemed to have elected not to purchase any of the Affected Venture Interests.

          (c)  If the Offeree Party accepts the First Offer within the ninety
(90) days provided therefor, each of the Parties shall use its reasonable efforts to obtain all Governmental Approvals required to effect the purchase of the Affected Venture Interests by the Offeree Party pursuant to Section 19.3(b). Unless the Parties have failed to receive all required Governmental Approvals or any of the Governmental Approvals provided with respect to the transaction have imposed a Burdensome Condition, the purchase of Affected Venture Interests agreed to by the Offeree Party pursuant to Section 19.3(b) shall be closed and consummated in the principal office of the Offeree Party on or before the one hundred fiftieth (150th) day following the Offering Date. At the closing, the Selling Party and the Offeree Party shall make the deliveries specified in
Section 17.7. If the required Governmental Approvals have not been received at the time the closing is scheduled to occur hereunder or any of the Governmental Approvals provided with respect to the transaction have imposed a Burdensome Condition, the closing shall be postponed until no later than one hundred eighty
(180) days following the date of such originally scheduled closing. If by such time all Governmental Approvals required to consummate such transaction have not been obtained or any of the Governmental Approvals provided with respect to the transaction have imposed a Burdensome Condition or if such transaction is not consummated for any other reason, such transaction shall be abandoned and the Affected Venture Interests shall again be subject to the provisions of this Agreement as though the First Offer as to such Affected Venture Interests had not been previously given, provided that if the Selling Party is exercising its right to transfer its Venture Interests pursuant to Section 17.4 or Section 17.5, such Party shall be permitted to either transfer such Venture Interests to the original Transferee Party pursuant to Section 19.3(d) or declare an Impasse.

                                    - cxl -

          (d) If the First Offer is not accepted by the Offeree Party pursuant to Section 19.3(b), the Selling Party shall be free to make the transfer; provided, however, that (i) such transfer shall be in strict accordance with the terms of the proposed transfer described in the offer delivered to the Offeree Party pursuant to Section 19.3(a), and (ii) except as otherwise provided in this
Section 19.3(d), such transfer shall be consummated within one hundred fifty
(150) days after the Offering Date. Each of the Selling Party and the Transferee Party shall use its reasonable efforts to obtain all Governmental Approvals required to effect the purchase and sale of Venture Interests pursuant to this
Section 19.3(d). Unless such Persons have failed to receive all required Governmental Approvals or any of the Governmental Approvals provided with respect to the transaction have imposed a Burdensome Condition, such purchase of Affected Venture Interests agreed to by the Transferee Party shall be closed and consummated on or before the one hundred fiftieth (150th) day following the Offering Date. At the closing, the Selling Party and the Transferee Party shall make the deliveries specified in Section 17.7. If the required Governmental Approvals have not been received at the time the closing is scheduled to occur hereunder or any of the Governmental Approvals provided with respect to the transaction have imposed a Burdensome Condition, the closing shall be postponed until no later than one hundred eighty (180) days following the date of such originally scheduled closing. If by such time all Governmental Approvals required to consummate such transaction have not been obtained or any of the Governmental Approvals provided with respect to the transaction have imposed a Burdensome Condition or if such transaction has not been consummated for any other reason, the transaction shall not be consummated and the Affected Venture Interests shall again be subject to the provisions of this Agreement as though the First Offer as to such Affected Venture Interests had not previously been given, provided that if the Selling Party is exercising its rights to transfer its Venture Interests pursuant to Section 17.4 or 17.5, such Party shall be permitted to declare an Impasse.

          (e) Any Venture Interests transferred pursuant to Section 19.3(d) shall remain subject to the terms of this Agreement, and the Transferee Party shall be deemed to be a "Party" for all purposes of this Agreement and the other Operative Agreements to the same extent to which the Selling Party would be subject if not for such sale. To evidence more fully that such Venture Interests remain subject to this Agreement, any such Transferee Party shall acknowledge its agreement to be bound by the terms of this Agreement and the other applicable Operative Agreements to the same extent as the Selling Party is bound by executing copies of such agreements. Until such conditions have been satisfied, no JV Entity shall have any authority or obligation to register any Venture Interests in the name of the Transferee Party or to recognize the Transferee Party as having any rights to such Venture Interests. Upon satisfaction of such conditions, the Transferee Party shall

                                    - cxli -
succeed to all of the rights of the Selling Party under this Agreement and the other Operative Agreements.

          (f) Upon the closing of any purchase and sale of Venture Interests pursuant to Section 19.3(d), the provisions of Article 22 shall govern the rights and obligations of the Parties and the Transferee Party.

          (g) The Offeree Party may (subject, in the event that Sprint or its Affiliate is the Offeree Party, to approval in accordance with Section 15.38) assign all or any part of its rights to acquire the Selling Party's Venture Interests to one or more Permitted Designees.


                                  ARTICLE 20.

                         TERM AND TERMINATION; DEFAULT
                         -----------------------------

     Section 20.1. Term of JV Entities. Each JV Entity shall continue without interruption until it is dissolved and terminated pursuant to the terms of the Operative Agreements or Constituent Documents or pursuant to Applicable Law.

     Section 20.2.  Tie-Breaking Vote Upon Certain Defaults, Etc.

          (a) Upon the occurrence of a Funding Default by any of the Sprint Parties, the FT/DT Parties shall have the Tie-Breaking Vote as described in
Section 18.1, subject to Section 11.4(c). Upon the occurrence of a Funding Default by any of the FT/DT Parties, the Sprint Parties shall have the Tie-Breaking Vote as described in Section 18.1, subject to Sections 11.4(c) and 11.4(g).

          (b) If a duly constituted arbitral tribunal issues a Partial Award pursuant to Section 21.6 in which such tribunal decides that a Material Non-Funding Breach has occurred, the Breaching Party shall immediately (i) cease the violative conduct which gave rise to such tribunal's determination that a Material Non-Funding Breach had occurred and (ii) comply in all material respects with the terms and conditions specified in the Partial Award (including complying with Section 15.9 in respect of a Material Non-Funding Breach). If a duly constituted arbitral tribunal makes a Material Non-Funding Breach Finding that a Breaching Party has failed to comply with clause (i) or (ii) of the preceding sentence, a material non-funding default ("Material Non-Funding Default") shall occur; provided that if the Material Non-Funding Breach is the result of a breach of Section 15.11, a Material Non-Funding Default will occur on the date on which such tribunal issues the Partial Award to such effect.

          (c) In addition to the circumstances described in Section 20.2(b) in which a Material Non-Funding Default will occur, a Material Non-Funding Default also will occur if:

                                   - cxlii -

          (i) FT or DT or any of their respective Qualified Subsidiaries (as defined in the Investment Agreement) breaches its obligation under the Investment Agreement to consummate the purchase of any shares of capital stock of Sprint contemplated by the Investment Agreement to be purchased (other than in connection with the Optional Shares Closing (as so defined)); or

          (ii)  unless cured within any applicable cure periods specified in
Section 7(b) of the Class A Provisions (as defined in the Standstill Agreement), FT, DT or any of their respective Affiliates (as so defined), except unintentionally or through inadvertence, and except as otherwise not prohibited by the Standstill Agreement:

          (x) except as permitted by Section 2.3 of the Standstill Agreement, during the Initial Standstill Period (as so defined) acquires Beneficial Ownership (as so defined), directly or indirectly, by purchase or otherwise, of any Sprint Voting Securities (as so defined), if as a result the Votes (as so defined) represented by the Sprint Voting Securities Beneficially Owned in the aggregate by FT, DT and their respective Affiliates and Associates (each as so defined) would represent in the aggregate more than 20% (or such higher percentage as then permitted by the Standstill Agreement) of the Voting Power (as so defined) represented by the Outstanding Sprint Voting Securities (as so defined);

          (y) except as permitted by Section 2.3 of the Standstill Agreement, following the Initial Standstill Period (as so defined), acquires Beneficial Ownership (as so defined), directly or indirectly, by purchase or otherwise, of any Sprint Voting Securities (as so defined) if as a result the Votes (as so defined) represented by the Sprint Voting Securities Beneficially Owned in the aggregate by FT, DT and their respective Affiliates and Associates (each as so defined) would represent in the aggregate more than 30% (or such higher percentage as then permitted by the Standstill Agreement) of the Voting Power (as so defined) represented by the Outstanding Sprint Voting Securities (as so defined); or

          (z) unless in each case specifically requested in writing by the Chairman of the Board of Sprint or by a resolution of a majority of the directors of Sprint:

               (A) proposes any matter for submission to a vote of the stockholders of Sprint or any of its Affiliates (as so defined);

               (B) forms or joins or participates in a Group (as so defined) with respect to Sprint Voting Securities;

                                   - cxliii -

               (C)  effects, seeks, proposes, offers or participates in any:

                    (1) tender or exchange offer, merger, consolidation, share exchange or business combination involving Sprint or any material portion of its business or any purchase of all or any substantial part of the assets of Sprint or any material portion of its business;

                    (2) recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Sprint or any material portion of its business; or

                    (3) "solicitation" of "proxies" (as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission, but without regard to the exclusion set forth in Section 14a-1(1)(2)(iv) of such rules from the definition of "solicitation") with respect to Sprint or any of its Affiliates (as so defined) or any action resulting in such person becoming a "participant" in any "election contest" (as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission) with respect to Sprint or any of its Affiliates (as so defined); or

               (D) takes any other action to seek to affect the control of the management or Board of Directors of Sprint or any of its Affiliates (as so defined).

The sole and exclusive remedy under this Agreement for a Material Non-Funding Default described in this Section 20.2(c) shall be as set forth in Sections 20.2(d) (subject to Section 20.11(a)), 20.4 and 20.5(d) (subject to Section 20.5(c)); provided that nothing in this Section 20.2(c) shall affect any rights which any Party may have pursuant to the Investment Agreement.

          (d) Upon the occurrence of a Material Non-Funding Default by any of the Sprint Parties, the FT/DT Parties shall have the Tie-Breaking Vote as described in Section 18.1. Upon the occurrence of a Material Non-Funding Default by any of the FT/DT Parties, the Sprint Parties shall have the Tie-Breaking Vote as described in Section 18.1.

          (e) Upon the occurrence of a Bankruptcy of any of the Sprint Parties, the FT/DT Parties shall have the Tie-Breaking Vote as described in Section 18.1. Upon the occurrence of a Bankruptcy of any of the FT/DT Parties, the Sprint Parties shall have the Tie-Breaking Vote as described in Section 18.1.

                                   - cxliv -

     Section 20.3. Termination of Joint Venture. The following shall be "Termination Conditions" with respect to the Joint Venture:

          (a) a Funding Default shall have occurred and such default shall not have been cured within the Second Cure Period (in which case the Non-Defaulting Shareholder may (subject, in the event that Sprint or its Affiliate is the Non-Defaulting Shareholder, to approval in accordance with Section 15.38) deliver a written notice (a "Termination Notice") in accordance with Section 20.4);

          (b) a Material Non-Funding Default has occurred (in which case the Related Party Group which has not committed such Material Non-Funding Default (the "Non-Defaulting Party") may (subject, in the event that Sprint or its Affiliate is the Non-Defaulting Party, to approval in accordance with Section 15.38) deliver a Termination Notice in accordance with Section 20.4);

          (c) the Bankruptcy of a Party (in which case the non-bankrupt Related Party Group may (subject, in the event that any Sprint Party is a member of the non-bankrupt Related Party Group, to approval in accordance with Section 15.38) deliver a Termination Notice in accordance with Section 20.4);

          (d) there shall be taken any action by a Governmental Authority relating to the Joint Venture after the Closing Date which imposes a Burdensome Condition, provided that the Related Party Group seeking to deliver a Termination Notice shall have used its reasonable efforts to reverse or modify such action, including taking all action required by Section 15.2(c) (in which case the Party so affected by such Burdensome Condition may (subject, in the event that Sprint or its Affiliate is the affected Party, to approval in accordance with Section 15.38) deliver a Termination Notice in accordance with
Section 20.4);

          (e) either the Sprint Parties or the FT/DT Parties shall give a notice of Impasse to the other Related Party Group in accordance with this Agreement, which Impasse is not dissolved in accordance with this Agreement (in which case either the Sprint Parties may (subject to approval in accordance with Section 15.38), or the FT/DT Parties may, then deliver a Termination Notice in accordance with Section 20.4); and

          (f) written mutual consent of all of the Parties (in which case any Party may (subject, in the case of the Sprint Parties, to approval in accordance with Section 15.38) deliver a Termination Notice in accordance with Section 20.4).

     Section 20.4.  Termination Notice.

          (a) If a Termination Condition occurs, a Related Party Group which is entitled to deliver a Termination Notice pursuant to Section 20.3 may give such Termination Notice to the other

                                    - cxlv -

Related Party Group and to the Global Venture Board within one hundred eighty
(180) days following the date upon which such Related Party Group becomes aware of the occurrence of the Termination Condition or, in the case of Section 20.3(e), at any time after the period during which such Impasse may be dissolved has expired. If one Related Party Group delivers a Termination Notice, the other Related Party Group shall be precluded from delivering a subsequent Termination Notice.

          (b) Each of the Parties acknowledges and agrees that (i) it shall not challenge the validity of any provision of this Article 20 in any Proceeding and
(ii) each Party shall have a right to seek specific performance of each provision of this Article 20 in accordance with Article 21.

     Section 20.5.  Termination Upon Default, Etc.

          (a) In the case of a Termination Condition under Section 20.3(a) resulting from a Funding Default by any of the Sprint Parties, under Section 20.3(b) resulting from a Material Non-Funding Default by any of the Sprint Parties, or under Section 20.3(c) resulting from a Bankruptcy of any of the Sprint Parties holding Venture Interests as permitted by this Agreement, the FT/DT Parties shall have the option to purchase all, but not less than all, of the Venture Interests of the Sprint Parties. In order to determine the option price, the Parties shall cause the Appraised Value of the Venture Interests of the Sprint Parties to be determined pursuant to Section 17.8. If the FT/DT Parties elect to exercise their option to purchase the Venture Interests of the Sprint Parties, the FT/DT Parties shall deliver written notice of such exercise to the Sprint Parties within ninety (90) days following receipt of the Value Opinion. Such written notice shall constitute an offer by the FT/DT Parties to purchase the Venture Interests of the Sprint Parties at the price set forth in this Section 20.5(a), and the Sprint Parties hereby accept any such offer by the FT/DT Parties. If the FT/DT Parties fail to deliver such written notice of such exercise within said 90-day period, they will be deemed to have elected not to purchase the Venture Interests of the Sprint Parties. In the event that the FT/DT Parties purchase the Venture Interests of the Sprint Parties pursuant to this Section 20.5(a), the purchase price for the Venture Interests shall be an amount payable in cash in U.S. Dollars equal to (i) 75% of the Appraised Value of such Venture Interests in case of a Termination Condition described in
Section 20.3(a) or (b) and (ii) 100% of the Appraised Value of such Venture Interests in case of a Termination Condition described in Section 20.3(c); provided that if the FT/DT Parties hold any Company Eligible Notes at the time such payment is made, such Company Eligible Notes may constitute all or a portion of the purchase price.

          (b) In the case of a Termination Condition under Section 20.3(a) resulting from a Funding Default by Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties (or

                                   - cxlvi -

Wholly Owned Subsidiary of Atlas or of any such Qualified Venture Subsidiary), under Section 20.3(b) resulting from a Material Non-Funding Default by Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties (or Wholly Owned Subsidiary of Atlas or of any such Qualified Venture Subsidiary), or under
Section 20.3(c) resulting from the Bankruptcy of Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties (or Wholly Owned Subsidiary of Atlas or of any such Qualified Venture Subsidiary) holding Venture Interests as permitted by this Agreement, the Sprint Parties shall have the option (subject to approval in accordance with Section 15.38) to purchase all, but not less than all, of the Venture Interests of the FT/DT Parties. In order to determine the option price, the Parties shall cause the Appraised Value of the Venture Interests of the FT/DT Parties to be determined pursuant to Section 17.8. If the Sprint Parties elect to exercise their option to purchase the Venture Interests of the FT/DT Parties, Sprint shall deliver written notice of such exercise to the FT/DT Parties within ninety (90) days following receipt of the Value Opinion. Such written notice shall constitute an offer by the Sprint Parties to purchase the Venture Interests of the FT/DT Parties at the price set forth in this Section 20.5(b), and the FT/DT Parties hereby accept any such offer by the Sprint Parties. If Sprint fails to deliver such written notice of such exercise within said 90-day period, the Sprint Parties will be deemed to have elected not to purchase the Venture Interests of the FT/DT Parties. In the event that the Sprint Parties purchase the Venture Interests of the FT/DT Parties pursuant to this Section 20.5(b), the purchase price for the Venture Interests shall be an amount payable in cash in U.S. Dollars equal to (i) 75% of the Appraised Value of such Venture Interests in case of a Termination Condition described in
Section 20.3(a) or (b) and (ii) 100% of the Appraised Value of such Venture Interests in case of a Termination Condition described in Section 20.3(c); provided that if the Sprint Parties hold any Class A Holder Eligible Notes at the time such payment is made, such Class A Holder Eligible Notes may constitute all or a portion of the purchase price.

          (c) Upon the occurrence of a Termination Condition under Section 20.3(a) resulting from a Funding Default by either FT (or Wholly Owned Subsidiary of FT holding Venture Interests as permitted by this Agreement) or DT (or Wholly Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement), under Section 20.3(b) resulting from a Material Non-Funding Default by either FT (or Wholly Owned Subsidiary of FT holding Venture Interests as permitted by this Agreement) or DT (or Wholly Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement), or under Section 20.3(c) resulting from the Bankruptcy of either FT (or Wholly Owned Subsidiary of FT holding Venture Interests as permitted by this Agreement) or DT (or Wholly Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement), the Non-Defaulting European Party shall have the option, which it may exercise whether or not the Sprint Parties deliver a Termination Notice, to purchase all, but

                                   - cxlvii -
not less than all, of the Venture Interests of the Defaulting European Party. In order to determine the option price, the Parties shall cause the Appraised Value of the Venture Interests of each of the Defaulting European Party and the Non-Defaulting European Party to be determined pursuant to Section 17.8. If the Non-Defaulting European Party elects to exercise its option to purchase the Venture Interests of the Defaulting European Party, the Non-Defaulting European Party shall deliver written notice of such exercise to the Defaulting European Party and the Sprint Parties within forty-five (45) days following receipt of the Value Opinion. Such written notice shall constitute an offer by the Non-Defaulting European Party to purchase the Venture Interests of the Defaulting European Party at the price set forth in this Section 20.5(c), and the Defaulting European Party hereby accepts any such offer by the Non-Defaulting European Party. If the Non-Defaulting European Party fails to deliver such written notice of such exercise within said 45-day period, it will be deemed to have elected not to purchase the Venture Interests of the Defaulting European Party. In the event that the Non-Defaulting European Party purchases the Venture Interests of the Defaulting European Party pursuant to this Section 20.5(c), the purchase price for the Venture Interests shall be an amount payable in cash in U.S. Dollars equal to (i) 75% of the Appraised Value of such Venture Interests in case of a Termination Condition described in Section 20.3(a) or (b) and (ii) 100% of the Appraised Value of such Venture Interests in case of a Termination Condition described in Section 20.3(c). Following such a purchase, the Sprint Parties shall cease to have the Tie-Breaking Vote. For purposes of this Agreement, the Venture Interests of a Defaulting European Party shall include the Venture Interests of all FT/DT Parties other than the Non-Defaulting European Party (including the Venture Interests held by such Non-Defaulting European Party through Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties).

          (d) If the Non-Defaulting European Party elects not to purchase the Venture Interests of the Defaulting European Party pursuant to Section 20.5(c), the Sprint Parties shall have the option (subject to approval in accordance with Section 15.38) to purchase all, but not less than all, of the Venture Interests of the FT/DT Parties by delivering written notice of such election to purchase within forty-five (45) days of the election of the Non-Defaulting European Party to not purchase the Venture Interests of the Defaulting European Party. Such written notice shall constitute an offer by the Sprint Parties to purchase the Venture Interests of the FT/DT Parties at the price set forth in this Section 20.5(d), and the FT/DT Parties hereby accept any such offer by the Sprint Parties. If Sprint fails to deliver such written notice of such exercise within said 45-day period, it will be deemed to have elected not to purchase the Venture Interests of the FT/DT Parties. In the event that the Sprint Parties purchase the Venture Interests of the FT/DT Parties pursuant to Section 20.5(d), the purchase price for the Venture Interests shall be an amount payable in cash in U.S. Dollars

                                  - cxlviii -
equal to (i) 75% of the Appraised Value of the Venture Interests of the Defaulting European Party (including the Venture Interests held by such Defaulting European Party through Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties) in case of a Termination Condition described in
Section 20.3(a) or (b), (ii) 100% of the Appraised Value of the Venture Interests of the FT/DT Parties in case of a Termination Condition described in
Section 20.3(c), and (iii) 100% of the Appraised Value of the Venture Interests of the Non-Defaulting European Party (including the Venture Interests held by such Non-Defaulting European Party through Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties) in the case of a Termination Condition described in Section 20.3(a) or (b); provided that if the Sprint Parties hold any Class A Holder Eligible Notes at the time such payment is made, such Class A Holder Eligible Notes may constitute all or a portion of the purchase price.

          (e) In any case in which a Related Party Group has the option to purchase the Venture Interests of any other Related Party Group under this
Section 20.5, the purchasing Related Party Group shall have the option (subject, in the event that any Sprint Party is a member of such Related Party Group, to approval in accordance with Section 15.38), before consummating the purchase of the Venture Interests of such other Related Party Group, to exercise any unexpired right under this Agreement that the purchasing Related Party Group may have to cause any JV Entity to purchase from such other Related Party Group any GBN Special Matter Project, ROW Plan Action Project or ROE Plan Action Project that has been accounted for separately and which such other Related Party Group owns.

          (f) In any case in which a Related Party Group having the option to purchase the Venture Interests of the other Related Party Group under this
Section 20.5 chooses not to exercise such right, the Joint Venture shall continue.

     Section 20.6. Termination Upon Regulatory Action, Impasse or Mutual Consent. In the case of a Termination Condition under Section 20.3(d), 20.3(e) or 20.3(f), upon delivery of a Termination Notice, the Parties shall proceed to terminate the Joint Venture pursuant to the buy/sell arrangements set forth in
Section 20.7.

     Section 20.7.  Buy/Sell Arrangements.

          (a) In case of a Termination Condition under Section 20.3(d), 20.3(e) or 20.3(f), the Parties shall immediately provide for the Appraised Value of the Joint Venture to be determined in accordance with Section 17.8. Within ninety
(90) days following the date on which the Sprint Parties and the FT/DT Parties receive the Value Opinion, each shall submit simultaneously to the other sealed statements (the content of which, in the case of the sealed statement of the Sprint Parties, shall have been approved in accordance with Section 15.38) (each,

                                   - cxlix -
an "Initial Offer") notifying the other in writing either (i) that it offers to sell all of its Venture Interests to the other Related Party Group, or (ii) that it offers to buy all of the other Related Party Group's Venture Interests at the Appraised Value in each case for cash.

          (b) If the Initial Offers indicate that one Related Party Group wishes to buy and the other Related Party Group wishes to sell, they shall continue negotiations in an effort to reach a final agreement (which final agreement shall be subject, in the case of the Sprint Parties, to approval in accordance with Section 15.38) on price. If the Parties have been unable to reach an agreement as to price within sixty (60) days of the Initial Offers, the Venture Interests will be sold at a price equal to their Appraised Value determined in accordance with Section 17.8.

          (c) If the Initial Offers indicate that both Related Party Groups wish to sell their Venture Interests, they shall select an investment banking firm to determine how to realize the maximum value for their Venture Interests. If they are unable to reach an agreement as to how to proceed within one hundred eighty (180) days of the date of the Termination Notice, then the Parties shall proceed with the bidding process set forth in Section 20.7(d).

          (d) If the Initial Offers indicate that each Related Party Group wishes to purchase the other's Venture Interests, then the Related Party Groups shall begin a bidding process and the highest bidder (based upon the amount bid by each Related Party Group as a percentage of the Appraised Value of the Venture Interests of the other Related Party Group) shall buy the other's Venture Interests for cash. The terms and conditions of each such bid made by the Sprint Parties shall be subject to approval in accordance with Section
15.38. Either Related Party Group (the "First Bidder") can make an initial offer to purchase the Venture Interests of the other Related Party Group, which cannot be less than 95% of the Appraised Value of the Venture Interests to be purchased. The other Related Party Group must respond either by accepting such initial offer or delivering a counteroffer to purchase the Venture Interests of the First Bidder. The counteroffer and each subsequent offer for particular Venture Interests must be at least 1% higher than the immediate prior offer for such Venture Interests. The bidding process shall continue until one Related Party Group has either responded by accepting the immediate prior offer or failed to make a timely response, in which case the immediate prior offer shall be deemed accepted. For purposes of this Section 20.7, all offers, acceptances and counteroffers must be for cash in writing and in a form which is firm and binding; all offers must be answered within twenty (20) days of receipt of notice of a prior offer. If no response to an offer or counteroffer is received within such 20-day period, the immediate prior offer or counteroffer shall be deemed to be accepted.

                                     - cl -

     Section 20.8. Closing. Each of the Parties shall use its reasonable efforts to obtain all Governmental Approvals required to effect the purchase and sale of Sprint Venture Interests or FT/DT Venture Interests, as the case may be, pursuant to Sections 20.5 and 20.7. Unless the Parties have failed to receive all required Governmental Approvals, or any of the Governmental Approvals provided with respect to the transaction have imposed any Burdensome Condition, the closing of the purchase of Venture Interests pursuant to this Article 20 shall be held at the principal office of the purchasing Related Party Group within ninety (90) days after the final determination of the purchase price to be paid to the selling Related Party Group. If in spite of the Parties' efforts in this regard, the required Governmental Approvals have not been received at the time the closing is scheduled to occur or any such Governmental Approvals with respect to the transaction have imposed any Burdensome Condition, the closing shall be postponed until such date as the Parties shall have obtained the required Governmental Approvals which do not impose any Burdensome Condition; provided that, if such Governmental Approvals are not obtained without the imposition of a Burdensome Condition prior to the fifth anniversary of the date on which such closing is postponed, at the request of any Party, the Parties shall negotiate in good faith to provide for the termination of the Joint Venture pursuant to such mutually agreeable terms and conditions as will permit the Parties to obtain all Governmental Approvals required for the termination of the Joint Venture Agreement, without the imposition of any Burdensome Condition, and as will have substantially the same economic consequences to the Parties as the transaction contemplated by Section 20.5 or 20.7, as applicable. At the closing, the purchasing Related Party Group and the selling Related Party Group shall make the deliveries specified in Section 17.7.

     Section 20.9. Waiver of Right to Terminate. Notwithstanding the foregoing, in the event that a Related Party Group fails to give a Termination Notice within the time period set forth in Section 20.4, such Related Party Group shall be deemed to have waived its right to terminate with respect to the event or events which gave rise to such right to terminate.

     Section 20.10. Assignment of Rights. In the event either the Sprint Parties or the FT/DT Parties obtain the right to purchase the other Related Party Group's Venture Interests pursuant to this Article 20, the purchasing Related Party Group may assign all or any part of its rights to acquire the selling Related Party Group's Venture Interests to one or more Permitted Designees of such purchasing Parties.

     Section 20.11.  Special Put Rights.

          (a) If a Non-Defaulting Shareholder or Non-Defaulting Party waives its right to deliver a Termination Notice following the occurrence of a Funding Default or a Material Non-Funding

                                    - cli -

Default pursuant to Section 20.9, then unless the Non-Defaulting Shareholder or Non-Defaulting Party relinquishes the Tie-Breaking Vote, the Party which has committed the Funding Default or Material Non-Funding Default, as the case may be (the "Defaulting Party"), shall have the right (subject, in the event that Sprint or its Affiliate is the Party which has committed the Funding Default or the Material Non-Funding Default, to approval of the exercise of such right in accordance with Section 15.38) to require the Non-Defaulting Shareholder or Non-Defaulting Party, on or after the fifth anniversary of the date on which the Non-Defaulting Shareholder or Non-Defaulting Party received the Tie-Breaking Vote, to purchase all, but not less than all, of the Defaulting Party's Venture Interests at 75% of the Appraised Value determined in accordance with Section
17.8. Such right shall be exercised by delivery of a written notice by the Defaulting Party to the Non-Defaulting Shareholder or Non-Defaulting Party electing to exercise their right under this Section 20.11(a). The date of such notice is referred to herein as the "Default Put Notice Date." Promptly following the Default Put Notice Date, the Parties shall commence the appraisal process set forth in Section 17.8.

          (b) If the FT/DT Parties propose to transfer their Venture Interests to a Major Competitor of Sprint pursuant to Section 17.4, the Sprint Parties shall have the right (subject to approval of the exercise of such right in accordance with Section 15.38) to require the FT/DT Parties to purchase all, but not less than all, of the Venture Interests of the Sprint Parties, which purchase and sale shall occur concurrently with or, at the election of the FT/DT Parties, prior to the transfer by the FT/DT Parties of their Venture Interests to such Major Competitor of Sprint. Unless otherwise agreed by the Parties, the purchase price to be paid by the FT/DT Parties for the Venture Interests of the Sprint Parties shall be equal to the sum of (A) the Percentage Interest of the Sprint Parties in each of the GBN Group and the Regional Operating Groups multiplied by (B) the "Per Venture Interest Price" for the GBN Group and each such Regional Operating Group. For this purpose, the "Per Venture Interest Price" for the GBN Group or a Regional Operating Group shall be equal to: (1) the aggregate purchase price to be paid by the Transferee Party to the FT/DT Parties (reduced by any control premium) multiplied by the applicable "Allocation Ratio" divided by (2) the Percentage Interest of the FT/DT Parties in the GBN Group or such Regional Operating Group, as the case may be. The "Allocation Ratio" for the GBN Group or a Regional Operating Group shall be equal to: (i) the Appraised Value of the GBN Group or such Regional Operating Group, as the case may be, divided by (ii) the Appraised Value of all the Venture Interests of the GBN Group and each Regional Operating Group, in both cases determined as of the Sprint Major Competitor Put Notice Date in accordance with Section 17.8. Promptly following the date on which the Sprint Parties elect to exercise their right to require the FT/DT Parties to purchase their Venture Interests pursuant to this Section 20.11(b), the Parties shall commence the appraisal

                                    - clii -
process set forth in Section 17.8. Such right shall be exercised by delivery of a written notice by the Sprint Parties electing to exercise their right under this Section 20.11(b) no later than ninety (90) days after the date the FT/DT Parties have given notice of their election to transfer their Venture Interests pursuant to Section 17.4. The date of such notice is referred to herein as the "Sprint Major Competitor Put Notice Date."

          (c) If the Sprint Parties propose to transfer their Venture Interests to a Major Competitor of FT/DT pursuant to Section 17.5, the FT/DT Parties shall have the right to require the Sprint Parties to purchase all, but not less than all, of the Venture Interests of the FT/DT Parties, which purchase and sale shall occur concurrently with or, at the election of the Sprint Parties, prior to the transfer by the Sprint Parties of their Venture Interests to such Major Competitor of FT/DT. Unless otherwise agreed by the Parties, the purchase price to be paid by the Sprint Parties for the Venture Interests of the FT/DT Parties shall be equal to the sum of (A) the Percentage Interest of the FT/DT Parties in each of the GBN Group and the Regional Operating Groups multiplied by (B) the "Per Venture Interest Price" for the GBN Group and each such Regional Operating Group. For this purpose, the "Per Venture Interest Price" for the GBN Group or a Regional Operating Group shall be equal to: (1) the aggregate purchase price to be paid by the Transferee Party to the Sprint Parties (reduced by any control premium) multiplied by the applicable "Allocation Ratio" divided by (2) the Percentage Interest of the Sprint Parties in the GBN Group or such Regional Operating Group, as the case may be. The "Allocation Ratio" for the GBN Group or a Regional Operating Group shall be equal to: (i) the Appraised Value of the GBN Group or such Regional Operating Group, as the case may be, divided by (ii) the Appraised Value of all the Venture Interests of the GBN Group and each Regional Operating Group, in both cases determined as of the FT/DT Major Competitor Put Notice Date in accordance with Section 17.8. Promptly following the date on which the FT/DT Parties elect to exercise their right to require the Sprint Parties to purchase their Venture Interests pursuant to this Section 20.11(c), the Parties shall commence the appraisal process set forth in Section 17.8. Such right shall be exercised by delivery of a written notice by the FT/DT Parties electing to exercise their right under this Section 20.11(c) no later than ninety (90) days after the date the Sprint Parties have given notice of their election to transfer their Venture Interests pursuant to Section 17.5. The date of such notice is referred to herein as the "FT/DT Major Competitor Put Notice Date."

          (d) Each of the Parties shall use its reasonable efforts to obtain all Governmental Approvals required to effect the purchase and sale of Venture Interests pursuant to Section 20.11(a), 20.11(b) or 20.11(c). Unless the Parties have failed to receive all required Governmental Approvals or any of the Governmental Approvals provided with respect to the transaction have imposed any Burdensome Condition, the purchase of Venture

                                   - cliii -

Interests by the selling Related Party Group pursuant to Section 20.11(a), 20.11(b) or 20.11(c) shall be closed and consummated in the principal office of the other Related Party Group or at such other place as such Related Party Group may reasonably designate on or before the one hundred fiftieth (150th) day following the relevant Put Notice Date. At the closing, the selling Related Party Group and the purchasing Related Party Group shall make the deliveries specified in Section 17.7.

          (e) If the required Governmental Approvals have not been received at the time the closing is scheduled to occur pursuant to Section 20.11(d), or any such Governmental Approvals with respect to the transaction have imposed any Burdensome Condition, the closing shall be postponed until no later than the second anniversary of the relevant Put Notice Date. During such two-year period, the purchasing Related Party Group may assign its rights to purchase the applicable Venture Interests to a Permitted Designee which shall agree to purchase such interests. If by the end of such two-year period, all Governmental Approvals required to consummate such transaction with the selling Related Party Group or a Permitted Designee have not been obtained, or any such Governmental Approvals continue to impose any Burdensome Condition, the Related Party Group which has exercised its rights pursuant to Section 20.11(a), 20.11(b) or 20.11(c) may declare an Impasse unless, in the case of a transfer pursuant to Section 20.11(a), the purchasing Related Party Group relinquishes the Tie-Breaking Vote.


                                  ARTICLE 21.

                                  ARBITRATION

     Section 21.1.  Agreement to Arbitrate.

          (a) For purposes of this Article 21, the term "Party" shall mean any party to a Section 21.1 Agreement.

          (b) Upon the occurrence of a Dispute, any Party alleging that a party to a Section 21.1 Agreement has breached a provision of such agreement shall immediately refer such Dispute to the Global Venture Committee for resolution by giving notice to the Global Venture Committee and the Parties to such Section
21.1 Agreement specifying in reasonable detail the circumstances of such breach. Upon the occurrence of a Dispute pursuant to Section 16.8(d), the relevant JV Entity shall immediately refer such Dispute to the Global Venture Committee for resolution by giving notice to the Global Venture Committee and the other party to the relevant Affiliation Agreement. If the Global Venture Committee fails to resolve such Dispute within thirty (30) days of the date on which such Dispute was referred to the Global Venture Committee, such Dispute shall be immediately and automatically referred to the Global Venture Board. If the

                                    - cliv -

Global Venture Board fails to resolve such Dispute within thirty (30) days of the date on which such Dispute was referred to the Global Venture Board, any Party may initiate arbitration pursuant to this Article 21.

          (c) Any and all Disputes that are not resolved by the Parties pursuant to Section 21.1(b) or otherwise shall be solely and finally settled by a board of three arbitrators in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC Rules"), as such ICC Rules shall be modified herein or by subsequent agreement of the affected Parties. Any Party, either separately or together with one or more other Parties, may initiate arbitration proceedings against any other Party. The Party so initiating arbitration proceedings shall so notify the Secretariat of the International Court of Arbitration (the "ICC Court") by filing with the ICC Court a Request for Arbitration. The information filed with and as part of such Request for Arbitration shall comply in all material respects with the requirements of the ICC Rules except that the Party filing such Request for Arbitration shall not nominate an arbitrator and shall include in the Request for Arbitration a notice to the ICC Court that the Parties have agreed to not nominate any arbitrators until the expiration of all the periods set forth herein for the joinder or intervention of other Parties.

          (d) Because the expeditious resolution of Disputes will depend in part on the prompt joinder or intervention of appropriate Parties, and because the procedures agreed by the Parties relating to joinder and intervention are integrally related to the time periods within which Answers and counterclaims must be filed, the Parties hereby direct the ICC Court to refrain from granting extensions of the time periods contained in Article 4 of the ICC Rules unless such extensions are absolutely essential in order to permit a Disputant to submit a responsive Answer or counterclaim. When granted, such extensions should be limited to the minimum period necessary to permit the Disputant to complete its Answer or counterclaim in a responsive manner. Further, because the Disputants will have previously discussed the issues relating to the Dispute during the internal dispute resolution process conducted pursuant to Section 21.1(b), the Parties contemplate that it would be unlikely that any Disputant would require an extension exceeding sixty (60) days in order to prepare a responsive Answer or counterclaim.

          (e) Whenever any filing is required or otherwise made in connection with any arbitration proceeding commenced under this Article 21, the Disputant making such filing shall send a copy of the filing, together with all attachments and exhibits thereto, (i) to each other Disputant, (ii) to each other Party to the Section 21.1 Agreement to which the Dispute relates or arises under, and (iii) to the Global Venture Board (such Disputants,

                                    - clv -
other Parties and the Global Venture Board are hereinafter referred to collectively as the "Notice Parties").

          (f) This agreement to arbitrate, as set forth in this Article 21, shall be specifically enforceable. Pursuant to Article 192 of Chapter 12 of the Swiss Federal Statute on Private International Law (December 18, 1987), the Parties expressly waive and exclude any right they may have to bring any action of appeal, annulment or recourse, including any setting aside proceeding, in reference to any award made in connection with arbitration proceedings initiated pursuant to this Article 21, insofar as such waiver may be validly made.

     Section 21.2.  Joinder; Intervention; Cross Claims

          (a) Upon receipt of a Request for Arbitration, notice of counterclaim or notice of joinder, any Disputant may join any other Party to any arbitral proceedings commenced hereunder, provided that such joinder is based upon a Dispute which has common issues of law or fact as the Dispute arising under the relevant Request for Arbitration or a defendant's counterclaim, if any. Such joinder shall be made through written notice to the ICC Court and the Notice Parties within thirty (30) days after the receipt of the Request for Arbitration, notice of counterclaim or notice of joinder, as the case may be, which first describes facts or issues upon which such joinder would be based. The notice of joinder shall contain the following information: (i) name and address of the joined Party; and (ii) a statement of the Disputant's case with relation to the Party that the Disputant is joining. The joined Party may within thirty (30) days after the receipt of the notice of joinder set out its defense and (provided that it is based upon a Dispute which has common issues of law or fact as the Dispute arising under the relevant notice of joinder) counterclaim, if any, and supply relevant documents. If the joined Party sets out a defense or counterclaim, it shall send copies to the ICC Court and the Notice Parties.

          (b) At any time prior to the expiration of the later of the period within which a defendant must file its Answer and the period within which a joined Party must file its Answer (and counterclaims, if any), any Party may intervene in any arbitral proceedings hereunder provided that such intervention is based upon a Dispute which has issues of law or fact common to the Dispute arising under the relevant Request for Arbitration or a Disputant's Answer or counterclaim, if any. The notice of intervention shall contain the following information: (i) name and address of the intervening Party; and (ii) a statement of the intervening Party's case with relation to the claimant, the defendant and any other Disputant.

          (c) Any Disputant may, at the same time as it serves its Answer or its defense to a notice of intervention, notice of joinder or a counterclaim, as the case may be, make a cross-claim

                                    - clvi -
against any other Disputant, provided that such cross-claim is based upon a Dispute which has common issues of law or fact as the Dispute arising under the relevant Request for Arbitration, notice of joinder, notice of intervention or counterclaim, as the case may be.

          (d)  For purposes of any arbitration proceedings initiated under this
Article 21, the words "or cross-claims" shall be deemed to be included after the words "the parties may make new claims or counterclaims" in Article 16 of the ICC Rules.

          (e) If a Disputant knowingly fails to join, or otherwise fails to make clear in its Answer that there may be a Party that is not a Disputant against whom a claimant may reasonably be expected to have a claim, such Disputant shall thereafter be barred from asserting as a defense that the claimant is seeking recovery against the incorrect Disputant, provided that such Disputant's failure to join another Party shall not otherwise affect its rights against such Party.

     Section 21.3. Effect of Joinder and Intervention. Any joined or intervening Party shall become a Disputant, and shall be bound by any award rendered by the arbitral tribunal, even if it chooses not to participate in the arbitral proceedings.

     Section 21.4.  Selection of Arbitrators.

          (a) No arbitrators shall be nominated until the expiration of all periods within which Parties may intervene or be joined.

          (b) When a Dispute involves a disagreement between two Disputants, within thirty (30) days after the date beyond which no further intervention or joinder is permitted, each Disputant shall nominate one arbitrator for confirmation by the ICC Court, in accordance with the ICC Rules. If one of the Disputants fails to nominate an arbitrator within this period, the ICC Court shall appoint an arbitrator for that Disputant in accordance with Article 2.6 of the ICC Rules. The two arbitrators nominated by the Disputants (and confirmed by the ICC Court) or appointed on behalf of the Disputants (as the case may be) shall jointly nominate a third arbitrator, who shall be confirmed by the ICC Court in accordance with Article 2.4 of the ICC Rules and who shall chair the arbitration panel. If the arbitrators nominated by the Disputants (and confirmed by the ICC Court) or appointed on behalf of the Disputants (as the case may be) do not succeed in nominating a third arbitrator for confirmation by the ICC Court within thirty (30) days after the latter of the two arbitrators nominated by the Disputants (and confirmed by the ICC Court) or appointed on behalf of the Disputants (as the case may be) has been confirmed or appointed, the third arbitrator shall, at the request of either Disputant, be appointed by the ICC Court. The third arbitrator confirmed or appointed shall be a recognized legal expert in New York law with extensive experience

                                   - clvii -
in relation to the issues involved in the Dispute and shall have full command of the English language. Any claim that the third arbitrator (i) is not a recognized legal expert in New York law with extensive experience in relation to the issues involved in the Dispute or (ii) does not have full command of the English language must be submitted to the ICC Court within sixty (60) days of the appointment of such third arbitrator or any such claim shall be permanently waived.

          (c) When a Dispute exists such that there are more than two Disputants, and within thirty (30) days after the date beyond which no further intervention or joinder is permitted no agreement can be reached among the Disputants regarding the method of nomination of arbitrators such that only two arbitrators shall be nominated by the Disputants, the Disputants shall so notify the ICC Court. In that event, the Disputants expressly waive and renounce any right, under the ICC Rules or otherwise, to the appointment of an arbitrator of their choice. Upon such notice, the ICC Court shall appoint all three arbitrators and shall designate one of such arbitrators as the chair of the arbitration panel. The arbitrators so appointed shall be recognized legal experts in New York law with extensive experience in relation to the issues involved in the dispute and shall have full command of the English language. Any claim that any of the arbitrators so appointed (i) is not a recognized legal expert in New York law with extensive experience in relation to the issues involved in the Dispute or (ii) does not have full command of the English language must be submitted to the ICC Court within sixty (60) days of the appointment of such arbitrators or any such claim shall be permanently waived.

     Section 21.5. Arbitration Proceedings. All arbitration proceedings shall be conducted in the English language pursuant to the ICC Rules, as such ICC Rules shall be modified herein or by subsequent agreement of the affected Parties. Any Disputant, in its sole discretion, may at its expense request that an interpreter be retained to assist such Disputant in any arbitration proceeding. The arbitration shall take place in Geneva, Switzerland at a location, date and time reasonably acceptable to the Parties. The Disputants shall use all reasonable efforts to facilitate the arbitration by making available to each other and to the arbitrators for inspection and extraction all documents, books, records and, at any hearing, personnel under their control as the arbitrators shall determine to be relevant to the Dispute and by conducting arbitration hearings to the greatest extent possible on successive, contiguous days. Nothing herein shall waive or preclude any objection based upon any privilege to production or testimony recognized by the law of the State of New York. The advance to cover the costs of conducting the arbitration proceeding shall be borne in accordance with Article 9.2 of the ICC Rules. However, notwithstanding the preceding sentence, in the event there are more than two Parties to the proceeding, the advance to cover the costs of conducting the proceeding shall be allocated in such

                                   - clviii -
manner as the ICC Court may deem just and equitable in the circumstances.

     Section 21.6.  Decision of the Arbitrators.

          (a) The arbitral tribunal shall decide on all issues concerning the merits, including quantum and interest, of any claim, counterclaim or cross-claim brought before it in any arbitration proceeding commenced pursuant to this
Article 21, except for those concerning the costs of the proceedings, in one or more partial awards (each, a "Partial Award"), which shall state the reasons for the award. Each Partial Award shall be final and binding as to the subject matters dealt with therein.

          (b) If an arbitral tribunal determines in any Partial Award that a Party (the "Breaching Party") has breached Section 9.1, 9.2, 15.11,, 15.12(b), 15.12(f), 15.13, 15.14, 17.2, 17.3 or 18.1(b) or Article 10 or 19 of this
Agreement or any provision of any Section 21.1 Agreement which expressly provides that a breach of such provision will constitute a Material Non-Funding Breach (any such breach a "Material Non-Funding Breach"), the Partial Award shall include a statement describing in reasonable detail the conduct that caused the Material Non-Funding Breach and the steps that the Breaching Party must take to cure such breach. If the Breaching Party does not immediately (i) cease the violative conduct which gave rise to the arbitral tribunal's determination in the Partial Award that a Material Non-Funding Breach has occurred and (ii) comply in all material respects with the terms and conditions specified in the Partial Award (including complying with Section 15.9 in respect of a Material Non-Funding Breach), any Party may, during the 45-day period beginning on the forty-fifth (45th) day following the notification to the Parties of the Partial Award determining that a Material Non-Funding Breach has occurred, notify both the Breaching Party and the arbitral tribunal of its belief that the Breaching Party has not complied with such clause (i) or (ii). Within ninety (90) days of receipt of such notice, the arbitral tribunal shall issue a Partial Award in which it shall determine if the Breaching Party (1) has ceased or continued the violative conduct which gave rise to the determination of the Material Non-Funding Breach and (2) has or has not complied in all material respects with the terms and conditions of the Partial Award, such finding to be a "Material Non-Funding Breach Finding."

          (c) Following the issuance by the arbitral tribunal of the Partial Award that either alone or with any preceding award resolves all the issues that had been set forth for resolution in the Terms of Reference (except for costs), the arbitral tribunal shall render its final award (the "Final Award"), in which it shall fix the costs of the arbitration and decide which of the Parties shall bear the costs (excluding legal fees and expenses except as permitted by Section 15.9) in connection with such proceedings or in what proportions such costs shall be borne by the Parties, in accordance with Section 15.9 hereof and Article

                                    - clix -

20 of the ICC Rules. The arbitral tribunal shall also make any Material Non-Funding Breach Finding within the time limits indicated in Section 21.6(b) with respect to the last Partial Award, before rendering the Final Award.

          (d) Judgment on any award, whether a Partial Award or Final Award, may be entered in and enforced by any court of competent jurisdiction.

          (e) The arbitral tribunal shall have the authority to award temporary, interim or permanent injunctive relief or relief providing for the specific performance of any Section 21.1 Agreement or a portion thereof, but it shall have no power or authority to award punitive damages.

          (f) Any monetary award of the arbitrators shall be expressed in U.S. Dollars. Any such monetary award shall include interest from the date of any breach or any violation of this Agreement or any other Section 21.1 Agreement. The arbitrators shall fix an appropriate rate of interest from the date of the breach or other violation to the date when the award is paid in full. In no event shall the interest rate during such period be lower than a rate equal to the Applicable LIBOR Rate plus 5 percentage points per annum.

          (g) In reaching its decisions on the claims, counterclaims and cross-claims brought before it, the arbitral tribunal shall apply the relevant provisions of this Agreement (including Section 15.9) and any other Section 21.1 Agreement at issue and the Applicable Law.

          (h)  Notwithstanding anything to the contrary contained in this
Section 21.6, a Dispute submitted to arbitration pursuant to Section 16.8(d) shall be decided solely in the manner contemplated therein.

     Section 21.7. Injunctive Relief. Except for a Dispute pursuant to Section 16.8(d), each Party shall have the right to seek from any court of competent jurisdiction pending the establishment of the arbitral tribunal interim relief in aid of arbitration or to protect the rights of such Party in respect of any provision contained in the Section 21.1 Agreement to which the Dispute relates. Any request for such interim relief by a Party shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate. The Parties acknowledge and agree that irreparable damage would occur in the event that any Party fails to perform its obligations under Section 15.11 or 18.1(b) or Article 10 or 19.

     Section 21.8.  Other Section 21.1 Agreements.  The provisions of this
Article 21 shall apply to this Agreement, each other Operative Agreement (except to the extent expressly provided otherwise therein) and all other Section 21.1

                                    - clx -

Agreements which expressly provide that any dispute thereunder will be resolved as provided in Article 21 of this Agreement.


                                  ARTICLE 22.

                          POST-TERMINATION PROVISIONS

     Section 22.1. Consequences of Termination. Upon the transfer by at least one Party of its Venture Interests in accordance with this Agreement (other than a transfer pursuant to Section 19.2), this Agreement and the other Operative Agreements shall forthwith cease to have effect as between such Party and the other Parties, and all further obligations of such Party (and its Affiliates) to such other Parties (and their Affiliates) and of such other Parties (and their Affiliates) to such Party (and its Affiliates) shall terminate under this Agreement and the other Operative Agreements without further liability, except that:

          (a) such transfer shall not constitute a waiver of any rights that any Party (or any of its Affiliates) may have by reason of a breach of this Agreement or any other Operative Agreement, subject to any limitations thereon in this Agreement or the other Operative Agreements;

          (b) the provisions of this Article 22, Sections 1.3 and 15.9, and Articles 21 and 23 of this Agreement shall continue in full force and effect; and

          (c) the rights and obligations of the Parties (and their Affiliates) under the Operative Agreements shall continue in full force and effect to the extent provided in the Transition Plan.

     Section 22.2. Transition Plan. The Parties agree to negotiate in good faith to develop a plan (the "Transition Plan") to be included in the Master Transfer Agreement or another Operative Agreement which will govern the rights and obligations of the parties under the Operative Agreements following an event described in Section 22.1 and which will ensure that the successor to the Venture Business shall continue to supply services to its customers without disruption. Each of the Parties agrees to cause its Affiliates and, insofar as within its control, the JV Entities, to comply with the provisions of the Transition Plan.


                                  ARTICLE 23.

                                 MISCELLANEOUS

     Section 23.1. Notices. Except as expressly provided herein, notices and other communications provided for herein

                                    - clxi -
shall be in writing in the English language and shall be delivered by hand or courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending Party, as follows:

       FT:          6 place d'Alleray
                    75505 Paris Cedex 15
                    France
                    Attn:  Executive Vice President,
                           International
                    Tel:  (33-1) 44-44-19-94
                    Fax:  (33-1) 46-54-53-69

       with a copy to:

                    Debevoise & Plimpton
                    875 Third Avenue
                    New York, New York 10022
                    U.S.A.
                    Attn:  Louis Begley, Esq.
                    Tel:  (212) 909-6273
                    Fax:  (212) 909-6836

       DT:          Godesberger Allee 107B
                    D-53175 Bonn
                    Germany
                    Attn: Chief Executive Officer
                    Tel:  49-228-181-4000
                    Fax:  49-228-181-8602

       with a copy to:

                    Mayer, Brown & Platt
                    2000 Pennsylvania Avenue, N.W.
                    Suite 6500
                    Washington, D.C. 20006
                    U.S.A.
                    Attn:  Werner Hein, Esq.
                    Tel:  (202) 778-8726
                    Fax:  (202) 861-0473

       Sprint:      2330 Shawnee Mission
                    Parkway, East Wing
                    Westwood, Kansas 66205
                    U.S.A.
                    Attn:  J. Richard Devlin, Esq.
                    Tel:  (913) 624-8440
                    Fax:  (913) 624-8426

        with a copy to:

                    King & Spalding
                    191 Peachtree Street
                    Atlanta, Georgia 30303

                                   - clxii -

                    U.S.A.
                    Attn:  Bruce N. Hawthorne, Esq.
                    Tel:  (404) 572-4903
                    Fax:  (404) 572-5146

       Sprint Sub:  2330 Shawnee Mission
                    Parkway, East Wing
                    Westwood, Kansas 66205
                    U.S.A.
                    Attn:  J. Richard Devlin, Esq.
                    Tel:  (913) 624-8440
                    Fax:  (913) 624-8426

       with a copy to:

                    King & Spalding
                    191 Peachtree Street
                    Atlanta, Georgia 30303
                    U.S.A.
                    Attn:  Bruce N. Hawthorne, Esq.
                    Tel:  (404) 572-4903
                    Fax:  (404) 572-5146

or to such other address or attention of such other Person as such Party shall advise the other Parties in writing. Notice to both FT and DT (and to Atlas, upon execution by Atlas of a counterpart to this Agreement as required pursuant to Section 15.12(b)) shall constitute notice to all of the FT/DT Parties. Notice to both Sprint and Sprint Sub shall constitute notice to all of the Sprint Parties. All notices and other communications given to the Parties hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Communications sent by telex, graphic scanning or other telegraphic communications equipment shall be deemed to have been received when confirmation of their delivery is received by the sender.

     Section 23.2. Applicable Law. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     Section 23.3. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

                                   - clxiii -

     Section 23.4. Amendments. This Agreement may be modified only by a written amendment signed by all of the Parties.

     Section 23.5. Waiver. The waiver by a Party of any instance of any other Party's noncompliance with any obligation or responsibility herein shall be in writing and signed by the waiving Party and shall not be deemed a waiver of other instances of such other Party's noncompliance.

     Section 23.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each Party and delivered to the other Parties.

     Section 23.7. Entire Agreement. The provisions of this Agreement set forth the entire agreement and understanding among the Parties as to the subject matter hereof and supersede the MOU and all prior agreements, oral or written, and all other prior communications between the Parties relating to the subject matter hereof, other than (i) the Existing Confidentiality Agreement and (ii) those written agreements executed and delivered contemporaneously herewith.

     Section 23.8.  No Assignment.

          (a) Except as specifically provided herein, no Party shall, directly or indirectly, assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Parties.

          (b)  Any attempted assignment of this Agreement in violation of this
Section 23.8 shall be void and of no effect.

          (c) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

     Section 23.9. Expenses. Except as otherwise provided in this Agreement, the other Operative Agreements and that certain letter agreement dated as of the date hereof among Sprint, FT and DT regarding fees and expenses incurred in the translation of portions of this Agreement and certain related documents, and whether or not any of the Transactions contemplated hereby or thereby are consummated, all costs and expenses (including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries) incurred in connection with this Agreement and the other Operative Agreements and the Closing of the Transactions contemplated by Section 12.1(b) to be consummated at the Closing shall be paid by the Party incurring such cost or expense.

     Section 23.10.  No Third-Party Beneficiaries.  Except for the provisions of
Article 21 hereof with respect to any other

                                   - clxiv -

Operative Agreement or other Section 21.1 Agreement, this Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights hereunder.

     Section 23.11. Publicity. In addition to any obligations under the Standstill Agreement (as defined in the Investment Agreement), the Parties shall use reasonable efforts to consult in good faith with each other with a view to agreeing upon any press release or public announcement relating to the Transactions contemplated hereby or by the other Operative Agreements prior to the consummation thereof.

     Section 23.12. Construction. This Agreement has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any of the Parties.

     Section 23.13. Disclaimer of Agency. Except for provisions herein expressly authorizing one Party to act for another, this Agreement shall not constitute any Party as a legal representative or agent of any other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, expressed or implied, against or in the name or on behalf of any other Party or any of its Affiliates or the Joint Venture or any of the JV Entities unless otherwise expressly permitted by such Party.

     Section 23.14. Waiver of Immunity. Each of FT and DT agrees that, to the extent that it or any of its Subsidiaries or any of its property or the property of any of its Subsidiaries is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of the government from any legal action, suit or proceeding or from setoff or counterclaim relating to this Agreement or any of the other Operative Agreements or any of the other Section 21.1 Agreements from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, from execution pursuant to a judgment or an arbitral award or from any other legal process in any jurisdiction, it, for itself and its property, and for each of its Subsidiaries and its property, expressly, irrevocably and unconditionally waives, and agrees not to plead or claim any such immunity with respect to such matters arising with respect to this Agreement or the other Operative Agreements or the other
Section 21.1 Agreements or the subject matter hereof or thereof (including any obligation for the payment of money). Each of FT and DT agrees that the foregoing waiver is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. (S) 1602, et seq. The

                                    - clxv -
foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against FT or DT or any of their Subsidiaries with respect to this Agreement or any of the other Operative Agreements or any of the other
Section 21.1 Agreements.

     Section 23.15. Language. The Parties have negotiated both this Agreement and the MOU in the English language and have prepared successive drafts and the definitive texts of the MOU and this Agreement in the English language. For purposes of complying with loi n* 94-665 du 4 aout 1994 relative a l'emploi de la langue francaise, the Parties have prepared a French version of this Agreement, which French version was executed and delivered simultaneously with the execution and delivery of the English version hereof, such English version having likewise been executed and delivered. The French and English versions of this Agreement shall be equally authoritative.

     Section 23.16. Effect of Force Majeure Event. If any Party or any Affiliate of any Party shall be prevented, hindered or delayed in the performance of any obligation under this Agreement or any other Operative Agreement (other than an obligation to make money payments) by an Event of Force Majeure beyond its reasonable control and such prevention, hindrance or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the Party or its Affiliate through the use of alternate sources, work-around plans or other means, such Party will give to each other Party prompt written notice of such Event of Force Majeure specifying the nature, date of inception and expected duration of such Event of Force Majeure and, insofar as known, the extent to which it or its Affiliate will be unable to perform or be delayed in performing such obligation, whereupon such obligation will be suspended to the extent it or its Affiliate is affected by such Event of Force Majeure during, but no longer than, the continuance thereof. The Party giving such notice will use its reasonable efforts or cause its Affiliate to use its reasonable efforts, including the use of alternate sources, work-around plans or other means, to overcome such Event of Force Majeure as quickly as possible, and will keep the other Parties informed of the results of such efforts on a regular basis. No event will relieve any Party or any of its Affiliates from any obligation hereunder or under any other Operative Agreement which is not suspended as provided above. Such Party will promptly notify each other Party of the termination of the Event of Force Majeure, and performance by such Party or its Affiliate of the obligation excused by such Event of Force Majeure will recommence.

     Section 23.17. Relationship of the Parties. Except to the extent the Parties agree to form a JV Entity as a partnership, the relationship among the Parties shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership among them.

                                   - clxvi -

     Section 23.18. Interest. If at any time any amount of interest to be charged pursuant to any provision of this Agreement exceeds the maximum permitted by New York law for such charge, such charge shall be reduced to such legal maximum amount.

     Section 23.19. Fiduciary Duties. Subject to Applicable Law, no Party or any of its Affiliates nor any officer, director, employee or former employee of any Party or its Affiliate shall have any obligation, or be liable, to any Party, the Joint Venture or any JV Entity for exercising any of the rights of such Party or such Affiliate under this Agreement or any other Operative Agreement to which it is or will be a party, for exercising or failing to exercise its rights as a shareholder of any JV Entity or for breach of any fiduciary or other similar duty to any Party, the Joint Venture or any JV Entity by reason of such conduct, other than a breach of any Operative Agreement.

                                   - clxvii -

     IN WITNESS WHEREOF, Sprint, Sprint Sub, FT and DT have caused their respective duly authorized officers to execute this Agreement as of the day and year first above written.


                                  SPRINT CORPORATION



                                  By:  /s/ William T. Esrey
                                       ------------------------------
                                  Name:  William T. Esrey
                                  Title:  Chairman and Chief Executive Officer



                                  SPRINT GLOBAL VENTURE, INC.



                                  By:  /s/ William T. Esrey
                                       ------------------------------
                                  Name:  William T. Esrey
                                  Title:  President



                                  FRANCE TELECOM



                                  By:  /s/ Marcel Roulet
                                       ------------------------------
                                  Name:  Marcel Roulet
                                  Title:  President de France Telecom



                                  DEUTSCH TELEKOM AG



                                  By: /s/ Dr. Ron Sommer
                                       ------------------------------
                                  Name:  Dr. Ron Sommer
                                  Title:  Vorsitzender des Vorstandes



                                  - clxviii -

     IN WITNESS WHEREOF, Atlas hereby acknowledges its agreement to be bound by the terms of this Agreement as a "Party" and as an "FT/DT Party" and to comply with the obligations imposed by this Agreement on Atlas and has caused its respective duly authorized officers to execute this Agreement as of the ___ day of _____, 19___, which date shall be the "Atlas Signing Date" for purposes of this Agreement.


                                   ATLAS S.A.



                                   By:________________________________
                                   Name:______________________________
                                   Title:_____________________________

                                   - clxix -

                                SCHEDULE 1.1(a)
                                ---------------

                      Calculation of Applicable LIBOR Rate
                      ------------------------------------


     "Applicable LIBOR Rate" shall mean the one-month London Interbank Offered Rate (the "Quoted Rate") listed in the "Money Rates Box" of The Wall Street Journal (New York Edition) (or any successor publication) on the day on which such interest is to begin to accrue, provided that if such day is a day on which the Quoted Rate is not listed in The Wall Street Journal (New York Edition) (or such successor publication) or The Wall Street Journal (New York Edition) (or such successor publication) is not published, the Applicable LIBOR Rate shall be the Quoted Rate on the most recent day prior to such date on which a Quoted Rate is listed in The Wall Street Journal (New York Edition) (or such successor publication).

                                    - clxx -

                              AMENDMENT NO.  1 TO
                            JOINT VENTURE AGREEMENT
                            -----------------------


     THIS AMENDMENT NO. 1 TO JOINT VENTURE AGREEMENT (this "Amendment"), dated as of January 31, 1996, by and among SPRINT CORPORATION, a Kansas corporation ("Sprint"), SPRINT GLOBAL VENTURE, INC., a Kansas corporation ("Sprint Sub"), FRANCE TELECOM, an exploitant public formed under the laws of France ("FT"), DEUTSCHE TELEKOM AG, an Aktiengesellschaft formed under the laws of Germany ("DT"), and ATLAS TELECOMMUNICATIONS S.A., a societe anonyme formed under the laws of Belgium ("Atlas");


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, Sprint, Sprint Sub, FT and DT have entered into that certain Joint Venture Agreement, dated as of June 22, 1995 (the "June 22 JVA"), pursuant to which Sprint, Sprint Sub, FT and DT agreed to form the Joint Venture to provide telecommunications services and to pursue various telecommunications opportunities around the globe;

     WHEREAS, Sprint, Sprint Sub, FT and DT wish to amend the June 22 JVA to reflect certain agreements reached by Sprint, Sprint Sub, FT and DT subsequent to their entering into the June 22 JVA;

     WHEREAS, Atlas wishes to become a Party to the June 22 JVA as amended by this Amendment; and

     WHEREAS, in furtherance of the objectives set forth above, the Parties desire to enter into this Amendment.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, in the June 22 JVA and in the other Operative Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                  ARTICLE 1.

                         DEFINITIONS AND CONSTRUCTION

     Section 1.1. Certain Definitions; Interpretation. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Joint Venture Agreement. Section 1.3 of the June 22 JVA shall apply to this Amendment.



                                   ARTICLE 2.

                                AMENDMENTS; ETC.

     Section 2.1.  Amendments to Article 1 of the June 22 JVA.

          (a)  The definition of "Atlas Joint Venture Agreement" contained in
Section 1.1 of the June 22 JVA is amended to read in its entirety as follows:

               "'Atlas Joint Venture Agreement' shall mean the Amended and Restated Joint Venture Agreement between FT and DT dated as of January 22, 1996 relating to the Atlas joint venture between FT and DT."

          (b)  The definition of "Atlas Joint Venture Documents " contained in
Section 1.1 of the June 22 JVA is amended to read in its entirety as follows:

               "'Atlas Joint Venture Documents' shall mean the Atlas Joint Venture Agreement, the Statuts, the Shareholders Agreement, the DT Collateral Agreements and the FT Collateral Agreements, as such terms are defined in the Atlas Joint Venture Agreement, except for the Intellectual Property Agreement between Transpac S.A. and FT to be entered into prior to February 29, 1996 pursuant to Article 4.01(d)(2) of the Atlas Joint Venture Agreement which shall become an FT Collateral Agreement on the date such agreement is executed."

          (c) "Atlas/ROE Services Agreement " shall mean the Atlas/ROE Services Agreement as defined in Section 3.2.

          (d) The definition of "Atlas Transactions" contained in Section 1.1 of the June 22 JVA is amended to read in its entirety as follows:

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               "'Atlas Transactions' shall mean the transactions contemplated by the Atlas Joint Venture Documents to be consummated on or prior to the 'First Closing' (as defined in the Atlas Joint Venture Documents)."

          (e) The definition of "GBN Entities" contained in Section 1.1 of the June 22 JVA is amended to read in its entirety as follows:

               "'GBN Entities' shall mean the GBN Parent Entity and all other JV Entities formed or acquired for the purpose of conducting the GBN Business."

          (f)  The definition of "Intellectual Property Agreements" contained in
Section 1.1 of the June 22 JVA is amended to read in its entirety as follows:

               "'Intellectual Property Agreements' shall mean the Sprint Technical Information Contribution Agreement, the Atlas Technical Information Contribution Agreement, the Trademark Contribution Agreement between Sprint Sub and ROW Services, L.L.C., the Trademark Contribution Agreement between DT and ROE Holdco B.V., the Trademark Contribution Agreement between DT and ROW Holdco B.V., the Trademark Sale and Assignment Agreement between Sprint International Communications Corporation and ROE Holdco B.V., the Trademark Sale and Assignment Agreement between Sprint International Communications Corporation and ROW Holdco B.V., the Technical Information License and Access Master Agreement, the JV Trademark License and Master Agreement and the Trademark License and Master Agreement, in each case to be mutually agreed to by the Parties and entered into pursuant to Section 15.19."

          (g) The definition of "JV Entities" contained in Section 1.1 of the June 22 JVA is amended to read in its entirety as follows:

               "'JV Entity' shall mean the GBN Parent Entity, the ROW Parent Entity and the ROE Parent Entity, and each other Person formed or acquired pursuant to the terms hereof to conduct the Venture Business, it being understood that to the extent holding company structures are utilized, the holding company and each other Person it Controls shall each be deemed a JV Entity. Sprint, FT, DT and Atlas and their respective Subsidiaries shall not be deemed to be JV Entities. No GBN Special Matter Subsidiary, Sprint Plan Action Subsidiary or Atlas Plan

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          Action Subsidiary shall be deemed to be a JV Entity, unless the outstanding equity interests in such GBN Special Matter Subsidiary, Sprint Plan Action Subsidiary or Atlas Plan Action Subsidiary are purchased pursuant to Section 8.1(b), 8.2(d) or 8.3(d), as the case may be."

          (h) The definition of "Restricted Services" contained in Section 1.1 of the June 22 JVA is amended to read in its entirety as follows:

               "'Restricted Services' shall mean those services listed on
          Schedule 1.1(f)."

          (i)  The definitions of "ROE Entities" and "ROW Entities" contained in
Section 1.1 of the June 22 JVA are amended to read in their entirety as follows:

               "'ROE Entities' shall mean the ROE Parent Entity and all other JV Entities formed or acquired for the purpose of conducting the Venture Business in the ROE Territory, any of which may be formed as, among other things, a partnership or a limited liability company."

               "'ROW Entities' shall mean the ROW Parent Entity and all other JV Entities formed or acquired for the purpose of conducting the Venture Business in the ROW Territory, any of which may be formed as, among other things, a partnership or a limited liability company."

          (j) The following definition of "Atlas Full Implementation Date" is inserted in Section 1.1 immediately following the definition of "Assumed Liabilities:"

               " 'Atlas Full Implementation Date' shall mean the date on which each of FT and DT shall have contributed to Atlas substantially all of the businesses and assets which it committed to contribute to Atlas at the Second Closing (as defined in the Atlas Joint Venture Documents), provided that the fair market value of Atlas immediately following such contribution is at least equal to ECU 1 billion."

          (k) The definitions of "DT Intellectual Property Agreements," "FT Intellectual Property Agreements" and "Sprint Intellectual Property Agreements" contained in Section 1.1 of the June 22 JVA are deleted in their entirety.

          (l) The last sentence of Section 1.3 of the June 22 JVA is deleted in its entirety.

     Section 2.2.  Amendments to Article 2 of the Joint Venture Agreement.

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          (a)  Section 2.1(c) of the June 22 JVA is amended to read in its entirety as follows:

               "(c) To the extent provided in the Services Agreements, the Joint Venture will also be a nonexclusive sales representative or reseller with respect to the products and services of FT, DT and Sprint set forth on Schedule 2.1(c)."

          (b) Section 2.2(b) of the June 22 JVA is amended to read in its entirety as follows:

               "(b) The Parties also agree that, except as prohibited by Applicable Law or as otherwise provided in the Operative Agreements:
          (1) each of FT and DT and their respective Subsidiaries (other than Atlas and its Subsidiaries) will be the exclusive distributors of the JV Services in their respective Home Countries; (2) Sprint and its Subsidiaries will be the exclusive distributors of the JV Services in their Home Country; and (3) each Party will supply certain products and services to the Joint Venture pursuant to and in accordance with the other Operative Agreements to which it is a party. Each of FT and DT further agrees that if (i) Atlas or its Subsidiaries shall provide any product or service to the Joint Venture under a Services Agreement and (ii) such Services Agreement further expressly contemplates that such product or service shall be made available by it to Atlas or its Subsidiaries in order to permit Atlas or its Subsidiaries to perform such obligation, it shall cause such product or service to be so made available to Atlas or its Subsidiaries. Sprint further agrees that if
          (x) Sprint Sub or its Subsidiaries shall provide any product or service to the Joint Venture under a Services Agreement and (y) such Services Agreement further expressly contemplates that such product or service shall be made available by it to Sprint Sub or its Subsidiaries in order to permit Sprint Sub or its Subsidiaries to perform such obligation, it shall cause such product or service to be so made available to Sprint Sub or its Subsidiaries."

     Section 2.3.  Amendments to Article 3 of the Joint Venture Agreement.
Section 3.2 of the June 22 JVA is amended to read in its entirety as follows:

               "Section 3.2. Responsibility for Global and Regional Functions. The Parties have allocated to the ROW Group and the ROE Group certain global functions as listed in Schedule 3.2 hereto. For each global function,

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          a corresponding regional function (i) in the ROE Territory will be allocated to the ROE Parent Entity and (ii) in the ROW Territory will be allocated to the ROW Parent Entity. Atlas shall perform certain global and regional functions allocated to the ROE Group pursuant to a services contract to be negotiated by Atlas and the ROE Group and approved by the Parties (the "Atlas/ROE Services Agreement"). The Parties agree that in negotiating any such services contract, the Parties will use the terms set forth in Exhibit 3.2 as the starting point for such negotiations, to the extent that such terms are relevant to the structure of the Joint Venture at the time of such negotiations. Subject to Sections 18.1(a)(v) and (vi), the Global Venture Board may from time to time create new global functions, delete existing global functions or change the allocation of any global functions."

     Section 2.4.  Governance Provisions.  In accordance with Sections 15.27,
15.28 and 15.29 of the June 22 JVA, certain of the Parties or their Affiliates are entering into the Shareholders Agreements concurrently with this Amendment. In accordance with Section 15.30 of the Joint Venture Agreement, the Parties have approved the form of the Constituent Documents. The Parties acknowledge that certain of the provisions contained in the Shareholders Agreements or the Constituent Documents which implement Articles 4, 5, 6 and 7 and Section 18.1 of the Joint Venture Agreement are inconsistent with such provisions of the June 22 JVA and agree that the provisions of the Shareholders Agreement and the Constituent Documents shall, to the extent inconsistent with the provisions of the June 22 JVA, supersede such provisions of the June 22 JVA.

     Section 2.5. Funding Principles. In accordance with Sections 15.27, 15.28 and 15.29 of the Joint Venture Agreement, certain of the Parties or their Affiliates are entering into the Shareholders Agreements concurrently with this Amendment. The Parties acknowledge that certain of the provisions contained in the Shareholders Agreements which implement Sections 8.1, 8.2 and 8.3 and
Article 11 of the Joint Venture Agreement are inconsistent with such provisions of the June 22 JVA and agree that the provisions of the Shareholders Agreement shall, to the extent inconsistent with such provisions of the June 22 JVA, supersede such provisions of the June 22 JVA.

     Section 2.6. Tax Matters Agreement. In accordance with Section 15.33 of the Joint Venture Agreement, the Parties are entering into the Tax Matters Agreement concurrently with this Amendment. The Parties acknowledge that certain of the provisions contained in the Tax Matters Agreement are inconsistent with certain provisions of the June 22 JVA and agree that the provisions

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of the Tax Matters Agreement shall, to the extent inconsistent with the provisions of the June 22 JVA, supersede such provisions of the June 22 JVA.

     Section 2.7. Master Transfer Agreement; Employee Matters Agreement; Intellectual Property Agreements. In accordance with Sections 15.18 and 15.17, respectively, of the Joint Venture Agreement, the Parties are entering into the Master Transfer Agreement and the Employee Matters Agreement concurrently with this Amendment. The Parties acknowledge that certain of the provisions contained in the Master Transfer Agreement and the Employee Matters Agreement are inconsistent with Schedule 11.1(a) of the June 22 JVA (e.g. such provisions do not provide for the transfer of certain assets listed on Schedule 11.1(a)) and that certain provisions of certain Intellectual Property Agreements may be inconsistent with such Schedule, and agree that the provisions of the Master Transfer Agreement, the Employee Matters Agreement and such Intellectual Property Agreements, to the extent inconsistent with Schedule 11.1(a) of the June 22 JVA, shall supersede Schedule 11.1(a) of the June 22 JVA.

     Section 2.8.  Amendments to Article 10 of the June 22 JVA.

          (a) Section 10.3(a)(i) of the June 22 JVA is amended to read in its entirety as follows:

               "(i) Offer any national long distance services in competition with an Affiliated National Operation or an Affiliated Public Telephone Operator ("Competing LD Services"), provided that, subject to Sections 10.3(c) and (d), any Party or any of its Affiliates shall remain free to Offer such national long distance services in any country or territory within the ROE Territory to the extent permitted by Applicable Law until and unless the Joint Venture is able to control (as such term is used within the meaning of Regulation 4064/89 (OJ L395 of 30.12.1989) on the control of concentrations between undertakings as of the date hereof) such Affiliated National Operation or Affiliated Public Telephone Operator located within such country or territory, and provided further that, subject to Section 10.3(c), a Party or its Affiliates may Invest or Participate in a Public Telephone Operator Offering Competing LD Services;"

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          (b)  Section 10.4(d) of the June 22 JVA is amended to read in its entirety as follows:

               "(d) Excluded Businesses. Subject to Section 10.5, the ownership by a Party (directly or indirectly through an Affiliate) of any ownership interest in any Excluded Business and the conduct by such Party or its Affiliate of such Excluded Business with any Person."

          (c) Section 10.4(o) of the June 22 JVA is amended by deleting the words "on Schedule 10.4(o) hereto" and inserting in their place the words "on a schedule to the Master Transfer Agreement."

          (d) Section 10.4(p) of the June 22 JVA is amended to read in its entirety as follows:

               "(p) Sprint's Businesses in France and Germany. Sprint is currently negotiating with each of DT and FT regarding a possible sale of the voice, data, card, and messaging businesses of Sprint and its Affiliates in France and Germany. The Parties agree that nothing in
          Article 10 of this Agreement shall be construed to prohibit for a period of twelve (12) months following the Closing Date (i) the continued ownership by Sprint and its Affiliates of such businesses,
          (ii) any activities of Sprint and its Affiliates in connection with the performance of the contracts of such businesses existing on the Closing Date, or (iii) any activities of Sprint and its Affiliates in connection with the orderly sale, divestiture or wind down of such businesses. In addition, nothing in Article 10 of this Agreement shall be construed to prohibit Sprint and its Affiliates from entering into new customer contracts in connection with such businesses for four (4) months after Closing in the case of the voice businesses and six (6) months after Closing in the case of the data and messaging, and card businesses, provided, however, that such contracts are within the current scope of business of such businesses. Sprint agrees that it will sell, divest or wind down such businesses within twelve (12) months after Closing (subject, in the event that any such sale or divestiture is made to FT, DT, Atlas or any of their respective Affiliates, to approval of such sale or divestiture in accordance with
          Section 15.38)."

          (e) Section 10.5(a) of the June 22 JVA is amended to read in its entirety as follows:

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               "The Parties have agreed upon the scope of each Excluded Business
          (the "Approved Scope"), which Approved Scope is set forth on Schedule 10.5(a) hereto. After the Closing Date, the Global Venture Board shall review each year the Excluded Businesses to determine whether any further action should be taken with respect thereto."

          (f)  Section 10.5 of the June 22 JVA is amended by adding a new
Section 10.5(c) as follows:

               "(c) Except as otherwise set forth in this Section 10.5(c), it shall be deemed within the Approved Scope of a Party's Excluded Business for such Party (directly or indirectly through an Affiliate) to increase its Investment or Participation in such Excluded Business. Each Party shall give prior written notice to the Global Venture Board of any increase in its Investment or Participation in any of its Excluded Businesses. If as a result of such increase in its Investment or Participation, the Party (directly or indirectly through an Affiliate) obtains Control of such Excluded Business (such Excluded Business after such increase, the "Controlled Excluded Business") and such business Offers Competing Services or Competing LD Services, such Party shall use commercially reasonable efforts to cause such Controlled Excluded Business to enter into an Affiliation Agreement with the appropriate JV Entity, and the Joint Venture shall negotiate in good faith to enter into an Affiliation Agreement with such Controlled Excluded Business, all in accordance with Section 16.8(c), unless the representatives of the Parties on the Global Venture Board other than the representative of the Party that controls the Controlled Excluded Business, in their sole and absolute discretion shall have not approved the entering into of an Affiliation Agreement with such Controlled Excluded Business. No Party shall be obligated to cause any Controlled Excluded Business to enter into an Affiliation Agreement pursuant to this Agreement if any material element of such Affiliation Agreement, as contemplated by Section 16.8(c), would violate either Applicable Law or any material contractual obligations of the Party with respect to such Controlled Excluded Business. If any Party fails to perform its obligation to use commercially reasonable efforts to cause its Controlled Excluded Business to enter into an Affiliation Agreement with the appropriate JV Entity, such Controlled Excluded Business shall be deemed to exceed its Approved Scope."

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          (g)  Section 10.6(b) of the June 22 JVA is amended by inserting the following language at the end thereof:

               "The Parties further confirm that, notwithstanding the foregoing, this Section 10.6(b) shall not apply to 'FT or DT Products and Services' as defined in Section V.L. of the Final Judgment filed in U.S. v. Sprint Corporation, Civ. No. 95-1304 (D.D.C. July 17, 1995), provided that, for purposes hereof, such FT or DT Products or Services are agreed to include not only 'leased lines or international half circuits between the United States and France or between the United States and Germany' as defined in Subpart V.L(iii) of such Final Judgment, but also international leased lines or international half circuits between France or Germany and any other country or territory."

     Section 2.9. GBN Assets. Notwithstanding anything to the contrary contained in Article 11 of the Joint Venture Agreement, the Master Transfer Agreement shall not be required to identify the Sprint GBN Assets, FT GBN Assets or the DT GBN Assets, and the Parties shall not be required to transfer the Sprint GBN Assets, the FT GBN Assets or the DT GBN Assets to the JV Entities within the GBN Group or any Regional Operating Group.

     Section 2.10.  Amendments to Article 12 of the June 22 JVA.

          (a) Section 12.1(a) of the June 22 JVA is amended by replacing the words "Debevoise & Plimpton, 875 Third Avenue" with the words "Mayer, Brown & Platt, 1675 Broadway."

          (b)  Section 12.1(b) of the June 22 JVA is amended by deleting clause
(i) thereof.

          (c)  Section 12.2(g) of the June 22 JVA is deleted in its entirety.

     Section 2.11.  Governmental Approvals.   Each of the Parties hereby waives
those conditions contained in Sections 13.1(a)(i), 13.1(a)(ii), 13.1(a)(iv) and 13.1(a)(vi) to the obligations of such Party and its Affiliates to make their respective capital contributions described in Section 11.1 and the obligations of such Party and its Affiliates to enter into the other Operative Agreements to which they are parties and otherwise to consummate the Transactions to be consummated by them at Closing. Each of the Parties further agrees to take those actions described in Section 15.2 with respect to the Governmental Approvals referred to in the previous sentence until such time as such Governmental Approvals have been obtained.

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     Section 2.12.  Business Plans.  Each of the Parties hereby irrevocably waives the condition to the obligations of such Party and its Affiliates to make their respective capital contributions described in Section 11.1 and the obligations of such Party and its Affiliates to enter into the other Operative Agreements to which they are parties and otherwise to consummate the Transactions to be consummated by them at Closing contained in Section 13.1(e) that the Closing Business Plans for the Regional Operating Groups be in form and substance satisfactory to each Party.

     Section 2.13.  Amendments to Article 13 of the June 22 JVA.

          (a)  Section 13.1 of the June 22 JVA is amended by adding a new
Section 13.1 (f) as follows:

               "(f) National Antitrust Approvals. Notwithstanding anything to the contrary in this Agreement or in any other Operative Agreement:
          (a) the Parties agree that the receipt of any Governmental Approval under national Applicable Laws relating to antitrust or merger control (a "National Antitrust Approval") shall not be a condition to the obligation of any Party and its Affiliates to make their respective capital contributions described in Section 11.1 and the obligation of such Party and its Affiliates to enter into the other Operative Agreements to which they are parties and otherwise to consummate the Transactions to be consummated by them at Closing; and (b) no representation or warranty to be made on or prior to the Closing Date by any party to any Operative Agreement in such agreement or any document to be delivered pursuant thereto shall be deemed to be made with respect to any National Antitrust Approval."

          (b)  Section 13.2(h) of the June 22 JVA is deleted in its entirety.

          (c) Each of the Parties hereby irrevocably waives its right to assert a Burdensome Condition resulting from (i) except as set forth in clause (iii) below, the absence of any Governmental Approvals of the Transactions as of the Closing Date pursuant to Article 85, or the laws of any member EU country (including France and Germany) that would otherwise be preempted by the receipt of a final exemption under Article 85(3) of the Treaty of Rome, (ii) the terms of FCC Declaratory Ruling and Order No. 95-498 released January 11, 1996 or the terms of the Final Judgment filed in U.S. v. Sprint Corporation, Civ. No. 95-1304 (D.D.C. July 17, 1995) or,

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in each case, any modified terms if such modified terms do not materially deviate from the original terms thereof, or (iii) the imposition of any conditions to the receipt of a final exemption under Article 85(3) of the Treaty of Rome to the extent that such conditions do not materially deviate from those set forth in the public notice pursuant to Article 19(3) of EC Regulation 17, published in the Official Journal of the European Communities, OJ No. C 377, 15 December 1995, p. 337/13 (including any conditions agreed to as of the date of this Amendment by FT, DT or the French or German governments with the EU authorities in connection with the Transactions or the Atlas Transactions).

     Section 2.14.  Amendments to Article 15 of the June 22 JVA.

          (a)  Sections 15.12(c), 15.12(d), 15.12(e), 15.12(f) and 15.12(g) of
the June 22 JVA are deleted in their entirety.

          (b) Section 15.13 of the June 22 JVA is amended by deleting the words "in a manner anticipated by the Tax Matters Agreement" in each place in which such words appear.

          (c) Sections 15.14(b) and 15.14(c) of the June 22 JVA are amended to read in their entirety as follows:

               "(b) Subject to Section 15.14(e), FT agrees with Sprint that it will (i) ensure that Atlas and its personnel are as fully committed to the success of the Joint Venture as is FT, (ii) devote sufficient resources to Atlas and each other Qualified Venture Subsidiary of FT so that they can comply fully with their respective obligations under this Agreement and under any other Operative Agreement, and (iii) cause Atlas and each such Qualified Venture Subsidiary to fulfill their respective obligations under this Agreement and under any other Operative Agreement.

               (c) Subject to Section 15.14(e), DT agrees with Sprint that it will (i) ensure that Atlas and its personnel are as fully committed to the success of the Joint Venture as is DT, (ii) devote sufficient resources to Atlas and each other Qualified Venture Subsidiary of DT so that they can comply fully with their respective obligations under this Agreement and under any other Operative Agreement, and (iii) cause Atlas and each such Qualified Venture Subsidiary to fulfill their respective obligations under this Agreement and under any other Operative Agreement."

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          (d)  New Sections 15.14(d), (e) and (f) which shall read in their entirety as follows are added to the June 22 JVA:

               "(d) Atlas agrees with Sprint that it will (i) ensure that Atlas France, Atlas Germany and each other Subsidiary of Atlas and their respective personnel are as fully committed to the success of the Joint Venture as Atlas, (ii) devote sufficient resources to Atlas France, Atlas Germany and each such other Subsidiary of Atlas so that they can comply fully with their respective obligations under this Agreement and under any other Operative Agreement, and (iii) cause Atlas France, Atlas Germany and each such other Subsidiary of Atlas to fulfill their respective obligations under this Agreement and under any other Operative Agreement.

               (e) From and after the Atlas Full Implementation Date, the respective commitments of FT and DT under Sections 15.14(b)(ii) and
          (iii) and 15.14(c)(ii) and (iii) shall not apply to: (A) the Atlas obligations contained in Section 15.14(d)(ii) and (iii) unless the obligations of Atlas France, Atlas Germany or other Subsidiary of Atlas are Shareholders Obligations; or (B) the obligations of Atlas or a Qualified Venture Subsidiary under any other Operative Agreement unless such obligations are Shareholder Obligations; provided, however, that: (i) each of FT and DT shall within one (1) year following such date (and, in any event, prior to the fifth anniversary of the Closing) give written notice to the Sprint Parties of its election to proceed under this Section 15.14(e); (ii) from the Closing Date and until the date of such election, each of FT and DT shall not have withdrawn, removed or distributed, or permitted Atlas to withdraw, remove or distribute, whether through dividends, distributions, loans or otherwise, any of the businesses or assets that DT or FT were committed to contribute to Atlas in accordance with the Atlas Joint Venture Documents through the Atlas Full Implementation Date (other than cash dividends paid out of current or retained earnings) unless, after giving effect to such withdrawal, the fair market value of Atlas as of the date of such withdrawal is at least equal to ECU 1 billion; and (iii) after such election and until the fifth anniversary of the Closing Date, each of FT and DT shall not withdraw, remove or distribute, or permit Atlas to withdraw, remove or distribute, whether through dividends, distributions, loans or otherwise, any of the businesses or assets that DT or FT were committed to

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          contribute to Atlas in accordance with the Atlas Joint Venture
          Documents through the Atlas Full Implementation Date (other than cash dividends paid out of current or retained earnings) unless, after giving effect to such withdrawal, the fair market value of Atlas is at least equal to ECU 1 billion.

               (f) Notwithstanding anything to the contrary in any Operative Agreement, if a Subsidiary of a Party (a "Transferring Subsidiary") is a party to any other Operative Agreement and such Subsidiary is permitted thereunder to assign its rights thereunder to another Subsidiary of such Party (a "Transferee Subsidiary") without the consent of the other parties (the "Non-Assigning Parties"), such Party shall not permit such assignment unless, if requested by any Non-Assigning Party, such Party enters into a "keepwell" of the Transferee Subsidiary's obligations under such Operative Agreement in form and substance reasonably acceptable to such Non-Assigning Party. Upon agreement on such "keepwell" arrangement, the Non-Assigning Parties shall release the Transferring Subsidiary of its obligations under such Operative Agreement. Notwithstanding the foregoing, such Party shall not be required to enter into such a "keepwell" arrangement and the Transferring Subsidiary shall have the right to assign its rights under such Operative Agreement if the Transferee Subsidiary is otherwise covered by a "keepwell" arrangement pursuant to an Operative Agreement."

          (e) Sections 15.23 and 15.26 of the June 22 JVA are deleted in their entirety and all references in the Joint Venture Agreement to the Global Backbone Network Services Agreement and the X.75 Interconnect Management Agreement are deleted.

          (f)  Section 15.32 of the June 22 JVA is deleted in its entirety.

          (g) Section 15.34 of the June 22 JVA is deleted in its entirety and all references in the Joint Venture Agreement to the Plan Action/Special Matter Accounting Principles are deleted.

          (h) A new Section 15.35 shall be added to read in its entirety as follows:

               "Section 15.35. Department of Justice Consent Decree. The Parties hereby agree to take all reasonable actions necessary to cause the JV Entities (other than ROW Services, L.L.C.) to be bound by that certain Final Judgment attached as an exhibit to the stipulation entered into by Sprint, ROW Services, L.L.C. and the United States."

     Section 2.15.  Amendments to Article 16 of the June 22 JVA.

          (a) The first sentence of Section 16.8(c) of the June 22 JVA is amended to read in its entirety as follows:

               "(c)  Each Affiliation Agreement entered into pursuant to this
          Section 16.8 shall, to the extent applicable and permitted by Applicable Law, be consistent with the principles contained in the Services Agreements, and shall, as applicable, provide (i) that the Affiliating Subsidiary, Affiliating Entity, or Controlled Excluded Business will become a distributor of the services of the Joint Venture, (ii) that the Affiliating Subsidiary, Affiliating Entity or Controlled Excluded Business will employ network and information technology systems compatible with those employed by the Global Backbone Network and the Regional Operating Groups and (iii) that such Affiliating Subsidiary, Affiliating Entity, or Controlled Excluded Business will route its international traffic over the Global Backbone Network and the networks of the Regional Operating Groups."

          (b) Section 16.8(d) of the June 22 JVA is amended by adding at the end of the last sentence thereof the words "or Section 10.5(c)."

     Section 2.16.  Amendments to Article 19 of the June 22 JVA.

          (a) Section 19.1 of the June 22 JVA is amended by adding, after the words "Venture Interest" in the third line, the words "held by it, other than those held by it indirectly through a JV Entity,".

          (b) The words "held by a Party, other than those held by such Party indirectly through a JV Entity," are inserted after the words "Section 19.1" in the fourth line of Section 19.3 of the June 22 JVA.

          (c) The last sentence of Section 19.3(e) is amended to read in its entirety as follows:

               "Upon satisfaction of such conditions, subject to the terms of the other Operative Agreements, the Transferee Party shall succeed to all of the rights of the Selling Party under this Agreement and the other Operative Agreements."

     Section 2.17.  Amendments to Article 20 of the June 22 JVA.

          (a) The first sentence of Section 20.5(b) is amended to read in its entirety as follows:

               "Except as provided in Section 20.5(c), in the case of a Termination Condition under Section 20.3(a) resulting from a Funding Default by Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties (or Wholly Owned Subsidiary of Atlas or of any such Qualified Venture Subsidiary), under Section 20.3(b) resulting from a Material Non-Funding Default by Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties (or Wholly Owned Subsidiary of Atlas or of any such Qualified Venture Subsidiary), or under Section 20.3(c) resulting from the Bankruptcy of Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties (or Wholly Owned Subsidiary of Atlas or of any such Qualified Venture Subsidiary) holding Venture Interests as permitted by this Agreement, the Sprint Parties shall have the option (subject to approval in accordance with Section 15.38) to purchase all, but not less than all, of the Venture Interests of the FT/DT Parties."

          (b) Section 20.5(c) of the June 22 JVA is amended to read in its entirety as follows:

               "(c)  Upon the occurrence of a Termination Condition under
          Section 20.3(a) resulting from a Funding Default by either FT (or Wholly Owned Subsidiary of FT holding Venture Interests as permitted by this Agreement) or DT (or Wholly Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement), under Section 20.3(b) resulting from a Material Non-Funding Default by either FT (or Wholly Owned Subsidiary of FT holding Venture Interests as permitted by this Agreement) or DT (or Wholly Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement) or under Section 20.3(c) resulting from the Bankruptcy of either FT (or Wholly Owned Subsidiary of FT holding Venture Interests as permitted by this Agreement) or DT (or Wholly Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement), or of a failure by the maker of a True Up Note (as defined in the Master Transfer Agreement) (a "True Up Default") to pay any amount under such note when due, then the Non-Defaulting European Party shall have the option, which it may exercise whether or not the Sprint Parties deliver a Termination Notice, to purchase all, but not less than all, of the Venture Interests of the Defaulting European Party. In order to determine the option price, the

          Parties shall cause the Appraised Value of the Venture Interests of each of the Defaulting European Party and the Non-Defaulting European Party to be determined pursuant to Section 17.8. If the Non-Defaulting European Party elects to exercise its option to purchase the Venture Interests of the Defaulting European Party, the Non-Defaulting European Party shall deliver written notice of such exercise to the Defaulting European Party and the Sprint Parties within forty-five
          (45) days following receipt of the Value Opinion. Such written notice shall constitute an offer by the Non-Defaulting European Party to purchase the Venture Interests of the Defaulting European Party at the price set forth in this Section 20.5(c), and the Defaulting European Party hereby accepts any such offer by the Non-Defaulting European Party. If the Non-Defaulting European Party fails to deliver such written notice of such exercise within said 45-day period, it will be deemed to have elected not to purchase the Venture Interests of the Defaulting European Party. In the event that the Non-Defaulting European Party purchases the Venture Interests of the Defaulting European Party pursuant to this Section 20.5(c), the purchase price for the Venture Interests shall be an amount payable in cash in U.S. Dollars equal to (i) 75% of the Appraised Value of such Venture Interests in case of a Termination Condition described in Section 20.3(a) or (b) or in the case of a True up Default and (ii) 100% of the Appraised Value of such Venture Interests in case of a Termination Condition described in Section 20.3(c). Following such a purchase and, as applicable, the cure of such Funding Default or Material Non-Funding Default, the Sprint Parties shall cease to have the Tie-Breaking Vote; provided, however, that upon the occurrence of a Material Non-Funding Default by either FT (or Wholly Owned Subsidiary of FT holding Venture Interests as permitted by this Agreement) or DT (or Wholly Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement) under Section 9.1, 9.2, 15.11, 15.12(b), 17.2, 17.3 or 18.1(b) or Article 10 of this Agreement or under any
          Article 21.1 Agreement (other than a Material Non-Funding Default by any such Person under a provision of an Article 21.1 Agreement which is similar to Section 15.12(e), 15.13, 15.14(c) or 20.2(c) or Article 19 of this Agreement), the consummation by the Non-Defaulting Party of the purchase of the Venture Interests of the Defaulting European Party as provided in this Section 20.5(c) shall be treated, without any further action by such Non-Defaulting

          European Party, as a cure of such Material Non-Funding Default. For purposes of this Agreement, the Venture Interests of a Defaulting European Party shall include the Venture Interests of all FT/DT Parties other than the Non-Defaulting European Party (including the Venture Interests held by such Non-Defaulting European Party through Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties)."

     Section 2.18. Amendments to Article 21 of the June 22 JVA. Section 21.1 is amended by adding the following new Section 21.1(g):

               "(g) Each of the Parties agrees that the arbitration provisions of this Article 21 preclude the Parties from commencing proceedings under Section 592 et seq. of the German, Civil Procedures with respect to any Dispute and agrees not to initiate any proceedings under such Section with respect to any Dispute."

     Section 2.19. Amendments to Article 22 of the June 22 JVA. Section 22.2 is amended to read in its entirety as follows:

               "Section 22.2. Transition Plan. The Parties agree that, following the occurrence of an event described in Section 22.1, they will negotiate in good faith to develop a plan (the "Transition Plan") which will govern the rights and obligations of the parties under the Operative Agreements. The Transition Plan will be based on the principles described in Schedule 22.2. Each of the Parties agrees to cause its Affiliates and, insofar as within its control, the JV Entities, to comply with the provisions of the Transition Plan."

     Section 2.20.  Amendments to Article 23 of the June 22 JVA.

          (a) The address for DT contained in Section 23.1 is amended to read in its entirety as follows:

          "DT:                Deutsche Telekom AG
                              Friedrich-Ebert-Allee 140
                              D-53113 Bonn
                              Germany
                              Attn: Chief Executive Officer
                              Tel: 011-49-228-181-4000
                              Fax: 011-49-228-181-8602

          (b)  The following is added to the end of Section 23.1:

          "Atlas
            Telecommunications S.A.:    Park Atrium
                              Rue des Colonies 11
                              B-1000 Bruxelles
                              Belgium
                              Attn: Vice President,
                              Legal & Regulatory Affairs
                              Tel: 011-32-2-545-2000
                              Fax: 011-32-2-545-2005

          with a copy to:

                              Debevoise & Plimpton
                              21 Avenue George V
                              75008 Paris
                              France
                              Attn: James A. Kiernan III, Esq.
                              Tel: 011-331-40-73-12-12
                              Fax: 011-331-47-20-50-82

          with a copy to:

                              Cleary, Gottlieb, Steen & Hamilton
                              Ulmenstrasse 37-39
                              60325 Frankfurt am Main
                              Germany
                              Attn: Russell Pollack, Esq.
                              Tel: 011-49-69-971-030
                              Fax: 011-49-69-971-03199"

          (c)  Section 23.7 is amended to read in its entirety as follows:

               "Section 23.7. Entire Agreement. The provisions of this Agreement set forth the entire agreement and understanding among the Parties as to the subject matter hereof and supersede the MOU and all prior agreements, oral or written, and all prior communications between the Parties relating to the subject matter hereof, other than
          (i) the side letter dated June 22, 1995, among Sprint, FT and DT regarding the right of Sprint to elect a member to the Atlas board of directors and (ii) those written agreements executed and delivered contemporaneously with the first amendment to this Agreement."

          (d)  Section 23.14 is amended to read in its entirety as follows:

               "Section 23.14. Waiver of Immunity. Each of FT, DT and Atlas agrees that, to the extent that it or any of its Subsidiaries or any of its property or the property of any of its Subsidiaries is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of the government from any legal action, suit or proceeding or from set-off or counterclaim relating to this Agreement from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, from execution pursuant to a judgment or an arbitral award or from any other legal process in any jurisdiction, it, for itself and its property, and for each of its Subsidiaries and its property, expressly, irrevocably and unconditionally waives, and agrees not to plead or claim any such immunity with respect to matters arising with respect to this Agreement or the subject matter hereof (including any obligation for the payment of money). Each of FT, DT and Atlas agrees that the foregoing waiver is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. (S) 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against FT, DT, Atlas or any of their Subsidiaries with respect to this Agreement."

          (e) The first sentence of Section 23.16 is amended to read in its entirety as follows:

               "Section 23.16 Effect of Force Majeure Event. If any Party or any Affiliate of any Party shall be prevented, hindered or delayed in the performance of any obligation under this Agreement or any other Operative Agreement (other than an obligation to make money payments, except for an obligation to make money payments prohibited by action of a Governmental Authority until the Parties obtain all Governmental Approvals contemplated by Section 13.1(a)) by an Event of Force Majeure beyond its reasonable control and such prevention, hindrance or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the Party or its Affiliate through the use of alternate sources, work-around plans or other means, such Party will give to each other Party prompt written notice of such Event of Force Majeure specifying the nature, date of inception and expected duration of such Event of Force Majeure and, insofar as known, the extent to which it or its Affiliate will be unable to perform or be delayed in performing such obligation, whereupon such obligation will be suspended to the extent it or its Affiliate is affected by such Event of Force Majeure during, but no longer than, the continuance thereof."

     Section 2.21.  Amendments to Schedules to the June 22 JVA.

          (a)  Schedules 13.1(a)(viii), 14.1(c), 14.2(a)(iii) and 14.3(a)(iii)
are amended to read in their entirety as set forth in the corresponding schedules to this Amendment.

          (b)  Schedules 14.2(b)(ii), 14.3(b)(ii), 14.4(c) and 14.4(e) referred to in Sections 14.2(b)(ii), 14.3(b)(ii), 14.4(c) and 14.4(e) of the June 22 JVA are attached to this Amendment. The delivery of the foregoing schedules constitutes satisfaction of the obligations of the FT/DT Parties pursuant to
Section 15.36 of the June 22 JVA, and as of the execution of this Amendment, the Review Period shall be terminated.

     Section 2.22. Amendments to Exhibits to the June 22 JVA. As required by the EU and agreed by the Parties, paragraph (b) of Section 5 of Exhibit 15.24 is amended by inserting the following language at the end thereof:

               "Notwithstanding the foregoing or anything in Product Supplement No. 15, the Parties agree that the Phoenix Entities shall not serve as such non-exclusive sales representatives with respect to International Private Lines ('IPLs') from FT or DT, but will act, where appropriate, as a reseller of such IPLs."


                                   ARTICLE 3.

                               ATLAS SIGNING DATE

     Section 3.1.  Atlas Signing Date.  Atlas hereby acknowledges its agreement
(i) to be bound by the terms of the Joint Venture Agreement as amended by this Amendment as a "Party" and as an "FT/DT Party" and (ii) to comply with the obligations imposed by the Joint Venture Agreement as amended by this Amendment on Atlas and Atlas has caused its respective duly authorized officers to execute this Amendment as of the date hereof, which date shall be the "Atlas Signing Date" for purposes of the Joint Venture Agreement. The obligations of FT and DT pursuant to Section 15.12(b) of the June 22 JVA shall be deemed to be satisfied in full upon the due execution by Atlas of this Amendment and the Review Period shall be deemed to have expired.

                                   ARTICLE 4.

                                 MISCELLANEOUS

     Section 4.1. Miscellaneous. For the avoidance of doubt, the Parties hereby confirm that (a) Article 23 as amended by this Amendment and (b) Article 21 apply to this Amendment.

     Section 4.2. Section Numbering. Sections of the June 22 JVA shall be renumbered as necessary as a result of this Amendment and references to such renumbered sections shall be deemed to refer to such sections as renumbered.

     IN WITNESS WHEREOF, Sprint, Sprint Sub, FT, DT and Atlas have caused their respective duly authorized officers to execute this Amendment as of the day and year first above written.


                                    SPRINT CORPORATION



                                    By:  /s/ Don Jensen
                                         ------------------------------
                                    Name: Don Jensen
                                    Title: Secretary



                                    SPRINT GLOBAL VENTURE, INC.



                                    By:  /s/ Don Jensen
                                         ------------------------------
                                    Name: Don Jensen
                                    Title: Vice President



                                    FRANCE TELECOM



                                    By:  /s/ Michel Hirsch
                                         ------------------------------
                                    Name: Michel Hirsch
                                    Title: Executive Vice President

                                    DEUTSCHE TELEKOM AG



                                    By:  /s/ Brigitte Lammers
                                         ------------------------------
                                    Name: Brigitte Lammers
                                    Title: Attorney-in-fact


                                    ATLAS TELECOMMUNICATIONS S.A.



                                    By:
                                         ------------------------------
                                    Name:
                                    Title:

                                SCHEDULE 1.1(f)
                               TO AMENDMENT NO. 1
                         TO THE JOINT VENTURE AGREEMENT
                         ------------------------------

                              RESTRICTED SERVICES
                              -------------------

                                      None

                                SCHEDULE 10.5(a)
                               TO AMENDMENT NO. 1
                         TO THE JOINT VENTURE AGREEMENT
                         ------------------------------

                              EXCLUDED BUSINESSES
                              -------------------

                                   [TO COME]

                             SCHEDULE 13.1(a)(viii)
                               TO AMENDMENT NO. 1
                         TO THE JOINT VENTURE AGREEMENT
                         ------------------------------

                    GOVERNMENTAL APPROVALS RELATING TO ATLAS
                    ----------------------------------------

(Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Atlas Joint Venture Agreement)

     1. Approval of the transfer of the shares of Atlas France to Atlas by the French minister in charge of economic affairs and finance (ministre charge de l'economie et des finances) and the French minister in charge of posts and telecommunications (ministre charge des postes et des telecommunications) pursuant to Article 32 of the Cahier des Charges of FT, as approved by decret n'90-1213 of December 29, 1990.

     2. Prior approval of the proposed investment of Atlas in Atlas France by the French minister in charge of economic affairs and finance (ministre charge de l'economie et des finances) for the purpose of
          Article 12 of decret n-89-938 of December 29, 1989.

                                 SCHEDULE 14.1(c)
                               TO AMENDMENT NO. 1
                         TO THE JOINT VENTURE AGREEMENT
                         ------------------------------

                         SPRINT GOVERNMENTAL APPROVALS
                         -----------------------------

     1. Notification pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of all applicable waiting periods thereunder and any extensions thereof.

     2.   Exemption by the Commission of the European Communities, pursuant to
          Article 85(3) of the Treaty of Rome, of the Joint Venture Agreement and each other Operative Agreement and the Transactions from the operation of Article 85(1) of the Treaty of Rome.

     3. The approval of the Bundeskartellamt to carry out the transactions contemplated by the Atlas Joint Venture Documents.

     4.   The approval of the Bundeskartellamt to carry out the Transactions.

     5. An exemption from the Commission of the European Communities pursuant to Article 85(3) of the Treaty of Rome exempting the transactions contemplated by the Atlas Joint Venture Documents from the operation of Article 85(1) of the Treaty of Rome.

                             SCHEDULE 14.2(a)(iii)
                               TO AMENDMENT NO. 1
                         TO THE JOINT VENTURE AGREEMENT
                         ------------------------------

                           FT GOVERNMENTAL APPROVALS
                           -------------------------

     1. Notification pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of all applicable waiting periods thereunder and any extensions thereof.

     2. An exemption from the Commission of the European Communities pursuant to Article 85(3) of the Treaty of Rome exempting this Agreement, each other Operative Agreement and the Transactions from the operation of
          Article 85(1) of the Treaty of Rome.

     3. The approval of the Bundeskartellamt to carry out the transactions contemplated by the Atlas Joint Venture Documents.

     4.   The approval of the Bundeskartellamt to carry out the Transactions.

     5. An exemption from the Commission of the European Communities pursuant to Article 85(3) of the Treaty of Rome exempting the transactions contemplated by the Atlas Joint Venture Documents from the operation of Article 85(1) of the Treaty of Rome.

                              SCHEDULE 14.2(b)(ii)
                               TO AMENDMENT NO. 1
                         TO THE JOINT VENTURE AGREEMENT
                         ------------------------------

                                FT GOVERNMENTAL
                          APPROVALS RELATING TO ATLAS
                          ---------------------------

     1. An exemption from the Commission of the European Communities, pursuant to Article 85(3) of the Treaty of Rome, exempting the Atlas Joint Venture Documents and the transactions contemplated thereby from the operation of Article 85(1) of the Treaty of Rome.

     2. The approval of the Bundeskartellamt to carry out the transactions contemplated by the Atlas Joint Venture Documents.

                             SCHEDULE 14.3(a)(iii)
                               TO AMENDMENT NO. 1
                           TO JOINT VENTURE AGREEMENT
                           --------------------------

                           DT GOVERNMENTAL APPROVALS
                           -------------------------

     1. Notification pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of all applicable waiting periods thereunder and any extensions thereof.

     2. An exemption from the Commission of the European Communities pursuant to Article 85(3) of the Treaty of Rome exempting this Agreement, each other Operative Agreement and the Transactions from the operation of
          Article 85(1) of the Treaty of Rome.

     3. The approval of the Bundeskartellamt to carry out the transactions contemplated by the Atlas Joint Venture Documents.

     4.   The approval of the Bundeskartellamt to carry out the Transactions.

     5. An exemption from the Commission of the European Communities pursuant to Article 85(3) of the Treaty of Rome exempting the transactions contemplated by the Atlas Joint Venture Documents from the operation of Article 85(1) of the Treaty of Rome.

                              SCHEDULE 14.3(b)(ii)
                               TO AMENDMENT NO. 1
                         TO THE JOINT VENTURE AGREEMENT
                         ------------------------------

                                DT GOVERNMENTAL
                          APPROVALS RELATING TO ATLAS
                          ---------------------------

     1. An exemption from the Commission of the European Communities, pursuant to Article 85(3) of the Treaty of Rome, exempting the Atlas Joint Venture Documents and the transactions contemplated thereby from the operation of Article 85(1) of the Treaty of Rome.

     2. The approval of the Bundeskartellamt to carry out the transactions contemplated by the Atlas Joint Venture Documents.

                                SCHEDULE 14.4(c)
                               TO AMENDMENT NO. 1
                         TO THE JOINT VENTURE AGREEMENT
                         ------------------------------

                          ATLAS GOVERNMENTAL APPROVALS
                          ----------------------------

     1. An exemption from the Commission of the European Communities, pursuant to Article 85(3) of the Treaty of Rome, exempting this Agreement, each other Operative Agreement and the Transactions from the operation of
          Article 85(1) of the Treaty of Rome.

     2.   The approval of the Bundeskartellamt to carry out the Transactions.

     3. Notification pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of all applicable waiting periods thereunder and any extensions thereof.

     4. The approval of the Bundeskartellamt to carry out the transactions contemplated by the Atlas Joint Venture Documents.

     5. An exemption from the Commission of the European Communities, pursuant to Article 85(3) of the Treaty of Rome, exempting the Atlas Joint Venture Documents and the transactions contemplated thereby from the operation of Article 85(1) of the Treaty of Rome.

                                SCHEDULE 14.4(e)
                               TO AMENDMENT NO. 1
                         TO THE JOINT VENTURE AGREEMENT
                         ------------------------------

                           LITIGATION INVOLVING ATLAS
                           --------------------------

     1.   Proceedings in connection with the Governmental Approvals described in
          Schedule 14.2(b)(ii), Schedule 14.3(b)(ii) and Schedule 14.4(c).

                                 SCHEDULE 22.2
                               TO AMENDMENT NO. 1
                         TO THE JOINT VENTURE AGREEMENT
                         ------------------------------


                             TRANSITION PRINCIPLES
                             ---------------------


     1. From the date it informs the parties of its decision to withdraw from the Joint Venture and until the date which is one year after the date of actual withdrawal from the Joint Venture (such actual date of withdrawal or other termination of the Joint Venture is herein referred to as the "Withdrawal Date"), a withdrawing party shall cooperate fully with the Joint Venture in notifying Joint Venture customers of the change in the relationship between the Joint Venture and the withdrawing party provided, however, that no such notification or public announcement of the withdrawal of a party from the Joint Venture shall be made until the Withdrawal Date, unless an earlier announcement shall be required by law or stock market rules. For purposes of identifying customers under contracts in existence on the Withdrawal Date, (i) if Sprint is the withdrawing party, customers for which Sprint is the Distributing Entity will be considered customers of Sprint with respect to contracts in existence on the Withdrawal Date, (ii) if FT is the withdrawing party, customers for which FT is the Distributing Entity will be considered customers of FT with respect to contracts in existence on the Withdrawal Date, (iii) if DT is the withdrawing party, customers for which DT is the Distributing Entity will be considered customers of DT with respect to contracts in existence on the Withdrawal Date, and (iv) all other customers under contracts in existence on the Withdrawal Date will be considered customers of the Joint Venture.

     2. At the request of the Joint Venture, for a period of one year after the Withdrawal Date, the withdrawing party shall continue to support on a cost reimbursement basis the marketing/sales negotiations of the Joint Venture that are underway at the time of such withdrawal until such time as the Joint Venture secures alternative support capabilities.

     3. Article 10 of the JVA (noncompete) shall cease to apply to a withdrawing party after the Withdrawal Date. During the one-year period after the Withdrawal Date, the withdrawing party shall not offer products or services to customers of the Joint Venture in competition with the Joint Venture or offer products or services in competition with the Joint Venture to prospective customers of the

          Joint Venture with which the Joint Venture has engaged in confidential communications or negotiations prior to the Withdrawal Date. In addition, during such period, neither the Joint Venture nor any non-withdrawing party shall offer products or services in competition with the withdrawing party to customers of the withdrawing party. Nothing in this paragraph 3 shall be deemed to prohibit any activities that would be permitted under the noncompete provisions of Article 10 of the JVA were it still in effect during such period. Further, nothing in this paragraph 3 shall be deemed to prohibit a withdrawing party from indirectly offering products or services to such customers or prospective customers of the Joint Venture through another international telecommunications alliance with which the withdrawing party becomes associated following its withdrawal from the Joint Venture; provided, however, that if a party withdraws from the Joint Venture following its default or bankruptcy, such withdrawing party shall not be permitted to compete with the Joint Venture through another international telecommunications alliance during the one-year period after the Withdrawal Date.

     4. The withdrawing party shall continue to support Joint Venture customers in its home country under contracts of the Joint Venture in existence on the Withdrawal Date on the same terms and conditions until the Joint Venture is able to secure alternative support in the home country of the withdrawing party, but in any event for a period which shall continue until the earlier of (i) the "pay back" date of such contracts of the Joint Venture which are supported by the withdrawing party and (ii) the expiration of such contracts of the Joint Venture which are supported by the withdrawing party. The withdrawing party shall also continue to support new sales of Joint Venture products and services, such support not to continue beyond two years after the Withdrawal Date. Similarly, the Joint Venture and each non-withdrawing party shall continue to support the customers of the withdrawing party under contracts of the withdrawing party in existence on the Withdrawal Date on the same terms and conditions until the withdrawing party is able to secure alternative support, but in any event for a period which shall continue until the earlier of
          (i) the "pay back" date of such contracts of the withdrawing party which are supported by the Joint Venture and (ii) the expiration of such contracts of the withdrawing party which are supported by the Joint Venture. The Joint Venture, the withdrawing party and each non-withdrawing party shall use all commercially reasonable efforts to secure such alternative support as promptly as practicable after the Withdrawal Date.

     5. The transition rules with respect to trademarks and intellectual property of a withdrawing party and trademarks and intellectual property of the Joint Venture or the other parties used by the withdrawing party shall be as provided in the Intellectual Property Agreements.

     6. Subject to paragraph 7, all outsourcing, service bureau and similar service and support contracts between the withdrawing party and the Joint Venture shall remain in place on the same terms and conditions at the discretion of the Joint Venture for a period of up to 2 years after the Withdrawal Date to provide for an orderly and timely transition, or for such longer period as may be necessary to permit the Joint Venture to fulfill contracts with customers which are supported by such outsourcing, service bureau and similar service and support arrangements, and the withdrawing party shall cooperate at its own expense during such period in transferring capabilities, processes and systems to alternative support capabilities.

     7. To the extent practicable, the Joint Venture shall have the right to purchase at fair market value the systems, capital equipment and other assets of the withdrawing party and, to the extent permitted by Applicable Law, employ the personnel of the withdrawing party to the extent that such personnel, systems, capital equipment and other assets are dedicated substantially to providing support and services to the Joint Venture under outsourcing or service bureau or similar service and support contracts.

     8. A Plan Action project that can be accounted for separately and that can be transferred to the Joint Venture under the JVA shall be considered an integral part of the Joint Venture, and the Joint Venture shall have the right to buy out the withdrawing party at the time of the withdrawal of such party from the Joint Venture (within the same two-year period and on the same terms as would apply to the buy out rights of a non-Plan Action party with respect to such Plan Action project) and to integrate the Plan Action project into the Joint Venture.

     9. All Affiliation Agreements between the Joint Venture and operating companies (such as National Operations and Public Telephone Operators) in which the withdrawing party may have an equity interest on the Withdrawal Date shall remain in place in accordance with their terms and conditions.

     10. If only one European party is the withdrawing party, the withdrawing European party shall have the rights and obligations of the withdrawing party contained in this Transition Plan. The non-withdrawing European party shall have the rights and obligations of a non-withdrawing party contained in this Transition Plan.